PROSPECTUS SUPPLEMENT
(To Prospectus dated October 9, 2001)

                           $945,607,000 (APPROXIMATE)
              MORGAN STANLEY DEAN WITTER CAPITAL I TRUST 2001-TOP5
                                    as Issuer
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  as Depositor
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                           BEAR, STEARNS FUNDING, INC.
                            as Mortgage Loan Sellers
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-TOP5

                             ----------------------

         Morgan Stanley Dean Witter Capital I Inc. is offering selected classes of its Series 2001-TOP5 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 143 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2001-TOP5 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                             ----------------------

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-25 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

                             ----------------------

          Characteristics of the certificates offered to you include:

                                                                   PASS-THROUGH
                 APPROXIMATE INITIAL      INITIAL PASS-THROUGH         RATE             RATINGS
  CLASS          CERTIFICATE BALANCE             RATE               DESCRIPTION      (MOODY'S/S&P)
----------       -------------------      --------------------     ------------      -------------
Class A-1           $ 126,668,000                5.02%                 Fixed            Aaa/AAA
Class A-2           $ 105,432,000                5.90%                 Fixed            Aaa/AAA
Class A-3           $ 136,593,000                6.16%                 Fixed            Aaa/AAA
Class A-4           $ 517,000,000                6.39%                 Fixed            Aaa/AAA
Class B             $  31,259,000                6.56%                 Fixed             Aa2/AA
Class C             $  28,655,000                6.72%                 Fixed              A2/A

                             ----------------------

         The certificate balances are approximate and may vary by up to 5%.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

         Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc will act as co-lead managers and co-bookrunners with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from Morgan Stanley Dean Witter Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about December 27, 2001. Morgan Stanley Dean Witter Capital I Inc. expects to receive from this offering approximately $949,984,472, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc.

                             ----------------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                December 19, 2001

The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates will be fixed at the respective per annum rates set forth on the cover. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2001-TOP5 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Dean Witter Capital I Inc.

                         ------------------------------

         Morgan Stanley Dean Witter Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                Table Of Contents

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ..............................S-3
Executive Summary........................................................S-6
Summary of Prospectus Supplement.........................................S-7
     What You Will Own...................................................S-7
     Relevant Parties and Dates..........................................S-7
     Offered Certificates................................................S-9
     Information About the Mortgage Pool................................S-16
     Additional Aspects of Certificates.................................S-22
Risk Factors............................................................S-25
Description Of The Offered Certificates.................................S-54
     General............................................................S-54
     Certificate Balances...............................................S-55
     Pass-Through Rates.................................................S-56
     Distributions......................................................S-58
     Optional Termination...............................................S-63
     Advances...........................................................S-64
     Reports to Certificateholders; Available Information ..............S-66
     Example of Distributions...........................................S-69
     The Trustee and the Fiscal Agent...................................S-69
     The Paying Agent, Certificate Registrar and Authenticating Agent ..S-70 Expected Final Distribution Date; Rated Final Distribution Date ...S-71
     Amendments to the Pooling and Servicing Agreement .................S-71
Yield, Prepayment And Maturity Considerations...........................S-72
     General............................................................S-72
     Pass-Through Rates.................................................S-73
     Rate and Timing of Principal Payments..............................S-73
     Unpaid Distributable Certificate Interest..........................S-74
     Losses and Shortfalls..............................................S-74
     Relevant Factors...................................................S-74
     Weighted Average Life..............................................S-75
Description of the Mortgage Pool........................................S-79
     General............................................................S-79
     Material Terms and Characteristics of the Mortgage Loans ..........S-79
     The ARD Loans......................................................S-83
     The A/B Mortgage Loan..............................................S-83
     Assessments of Property Value and Condition........................S-84
     Environmental Insurance............................................S-85
     Additional Mortgage Loan Information...............................S-86
     Standard Hazard Insurance..........................................S-88
     The Sellers........................................................S-89
     Sale of the Mortgage Loans.........................................S-89
     Representations and Warranties.....................................S-89
     Repurchases and Other Remedies.....................................S-91
     Changes In Mortgage Pool Characteristics...........................S-92
Servicing Of The Mortgage Loans.........................................S-92
     General............................................................S-92
     The Master Servicer and Special Servicer...........................S-94
     The Master Servicer................................................S-95
     Events of Default..................................................S-95
     The Special Servicer...............................................S-96
     The Operating Adviser..............................................S-97
     Mortgage Loan Modifications........................................S-98
     Sale of Defaulted Mortgage Loans...................................S-99
     Foreclosures.......................................................S-99
Material Federal Income Tax Consequences...............................S-100
     General...........................................................S-101
     Original Issue Discount and Premium...............................S-102
     Additional Considerations.........................................S-103
Legal Aspects Of Mortgage Loans........................................S-104
     California........................................................S-104
     District of Columbia..............................................S-104
     Minnesota.........................................................S-105
     Florida...........................................................S-105
     Georgia...........................................................S-105
ERISA Considerations...................................................S-106
     Plan Assets.......................................................S-106
     Special Exemption Applicable to the Offered Certificates .........S-107
     Insurance Company General Accounts................................S-108
     General Investment Considerations.................................S-109
Legal Investment.......................................................S-109
Use Of Proceeds........................................................S-109
Plan Of Distribution...................................................S-110
Legal Matters..........................................................S-111
Ratings................................................................S-111
Glossary Of Terms......................................................S-112
APPENDIX  I - Mortgage Pool
     Information  (Tables)...............................................I-1
APPENDIX II - Certain Characteristics
     Of The Mortgage Loans..............................................II-1
APPENDIX III - Significant
             Loan Summaries............................................III-1
APPENDIX IV - Term Sheet.................................................T-1
APPENDIX V - Form of Statement to
           Certificateholders............................................V-1
SCHEDULE A- Rates Used in Determination
           of Class X Pass-Through Rates.................................A-1

                                EXECUTIVE SUMMARY

            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------

                              APPROXIMATE    INITIAL                  APPROXIMATE   WEIGHTED
                                INITIAL       PASS-                    PERCENT OF    AVERAGE   PRINCIPAL
 APPROXIMATE                  CERTIFICATE    THROUGH      RATINGS         TOTAL       LIFE      WINDOW
CREDIT SUPPORT     CLASS        BALANCE       RATE    (MOODY'S/S&P)   CERTIFICATES    (YRS.)   (MONTHS)
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
   15.00%       CLASS A-1     $126,668,000   5.02%       Aaa/AAA        12.16%       3.40        1-59
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
   15.00%       CLASS A-2     $105,432,000   5.90%       Aaa/AAA        10.12%       5.70       59-75
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
   15.00%       CLASS A-3     $136,593,000   6.16%       Aaa/AAA        13.11%       7.40       75-102
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
   15.00%       CLASS A-4     $517,000,000   6.39%       Aaa/AAA        49.62%       9.62      102-119
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
   12.00%       CLASS B       $31,259,000    6.56%        Aa2/AA        3.00%        9.88      119-119
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
    9.25%       CLASS C       $28,655,000    6.72%         A2/A         2.75%        9.88      119-119
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
    8.25%       CLASS D       $10,420,000    6.82%        A3/A-         1.00%        9.88      119-119
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
    6.25%       CLASS E       $20,840,000    6.96%       Baa2/BBB       2.00%        9.88      119-119
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
    5.00%       CLASS F       $13,025,000    7.19%      Baa3/BBB-       1.25%        9.88      119-119
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
 __________     CLASSES G-N   __________     _______    _________       _______    ________   ________
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
 __________     CLASS X-1     __________     _______     Aaa/AAA        ________   ________   ________
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------
 __________     CLASS X-2     __________     _______     Aaa/AAA       __________  ________   ________
--------------- ------------ -------------- --------- --------------- ------------ ---------- -----------

o The notional amount of the Class X-1 Certificates initially will be $1,041,991,908 and the notional amount of the Class X-2 Certificates initially will be $821,189,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates presented in the table are fixed at their respective per annum rates set forth above.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o Each Class N Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.


     -----
           Offered certificates.
     -----
           Certificates not offered pursuant to this
           prospectus supplement.
     -----

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL ................... Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley Dean Witter Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 143 mortgage loans secured by first mortgage liens on 169 commercial, manufactured housing community and multifamily properties.


TITLE OF CERTIFICATES ..... Commercial Mortgage Pass-Through Certificates,
                            Series 2001-TOP5


MORTGAGE POOL.............. The mortgage pool consists of 143 mortgage loans with an aggregate principal balance of all mortgage loans as of December 1, 2001, of approximately $1,041,991,908, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.


                            As of December 1, 2001, the balances of the mortgage loans in the mortgage pool ranged from approximately $647,394 to approximately $71,902,542 and the mortgage loans had an approximate average balance of $7,286,657.

                           RELEVANT PARTIES AND DATES

ISSUER...................   Morgan Stanley Dean Witter Capital I Trust
                            2001-TOP5.


DEPOSITOR.................  Morgan Stanley Dean Witter Capital I Inc.


MASTER SERVICER...........  Wells Fargo Bank, National Association.


SPECIAL SERVICER..........  GMAC Commercial Mortgage Corporation.


PRIMARY SERVICERS.........  Principal Capital Management, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC. In addition, Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage loans sold to the trust by Wells Fargo Bank, National Association, Morgan Stanley Dean Witter Mortgage Capital Inc. and Bear, Stearns Funding, Inc.


TRUSTEE...................  LaSalle Bank National Association, a national banking association.


FISCAL AGENT..............  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.


PAYING AGENT..............  Wells Fargo Bank Minnesota, National Association,
                            which will also act as the certificate registrar. See "Description of the Certificates--The Paying Agent" in this prospectus supplement.

OPERATING ADVISER.........  The holders of certificates representing more than
                            50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be GMAC Institutional Advisors LLC.


SELLERS...................  Principal Commercial Funding, LLC, as to 31 mortgage loans, representing 31.6% of the initial outstanding pool balance.

                            Morgan Stanley Dean Witter Mortgage Capital Inc., as to 20 mortgage loans, representing 27.6% of the initial outstanding pool balance.

                            Wells Fargo Bank, National Association, as to 75 mortgage loans, representing 27.5% of the initial outstanding pool balance.

                            Bear, Stearns Funding, Inc., as to 17 mortgage loans, representing 13.3% of the initial outstanding pool balance.


UNDERWRITERS..............  Morgan Stanley & Co. Incorporated, Bear, Stearns &
                            Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.


CUT-OFF DATE..............  December 1, 2001. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in December 2001 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on December 1, 2001, not the actual day on which such scheduled payments were due.


CLOSING DATE..............  On or about December 27, 2001.


DISTRIBUTION DATE.........  The 15th day of each month, or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing in January 2002.


RECORD DATE...............  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                             -------------- ---------------------
EXPECTED FINAL DISTRIBUTION
  DATES ....................    Class A-1    November 15, 2006
                             -------------- ---------------------
                                Class A-2    March 15, 2008
                             -------------- ---------------------
                                Class A-3    June 15, 2010
                             -------------- ---------------------
                                Class A-4    November 15, 2011
                             -------------- ---------------------
                                 Class B     November 15, 2011
                             -------------- ---------------------
                                 Class C     November 15, 2011
                             -------------- ---------------------

                            The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION
  DATE .................... As to each class of certificates, the distribution date in October 2035.

                              OFFERED CERTIFICATES

GENERAL.................... Morgan Stanley Dean Witter Capital I Inc. is
                            offering the following six (6) classes of its Series 2001-TOP5 Commercial Mortgage Pass-Through
                            Certificates:

                            o Class A-l
                            o Class A-2
                            o Class A-3
                            o Class A-4
                            o Class B
                            o Class C

                            The entire series will consist of a total of twenty-one (21) classes, the following fifteen (15) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE........ Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                            ------------- ------------------------------------
                               Class A-1   $126,668,000 Certificate Balance
                            ------------- ------------------------------------
                               Class A-2   $105,432,000 Certificate Balance
                            ------------- ------------------------------------
                               Class A-3   $136,593,000 Certificate Balance
                            ------------- ------------------------------------
                               Class A-4   $517,000,000 Certificate Balance
                            ------------- ------------------------------------
                                Class B     $31,259,000 Certificate Balance
                            ------------- ------------------------------------
                                Class C     $28,655,000 Certificate Balance
                            ------------- ------------------------------------

                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                            The Class X-1 Certificates and the Class X-2
                            Certificates, which are private certificates, will not have certificate balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates at any time on or before the distribution date occurring in April 2005 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component

                            (as defined herein) and the certificate balances of the Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time. The notional amount of the Class X-2 Certificates at any time after the distribution date occurring in April 2005 and on or before the distribution date occurring in December 2008 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-4B Component (as defined herein) and the certificate balances of the Class B and Class C Certificates outstanding from time to time. After that distribution date, the notional amount of the Class X-2 Certificates will be equal to zero. Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any Component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in December 2008.

PASS-THROUGH RATES........  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the initial pass-through rates for each class of offered certificates:


                            ------------- ------------------------------------
                               Class A-1   5.02% (Fixed)
                            ------------- ------------------------------------
                               Class A-2   5.90% (Fixed)
                            ------------- ------------------------------------
                               Class A-3   6.16% (Fixed)
                            ------------- ------------------------------------
                               Class A-4   6.39% (Fixed)
                            ------------- ------------------------------------
                                Class B    6.56% (Fixed)
                            ------------- ------------------------------------
                                Class C    6.72% (Fixed)
                            ------------- ------------------------------------


                            Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                            The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates presented in the table are fixed at their respective per annum rates set forth above.

                            The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                            The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately 0.36% per annum. The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof, or in the case of the Class A-4 Certificates, the Class A-4A and Class A-4B Components thereof) for such distribution date (weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such distribution date).

                            The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component and Class A-2B Component or, in the case of the Class A-4 Certificates, the Class A-4A Component and Class A-4B Component) will, in general, equal (A) for any distribution date occurring on or before April 2005 (i) the weighted average net mortgage rate for such distribution date minus (ii) (x) in the case of the Class A-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-2A Component, the pass-through rate for such class of Certificates (or such Component) and (y) in the case of the Class A-2B Component, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates and Class D Certificates, the rate per annum corresponding to such distribution date as set forth on Schedule A hereto; (B) for any distribution date occurring after April 2005 and on or before December 2008 (i) the weighted average net mortgage rate for such distribution date minus (ii) (x) in the case of the Class A-1, Class A-2, Class A-3, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-4A Component, the pass-through rate for such class of Certificates (or such Component) and (y) in the case of the Class A-4B Component, Class B Certificates, Class C Certificates, the rate per annum corresponding to such distribution date as set forth on Schedule A hereto; and (C) for any distribution date occurring after December 2008 and any class of Principal Balance Certificates, (i) the weighted average net mortgage rate for such distribution date minus (ii) the pass-through rate for each such class of Certificates. In no event will any Class X-1 Strip Rate be less than zero.

                            The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately 0.85% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal (A) on or before the Distribution Date in April 2005, the weighted average of the Class X-2 Strip Rates for the Class A-2B, Class A-4A and Class A-4B Components and the Class A-3, Class B, Class C and Class D Certificates for such distribution date and (B) after the distribution date in April 2005 the weighted average of the Class X-2 Strip Rates of the Class A-4B Component, the Class B Certificates and the Class C Certificates (in each case, weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such distribution date).

                            The "Class X-2 Strip Rate" in respect of the Class A-2B, Class A-4A and Class A-4B Components, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates for any distribution date (subject to the provision below) will, in general, equal the excess, if any, of (i) the lesser of (x) the rate per annum corresponding to such distribution date as set forth on Schedule A hereto and (y) the weighted average net mortgage rate for such distribution date, over (ii) the pass-through rate of the applicable classes of Certificates or Components referred to above. In no event will any Class X-2 Strip Rate be less than zero.

                            For the purposes of calculating the pass-through rate applicable to the Class X-1 and Class X-2 Certificates for each distribution date and the notional amount of the Class X-2 Certificates, the aggregate certificate balance of the Class A-2 Certificates and the Class A-4 Certificates will each be deemed to consist of two components (each a "Component"), each having the same "pass-through rate" as the Class A-2 Certificates and the Class A-4 Certificates, respectively. The Components will have the initial balances (each a "Component Balance") shown in the table below.


                                                   ---------------------------------------------------
                                                                      A Component
                            ---------------------- ---------------------------------------------------
                              Certificate Class       Component             Component Balance
                            ---------------------- ----------------- ---------------------------------
                                     A-2                 A-2A                   $8,170,000
                                     A-4                 A-4A                  $72,000,000
                            ---------------------- ----------------- ---------------------------------


                                                   ---------------------------------------------------
                                                                      B Component
                            ---------------------- ---------------------------------------------------
                              Certificate Class       Component             Component Balance
                            ---------------------- ----------------- ---------------------------------
                                     A-2                 A-2B                  $97,262,000
                                     A-4                 A-4B                  $445,000,000
                            ---------------------- ----------------- ---------------------------------

                            The Class A-2A and Class A-4A Component Balances will be deemed reduced by the amount of all distributions of principal made to the Class A-2 and Class A-4 Certificates, respectively, until each such Component Balance is reduced to zero. Following such reduction to zero, the Class A-2B and Class A-4B Component Balances will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the certificate balances of the Class A-2 and Class A-4 Certificates, respectively, until each such Component Balance (and each such certificate balance) has been reduced to zero.

                            The pass-through rate applicable to the Class D Certificates will, at all times, be equal to 6.82% per annum. The pass-through rate applicable to the Class E Certificates will, at all times, be equal to the weighted average net mortgage rate minus 0.23%. The pass-through rate applicable to the Class F Certificates will, at all times, be equal to the weighted average net mortgage rate. The pass-through rate applicable to the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to the lesser of 6.00% per annum and the weighted average net mortgage rate.

DISTRIBUTIONS

  A.  AMOUNT AND ORDER
        OF DISTRIBUTIONS... On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:


                                   Step l/Class A and Class X: To interest on
                            Classes A-1, A-2, A-3, A-4, X-1 and X-2, pro rata, in accordance with their interest entitlements.

                                   Step 2/Class A: To the extent of amounts then
                            required to be distributed as principal, (i) first, to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, (ii) second, to the Class A-2 Certificates, until the Class A-2 Certificates are reduced to zero, (iii) third, to the Class A-3 Certificates, until the Class A-3 Certificates are reduced to zero and (iv) fourth, to the Class A-4 Certificates, until the Class A-4 Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes A-1, A-2, A-3 and A-4 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1, A-2, A-3 and A-4, pro rata.

                                   Step 3/Class A and Class X: To reimburse
                            Classes A-1, A-2, A-3 and A-4 and, in respect of interest only, Classes X-1 and X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                   Step 4/Class B: To Class B as follows: (a) to
                            interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                   Step 5/Class C: To Class C in a manner
                            analogous to the Class B allocations of Step 4.

                                   Step 6/Subordinate Private Certificates: In
                            the amounts and order of priority described in this prospectus supplement.


                            Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered Certificates-Distributions" in this prospectus supplement.

  B. INTEREST AND
       PRINCIPAL
       ENTITLEMENTS........ A description of the interest entitlement payable to each Class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                            The Class X Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                            o the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the Pooling and Servicing Agreement) during the related collection period;

                            o all principal prepayments and the principal portion of balloon payments received during the related collection period;

                            o the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and

                            o the principal portion of proceeds of mortgage loan repurchases received during the related collection period.

  C.  PREPAYMENT
        PREMIUMS/YIELD
        MAINTENANCE
        CHARGES...........  The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

     A.  GENERAL..........  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

                                     ------------------------------
                                         Class A-l, Class A-2,
                                         Class A-3, Class A-4
                                            Class X-1* and
                                              Class X-2*
                                     ------------------------------
                                                Class B
                                     ------------------------------
                                                Class C
                                     ------------------------------
                                              Classes D-N
                                     ------------------------------

                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                            AVAILABLE TO YOU AS A HOLDER OF OFFERED
                            CERTIFICATES.

                            *Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1 or Class X-2 Certificates. However, any loan losses will reduce the notional amount of the Class X-1 Certificates and loan losses allocated (i) to the Class A-2B Component, the Class A-3 Certificates, the Class A-4 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates prior to and including the April 2005 distribution date and
                            (ii) to the Class A-4B Component, Class B
                            Certificates and Class C Certificates after the April 2005 distribution date, will reduce the notional amount of the Class X-2 Certificates.

   B.  SHORTFALLS IN
          AVAILABLE FUNDS.. The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

                            o shortfalls resulting from compensation which the special servicer is entitled to receive;

                            o      shortfalls resulting from interest on
                                   advances made by the master servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower;

                            o shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated, extraordinary or default-related expenses of the trust.

                            Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements as described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

   A. GENERAL...........    All numerical information in this prospectus
                            supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of December 1, 2001. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in December 2001 have been deemed received on December 1, 2001.


   B. PRINCIPAL BALANCES..  The trust's primary assets will be 143 mortgage loans with an aggregate principal balance as of December 1, 2001 of approximately $1,041,991,908. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of December 1, 2001, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $647,394 to approximately $71,902,542 and the mortgage loans had an approximate average balance of $7,286,657.


   C. FEE SIMPLE/LEASEHOLD. One hundred thirty-eight (138) mortgage loans, representing 92.5% of the initial outstanding pool balance, are secured by a first mortgage lien on a fee simple estate in an income-producing real property.

                            Three (3) mortgage loans, representing 5.0% of the initial outstanding pool balance, are secured by both a fee and a leasehold interest in an income-producing real property.

                            Two (2) mortgage loans, representing 2.5% of the initial outstanding pool balance, are secured by a first mortgage lien on a leasehold interest in an income-producing real property.

   D. PROPERTY TYPES......  The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                            -------------------- --------------------------------- ------------------
                                                                                       Number of
                                                      Percentage of Initial            Mortgaged
                               Property Type         Outstanding Pool Balance         Properties
                            -------------------- --------------------------------- ------------------
                            Office                             39.0%                       40
                            -------------------- --------------------------------- ------------------
                            Retail                             28.0%                       46
                            -------------------- --------------------------------- ------------------
                            Industrial                         17.3%                       51
                            -------------------- --------------------------------- ------------------
                            Manufactured
                              Housing Community                 7.8%                       14
                            -------------------- --------------------------------- ------------------
                            Multifamily                         7.2%                       13
                            -------------------- --------------------------------- ------------------
                            Self Storage                        0.8%                        5
                            -------------------- --------------------------------- ------------------

   E.  PROPERTY LOCATION... The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                            --------------------------- -------------------------------- -------------
                                                                                          Number of
                                                             Percentage of Initial        Mortgaged
                            Geographic Areas               Outstanding Pool Balance       Properties
                            --------------------------- -------------------------------- -------------
                            California                             30.7%                      64
                            --------------------------- -------------------------------- -------------
                               Southern                            17.2%                      41
                            --------------------------- -------------------------------- -------------
                               Northern                            13.5%                      23
                            --------------------------- -------------------------------- -------------
                            District of Columbia                    7.5%                      2
                            --------------------------- -------------------------------- -------------
                            Minnesota                               7.2%                      8
                            --------------------------- -------------------------------- -------------
                            Florida                                 6.4%                      9
                            --------------------------- -------------------------------- -------------
                            Georgia                                 5.4%                      8
                            --------------------------- -------------------------------- -------------

                            The remaining mortgaged properties are located throughout 24 other states. None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the aggregate principal balance of the mortgage loans, as of December 1, 2001.

   F.  OTHER MORTGAGE
        LOAN FEATURES.....  As of December 1, 2001, the mortgage loans had the following characteristics:

                            o      No scheduled payment of principal and
                                   interest on any mortgage loan was thirty days or more past due, and no mortgage loan had been thirty days or more delinquent in the past year.

                            o Thirteen (13) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three (3) largest groups represent 4.5%, 2.7% and 2.4% respectively, of the initial outstanding pool balance. See Appendix II attached hereto.

                            o Fifty-six (56) of the mortgaged properties, representing 20.3% of the initial outstanding pool balance, are each 100% leased to a single tenant.

                            o All of the mortgage loans bear interest at fixed rates.

                            o      No mortgage loan permits negative
                                   amortization or the deferral of accrued
                                   interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable anticipated repayment date for such loans).

  G.  BALLOON LOANS/ARD
       LOANS............... As of December 1, 2001, the mortgage loans had the following additional characteristics:

                            o One hundred thirty-six (136) of the mortgage loans, representing 96.9% of the initial outstanding pool balance, are "balloon loans" (including the hyperamortizing loans). For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date or anticipated repayment date, as applicable. Of these 136 mortgage loans:

                                   o  Four (4) of the mortgage loans,
                                      representing 6.9% of the initial
                                      outstanding pool balance, are
                                      hyperamortizing loans which provide for
                                      increases in the mortgage rate and/or
                                      principal amortization at a date prior to stated maturity that create an incentive for the related borrower to prepay the loan. These loans are structured this way to encourage the borrowers to repay them in full on or prior to the date (which is prior to its stated maturity date) upon which these increases occur.

                                   o  Four (4) of the mortgage loans,
                                      representing 1.5% of the initial
                                      outstanding pool balance, have
                                      amortization schedules that change during the loan term. See Appendix II attached hereto.

                            o The remaining seven (7) mortgage loans, representing 3.1% of the initial outstanding pool balance, are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

  H.  INTEREST ONLY LOANS.. As of December 1, 2001, the mortgage loans had the following additional characteristics:

                            o Six (6) mortgage loans, representing 6.3% of the initial outstanding pool balance, provide for monthly payments of interest only for their entire respective terms.

                            o Three (3) mortgage loans, representing 6.1% of the initial outstanding pool balance, provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

  I.  PREPAYMENT/DEFEASANCE
         PROVISIONS......   As of December 1, 2001, all of the mortgage loans
                            restricted voluntary principal prepayments as follows:

                            o One hundred thirty-one (131) mortgage loans, representing 78.3% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                            o Eight (8) mortgage loans, representing 11.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for prepayment premiums or yield maintenance charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                            o One (1) mortgage loan, representing 5.3% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lock-out period and following the lock-out period, permits a voluntary principal prepayment or a partial principal prepayment accompanied by a prepayment premium calculated on the basis of a yield maintenance formula.

                            o Two (2) mortgage loans, representing 3.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                            o One (1) mortgage loan, representing 0.7% of the initial outstanding pool balance, provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of (x) a yield maintenance formula and (y) 1.50% of the amount prepaid during the first three payments, 1.25% during the next twelve payments and 1.00% during the next thirteen payments.

                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                            o Six (6) mortgage loans, representing 10.0% of the initial outstanding pool balance, permit the release of a mortgaged property from the lien of the mortgage, if there is a defeasance of a portion of the mortgage loan in connection with such release.

                            o Three (3) mortgage loans, representing 1.7% of the initial outstanding pool balance, permit the release of a portion of the related mortgaged property from the lien of the related mortgage, and a prepayment (with a yield maintenance charge) of a portion of the mortgage loan in connection with such release.

                            o Notwithstanding the above, the mortgage loans generally provide for a maximum period commencing 1 to 13 payment dates prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

                            See Appendix II attached hereto for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above.

  J.  MORTGAGE LOAN RANGES
       AND WEIGHTED
       AVERAGES ........... As of December 1, 2001, the mortgage loans had the following additional characteristics:

       i.   MORTGAGE
             INTEREST
             RATES Mortgage interest rates ranging from 5.850% per annum to 8.500% per annum, and a weighted average mortgage interest rate of 7.241% per annum;


       ii.  REMAINING TERMS Remaining terms to scheduled maturity ranging from
                            31 months to 237 months, and a weighted average remaining term to scheduled maturity of 109 months;


       iii. REMAINING
             AMORTIZATION
             TERMS Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from 77 months to 360 months, and a weighted average remaining amortization term of 316 months;

        iv.  LOAN-TO-VALUE
              RATIOS Loan-to-value ratios ranging from 16.0% to 79.4% and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 61.1%; and


         v.  DEBT SERVICE
              COVERAGE
              RATIOS Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.09x to 6.00x, and a weighted average debt service coverage ratio calculated as described in this prospectus supplement, of 1.64x.
ADVANCES

   A.  PRINCIPAL AND
         INTEREST ADVANCES..Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments for those mortgage loans that are part of the trust. The master servicer will not be required --- to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer also is not required --- to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If this type of advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.


                            For an REO Property, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

   B.  SERVICING ADVANCES.. Subject to a recoverability determination described in this prospectus supplement, the master servicer, trustee and fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.


   C.  INTEREST ON ADVANCES All advances made by the master servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.


   D.  BACK-UP ADVANCES...  If the master servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

   E.  RECOVERABILITY.....  None of the master servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer.

   F.  ADVANCES DURING AN
          APPRAISAL
          REDUCTION
          EVENT ..........  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount of interest required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                            See "Description of the Offered Certificates - Advances" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

                            --------------------------------- ----------------
                                                                   Ratings
                                           Class                 Moody's/S&P
                            --------------------------------- ----------------
                            Classes A-1, A-2, A-3 and A-4          Aaa/AAA
                            --------------------------------- ----------------
                            Class B                                Aa2/AA
                            --------------------------------- ----------------
                            Class C                                 A2/A
                            --------------------------------- ----------------

                            A rating agency may lower or withdraw a security rating at any time.

                            See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......  On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 1% of the initial outstanding pool balance, the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.


DENOMINATIONS.............  The Class A-1, Class A-2, Class A-3 and Class A-4
                            Certificates will be offered in minimum
                            denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........  Your certificates will be registered in the name of
                            Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.


                            You may hold your certificates through:

                            o The Depository Trust Company in the United States; or

                            o      Clearstream Banking or Euroclear in Europe.

                            Transfers within The Depository Trust Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                            We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.

                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS................. Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment conduits" --REMIC I, REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests" in REMIC III. The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued if the interest rate did not increase) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.


                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                            o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.


                            o Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                            o We anticipate that the offered certificates will not be issued with original issue discount.

                            See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY
ACT OF 1974 ............... Subject to the satisfaction of important conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.......... The offered certificates will not constitute
                            "mortgage related --- securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.


                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED
AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE
MORTGAGE LOANS              Payments under the mortgage loans are not insured or
                            guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                            You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                            In limited circumstances, Principal Commercial Funding, LLC, Morgan Stanley Dean Witter Mortgage Capital Inc., Wells Fargo Bank, National Association and Bear, Stearns Funding, Inc., each as mortgage loan seller, may be obligated to repurchase or replace a mortgage loan that it sold to Morgan Stanley Dean Witter Capital I Inc. if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW
TIMELY PAYMENT
ON YOUR
CERTIFICATES                The mortgage loans are secured by various types of
                            income-producing commercial, multifamily and manufactured housing community properties.
                            Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                            One hundred forty (140) mortgage loans, representing 87.1% of the initial outstanding pool balance, were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                            The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                            The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

                            o the age, design and construction quality of the property;

                            o perceptions regarding the safety, convenience and attractiveness of the property;

                            o the proximity and attractiveness of competing properties;

                            o the adequacy of the property's management and maintenance;

                            o increases in operating expenses at the property and in relation to competing properties;

                            o an increase in the capital expenditures needed to maintain the property or make improvements;

                            o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                            o a decline in the financial condition of a major tenant;

                            o      an increase in vacancy rates; and

                            o a decline in rental rates as leases are renewed or entered into with new tenants.

                            Other factors are more general in nature, such as:

                            o      national, regional or local economic
                                   conditions (including plant closings,
                                   military base closings, industry slowdowns and unemployment rates);

                            o local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                            o      demographic factors;

                            o      decreases in consumer confidence;

                            o      changes in consumer tastes and preferences;
                                   and

                            o      retroactive changes in building codes.

                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                            o      the length of tenant leases;

                            o      the creditworthiness of tenants;

                            o      the level of tenant defaults;

                            o the ability to convert an unsuccessful property to an alternative use;

                            o new construction in the same market as the mortgaged property; o rent control laws;

                            o      the number and diversity of tenants;

                            o      the rate at which new rentals occur; and

                            o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                            A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE
USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                Some of the mortgaged properties may not be readily
                            convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                            o converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                            o zoning or other restrictions also may prevent alternative uses.

                            The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN
WHEN THERE IS NO CHANGE
IN CURRENT  OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                            o changes in governmental regulations, fiscal policy, zoning or tax laws;

                            o potential environmental legislation or liabilities or other legal liabilities;

                            o proximity and attractiveness of competing properties;

                            o new construction of competing properties in the same market;

                            o      convertibility of a property to an
                                   alternative use;

                            o      the availability of refinancing; and

                            o      changes in interest rate levels.

TENANT CONCENTRATION
INCREASES THE RISK THAT CASH
FLOW WILL BE INTERRUPTED
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES        A deterioration in the financial condition of a
                            tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty-six
                            (56) of the mortgaged properties, representing 20.3% of the initial outstanding pool balance, are leased to single tenants, and in some cases the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                            o the financial effect of the absence of rental income may be severe;

                            o more time may be required to re-lease the space; and

                            o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                            Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                            For further information with respect to tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY
RESULT IN HIGHER RE-LEASING
COSTS WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES                If a mortgaged property has multiple tenants,
                            re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS            Repayment of mortgage loans secured by retail,
                            office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.
                            Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                            Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Fifty-five (55) of the mortgaged properties, representing approximately 46.5% of the initial outstanding pool balance (excluding multifamily, manufactured housing community, land and self storage properties), as of the cut-off date have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF
LOANS WITH THE SAME OR
RELATED BORROWERS INCREASES
THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS
ON YOUR CERTIFICATES        The effect of mortgage pool loan losses will be more
                            severe:

                            o if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                            o if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                            Thirteen (13) groups of mortgage loans, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent 4.5%, 2.7% and 2.4% respectively of the initial outstanding pool balance.

                            The largest mortgage loan represents 6.9% of the initial outstanding pool balance. The ten largest mortgage loans in the aggregate represent 35.4% of the initial outstanding pool balance. Each of the other mortgage loans represents less than 1.8% of the initial outstanding pool balance.

A CONCENTRATION OF LOANS
WITH THE SAME PROPERTY
TYPES INCREASES THE
POSSIBILITY OF LOSS ON
THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                A concentration of mortgaged property types also can
                            pose increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                            o      office properties represent 39.0%;

                            o      retail properties represent 28.0%;

                            o      industrial properties represent 17.3%;

                            o manufactured housing community properties represent 7.8%;

                            o      multifamily properties represent 7.2%; and

                            o      self storage properties represent 0.8%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED
NUMBER OF LOCATIONS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES        Concentrations of mortgaged properties in geographic
                            areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                            The mortgaged properties are located throughout 28 states and the District of Columbia. In particular, investors should note that approximately 30.7% of the mortgaged properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                            In addition, 7.5%, 7.2%, 6.4%, and 5.4% of the
                            mortgaged properties, based on the initial outstanding pool balance, are located in the District of Columbia, Minnesota, Florida and Georgia, respectively, and concentrations of mortgaged properties, in each case, representing less than 4.0% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION
OF OFFICE PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF
OFFICE PROPERTIES           Forty (40) of the mortgaged properties, representing
                            39.0% of the initial outstanding pool balance, are office properties.

                            A large number of factors affect the value of these office properties, including:

                            o      the quality of an office building's tenants;

                            o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

                            o the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

                            o the desirability of the area as a business location;

                            o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

                            o certain office properties have tenants that are technology and internet start-up companies. Technology and internet start-up companies have recently experienced a variety of circumstances that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to relet the properties. The relative instability of these tenants may have an adverse impact on certain of the properties.

                            Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION
OF RETAIL PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF
RETAIL PROPERTIES           Forty-six (46) of the mortgaged properties,
                            representing 28.0% of the initial outstanding pool balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                            An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. Forty-one (41) of the mortgaged properties, securing 26.9% of the initial outstanding pool balance, are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                            The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                            o      an anchor store's failure to renew its lease;

                            o      termination of an anchor store's lease;

                            o the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

                            o the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                            There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent or to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                            Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF
INDUSTRIAL  PROPERTIES      Fifty-one (51) of the mortgaged properties,
                            representing 17.3% of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                            o reduced demand for industrial space because of a decline in a particular industry segment;

                            o increased supply of competing industrial space because of relative ease in constructing buildings of this type;

                            o      a property becoming functionally obsolete;

                            o      insufficient supply of labor to meet demand;

                            o changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

                            o location of the property in relation to access to transportation;

                            o       suitability for a particular tenant;

                            o       building design and adaptability;

                            o       a change in the proximity of supply sources;
                                    and

                            o       environmental hazards.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED
HOUSING COMMUNITIES         Fourteen (14) of the mortgaged properties,
                            representing 7.8% of the initial outstanding pool balance, are manufactured housing communities. A large number of factors may affect the value and successful operation of these manufactured housing communities, including:

                            o the first mortgage lien encumbers land, but not the individual units which may be located on the land;

                            o competition from other manufactured housing communities and other residential developments (such as apartment buildings and single family homes) in the local market;

                            o the age, appearance, location and reputation of the community;

                            o the ability of management to provide adequate maintenance and insurance;

                            o the types of services and amenities the community provides; and

                            o state and local regulations, including rent control and rent stabilization.

                            The manufactured housing communities are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

                            Some properties within the manufactured housing communities may lease sites to non-permanent recreational vehicles, which occupancy is often very seasonal in nature.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES
IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF
MULTIFAMILY PROPERTIES      Thirteen (13) of the mortgaged properties,
                            representing 7.2% of the initial outstanding pool balance, are multifamily properties.

                            A large number of factors may affect the value and successful operation of these multifamily properties, including:


                            o the physical attributes of the apartment building, such as its age, appearance and construction quality;

                            o      the location of the property;

                            o the ability of management to provide adequate maintenance and insurance;

                            o the types of services and amenities provided at the property;

                            o      the property's reputation;

                            o the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

                            o      the presence of competing properties;

                            o adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

                            o      the tenant mix (such as tenants being
                                   predominantly students or military personnel or employees of a particular business);

                            o state and local regulations (which may limit the ability to increase rents); and

                            o government assistance/rent subsidy programs (which may influence tenant mobility).

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR
CERTIFICATES                The bankruptcy or insolvency of a major tenant, or a
                            number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES        Various environmental laws may make a current or
                            previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage.
                            Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                            The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                            In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES        Except for mortgaged properties securing mortgage
                            loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In some cases a Phase II site assessment was also performed. The applicable mortgage loan seller has either (a) represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. In all cases, the environmental site assessment was a Phase I environmental assessment. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                            Sixty-two (62) mortgaged properties, representing 13.0% of the initial outstanding pool balance, are the subject of a group secured creditor impaired property policy, providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe those policies under "Description of the Mortgage Pool--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                            We cannot assure you, however, that the
                            environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                            o future laws, ordinances or regulations will not impose any material environmental liability; or

                            o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                            Portions of some of the mortgaged properties securing the mortgage loans may include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                            Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE
TO REPAY ITS LOAN ON ITS
MATURITY DATE, YOU
MAY EXPERIENCE A LOSS       One hundred thirty-six (136) mortgage loans,
                            representing 96.9% of the initial outstanding pool balance, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date
                            (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because borrower's ability to repay the loan on its Anticipated Repayment Date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                            o the availability of, and competition for, credit for commercial real estate projects;

                            o      prevailing interest rates;

                            o      the fair market value of the related
                                   mortgaged property;

                            o      the borrower's equity in the related
                                   mortgaged property;

                            o      the borrower's financial condition;

                            o the operating history and occupancy level of the mortgaged property;

                            o      tax laws; and

                            o prevailing general and regional economic conditions.

                            The availability of funds in the credit markets fluctuates over time.

                            Principal Commercial Funding, LLC, Morgan Stanley Dean Witter Mortgage Capital Inc., Wells Fargo Bank, National Association and Bear, Stearns Funding, Inc., each as a mortgage loan seller, and their respective affiliates are not under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS
MAY REDUCE THE CASH FLOW
AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY
ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES                Four (4) mortgage loans, representing 8.3% of the
                            initial outstanding pool balance, currently have additional financing in place which is secured by the mortgaged property related to such mortgage loan. Such mortgage loans include the A/B Mortgage Loan described under "The A/B Mortgage Loan".

                            Seven (7) mortgage loans, representing 4.0% of the initial outstanding pool balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

                            Two (2) of the mortgage loans, representing 2.6% of the initial outstanding pool balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio tests are satisfied.

                            One (1) of the mortgage loans, representing 0.7% of the initial outstanding pool balance, currently has additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

                            We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                            Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                            When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                            Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                            For further information with respect to subordinate and other financing, see Appendix II.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF
THE BORROWER AND THE
ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN       Under the federal bankruptcy code, the filing of a
                            bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                            o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                            o reduce monthly payments due under a mortgage loan;

                            o change the rate of interest due on a mortgage loan; or

                            o otherwise alter the mortgage loan's repayment schedule.

                            Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                            The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                            As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                            A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
BANKRUPTCY REMOTE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                While many of the borrowers have agreed to certain
                            special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT
UPON SUCCESSFUL MANAGEMENT  The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                            o      responding to changes in the local market;

                            o      planning and implementing the rental
                                   structure;

                            o operating the property and providing building services;

                            o      managing operating expenses; and

                            o      assuring that maintenance and capital
                                   improvements are carried out in a timely fashion.

                            Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                            A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                            We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS
MAY NOT BE ENFORCEABLE      Provisions requiring yield maintenance charges or
                            lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

                            Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                The mortgage loans generally do not require the
                            related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES        Although many of the mortgage loans require that
                            funds be put aside for specific reserves, certain mortgage loans do not require any reserves.
                            Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                Title insurance for a mortgaged property generally
                            insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                            o a title insurer will have the ability to pay title insurance claims made upon it;

                            o the title insurer will maintain its present financial strength; or

                            o a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES
SECURING THE MORTGAGE
LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING
AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES        Noncompliance with zoning and building codes may
                            cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                            Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                            Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT
TO MORTGAGED PROPERTIES
SECURING THE MORTGAGE
LOANS COULD ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES           From time to time, there may be condemnations
                            pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.
                            The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR
INADEQUACY OF INSURANCE
COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                The mortgaged properties may suffer casualty losses
                            due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

                            Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                            In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, reinsurance companies (which assume some of the risk of policies sold by primary insurers) may eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies or charge higher premiums for such coverage. If such casualty losses are not covered by standard casualty insurance policies and, the mortgage loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES        Some of the mortgaged properties are covered by
                            blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES        A FIRREA appraisal was conducted in respect of each
                            mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimates of value are the basis of the December 1, 2001 loan-to-value ratios referred to in this prospectus supplement.
                            Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix
                            I and Appendix II hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of December 1, 2001, although we generally have not obtained updates to the appraisals. There is no assurance that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE
LOAN AMORTIZATION MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                As principal payments or prepayments are made on
                            mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT
THE TIMING OF PAYMENTS
AND THE APPLICATION OF
LOSSES ON YOUR
CERTIFICATES                As described in this prospectus supplement, the
                            rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class
                            G, Class F, Class E, Class D, Class C and Class B
                            Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 Certificates, the Class A-2
                            Certificates, the Class A-3 Certificates and the
                            Class A-4 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X
                            Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY
FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT
THE TAX STATUS OF THE TRUST
AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                If the trust acquires a mortgaged property as a
                            result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY
AFFECT THE TIMING OF
PAYMENTS ON YOUR
CERTIFICATES                Some states, including California, have laws
                            prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                Thirteen (13) groups of mortgage loans, the 3
                            largest of which represent 4.5%, 2.7% and 2.4% respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                            The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                In certain jurisdictions, if tenant leases are
                            subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                            Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT
OF ORDINARY BUSINESS
COULD ADVERSELY AFFECT
PAYMENTS ON
YOUR CERTIFICATES           There may be pending or threatened legal proceedings
                            against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO
COMPLIANCE WITH THE
AMERICANS WITH DISABILITIES
ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                Under the Americans with Disabilities Act of 1990,
                            public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act.
                            In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY
HAVE AN ADVERSE EFFECT ON
YOUR CERTIFICATES           Conflicts between various certificateholders. The
                            special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                            The master servicer, any primary servicer, the special servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and the primary servicing agreement each provides that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicers or the special servicer, as applicable. The initial special servicer will be GMAC Commercial Mortgage Corporation; the initial operating adviser will be GMAC Institutional Advisors LLC.

                            Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                            Conflicts between the trust and sellers. The activities of the sellers may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                            Affiliates of the sellers may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES                The yield to maturity on your certificates will
                            depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.
                            For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                            The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                            Voluntary prepayments under some of the mortgage loans require payment of a prepayment premium or a yield maintenance charge unless the prepayment occurs within generally 1 to 13 payments prior to and including the anticipated repayment date or stated maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                            o      the terms of the mortgage loans;

                            o      the length of any prepayment lockout period;

                            o      the level of prevailing interest rates;

                            o      the availability of mortgage credit;

                            o the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, primary servicer or special servicer to enforce the related provisions;

                            o the failure to meet requirements for release of escrows/reserves that result in a prepayment;

                            o the occurrence of casualties or natural disasters; and

                            o      economic, demographic, tax or legal factors.

                            Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                            Although all of the mortgage loans have prepayment protection in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or that involuntary prepayments or repurchases will not occur.

                            Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

THE YIELD ON YOUR
CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON
YOUR CERTIFICATE            The yield on any certificate will depend on (1) the
                            price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                            o      the interest rate for such certificate;

                            o the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                            o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                            o the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

                            o the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                            o the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                            In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS           The rate and timing of delinquencies or defaults on
                            the mortgage loans could affect the following aspects of the offered certificates:

                            o the aggregate amount of distributions on them;

                            o      their yields to maturity;

                            o      their rates of principal payments; and

                            o      their weighted average lives.

                            The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates pro rata and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                            If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                            If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                            Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                            Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER AND THE TRUSTEE
MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES        To the extent described in this prospectus
                            supplement, the master servicer, the trustee or the fiscal agent will be entitled to receive interest at the "Prime Rate" on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.
                            This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES        Leasehold interests under ground leases secure two
                            (2) of the mortgage loans, representing 2.5% of the initial outstanding pool balance. Three (3) mortgage loans, representing 5.0% of the initial outstanding pool balance, are secured by both a fee and leasehold interest in an income-producing real property.

                            Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                            Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                            Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS          In the event of the insolvency of any seller, it is
                            possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                            Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

IMPACT OF RECENT EVENTS
ON THE FINANCIAL MARKETS    On September 11, 2001, the United States was
                            subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates.
                            According to publicly available reports, the financial markets are in part responding to uncertainty with regard to the scope, nature and timing of possible military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth. These disruptions and uncertainties could materially adversely affect the value of, and your ability to resell, your certificates.



LIMITED LIQUIDITY AND
MARKET VALUE MAY
ADVERSELY EFFECT PAYMENTS
ON YOUR CERTIFICATES        Your certificates will not be listed on any
                            securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley &
                            Co. Incorporated, Bear, Stearns & Co. Inc., Goldman,
                            Sachs & Co. and Wells Fargo Brokerage Services, LLC each currently intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates.
                            Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON
A WEIGHTED AVERAGE COUPON
RATE ENTAIL RISKS WHICH
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                The interest rates on the Class E and Class F
                            Certificates are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of those mortgage loans. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net
                            Mortgage Rate". Any class of certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate will fluctuate over the life of those classes of your certificates.

                            In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate will have the effect of reducing the interest rate of your certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

       Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

       The Series 2001-TOP5 Commercial Mortgage Pass-Through Certificates will be issued on or about December 27, 2001 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the Primary Servicers, the paying agent, the fiscal agent and the trustee.

       The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of Morgan Stanley Dean Witter Capital I Inc. under, or assigned to Morgan Stanley Dean Witter Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

       The certificates will be issued on or about December 27, 2001 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after December 1, 2001.

       o The certificates will consist of various classes, to be designated as:

       o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

       o      the Class X-1 Certificates and the Class X-2 Certificates;

       o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates; and

       o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

       The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B and Class C Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

       Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:


                                                   APPROXIMATE
                         INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
        CLASS           CERTIFICATE BALANCE        POOL BALANCE          (MOODY'S/S&P)        CREDIT SUPPORT
        -----           -------------------        ------------          -------------        --------------
      Class A-1             $126,668,000              12.16%                Aaa/AAA                15.00%
      Class A-2             $105,432,000              10.12%                Aaa/AAA                15.00%
      Class A-3             $136,593,000              13.11%                Aaa/AAA                15.00%
      Class A-4             $517,000,000              49.62%                Aaa/AAA                15.00%
      Class B               $ 31,259,000               3.00%                Aa2/AA                 12.00%
      Class C               $ 28,655,000               2.75%                 A2/A                   9.25%


         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution

Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

       The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

       The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in April 2005 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the Certificate Balances of the Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time after the Distribution Date occurring in April 2005 and on or before the Distribution Date occurring in December 2008 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-4B Component (as defined herein) and the Certificate Balances of the Class B and Class C Certificates outstanding from time to time. After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero. Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any Component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in December 2008. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,041,991,908 and $821,189,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

       The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

       The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates for each Distribution Date will be equal to 5.02%, 5.90%, 6.16%, 6.39%, 6.56% and 6.72% per annum, respectively.

       The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.36% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof or, in the case of the Class A-4 Certificates, the Class A-4A and Class A-4B Components thereof) for such Distribution Date (weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such Distribution Date).

       The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component and Class A-2B Component or, in the case of the Class A-4 Certificates, the Class A-4A Component and Class A-4B Component) will, in general, equal (A) for any Distribution Date occurring on or before April 2005
(i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii)
(x) in the case of the Class A-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-2A Component, the Pass-Through Rate for such class of Certificates (or such Component) and (y) in the case of the Class A-2B Component, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates and Class D Certificates, the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto; (B) for any Distribution Date occurring after April 2005 and on or before December 2008 (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class A-2, Class A-3, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-4A Component, the Pass-Through Rate for such class of Certificates (or such Component) and (y) in the case of the Class A-4B Component, Class B Certificates, Class C Certificates, the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto; and (C) for any Distribution Date occurring after December 2008 and any Class of Principal Balance Certificates, (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) the Pass-Through Rate for each such class of Certificates. In no event will any Class X-1 Strip Rate be less than zero.

       The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.85% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal (A) on or before the Distribution Date in April 2005, the weighted average of the Class X-2 Strip Rates for the Class A-2B, Class A-4A and Class A-4B Component and the Class A-3, Class B, Class C and Class D Certificates for such Distribution Date and (B) after the Distribution Date in April 2005, the weighted average of the Class X-2 Strip Rates of the Class A-4B Component, the Class B Certificates and the Class C Certificates (in each case, weighted on the basis of the respective balances of such classes of Certificates or such Component outstanding immediately prior to such Distribution Date).

       The "Class X-2 Strip Rate" in respect of the Class A-2B, Class A-4A and Class A-4B Components, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates for any Distribution Date (subject to the provision below) will, in general, equal the excess, if any, of
(i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and (y) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the Pass-Through Rate of the applicable classes of Certificates or Components referred to above. In no event will any Class X-2 Strip Rate be less than zero.

       For the purposes of calculating the Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for each Distribution Date and the Notional Amount of the Class X-2 Certificates, the aggregate Certificate Balance of the Class A-2 Certificates and the Class A-4 Certificates will each be deemed to consist of two components (each a "Component"), each having the same "Pass-Through Rate" as the Class A-2 Certificates and the Class A-4 Certificates, respectively. The Components will have the initial balances (each a "Component Balance") shown in the table below.

                        --------------------------------------------------
                                           A Component
----------------------- --------------------------------------------------
  Certificate Class        Component            Component Balance
----------------------- ---------------- ---------------------------------
         A-2                 A-2A                   $8,170,000
         A-4                 A-4A                  $72,000,000
----------------------- ---------------- ---------------------------------



                       ---------------------------------------------------
                                          B Component
---------------------- ---------------------------------------------------
  Certificate Class       Component             Component Balance
---------------------- ----------------- ---------------------------------
         A-2                 A-2B                  $97,262,000
         A-4                 A-4B                  $445,000,000
---------------------- ----------------- ---------------------------------

       The Class A-2A and Class A-4A Component Balances will be deemed reduced by the amount of all distributions of principal made to the Class A-2 and A-4 Certificates, respectively, until each such Component Balance is reduced to zero. Following such reduction to zero, the Class A-2B and Class A-4B Component Balances will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the Certificate Balances of the Class A-2 and A-4 Certificates, respectively, until each such Component Balance (and each such Certificate Balance) has been reduced to zero.

       The Pass-Through Rate applicable to the Class D Certificates will equal 6.82% per annum. The Pass-Through Rate applicable to the Class E Certificates will, at all times, be equal to the Weighted Average Net

Mortgage Rate for such Distribution Date minus 0.23%. The Pass-Through Rate applicable to the Class F Certificates will, at all times, be equal to the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to the lesser of 6.00% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

       The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in January 2002. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

       (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

       (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

       (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

       (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 and Class A-2 Certificates;

       (v) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the other Class A Certificates;

       (vi) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

       (vii) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

       (viii) upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

       (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

       (x) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

       (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

       (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

       (xiii) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class D Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates:

       (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

       (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

       (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class N Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period will be distributed by the trustee on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of the Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before April 2005, 87% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 13% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in April 2005, any Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class N Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates pro rata and, solely with respect to losses of interest, to the Class X-1 and Class X-2 Certificates (other than as a reduction of the Notional Amount), pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to advance prepayment or yield maintenance premiums, Excess Interest or default interest, or make any P&I Advances on a B Note.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o      any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

       (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

              (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

              (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

              (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

              (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                     (A)    delinquent 30 to 59 days,

                     (B)    delinquent 60 to 89 days,

                     (C)    delinquent 90 days or more,

                     (D) as to which foreclosure proceedings have been commenced, or

                     (E) as to which bankruptcy proceedings have been commenced;

              (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

              (vi)   as of the related Determination Date:

                     (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                     (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

              (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

              (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

              (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

              (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

              (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

              (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

              (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

              (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

       (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Dean Witter Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Dean Witter Capital I Inc. and anyone Morgan Stanley Dean Witter Capital I Inc. or any Underwriter reasonably designates, the special servicer, the Rating Agencies, and, any Certificateholder.

         The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each rating agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either rating agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Dean Witter Capital I Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o      the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o all officer's certificates delivered to the paying agent since the Closing Date;

o      all accountants' reports delivered to the paying agent since the Closing
       Date;

o      the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent or trustee upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and Morgan Stanley Dean Witter Capital I Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in December 2001:

             The close of business on
             December 1                   (A)      Cut-off Date.
             December 31                  (B)      Record Date for all Classes of Certificates.
             December 2-January 8         (C)      The Collection Period.  The master servicer
                                                   receives Scheduled Payments due after the
                                                   Cut-off Date and any Principal Prepayments
                                                   made after the Cut-off Date and on or prior to
                                                   January 8.
             January 8                    (D)      Determination Date.
             January 14                   (E)      Master Servicer Remittance Date.
             January 15                   (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to January 8, 2002 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of LaSalle National Corporation which is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" by S&P and "Aa2" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency confirmation that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-TOP5. As of June 30, 2001, the trustee had assets of approximately $52 billion. See "Description of the Agreements--Duties of the Trustee", "Description of the Agreements--Matters Regarding the Trustee" and "Description of the Agreements--Resignation and Removal of the Trustee" in the prospectus.

         The trustee will be paid a portion of the Trustee Fee as compensation for its duties under the Pooling and Servicing Agreement.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2001, the fiscal agent had consolidated assets of approximately $520.8 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer. As compensation for the performance of its duties as paying agent, Certificate Registrar and Authenticating Agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the Distribution Date in October 2035.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

o      to cure any ambiguity;

o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC (or the interest represented by the Class N Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision thereof to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto, and no amendment may adversely affect the status of any REMIC (or the interest represented by the Class N Certificates that evidence beneficial ownership of the grantor trust assets) without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC (or the interest represented by the Class N Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the special servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

o adversely affect the status of any REMIC for federal income tax purposes or the interest represented by the Class N Certificate, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o      the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on the Class E and Class F Certificates are based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of those mortgage loans. Accordingly, the yield on the Class E and Class F Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E and Class F Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class N Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from M to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such Class; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance or of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o      summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%           25%          50%           75%         100%
------------------------           ------       ------       ------       -------       -------
Closing Date                        100%         100%          100%         100%         100%
December 2002                        90%          90%          90%           90%          90%
December 2003                        78%          78%          78%           78%          78%
December 2004                        61%          61%          61%           61%          61%
December 2005                        48%          48%          48%           48%          48%
December 2006                        0%           0%            0%           0%           0%
Weighted average life (years)       3.40         3.40          3.39         3.38         3.30

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%           25%          50%           75%         100%
------------------------           ------       ------       ------       -------       -------
Closing Date                         100%         100%          100%         100%         100%
December 2002                        100%         100%          100%         100%         100%
December 2003                        100%         100%          100%         100%         100%
December 2004                        100%         100%          100%         100%         100%
December 2005                        100%         100%          100%         100%         100%
December 2006                         81%          81%          81%           81%          81%
December 2007                         4%           4%            4%           4%           3%
December 2008                         0%           0%            0%           0%           0%
Weighted average life (years)        5.70         5.70          5.69         5.68         5.57

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%           25%          50%           75%         100%
------------------------           ------       ------       ------       -------       -------
Closing Date                         100%         100%          100%         100%         100%
December 2002                        100%         100%          100%         100%         100%
December 2003                        100%         100%          100%         100%         100%
December 2004                        100%         100%          100%         100%         100%
December 2005                        100%         100%          100%         100%         100%
December 2006                        100%         100%          100%         100%         100%
December 2007                        100%         100%          100%         100%         100%
December 2008                         68%          66%          64%           60%          29%
December 2009                         6%           6%            6%           6%           6%
December 2010                         0%           0%            0%           0%           0%
Weighted average life (years)        7.40         7.37          7.33         7.27         7.06

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%           25%          50%           75%         100%
------------------------           ------       ------       ------       -------       -------
Closing Date                         100%         100%          100%         100%         100%
December 2002                        100%         100%          100%         100%         100%
December 2003                        100%         100%          100%         100%         100%
December 2004                        100%         100%          100%         100%         100%
December 2005                        100%         100%          100%         100%         100%
December 2006                        100%         100%          100%         100%         100%
December 2007                        100%         100%          100%         100%         100%
December 2008                        100%         100%          100%         100%         100%
December 2009                        100%         100%          100%         100%         100%
December 2010                         97%          97%          96%           95%          90%
December 2011                         0%           0%            0%           0%           0%
Weighted average life (years)        9.62         9.61          9.59         9.57         9.39

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%           25%          50%           75%         100%
------------------------           ------       ------       ------       -------       -------
Closing Date                        100%         100%          100%         100%         100%
December 2002                       100%         100%          100%         100%         100%
December 2003                       100%         100%          100%         100%         100%
December 2004                       100%         100%          100%         100%         100%
December 2005                       100%         100%          100%         100%         100%
December 2006                       100%         100%          100%         100%         100%
December 2007                       100%         100%          100%         100%         100%
December 2008                       100%         100%          100%         100%         100%
December 2009                       100%         100%          100%         100%         100%
December 2010                       100%         100%          100%         100%         100%
December 2011                        0%           0%            0%           0%           0%
Weighted average life (years)       9.88         9.87          9.84         9.80         9.63

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%           25%          50%           75%         100%
------------------------           ------       ------       ------       -------       -------
Closing Date                        100%         100%          100%         100%         100%
December 2002                       100%         100%          100%         100%         100%
December 2003                       100%         100%          100%         100%         100%
December 2004                       100%         100%          100%         100%         100%
December 2005                       100%         100%          100%         100%         100%
December 2006                       100%         100%          100%         100%         100%
December 2007                       100%         100%          100%         100%         100%
December 2008                       100%         100%          100%         100%         100%
December 2009                       100%         100%          100%         100%         100%
December 2010                       100%         100%          100%         100%         100%
December 2011                        0%           0%            0%           0%           0%
Weighted average life (years)       9.88         9.88          9.88         9.88         9.63

                        DESCRIPTION OF THE MORTGAGE POOL

 GENERAL

         The Mortgage Pool will consist of one hundred forty-three (143) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,041,991,908 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $647,394 to $71,902,542, and the mortgage loans have an average Cut-off Date Balance of $7,286,657. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between June 20, 1994 and November 30, 2001. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         One hundred thirty-eight (138) mortgage loans, representing 92.5% of the Initial Pool Balance, are evidenced by a mortgage note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. Three (3) mortgage loans, representing 5.0% of the Initial Pool Balance, are secured by both a fee and a leasehold interest in an income-producing real property. Two (2) mortgage loans, representing 2.5% of the Initial Pool Balance, are secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred twenty-eight (128) mortgage loans, representing 74.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Fifteen (15) mortgage loans, representing 25.2% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgage loans consist of the following property types:

       o Office - Forty (40) of the mortgaged properties, which secure 39.0% of the Initial Pool Balance, are office properties;

       o Retail - Forty-six (46) of the mortgaged properties, which secure 28.0% of the Initial Pool Balance, are retail properties;

       o Industrial - Fifty-one (51) of the mortgaged properties, which secure 17.3% of the Initial Pool Balance, are industrial properties;

       o Manufactured Housing Community - Fourteen (14) of the mortgaged properties, which secure 7.8% of the Initial Pool Balance, are manufactured housing community properties;

       o Multifamily - Thirteen (13) of the mortgaged properties, which secure 7.2% of the Initial Pool Balance, are multifamily properties;

       o Self Storage - Five (5) mortgaged properties, which secure 0.8% of the Initial Pool Balance, are self storage properties.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, the District of Columbia, Minnesota, Florida and Georgia.

       o Sixty-four (64) mortgaged properties, which secure 30.7% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, forty-one (41) of such mortgaged properties, representing security for 17.2% of the Initial Pool Balance, are located in Southern California, and twenty-three (23) mortgaged properties, representing security for 13.5% of the Initial Pool Balance, are located in Northern California.

       o Two (2) mortgaged properties, representing security for 7.5% of the Initial Pool Balance are located in the District of Columbia;

       o Eight (8) mortgaged properties, representing security for 7.2% of the Initial Pool Balance are located in Minnesota;

       o Nine (9) mortgaged properties, representing security for 6.4% of the Initial Pool Balance are located in Florida; and

       o Eight (8) mortgaged properties, representing security for 5.4% of the Initial Pool Balance are located in Georgia.

Due Dates

         One hundred thirty-six (136) of the mortgage loans, representing 95.3% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. Three (3) mortgage loans, representing 3.2% of the Initial Pool Balance, have a Due Date on the fifth day of each calendar month without any grace period for late payments. Four (4) of the mortgage loans, representing 1.5% of the Initial Pool Balance, have Due Dates on the tenth day of each calendar month without any grace period for late payments. The mortgage loans have various grace periods including one hundred forty-two (142) of the mortgage loans, representing 99.7% of the Initial Pool Balance, with grace periods of either 0 or 5 days and one (1) mortgage loan, representing 0.3% of the Initial Pool Balance, with a grace period of 10 days.

Amortization

         The mortgage loans have the following amortization features:

       o One hundred thirty-six (136) of the mortgage loans, representing 96.9% of the Initial Pool Balance, are Balloon Loans. Four (4) of these mortgage loans, representing 6.9% of the Initial Pool Balance, are ARD Loans and four (4) of these mortgage loans, representing 1.5% of the Initial Pool Balance, have amortization schedules that change during the loan term. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

       o The seven (7) remaining mortgage loans, representing 3.1% of the Initial Pool Balance of the mortgage loans as of December 1, 2001 are fully amortizing and are expected to have less than 5% of the original principal balance as of its respective stated maturity date.

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

       o One hundred thirty-one (131) of the mortgage loans, representing 78.3% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

       o Eight (8) of the mortgage loans, representing 11.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

       o One (1) mortgage loan, representing 5.3% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lock-out period and following the lock-out period, permits a Principal Prepayment or a partial Principal Prepayment accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

       o Two (2) of the mortgage loans, representing 3.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

       o One (1) mortgage loan, representing 0.7% of the Initial Pool Balance, provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of (x) a yield maintenance formula and (y) 1.50% of the amount prepaid during the first three payments, 1.25% during the next twelve payments and 1.00% during the next thirteen payments.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

       o Six (6) of the mortgage loans, representing 10.0% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

       o Three (3) mortgage loans, representing 1.7% of the Initial Pool Balance, permit the release of a portion of the related mortgaged property from the lien of the related mortgage, and a prepayment (with a yield maintenance charge) of a portion of the mortgage loan in connection with such release.

       o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to thirteen (13) payments prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         Four (4) mortgage loans, representing 8.3% of the Initial Pool Balance, currently have additional financing in place which is secured by the mortgaged property related to such mortgage loan. Such mortgage loans include the A/B Mortgage Loan described under "The A/B Mortgage Loan".

         Seven (7) of the mortgage loans, representing 4.0% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

         Two (2) of the mortgage loans, representing 2.6% of the Initial Pool Balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio tests are satisfied.

         One (1) of the mortgage loans, representing 0.7% of the Initial Pool Balance, currently has additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

         Thirteen (13) of the mortgage loans, representing 17.2% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

         Two (2) mortgage loans, representing 6.4% of the Initial Pool Balance, permit the substitution of the related mortgaged property in accordance with the conditions set forth in the related mortgage loan documents.

THE ARD LOANS

         Four (4) of the mortgage loans, representing in the aggregate approximately 6.9% of the Initial Pool Balance, each provides that if the related borrower has not prepaid that mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date shall thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization. The Revised Rate for two (2) of the mortgage loans, representing 3.0% of the Initial Pool Balance, will be equal to the greater of (x) the Treasury Rate plus a spread, which for such loans equals 5.0% per annum or (y) the Initial Rate plus a spread, which for such loans equals 5.0% per annum. The Revised Rate for the other two (2) mortgage loans, representing 4.0% of the Initial Pool Balance, will be equal to, at the lender's discretion, either (x) the greater of (i) the Initial Rate plus a spread, which for such loans is equal to 5.0% per annum and (ii) the Treasury Rate plus a spread, which for such loans equals 5.0% per annum, or, (y) the Initial Rate plus a spread, which for such loans is equal to 2.0%.

THE A/B MORTGAGE LOAN

         With respect to Mortgage Loan No. 1 (the "A/B Mortgage Loan"), representing 6.9% of the Initial Pool Balance, the mortgage on the related mortgaged property also secures a subordinated B Note, which had an original principal balance of $19,132,924. The A Note is included in the trust; the B
Note is owned by a third party unaffiliated with the mortgage loan sellers and is not an asset of the trust. The A/B Mortgage Loan and the related B Note will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the mortgaged property securing the related A Note and B Note but will make P&I Advances only in respect of the A Note, and will remit collections on the A Note to or on behalf of the trust.

         With respect to the A/B Mortgage Loan, the holder of the A Note and the holder of the B Note entered into an intercreditor agreement. The intercreditor agreement provides for the following:

       o the right of the holder of the B Note to receive payments of principal and interest is at all times subordinate to the rights of the holder of the A Note to receive payments of principal and interest;

       o prior to an event of default under the A/B Mortgage Loan, the holder of the B Note will generally be entitled to receive its scheduled payments of principal and interest after the holder of the A Note receives its scheduled payments of principal and interest (other than default interest);

       o upon the occurrence and continuance of an event of default, the holder of the B Note will not be entitled to receive payments of principal and interest until the holder of the A Note receives all its accrued scheduled interest (other than default interest) and outstanding principal in full (and lender advances are fully repaid);

       o the holder of the B Note has the option to cure a default of the borrower under the A Note within 10 days after the expiration of any grace period (this cure option may only be exercised for up to 3 consecutive months (each such exercise for up to 3 consecutive months, a "Cure Event"), provided that no more than 6 Cure Events may be exercised);

       o the holder of the B Note has the option of purchasing the A Note from the trust (a) during any cure period for which the holder of the B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the A/B Mortgage Loan is a Specially Serviced Mortgage Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property has occurred. The purchase price will generally equal the outstanding principal balance of the A Note, together with accrued and unpaid interest thereon, excluding default interest, any unreimbursed Advances, together with unreimbursed interest thereon, relating to the A/B Mortgage Loan, any expenses incurred in enforcing the related loan documents, any costs not reimbursed to the holder of the A Note and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees; and

       o the master servicer or the special servicer, as the case may be, is, subject to the servicing standard, required to consult with the holder of the B Note (and in some circumstances obtain the consent of the holder of the B Note) prior to taking certain actions with respect to the A/B Mortgage Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the A/B Mortgage Loan, acceptance of a discounted payoff of either the A Note or B Note and any waiver of a "due-on-sale" or "due-on-encumbrance" clause (but may, in its sole discretion, reject any advice, direction or failure to consent of such holder of the B Note).

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of fifty-four (54) mortgaged properties, representing 8.2% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. In the case of eight (8) mortgaged properties, representing 4.8% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a separate group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by the policies has a Cut-off Date Balance in excess of $15,952,276. The premiums for all the environmental policies have been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, each group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

       o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

       o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

       o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         Each secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for fifty-four (54) of the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $3,500,000 for fifty-four (54) of the mortgaged properties, or 125% of the applicable loan balance for eight (8) of the mortgaged properties, and the total claims under each group policy is subject to a maximum, which for the fifty-four (54) mortgaged properties may not exceed $17,200,000, and for the eight (8) mortgaged properties may not exceed $28,875,000. There is no deductible under any policy.

         Each secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policies will be issued by American International Specialty Lines Insurance Company or an affiliate thereof.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

       (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to
              (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

              In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

              Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

              The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

       (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

              The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

              No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

       (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer will, consistent with the Servicing Standard require each borrower to maintain a fire and hazard insurance policy with extended coverage in the manner required under the related mortgage loan. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

       o      the outstanding principal balance of the related mortgage loan;
              and

       o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates.

THE SELLERS

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Capital Management, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

Morgan Stanley Dean Witter Mortgage Capital Inc.

         MSDWMC is a subsidiary of Morgan Stanley Dean Witter & Co. and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Loans was originated or purchased by MSDWMC, and all of the MSDWMC Loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, New York 10036. MSDWMC's telephone number is (212) 761-4700.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

Bear, Stearns Funding, Inc.

         BSFI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a Delaware corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSFI originated all of the BSFI Loans and underwrote all of the BSFI Loans. The principal offices of BSFI are located at 245 Park Avenue, New York, New York 10167. BSFI's telephone number is (212) 272-2000.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Dean Witter Capital I Inc., and Morgan Stanley Dean Witter Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

       (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

       (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

       (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

       (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

       (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

       (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

       (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

       (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

       (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

       (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

       (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

       (12) except in the case of the mortgage loans covered by the secured creditor impaired property policies that we describe above, an environmental site assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Morgan Stanley Dean Witter Capital I Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

       (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

       (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

       (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

       (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

       (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

       (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

       (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Dean Witter Capital I Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

       (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

       If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

       o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

       o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

       o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 85 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or a special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any primary servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

       o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

       o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

       o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicers, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar and Wells Fargo Brokerage Services, LLC, one of the underwriters.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of October 31, 2001, Wells Fargo was responsible for servicing approximately 4,024 commercial and multifamily mortgage loans, totaling approximately $24.4 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

         GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM"), will initially be appointed as special servicer of the mortgage loans. As of November 30, 2001, GMACCM was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $59.6 billion. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         The information set forth herein concerning the special servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Dean Witter Capital I Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred so long as the initial master servicer is on the approved list of commercial mortgage loan servicers maintained by S&P.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

       o      a Special Servicing Fee;

       o      a Workout Fee; and

       o      a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer, will be effective when such servicer has succeeded the special servicer, as successor servicer and such successor servicer has assumed the special servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer, will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

       o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

       o any foreclosure or comparable conversion of the ownership of a mortgaged property;

       o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

       o any determination to bring an REO Property into compliance with applicable environmental laws;

       o any acceptance of substitute or additional collateral for a mortgage loan;

       o      any acceptance of a discounted payoff;

       o      any waiver of a "due on sale" or "due on encumbrance" clause;

       o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

       o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

       o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

       o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

       o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

       o      extend the maturity date of any Specially Serviced Mortgage Loan;
              and/or

       o      accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

       o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

       o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, or (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off).

FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming:

       o      the making of proper elections;

       o the accuracy of all representations made with respect to the mortgage loans;

       o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

       o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

         for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III;
(3) the REMIC Regular Certificates (including the Class N Certificates, but only to the extent of the Class N REMIC Interest represented thereby) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class N Certificates will represent both a REMIC regular interest and beneficial ownership of the assets of the grantor trust.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after

December 31, 1995. See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC

Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         As explained under "Federal Income Tax Consequences--REMICs--Tax-Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus, transfers of a noneconomic REMIC Residual Certificate are disregarded for tax purposes if the transferor either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they came due. A proposed Treasury Regulation (the "Proposed Regulation") would, if finalized in its present form, provide that such a presumption would not apply where the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate exceeds the sum of (1) the present value of any consideration given to the transferee to acquire the noneconomic REMIC Residual Certificate, (2) the present value of the expected future distributions on the noneconomic REMIC Residual Certificate and (3) the present value of the anticipated tax savings associated with holding the noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of making this calculation, the transferor is assumed to pay tax at the highest corporate rate and present values are computed using a discount rate equal to the applicable federal rate, compounded semiannually, unless the transferor can demonstrate that it regularly borrows substantial funds in the course of its business at a lower rate. The Proposed Regulation, if finalized in its present form, would be effective as of February 4, 2000. A subsequently issued revenue procedure (the "Revenue Procedure") would allow the presumption to apply despite the failure to meet the present value test of the Proposed Regulation if (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the transferee is an eligible corporation (as defined in Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy the Revenue Procedure and (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure also provides that if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

         Under certain circumstances, as described under the headings "Federal Income Tax Consequences--Grantor Trust Funds--Information Reporting and Backup Withholding" and "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates. The Economic Growth and Tax Relief Reconciliation Act of 2001 has replaced the 31% backup withholding rate with rates less than or equal to 31%, and the actual backup withholding rate that will apply to a particular payment will depend on when such payment is made.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 30.7% of the Initial Pool Balance), District of Columbia (approximately 7.5% of the Initial Pool Balance), Minnesota (approximately 7.2% of the Initial Pool Balance), Florida (approximately 6.4% of the Initial Pool Balance) and Georgia (approximately 5.4% of the Initial Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

DISTRICT OF COLUMBIA

         Mortgage foreclosure in the District of Columbia is generally accomplished through a power of sale in a deed of trust, rather than through a judicial sale. Upon borrower's default, the creditor directs an appointed trustee to have the property sold and to apply the proceeds to the borrower's obligations. By statute, notice must be given to the borrower 30 days before sale. While there are no statutory requirements for advertising a trustee's sale in the District of Columbia, trustees conducting sales usually require that an advertisement for the sale appear in a newspaper of general circulation. In addition, trustees refuse to conduct a sale unless the borrower is in arrears at least 60 days. After the sale, title passes within the time specified in the advertisement for the sale, typically within 30 days after sale. If the sale proceeds do not cover the debt, the borrower remains liable for the deficiency.

         In early 2001, the District of Columbia's "Protections from Predatory Lending and Mortgage Foreclosure Improvements Act of 2000" (the "Act") became effective. The Act codifies mortgage foreclosure law in the district and seeks to protect certain borrowers from "predatory" lending practices. Among other things, the Act establishes specific requirements for foreclosure procedures and notices and gives a borrower a limited right to require use of insurance proceeds to restore the mortgaged property. It also requires a post-foreclosure audit, where the trustee must collect and deliver several items to the auditor within 90 days after the auction. The trustee may not convey title or disburse sale proceeds until the earliest of (1) the recording of the auditor's report,
(2) 30 days after the auditor has received all the necessary items, or (3) 15 days after the auditor has requested additional materials, if any. The Act was recently suspended in response to concern expressed by lenders regarding the "predatory" lending provisions.

MINNESOTA

         Two methods of mortgage foreclosure are commonly used in Minnesota:
Foreclosure By Advertisement pursuant to Minn. Stat. Ch. 580 and other laws and statutes and Foreclosure By Judicial Action under Minn. Stat. Chs. 582 and 583 and other laws and statutes. Foreclosure By Advertisement is generally quicker and less expensive than Foreclosure by Judicial Action. Foreclosure By Judicial Action is often used in special circumstances, including some instances in which additional remedies beyond the foreclosure itself are being exercised. Actions for the appointment of a receiver to collect and apply rents are often integrated into the foreclosure process. The Foreclosure By Advertisement process can be completed within a nine (9) month period, if a six (6) month period of redemption applies, or within a fifteen (15) month period if a twelve
(12) month period of redemption applies. These time periods can be lengthened to accommodate contest or other factors which might produce delay, and are certain to be lengthened in a Foreclosure By Judicial Action setting to accommodate the additional steps required to be taken as a part of a judicial process.

FLORIDA

         Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

GEORGIA

         Mortgage loans in Georgia are customarily secured by deeds to secure debt and are generally foreclosed pursuant to a private, non-judicial sale under the power of foreclosure remedy contained in the deed to secure debt. Judicial foreclosure is also an available, but rarely exercised, remedy. In the power of sale foreclosure, the lender must provide notice of the sale by advertisement in a newspaper in which sheriff's notices are published in the county in which the property is located once a week for four (4) consecutive weeks immediately preceding the date of sale. The advertisement must contain certain information, including a description of the property and the instrument pursuant to which the sale is being conducted. The foreclosure sale is conducted by the lender or its representatives, must always occur between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of a month (except, if the first Tuesday of a month falls on New Year's Day or Independence Day, then the sale must be conducted on the immediately following Wednesday) and is held on the courthouse steps of the court in which the property is located. At the sale the property is sold to the highest bidder, and the lender may "bid in" the amount of its debt at the sale. The debtor's right of redemption is extinguished by the power of the sale foreclosure. In order to obtain a deficiency judgment for a recourse loan, the lender must first report the foreclosure sale to a judge of the Superior Court of the county in which the property is located within thirty (30) days after the date of sale. The judge will then conduct a "confirmation hearing," notice of which must be served at least five (5) days prior to the hearing on all obligors, and at which hearing evidence must be presented to prove that (a) the real property sold for its "true market value" (which has been interpreted to mean "fair market value") and
(b) the foreclosure sale was conducted in accordance with law. The judge may (a) confirm the sale (in which case the creditor may pursue the deficiency claim in a separate action against the obligors), (b) set the sale aside (in which case the parties are returned to their respective positions immediately prior to the sale and a new foreclosure sale must be conducted) or (c) deny confirmation of the sale and refuse to permit a resale (in which case the sale stands as completed but the creditor may not pursue a deficiency claim against the obligors). Georgia has no "one action" rule or statute.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Morgan Stanley Dean Witter Capital I Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions--" within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

       o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

       o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

       o The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

       o The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2000-58, generally effective for transactions occurring on or after August 23, 2000) set forth the following five general conditions which must be satisfied for exemptive relief:

       o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

       o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Inc., S&P or Moody's Investors Service, Inc.;

       o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, each Primary Servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

       o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Dean Witter Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

       o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Dean Witter Capital I Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

       o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

       o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

       o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2000-58, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

       We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Dean Witter Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Dean Witter Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.



          UNDERWRITERS               CLASS A-1    CLASS A-2     CLASS A-3    CLASS A-4    CLASS B      CLASS C
---------------------------------   -----------  -----------   -----------  ------------ ----------- ------------
Morgan Stanley & Co. Incorporated   $50,667,200  $42,172,800   $54,637,200  $206,800,000 $12,503,600 $11,462,000
Bear, Stearn & Co. Inc.             $50,667,200  $42,172,800   $54,637,200  $206,800,000 $12,503,600 $11,462,000
Goldman, Sachs & Co.                $19,000,200  $15,814,800   $20,488,950  $77,550,000  $4,688,850  $4,298,250
Wells Fargo Brokerage Services,LLC  $6,333,400   $5,271,600    $6,829,650   $25,850,000  $1,562,950  $1,432,750
     Total...................       $126,668,000 $105,432,000  $136,593,000 $517,000,000 $31,259,000 $28,655,000

       Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

       The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Dean Witter Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc., will be approximately $949,984,472, plus accrued interest.

       The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

       The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Dean Witter Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about December 27, 2001, which is the fifth business day following the date of pricing of the certificates.

       Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

       The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Morgan Stanley Dean Witter Capital I Inc. is an affiliate of Morgan Stanley & Co. Incorporated, an Underwriter and Morgan Stanley Dean Witter Mortgage Capital Inc., a seller.

                                  LEGAL MATTERS

         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Latham & Watkins, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York. Legal matters will be passed upon for Wells Fargo Bank, National Association by Sidley Austin Brown & Wood, New York, New York, for Principal Commercial Funding, LLC by Dechert, New York, New York, for Morgan Stanley Dean Witter Mortgage Capital Inc. by Latham & Watkins, New York, New York and for Bear, Stearns Funding, Inc. by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from S&P and Moody's.

CLASS                                               MOODY'S            S&P
---------------------------------------------      ---------          ------
Class A-1..................................           Aaa              AAA
Class A-2..................................           Aaa              AAA
Class A-3..................................           Aaa              AAA
Class A-4..................................           Aaa              AAA
Class B....................................           Aa2               AA
Class C....................................           A2                A

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Dean Witter Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Dean Witter Capital I Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A/B Mortgage Loan" means, each mortgage loan, if any, designated as an A/B Mortgage Loan on Appendix II of this prospectus supplement.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

         "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

       o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

       o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

       o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

       o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

       o      the sum of:

       o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

       o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

       o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

       o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

       o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

       o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

       o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

       "Available Distribution Amount" means in general, for any Distribution
Date:

       (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

              o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

              o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

              o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

              o      amounts deposited in the Certificate Account in error;

              o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

              o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement;

       (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

       (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the mortgage note not included in the trust.

         "BSFI" means Bear, Stearns Funding Inc.

         "BSFI Loans" means the mortgage loans that were originated or purchased by BSFI.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means an investor certificateholder, a Person in whose name a certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means December 27, 2001.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note) during the related

Collection Period over (B) Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note) during the same Collection Period but such Compensating Interest shall not in any event exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties.

       "Compensating Interest Payment" means any payment of Compensating
Interest.

       "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related mortgagor in accordance with the terms of the mortgage loan and (if applicable) its related B Note.

       "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

       "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

       "CPR" - See "Constant Prepayment Rate" above.

       "Cut-off Date" means December 1, 2001. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in December 2001 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on December 1, 2001, not the actual day which such scheduled payments were due.

       "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

       "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

       "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

       "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

       "Depositor" means, Morgan Stanley Dean Witter Capital I Inc.

       "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

              o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

              o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicers on its behalf) pursuant to the Pooling and Servicing Agreement.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the master servicer is removed from S&P's approved master servicer list and the ratings then assigned by S&P to any classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses
       (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $1,041,991,908.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or B Note, excluding, in each case, any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Morgan Stanley Dean Witter Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid by the applicable mortgage loan seller if such loan is repurchased after the date that is 180 days after the applicable mortgage loan seller receives notice of the breach causing the repurchase.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or B Note or related REO Property, net of expenses and any related Advances and interest thereon.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note.

         "Master Servicing Fee Rate" means 0.02% per annum each month payable with respect to a mortgage loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o      when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Dean Witter Capital I Inc. and the respective seller, as the case may be.

         "Mortgage Pool" means the one hundred forty-three (143) mortgage loans with an aggregate principal balance, as of December 1, 2001, of approximately $1,041,991,908, which may vary by up to 5%.

         "MSDWMC" means Morgan Stanley Dean Witter Mortgage Capital Inc.

         "MSDWMC Loans" means the mortgage loans that were originated or purchased by MSDWMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2002) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate".

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 85-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 85-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of December 1, 2001, between Morgan Stanley Dean Witter Capital I Inc., as depositor, Wells Fargo, as master servicer, GMACCM, as special servicer, the Primary Servicers, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee and Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee and the Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan or B Note.

         "Primary Servicer" means Principal Capital Management, LLC.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B Note or its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any B Note or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related B Note or the related REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and/or (if applicable) its related B Note and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means S&P and Moody's.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

       o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

       o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan or B Note that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

       o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

       o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of such B Note, the holder of the B Note) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans and B Note, and in the case of the A Note and the B Note, the related intercreditor agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any B Note or, if a mortgage loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note); and without regard to:

              i. any other relationship that the master servicer or the special servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor;

              ii. the ownership of any certificate by the master servicer or the special servicer, as the case may be, or any Affiliate thereof;

              iii.   the master servicer's obligation to make Advances; and

              iv. the right of the master servicer (or any Affiliate thereof) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan (other than an A/B Mortgage Loan) as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of any related B Note and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month), (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the special servicer obtained such actual knowledge), and, in the case of either of clauses
       (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o      the closing date for the sale of the certificates is December 27, 2001;

o distributions on the certificates are made on the 15th day of each month, commencing in January 2002;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o      the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance

       Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o      no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs;

o      each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

          "Underwriting Agreement" means that agreement, dated December 19, 2001, entered into by Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "WFB Loans" means the mortgage loans that were originated by Wells Fargo or its affiliates.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   PERCENT BY        WEIGHTED
                                                                                   AGGREGATE        AGGREGATE         AVERAGE
                                                          NUMBER OF             CUT-OFF DATE     CUT-OFF DATE        MORTGAGE
LOAN SELLER                                             MORTGAGE LOANS            BALANCE ($)      BALANCE (%)        RATE (%)
----------------------------------------------------------------------------------------------------------------------------------

Principal Commercial Funding, LLC                             31                 329,403,570             31.6           7.342
Morgan Stanley Dean Witter Mortgage Capital Inc.              20                 287,858,700             27.6           7.363
Wells Fargo Bank, N.A.                                        75                 286,305,581             27.5           7.260
Bear, Stearns Funding, Inc.                                   17                 138,424,057             13.3           6.705
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       143              $1,041,991,908            100.0%          7.241%
==================================================================================================================================


                                                      WEIGHTED                        WEIGHTED        WEIGHTED
                                                       AVERAGE        WEIGHTED         AVERAGE         AVERAGE
                                                     REMAINING         AVERAGE    CUT-OFF DATE         BALLOON
LOAN SELLER                                         TERM (MOS.)        DSCR (x)         LTV (%)         LTV (%)
---------------------------------------------------------------------------------------------------------------
Principal Commercial Funding, LLC                          115            1.51            64.4            53.0
Morgan Stanley Dean Witter Mortgage Capital Inc.            97            1.51            60.9            52.7
Wells Fargo Bank, N.A.                                     120            1.72            59.5            48.5
Bear, Stearns Funding, Inc.                                 96            2.06            57.3            50.1
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     109            1.64x           61.1%           51.3%
===============================================================================================================






CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED    WEIGHTED                    WEIGHTED   WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE     AVERAGE    WEIGHTED         AVERAGE    AVERAGE
                            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING     AVERAGE    CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)    DSCR (x)         LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                   12          10,208,144         1.0         7.586     109            1.83         50.4         41.5
1,000,001 - 2,000,000           35          51,721,420         5.0         7.423     113            1.92         52.8         42.1
2,000,001 - 3,000,000           15          37,617,471         3.6         7.342     136            2.17         50.9         32.6
3,000,001 - 4,000,000            6          21,615,677         2.1         7.414     115            1.39         60.4         50.3
4,000,001 - 5,000,000            8          37,139,572         3.6         7.212     105            1.53         63.8         50.2
5,000,001 - 6,000,000           10          54,499,871         5.2         7.173     120            1.67         58.4         47.2
6,000,001 - 7,000,000           12          77,430,523         7.4         7.214      94            1.71         55.8         45.4
7,000,001 - 8,000,000            9          68,098,574         6.5         7.402     116            1.50         66.1         56.2
8,000,001 - 9,000,000            4          33,874,645         3.3         6.552      89            2.18         55.6         46.6
9,000,001 - 10,000,000           5          47,658,541         4.6         7.180     129            1.52         66.4         56.1
10,000,001 - 15,000,000         11         132,215,659        12.7         7.107     109            1.64         64.7         56.5
15,000,001 - 20,000,000          6         101,080,930         9.7         7.369     127            1.47         65.9         50.1
20,000,001 - 30,000,000          6         153,702,637        14.8         7.273     105            1.51         68.2         61.4
30,000,001 and greater           4         215,128,244        20.6         7.247      96            1.65         56.3         48.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         143      $1,041,991,908      100.0%        7.241%     109           1.64x        61.1%        51.3%
===================================================================================================================================

Minimum: $647,394
Maximum: $71,902,542
Average: $7,286,657

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

--------------------------------------------------------------------------------------------------------------------
                                                                PERCENT BY     WEIGHTED     WEIGHTED
                                                AGGREGATE        AGGREGATE      AVERAGE      AVERAGE    WEIGHTED
                           NUMBER OF         CUT-OFF DATE     CUT-OFF DATE     MORTGAGE    REMAINING     AVERAGE
STATE                 MORTGAGE PROPERTIES      BALANCE ($)      BALANCE (%)     RATE (%)  TERM (MOS.)    DSCR (x)
--------------------------------------------------------------------------------------------------------------------
California                    64              319,751,202          30.7           7.416       116         1.69
District of Columbia           2               78,502,542           7.5           7.482        73         1.69
Minnesota                      8               74,523,346           7.2           6.969        94         1.78
Florida                        9               66,523,244           6.4           7.153       117         1.59
Georgia                        8               56,196,789           5.4           6.927       104         1.80
Colorado                       2               40,772,998           3.9           7.208        76         1.54
New Jersey                     4               40,463,522           3.9           7.236       117         1.40
Arizona                       10               35,541,659           3.4           7.282       114         1.49
Utah                           4               29,660,353           2.8           6.942       103         1.94
Washington                     6               28,633,116           2.7           7.273       119         1.36
Illinois                       4               26,438,688           2.5           6.919       116         1.89
Massachusetts                  3               25,889,505           2.5           7.193       121         1.52
Michigan                       5               25,832,714           2.5           7.168       155         1.49
Texas                          7               24,972,466           2.4           6.796        99         2.14
Nevada                         3               23,051,059           2.2           7.327       101         1.49
Pennsylvania                   1               22,963,688           2.2           6.640       118         1.32
Virginia                       6               18,400,059           1.8           7.331       117         1.52
Ohio                           3               17,498,603           1.7           7.178       116         1.61
Maryland                       2               17,396,240           1.7           7.388       115         1.35
North Carolina                 4               16,672,313           1.6           7.344       119         1.59
New York                       2               14,919,989           1.4           7.382       117         1.31
Indiana                        2                7,403,837           0.7           7.423       117         1.32
Oklahoma                       2                7,248,653           0.7           7.458        89         1.27
Tennessee                      2                6,894,814           0.7           7.484       117         1.46
Iowa                           1                5,289,560           0.5           7.630       117         1.29
Kansas                         2                3,786,260           0.4           7.400       116         2.25
Wisconsin                      1                3,495,913           0.3           7.350       119         1.70
Kentucky                       1                2,397,541           0.2           5.850        59         2.06
Oregon                         1                  871,237           0.1           7.350       116         1.57
--------------------------------------------------------------------------------------------------------------------
TOTAL:                       169           $1,041,991,908         100.0%          7.241%      109         1.64x
====================================================================================================================


----------------------------------------------
                         WEIGHTED     WEIGHTED
                          AVERAGE     AVERAGE
                       CUT-OFF DATE   BALLOON
STATE                     LTV (%)     LTV (%)
----------------------------------------------
California                 57.4        47.3
District of Columbia       53.0        46.9
Minnesota                  59.5        52.0
Florida                    63.7        55.6
Georgia                    60.4        55.7
Colorado                   70.9        66.3
New Jersey                 72.6        62.7
Arizona                    64.4        53.6
Utah                       61.1        54.3
Washington                 58.3        39.5
Illinois                   57.0        49.5
Massachusetts              67.4        54.7
Michigan                   56.9        15.5
Texas                      56.8        52.0
Nevada                     68.2        61.6
Pennsylvania               78.0        67.6
Virginia                   65.7        55.5
Ohio                       65.2        55.4
Maryland                   77.5        68.1
North Carolina             60.1        49.7
New York                   69.8        49.7
Indiana                    74.4        65.2
Oklahoma                   34.7        20.4
Tennessee                  66.0        57.5
Iowa                       77.8        69.2
Kansas                     50.3        42.8
Wisconsin                  61.8        50.1
Kentucky                   61.0        56.7
Oregon                     58.9        47.9
--------------------------------------------
TOTAL:                    61.1%       51.3%
============================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY      WEIGHTED          WEIGHTED
                                                             AGGREGATE        AGGREGATE       AVERAGE           AVERAGE
                                        NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE         REMAINING
PROPERTY TYPE                      MORTGAGE PROPERTIES      BALANCE ($)      BALANCE (%)      RATE (%)       TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------
Office
   Suburban Office                         20              246,420,675          23.6           7.368             112
   Urban Office                            12              121,750,788          11.7           7.320              82
   Medical Office                           6               33,314,461           3.2           7.501             116
   Retail/Office                            2                4,633,095           0.4           7.690             116
----------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                             40             $406,119,018          39.0%          7.368%            103
Retail
   Anchored                                19              180,959,046          17.4           7.214             108
   Regional Mall                            1               55,583,346           5.3           7.000              92
   Shadow Anchored                          9               28,940,863           2.8           7.207             123
   Big Box                                 12               14,875,390           1.4           8.082             155
   Unanchored                               5               10,926,816           1.0           7.213             118
----------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                             46             $291,285,460          28.0%          7.217%            109
Industrial
   Warehouse                               18               88,118,461           8.5           7.217             117
   Light Industrial                        23               68,474,649           6.6           7.348             117
   Flex Industrial                          9               22,733,737           2.2           7.627             115
   Office/Industrial                        1                1,236,306           0.1           7.950             117
----------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                             51             $180,563,153          17.3%          7.323%            117
Manufactured Housing Community
   Manufactured Housing Community          14               81,231,126           7.8           6.736             106
----------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                             14              $81,231,126           7.8%          6.736%            106
Multifamily
   Garden                                   6               45,492,523           4.4           6.782             117
   Low-Rise                                 5               19,891,453           1.9           7.332             117
   Mid-Rise                                 2                9,143,639           0.9           7.030             117
----------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                             13              $74,527,615           7.2%          6.959%            117
Self Storage
   Self Storage                             5                8,265,535           0.8           7.494             134
----------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                              5               $8,265,535           0.8%          7.494%            134
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    169           $1,041,991,908         100.0%          7.241%            109
============================================================================================================================



---------------------------------------------------------------------------
                                                  WEIGHTED        WEIGHTED
                                  WEIGHTED         AVERAGE         AVERAGE
                                   AVERAGE      CUT-OFF DATE       BALLOON
PROPERTY TYPE                      DSCR (x)        LTV (%)         LTV (%)
---------------------------------------------------------------------------
Office
   Suburban Office                  1.64            59.8            48.7
   Urban Office                     1.72            51.9            42.8
   Medical Office                   1.32            71.4            56.5
   Retail/Office                    1.52            62.1            51.1
-------------------------------------------------------------------------
     SUBTOTAL:                      1.64x           58.4%           47.6%
Retail
   Anchored                         1.57            66.1            58.6
   Regional Mall                    1.59            61.8            54.5
   Shadow Anchored                  1.66            59.5            44.3
   Big Box                          1.44            59.1            33.1
   Unanchored                       2.28            48.1            41.7
-------------------------------------------------------------------------
     SUBTOTAL:                      1.60x           63.6%           54.5%
Industrial
   Warehouse                        1.57            65.2            56.2
   Light Industrial                 1.80            58.2            48.0
   Flex Industrial                  1.68            63.5            53.1
   Office/Industrial                1.49            50.5            41.7
-------------------------------------------------------------------------
     SUBTOTAL:                      1.67x           62.2%           52.6%
Manufactured Housing Community
   Manufactured Housing Community   1.82            58.7            51.2
-------------------------------------------------------------------------
     SUBTOTAL:                      1.82x           58.7%           51.2%
Multifamily
   Garden                           1.50            67.5            56.1
   Low-Rise                         1.35            71.0            61.8
   Mid-Rise                         1.79            60.0            58.2
-------------------------------------------------------------------------
     SUBTOTAL:                      1.50x           67.5%           57.8%
Self Storage
   Self Storage                     2.15            49.7            33.4
-------------------------------------------------------------------------
     SUBTOTAL:                      2.15x           49.7%           33.4%
-------------------------------------------------------------------------
TOTAL:                              1.64x           61.1%           51.3%
===========================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE RATES

--------------------------------------------------------------------------------------------------------------------
                                                                    PERCENT BY        WEIGHTED        WEIGHTED
                                                    AGGREGATE        AGGREGATE         AVERAGE         AVERAGE
                           NUMBER OF             CUT-OFF DATE     CUT-OFF DATE        MORTGAGE       REMAINING
MORTGAGE RATE (%)        MORTGAGE LOANS            BALANCE ($)      BALANCE (%)        RATE (%)     TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                   5                  30,283,712          2.9              5.898           59
6.001 - 6.500                   1                  13,410,000          1.3              6.170           84
6.501 - 7.000                  25                 288,245,213         27.7              6.896          111
7.001 - 7.500                  69                 522,921,497         50.2              7.333          109
7.501 - 8.000                  38                 136,514,382         13.1              7.683          118
8.001 - 8.500                   5                  50,617,105          4.9              8.145          100
--------------------------------------------------------------------------------------------------------------------
TOTAL:                        143              $1,041,991,908        100.0%             7.241%         109
====================================================================================================================




---------------------------------------------------------------
                                      WEIGHTED        WEIGHTED
                      WEIGHTED         AVERAGE         AVERAGE
                       AVERAGE    CUT-OFF DATE         BALLOON
MORTGAGE RATE (%)      DSCR (X)         LTV (%)         LTV (%)
---------------------------------------------------------------
5.501 - 6.000             2.89            46.7            44.6
6.001 - 6.500             2.76            46.4            46.4
6.501 - 7.000             1.77            58.9            50.2
7.001 - 7.500             1.56            61.6            50.7
7.501 - 8.000             1.36            68.9            57.7
8.001 - 8.500             1.48            60.0            51.4
---------------------------------------------------------------
TOTAL:                   1.64x           61.1%           51.3%
===============================================================

Minimum: 5.850%
Maximum: 8.500%
Weighted Average Coupon: 7.241%


ORIGINAL TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY        WEIGHTED        WEIGHTED
                                                                   AGGREGATE        AGGREGATE         AVERAGE         AVERAGE
                                               NUMBER OF        CUT-OFF DATE     CUT-OFF DATE        MORTGAGE       REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)      MORTGAGE LOANS       BALANCE ($)      BALANCE (%)        RATE (%)     TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                             7              37,458,608           3.6             6.293            58
61 - 120                                         128             951,797,158          91.3             7.271           108
121 - 180                                          6              47,989,646           4.6             7.329           158
181 - 240                                          2               4,746,495           0.5             7.677           237
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           143          $1,041,991,908         100.0%            7.241%          109
====================================================================================================================================


--------------------------------------------------------------------------------
                                                        WEIGHTED     WEIGHTED
                                          WEIGHTED      AVERAGE      AVERAGE
                                           AVERAGE    CUT-OFF DATE   BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)    DSCR (x)     LTV (%)      LTV (%)
--------------------------------------------------------------------------------
1 - 60                                      2.60         50.5         48.3
61 - 120                                    1.61         61.6         52.7
121 - 180                                   1.48         61.9         30.3
181 - 240                                   1.64         48.3          1.2
-----------------------------------------------------------------------------
TOTAL:                                      1.64x        61.1%        51.3%
=============================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 113 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     PERCENT BY        WEIGHTED        WEIGHTED
                                                                    AGGREGATE         AGGREGATE        AVERAGE         AVERAGE
                                             NUMBER OF           CUT-OFF DATE       CUT-OFF DATE       MORTGAGE       REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS          BALANCE ($)       BALANCE (%)       RATE (%)      TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 60                                           9                 73,457,678             7.0             6.865            56
61 - 120                                       127                928,074,031            89.1             7.269           110
121 - 180                                        5                 35,713,704             3.4             7.215           172
181 - 240                                        2                  4,746,495             0.5             7.677           237
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         143             $1,041,991,908           100.0%            7.241%          109
===================================================================================================================================


---------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED
                                              WEIGHTED         AVERAGE         AVERAGE
                                               AVERAGE    CUT-OFF DATE         BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)       DSCR (x)         LTV (%)         LTV (%)
---------------------------------------------------------------------------------------
1 - 60                                          2.05            59.3            56.3
61 - 120                                        1.61            61.5            52.4
121 - 180                                       1.54            57.4            17.7
181 - 240                                       1.64            48.3             1.2
---------------------------------------------------------------------------------------
TOTAL:                                          1.64x           61.1%           51.3%
=======================================================================================


Minimum: 31 mos.
Maximum: 237 mos.
Weighted Average: 109 mos.




ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY         WEIGHTED         WEIGHTED
                                                                  AGGREGATE        AGGREGATE          AVERAGE          AVERAGE
                                            NUMBER OF           CUT-OFF DATE     CUT-OFF DATE         MORTGAGE        REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)         MORTGAGE LOANS         BALANCE ($)      BALANCE (%)         RATE (%)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Interest Only                                6                 65,806,000            6.3             6.463           94
   40 - 120                                     2                  1,382,436            0.1             7.540          103
   121 - 180                                    4                 20,976,486            2.0             7.205          108
   181 - 240                                   10                 55,469,470            5.3             7.430          108
   241 - 300                                   57                289,753,626           27.8             7.377          105
   301 - 360                                   57                576,310,627           55.3             7.238          109
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     136             $1,009,698,645           96.9%            7.238%         107

FULLY AMORTIZING LOANS
   40 - 120                                     2                  6,479,560            0.6             7.130           90
   121 - 180                                    3                 21,067,207            2.0             7.323          178
   181 - 240                                    2                  4,746,495            0.5             7.677          237
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                       7                $32,293,263            3.1%            7.336%         169
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        143             $1,041,991,908          100.0%            7.241%         109
===================================================================================================================================



--------------------------------------------------------------------------------
                                                        WEIGHTED       WEIGHTED
                                        WEIGHTED         AVERAGE        AVERAGE
                                         AVERAGE      CUT-OFF DATE      BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)        DSCR (x)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------
BALLOON LOANS
   Interest Only                          2.57           48.1            48.1
   40 - 120                               1.27           28.6            20.9
   121 - 180                              1.36           50.2            24.9
   181 - 240                              1.51           55.5            39.2
   241 - 300                              1.65           56.3            46.5
   301 - 360                              1.57           66.5            59.1
--------------------------------------------------------------------------------
SUBTOTAL:                                 1.65x          61.4%           52.9%

FULLY AMORTIZING LOANS
   40 - 120                               1.13           44.9             0.4
   121 - 180                              1.38           57.5             1.7
   181 - 240                              1.64           48.3             1.2
--------------------------------------------------------------------------------
SUBTOTAL:                                 1.37x          53.6%            1.4%
--------------------------------------------------------------------------------
TOTAL:                                    1.64x          61.1%           51.3%
================================================================================

Minimum: 82 mos.
Maximum: 360 mos.
Non-Zero Weighted Average: 321 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------------------------------------
                                                                        PERCENT BY         WEIGHTED       WEIGHTED
                                                       AGGREGATE        AGGREGATE           AVERAGE        AVERAGE
                                       NUMBER OF       CUT-OFF DATE     CUT-OFF DATE       MORTGAGE       REMAINING
REMAINING AMORTIZATION TERM (MOS.)   MORTGAGE LOANS    BALANCE ($)      BALANCE (%)        RATE (%)       TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------
BALLOON
   Interest Only                           6            65,806,000          6.3             6.463              94
   40 - 120                                2             1,382,436          0.1             7.540             103
   121 - 180                               5            27,975,555          2.7             7.435              89
   181 - 240                               9            48,470,401          4.7             7.329             119
   241 - 300                              57           289,753,626         27.8             7.377             105
   301 - 360                              57           576,310,627         55.3             7.238             109
--------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                136        $1,009,698,645         96.9%            7.238%            107

FULLY AMORTIZING LOANS
--------------------------------------------------------------------------------------------------------------------------------
   120 or less                             2             6,479,560          0.6             7.130              90
   121 - 180                               3            21,067,207          2.0             7.323             178
   181 - 240                               2             4,746,495          0.5             7.677             237
--------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                  7           $32,293,263          3.1%            7.336%            169
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                   143        $1,041,991,908        100.0%            7.241%            109
================================================================================================================================



-------------------------------------------------------------------------------
                                      WEIGHTED         AVERAGE         AVERAGE
                                       AVERAGE      CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)     DSCR (x)         LTV (%)        LTV (%)
-------------------------------------------------------------------------------
BALLOON
   Interest Only                        2.57            48.1            48.1
   40 - 120                             1.27            28.6            20.9
   121 - 180                            1.37            49.2            28.8
   181 - 240                            1.53            56.8            39.1
   241 - 300                            1.65            56.3            46.5
   301 - 360                            1.57            66.5            59.1
-------------------------------------------------------------------------------
SUBTOTAL:                               1.65x           61.4%           52.9%

FULLY AMORTIZING LOANS
-------------------------------------------------------------------------------
   120 or less                           1.13           44.9             0.4
   121 - 180                             1.38           57.5             1.7
   181 - 240                             1.64           48.3             1.2
-------------------------------------------------------------------------------
SUBTOTAL:                                1.37x          53.6%            1.4%
-------------------------------------------------------------------------------
TOTAL:                                   1.64X          61.1%           51.3%
===============================================================================


Minimum: 77 mos.
Maximum: 360 mos.
Non-Zero Weighted Average: 316 mos.




DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------
                                                                      PERCENT BY        WEIGHTED        WEIGHTED
                                                      AGGREGATE        AGGREGATE         AVERAGE         AVERAGE
                                    NUMBER OF      CUT-OFF DATE     CUT-OFF DATE        MORTGAGE       REMAINING
DEBT SERVICE COVERAGE RATIO (X)   MORTGAGE LOANS     BALANCE ($)      BALANCE (%)        RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------
1.20 or less                            3           29,953,759            2.9             7.242           147
1.21 - 1.30                            20          119,706,908           11.5             7.472           115
1.31 - 1.40                            30          218,118,397           20.9             7.426           115
1.41 - 1.50                            12           62,517,850            6.0             7.381           102
1.51 - 1.60                            19          176,203,106           16.9             7.289           100
1.61 - 1.70                            16          198,733,201           19.1             7.236           103
1.71 - 1.80                             7           57,462,994            5.5             7.376           122
1.81 or greater                        36          179,295,694           17.2             6.727           104
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                143       $1,041,991,908          100.0%            7.241%          109
======================================================================================================================





--------------------------------------------------------------------------
                                                  WEIGHTED        WEIGHTED
                                  WEIGHTED         AVERAGE        AVERAGE
                                  AVERAGE       CUT-OFF DATE      BALLOON
DEBT SERVICE COVERAGE RATIO (x)   DSCR (x)         LTV (%)        LTV (%)
--------------------------------------------------------------------------
1.20 or less                         1.16            63.1            20.3
1.21 - 1.30                          1.28            68.8            55.9
1.31 - 1.40                          1.35            71.5            61.4
1.41 - 1.50                          1.45            63.8            54.8
1.51 - 1.60                          1.56            62.9            54.6
1.61 - 1.70                          1.65            57.5            48.3
1.71 - 1.80                          1.77            48.1            39.3
1.81 or greater                      2.41            48.6            43.8
--------------------------------------------------------------------------
TOTAL:                              1.64X           61.1%           51.3%
==========================================================================

Minimum: 1.09x
Maximum: 6.00x
Weighted Average: 1.64x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED     WEIGHTED
                                                 AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      WEIGHTED
                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE     MORTGAGE     REMAINING    AVERAGE
LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS       BALANCE ($)    BALANCE (%)     RATE (%)   TERM (MOS.)   DSCR (x)
------------------------------------------------------------------------------------------------------------------
10.1 - 20.0                      1               2,991,086         0.3          6.920         116         6.00
20.1 - 30.0                     10              18,281,465         1.8          6.755          96         3.52
30.1 - 40.0                      6              15,105,271         1.4          7.391         109         1.92
40.1 - 50.0                     23             143,546,393        13.8          7.040         110         1.99
50.1 - 60.0                     33             268,515,351        25.8          7.260         100         1.72
60.1 - 70.0                     41             337,612,813        32.4          7.246         116         1.50
70.1 - 80.0                     29             255,939,529        24.6          7.355         109         1.34
------------------------------------------------------------------------------------------------------------------
Total:                         143          $1,041,991,908       100.0%         7.241%        109         1.64x
==================================================================================================================


------------------------------------------------
                           WEIGHTED    WEIGHTED
                           AVERAGE     AVERAGE
                        CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)    LTV (%)     LTV (%)
------------------------------------------------
10.1 - 20.0                  16.0       14.0
20.1 - 30.0                  27.6       24.8
30.1 - 40.0                  34.9       18.1
40.1 - 50.0                  46.5       35.4
50.1 - 60.0                  55.1       47.7
60.1 - 70.0                  65.0       52.8
70.1 - 80.0                  75.0       66.2
------------------------------------------------
TOTAL:                       61.1%     51.3%
================================================


Minimum: 16.0%
Maximum: 79.4%
Weighted Average: 61.1%


BALLOON LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY        WEIGHTED        WEIGHTED
                                                           AGGREGATE       AGGREGATE         AVERAGE         AVERAGE
                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE       MORTGAGE       REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS         BALANCE ($)      BALANCE (%)       RATE (%)      TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                              24                75,153,276          7.2             7.124             133
30.1 - 40.0                             15                91,430,350          8.8             7.227             118
40.1 - 50.0                             37               251,920,460         24.2             7.208              97
50.1 - 60.0                             34               325,385,253         31.2             7.179             110
60.1 - 70.0                             31               258,150,300         24.8             7.367             114
70.1 - 80.0                              2                39,952,270          3.8             7.379              74
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 143            $1,041,991,908       100.0%             7.241%            109
===============================================================================================================================


--------------------------------------------------------------------------
                                                 WEIGHTED        WEIGHTED
                                 WEIGHTED         AVERAGE         AVERAGE
                                  AVERAGE    CUT-OFF DATE         BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)   DSCR (x)         LTV (%)         LTV (%)
--------------------------------------------------------------------------
0.1 - 30.0                           2.15          43.0            14.2
30.1 - 40.0                          1.79          47.3            35.5
40.1 - 50.0                          1.80          54.3            46.0
50.1 - 60.0                          1.61          62.8            55.0
60.1 - 70.0                          1.36          73.7            65.1
70.1 - 80.0                          1.45          75.2            70.5
--------------------------------------------------------------------------
TOTAL:                              1.64x          61.1%           51.3%
==========================================================================

Minimum: 0.3%
Maximum: 70.7%
Weighted Average: 51.3%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                       DEC-01                DEC-02            DEC-03            DEC-04
---------------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance                      99.33%                87.15%            82.76%            78.77%
Greater of YM at T-Flat and 1.00%              0.00%                 0.00%             4.44%             9.01%
Greater of YM at T+0.25% and 1.00%             0.00%                 6.87%             6.84%             6.84%
Greater of YM at T+0.50% and 1.50%             0.67%                 0.00%             0.00%             0.00%
Greater of YM at T+0.50% and 1.25%             0.00%                 0.65%             0.00%             0.00%
Greater of YM at T+0.50% and 1.00%             0.00%                 0.00%             0.62%             0.00%
YM at T+0.60%                                  0.00%                 5.34%             5.34%             5.38%
Yield Maintenance Total(2)(3)                  0.67%                12.85%            17.24%            21.23%
Open                                           0.00%                 0.00%             0.00%             0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                        100.00%               100.00%           100.00%           100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding              $1,041,991,908        $1,028,869,070    $1,014,632,495      $993,201,578
% Initial Pool Balance                        100.00%               98.74%            97.37%            95.32%
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                       DEC-05                DEC-06            DEC-07            DEC-08
---------------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance                      78.74%                81.89%            88.05%            88.95%
Greater of YM at T-Flat and 1.00%              9.08%                 5.10%             5.55%             4.07%
Greater of YM at T+0.25% and 1.00%             6.80%                 7.24%             0.00%             0.00%
Greater of YM at T+0.50% and 1.50%             0.00%                 0.00%             0.00%             0.00%
Greater of YM at T+0.50% and 1.25%             0.00%                 0.00%             0.00%             0.00%
Greater of YM at T+0.50% and 1.00%             0.00%                 0.00%             0.00%             0.00%
YM at T+0.60%                                  5.38%                 5.77%             6.23%             0.00%
Yield Maintenance Total(2)(3)                 21.26%                18.11%            11.77%             4.07%
Open                                           0.00%                 0.00%             0.18%             6.98%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                        100.00%               100.00%           100.00%           100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                $976,756,007          $895,393,821      $814,113,990      $766,209,413
% Initial Pool Balance                         93.74%                85.93%            78.13%            73.53%
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                       DEC-09                DEC-10            DEC-11            DEC-12
---------------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance                      97.45%                92.37%            100.00%           100.00%
Greater of YM at T-Flat and 1.00%              2.40%                 2.39%             0.00%             0.00%
Greater of YM at T+0.25% and 1.00%             0.00%                 0.00%             0.00%             0.00%
Greater of YM at T+0.50% and 1.50%             0.00%                 0.00%             0.00%             0.00%
Greater of YM at T+0.50% and 1.25%             0.00%                 0.00%             0.00%             0.00%
Greater of YM at T+0.50% and 1.00%             0.00%                 0.00%             0.00%             0.00%
YM at T+0.60%                                  0.00%                 0.00%             0.00%             0.00%
Yield Maintenance Total(2)(3)                  2.40%                 2.39%             0.00%             0.00%
Open                                           0.15%                 5.24%             0.00%             0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                       100.00%               100.00%           100.00%           100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding               $681,793,236          $657,690,086       $24,656,088       $22,340,648
% Initial Pool Balance                        65.43%                63.12%             2.37%             2.14%
---------------------------------------------------------------------------------------------------------------------
NOTES:
(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2)  See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.
(3)  Mortgage Loan Nos. 11 and 43 have been modeled as Yield Maintenance after their lockout periods.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE    MORTGAGE
LOAN NO.    LOAN SELLER(1) PROPERTY NAME(2)                                                  STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1        MSDWMC         Portals Office Building                                           1250 Maryland Avenue, SW
   2        MSDWMC         Apache Mall                                                       333 Apache Drive
   3        WFB            MHC Portfolio - Woodland Hills (I)                                1500 West Thornton Parkway
   4        WFB            MHC Portfolio - Cabana (I)                                        5303 East Twain
   5        WFB            MHC Portfolio - Pickwick Village (I)                              4500 South Clyde Morris Boulevard
   6        WFB            MHC Portfolio - Casa del Sol (I)                                  6960 W. Peoria Avenue
   7        WFB            MHC Portfolio - Windmill Manor (I)                                5320 53rd Avenue East
   8        WFB            MHC Portfolio - Apollo Village (I)                                10701 North 99th Avenue
   9        WFB            MHC Portfolio - Indian Oaks (I)                                   780 Barnes Blvd.
   10       PCF            Great America Technical Center                                    2441 & 2451 Mission College Boulevard
   11       PCF            One & Two Greenwood Plaza                                         6550 & 60 Greenwood Plaza Boulevard
   12       WFB            Great Western Savings Building                                    2150 Shattuck Avenue
   13       PCF            Union Bank Square                                                 500-600 South Main Street
   14       MSDWMC         Lake Mary Centre                                                  3765 Lake Emma Road
   15       PCF            Jacobs Woods                                                      100 Jacobs Hall Lane
   16       PCF            Ryders Crossing Shopping Center                                   300 Ryders Lane
   17       PCF            Cumberland Center I Office Building                               3065 Cumberland Boulevard
   18       MSDWMC         APW Portfolio - North Salt Lake (A)                               500 West 200 North
   19       MSDWMC         APW Portfolio - Champlin (II) (A)                                 11611 Business Park Boulevard
   20       MSDWMC         APW Portfolio - Robinsville (II) (A)                              2 Applegate Drive
   21       MSDWMC         APW Portfolio - Radford (II) (A)                                  1120 Rock Road
   22       MSDWMC         APW Portfolio - Monon (II) (A)                                    924 West State Route 16
   23       MSDWMC         Collins & Aikman Portfolio - Albemarle (III)                      313 Bethany Road
   24       MSDWMC         Collins & Aikman Portfolio - Farmville (III)                      Highway 264 Alternate
   25       MSDWMC         Collins & Aikman Portfolio - Holmesville (III)                    8281 County Road 245
   26       MSDWMC         Collins & Aikman Portfolio - Marshall (III)                       905 Industrial Road
   27       MSDWMC         Collins & Aikman Portfolio - Old Fort (III)                       U.S. Highway 70 East
   28       MSDWMC         Collins & Aikman Portfolio - Springfield (III)                    2409 Industrial Drive
   29       BSFI           Garrison Forest Plaza                                             10315-10379 Reistertown Road
   30       PCF            Gwinnett Pavilion (IV)                                            3905,4020 & 4025 Steve Reynolds
                                                                                               Boulevard
   31       PCF            Town Point Business Park (IV)                                     3200 & 3240 Town Point Dr, 3330 & 3350
                                                                                               West Town Point Dr.
   32       MSDWMC         11645 Wilshire Blvd                                               11645 Wilshire Boulevard
   33       PCF            Schaefer Court II, Rotunda Court II & III, Tokico Building        14555 Rotunda Court;15021&31 & 15203
                                                                                               Commerce Drive South
   34       MSDWMC         South Jordan Marketplace (V)                                      SEC 10400 South Redwood Road
   35       MSDWMC         Legacy Retail Center (V)                                          5600 West 4100 South
   36       BSFI           Danada Square Retail Center                                       NEC of Naperville and Butterfield Roads
   37       BSFI           MacArthur Plaza                                                   7645 North MacArthur Boulevard
   38       PCF            Impath Building                                                   5300 McConnell Avenue
   39       MSDWMC         DelMonte Portfolio - Toppenish (VI)                               49 East Third Avenue
   40       MSDWMC         DelMonte Portfolio - Mendota (VI)                                 347 North 43rd Road
   41       MSDWMC         DelMonte Portfolio - Plover (VI)                                  2801 Eisenhower Avenue
   42       WFB            CCL Industries Building                                           2501 W. Rosecrans Avenue
   43       PCF            Shaw's Plaza Shopping Center                                      340 Pond Street
   44       BSFI           Cinnabar Apartments                                               1580 Almaden Expressway
   45       WFB            Airport Distribution Center                                       1500-1590 South Milliken Avenue
   46       WFB            Smithridge  Plaza Shopping Center                                 5001-5095 S. McCarran Blvd.
   47       BSFI           New Creative Enterprises                                          401 Milford Parkway
   48       MSDWMC         Chandler Office Center                                            55 North Arizona Place
   49       BSFI           Summerhill Plaza                                                  160 Summer Street
   50       PCF            Rianna Apartments                                                 810 12th Avenue
   51       WFB            Lake Forest Shopping Center                                       21731 - 21791 Lake Forest Drive
   52       WFB            1625 Clay Street                                                  1625 Clay Street
   53       BSFI           Countryside Village of Lake Lanier                                4802 Frienship Road
   54       BSFI           Parkside Tower                                                    215 South State Street
   55       WFB            2570 W. El Camino Real                                            2570 W. El Camino Real
   56       PCF            Air Park                                                          1250 -1280 Scottsville Road & 200 -
                                                                                               400 Air Park Drive
   57       WFB            2055 Laurelwood Road                                              2055 Laurelwood Road
   58       MSDWMC         Macy's - Mesa, AZ                                                 4000 Fiesta Mall
   59       PCF            Kelly Square                                                      10777 Main Street
   60       PCF            Amber Grove Apartments                                            Route 70 & Locust Street
   61       WFB            Dunn-Edwards Portfolio - Pasadena (VII)                           3897 E. Colorado Blvd.
   62       WFB            Dunn-Edwards Portfolio - Mission Hills (VII)                      15335 Chatsworth Street
   63       WFB            Dunn-Edwards Portfolio - Hoover (VII)                             2001South Hoover Street
   64       WFB            Dunn-Edwards Portfolio - Camelback (VII)                          233 E. Camelback Road
   65       WFB            Dunn-Edwards Portfolio - West Covina (VII)                        2824 East Garvey Avenue South
   66       WFB            Dunn-Edwards Portfolio - Bell Road (VII)                          3410 West Bell Road
   67       WFB            Dunn-Edwards Portfolio - Glendale (VII)                           501 E. Broadway
   68       WFB            Dunn-Edwards Portfolio - Maywood (VII)                            4869 East Slauson Avenue
   69       WFB            Dunn-Edwards Portfolio - Tucson (VII)                             4320 East Speedway Blvd.
   70       BSFI           Camarillo Business Center                                         770 Paseo Camarillo
   71       BSFI           Gulfstream Harbor Apartments                                      611 East Woodbright Road
   72       PCF            Raia Properties                                                   331 Change Bridge Road
   73       MSDWMC         Compton Renaissance Plaza                                         143 East Compton Boulevard
   74       PCF            Ryan Medical Arts Building                                        2000 North Village Avenue
   75       PCF            Mentor Commons Shopping Center                                    9110-9210 Mentor Avenue
   76       BSFI           601 Indiana Avenue                                                601 Indiana Avenue NW
   77       MSDWMC         PSC of Oklahoma Building                                          202 East 6th Street
   78       MSDWMC         Foothill Plaza Shopping Center                                    763-793 Foothill Boulevard
   79       PCF            Rock Springs & Palm Isle                                          1820 Rock Springs Road & 113 Welch Road
   80       WFB            Inverness Community MHP                                           6230 Lewis Avenue
   81       BSFI           France Place Office                                               3601 Minnesota Drive
   82       WFB            Wapehani Hills Apartments                                         2201 South Oakdale West Drive
   83       MSDWMC         Village Square Shopping Center                                    1405-1481 Palatine Road
   84       PCF            Spirent Communications                                            27349 Agorua Rd
   85       PCF            150 North Hill Drive                                              150 N. Hill Drive
   86       WFB            Canal Office Park                                                 180 & 192 Nickerson Street
   87       BSFI           Landmark Professional Building                                    5249 Duke Street
   88       PCF            Route 1 Retail                                                    444 Broadway (US Route 1)
   89       PCF            Green Hills Office Park                                           2002 Richard Jones Road
   90       WFB            Paramount Industrial Portfolio                                    15225-15237 Texaco Avenue
   91       MSDWMC         Lindale Crossing Shopping Center                                  4840-4870 First Avenue NE
   92       PCF            Mercado Shopping Center                                           11808,28 & 68 Rancho Bernardo Road &
                                                                                               17030 & 90 Bernardo Center Drive
   93       WFB            Enterprise Distribution Center                                    3650-3684 Enterprise Avenue
   94       BSFI           Countryside Village of Gwinnett                                   1125 Horizon Parkway
   95       PCF            West By Northwest Business Park                                   6300 West By Northwest Boulevard
   96       PCF            Boynton Commerce Center II                                        1800 Corporate Drive
   97       BSFI           Frank Russell Building                                            1313 Broadway
   98       WFB            Harbor Division Warehouse                                         920 East Pacific Coast Highway
   99       MSDWMC         Buffalo Office Park                                               2451 S. Buffalo Drive
  100       PCF            Coweta Crossing Shopping Center                                   370 Bullsboro Drive
  101       PCF            Hillside III                                                      900 Enchanted Way
  102       PCF            The Park                                                          1100-70 North Gilbert Street &
                                                                                               2353-73 La Palma Avenue
  103       WFB            TeleTech - Stockton                                               6221 West Lane
  104       WFB            Highland Industrial Center                                        1801 Highland Avenue
  105       WFB            1300 U Street                                                     1300 U Street
  106       PCF            McCullers Crossing Shopping Center                                7945-7987 Fayetteville Road
  107       MSDWMC         Cypress Trust Office Building                                     218 Royal Palm Way
  108       WFB            Agoura Business Center                                            5308-5330 Derry Avenue
  109       WFB            Westco Chemical, Inc.                                             12551-12561 Saticoy Street South
  110       WFB            60 Broadway                                                       60-70 Broadway
  111       WFB            Longs Drugs Alameda                                               931 Marina Village Parkway
  112       WFB            Park Pointe Plaza                                                 12900 Mukilteo Speedway
  113       WFB            Eldorado Business Park                                            1300 & 1310 East Edinger Ave.
  114       WFB            Walgreens--Van Nuys                                               7155 Van Nuys Blvd.
  115       WFB            315 - 321 Castro Street                                           315 - 321 Castro Street
  116       WFB            A Aardvark Self-Storage                                           4490-4550 Murphy Canyon Blvd.
  117       BSFI           Countryside Village of Bowling Green                              936 Shive Lane
  118       WFB            The Malls                                                         711 West 23rd Steet
  119       WFB            Walgreens (Chicago, IL)                                           6809 West Belmont Avenue
  120       WFB            One Medical Center                                                3801 Gaston Avenue
  121       WFB            Ramsey Square                                                     6937 Highway 10
  122       BSFI           Dadeland North Shopping Center                                    6605-6661 South Dixie Highway
  123       WFB            Orange Village Mobile Home Park                                   1540 East Trenton Avenue
  124       WFB            Cala Foods Center                                                 1245 South Van Ness Avenue
  125       WFB            Hayvenhurst Avenue Industrial                                     6910 & 6920 Hayvenhurst Avenue
  126       WFB            Lakeview Court Apartments                                         1901 and 1903 NE 85th Street
  127       WFB            Triangle Self Storage                                             18310 Jefferson Davis Highway
  128       WFB            Secure Computing                                                  4810 Harwood Road
  129       WFB            Toro Building                                                     4144 S. Bullard Avenue
  130       WFB            1084 N. El Camino Real                                            1084 N. El Camino Real
  131       WFB            Monks Place                                                       1511, 1551, 1561, 1571 Monks Avenue
  132       WFB            Las Casitas Apartments                                            20102 SW Birch St.
  133       PCF            Stockbridge Village Shopping Center                               875-903 Highway 138 West
  134       WFB            Imperial Medical Office Center                                    15651 E. Imperial Highway
  135       WFB            Fountain Hills                                                    4385 Fountain Hills Drive
  136       WFB            Signal Hill Industrial Park                                       3300-3322 & 3281-3295 Industry Drive
  137       WFB            The Lofts of Sandcreek                                            1207 Northdale Blvd.
  138       WFB            Santa Rosa Center                                                 320 & 340 Tesconi Circle
  139       WFB            Lackman                                                           9641 Lackman Road
  140       WFB            Sachs Building                                                    2107 Crooks Road
  141       WFB            356-374 South Milpitas Boulevard                                  356 South Milpitas Boulevard
  142       WFB            Riverside Mini Storage                                            2680 E. La Cadena Drive
  143       WFB            Sunrise Court Apartments                                          1185 S. Main Street
  144       WFB            200 W. 140th St                                                   200 W. 140th Street
  145       MSDWMC         Dolphin Portfolio - Victoria, TX (B)                              1309 East Red River Street
  146       MSDWMC         Dolphin Portfolio - Bethany, OK (B)                               7101 NW 23rd Street
  147       WFB            Borregas Avenue                                                   1390-1398 Borregas Avenue
  148       WFB            Bellaire-Hillcroft Mini Storage                                   6117 Edgemoor Drive
  149       WFB            Arcadia Self Storage                                              35 West Huntington Drive
  150       WFB            Dell Avenue                                                       1610 Dell Avenue
  151       WFB            Roosevelt Estates                                                 2915 East Roosevelt Street
  152       WFB            Birchwood Apartments                                              3718 Read Mountain Road
  153       PCF            The Shops At Hamilton Creek                                       2110 Hamilton Creek Parkway
  154       WFB            Stadium Office Park                                               1915 Peters Road
  155       WFB            Auburn Commercial Park                                            4551 - 4555 Auburn Boulevard
  156       WFB            Broadway Industrial Parkway                                       2119 S. Wilson
  157       WFB            Keller Springs Medical Plaza                                      1735 Keller Springs Road
  158       WFB            4125 Blackford Avenue                                             4125 Blackford Avenue
  159       WFB            MacMain Plaza                                                     110-140 W. MacArthur Boulevard
  160       WFB            IPITEK Building                                                   2330 Faraday Avenue
  161       WFB            Park Terrace Mobile Home Park                                     3435 West St. Joseph Hwy.
  162       WFB            111-151 E. Brokaw Road                                            111-151 E. Brokaw Road
  163       WFB            Portola Drive                                                     801 Portola Drive
  164       WFB            Birdneck Shoppes                                                  1091 Norfolk Avenue
  165       WFB            44 West Street                                                    44  West Street
  166       WFB            Grocery Outlet Oregon                                             878 Mollala Avenue
  167       WFB            South Garfield Avenue                                             6711-6725 South Garfield Avenue
  168       WFB            2601 E. Del Amo Blvd                                              2601 East Del Amo Blvd
  169       WFB            Fiske Place                                                       1641 Fiske Place

                           TOTALS/WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.    CITY                         STATE        ZIP CODE      PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------
   1        Washington                     DC           20024       Office
   2        Rochester                      MN           55902       Retail
   3        Thornton                       CO           80260       Manufactured Housing Community
   4        Las Vegas                      NV           89122       Manufactured Housing Community
   5        Port Orange                    FL           32119       Manufactured Housing Community
   6        Peoria                         AZ           85345       Manufactured Housing Community
   7        Bradenton                      FL           34203       Manufactured Housing Community
   8        Peoria                         AZ           85345       Manufactured Housing Community
   9        Rockledge                      FL           32955       Manufactured Housing Community
   10       Santa Clara                    CA           94085       Office
   11       Englewood                      CO           80111       Office
   12       Berkeley                       CA           94704       Office
   13       Orange                         CA           92868       Office
   14       Lake Mary                      FL           32746       Retail
   15       Towamencin                     PA           19446       Multifamily
   16       Milltown                       NJ           08850       Retail
   17       Atlanta                        GA           30339       Office
   18       North Salt Lake                UT           84054       Industrial
   19       Champlin                       MN           55316       Industrial
   20       Robinsville                    NJ           08691       Industrial
   21       Radford                        VA           24141       Industrial
   22       Monon                          IN           47959       Industrial
   23       Albemarle                      NC           28001       Industrial
   24       Farmville                      NC           27828       Industrial
   25       Holmesville                    OH           44663       Industrial
   26       Marshall                       MI           49068       Industrial
   27       Old Fort                       NC           28762       Industrial
   28       Springfield                    TN           37172       Industrial
   29       Owings Mills                   MD           21117       Retail
   30       Norcross                       GA           30093       Industrial
   31       Kennesaw                       GA           30144       Industrial
   32       Los Angeles                    CA           90025       Office
   33       Dearborn                       MI           48120       Office
   34       South Jordan                   UT           84104       Retail
   35       West Valley City               UT           84128       Retail
   36       Wheaton                        IL           60187       Retail
   37       Irving                         TX           75063       Retail
   38       Marina Del Rey                 CA           90066       Office
   39       Toppenish                      WA           98948       Industrial
   40       Mendota                        IL           61342       Industrial
   41       Plover                         WI           54467       Industrial
   42       Compton                        CA           90059       Industrial
   43       Ashland                        MA           01721       Retail
   44       San Jose                       CA           95125       Multifamily
   45       Ontario                        CA           91761       Industrial
   46       Reno                           NV           89502       Retail
   47       Milford                        OH           45150       Industrial
   48       Chandler                       AZ           85225       Office
   49       Kingston                       MA           02364       Retail
   50       Seattle                        WA           98121       Multifamily
   51       Lake Forest                    CA           92630       Retail
   52       Oakland                        CA           94612       Office
   53       Buford                         GA           30518       Manufactured Housing Community
   54       Salt Lake City                 UT           84111       Office
   55       Mountain View                  CA           94040       Office
   56       Chili                          NY           14624       Industrial
   57       Santa Clara                    CA           95054       Office
   58       Mesa                           AZ           85202       Retail
   59       Fairfax                        VA           22030       Office
   60       Lakewood                       NJ           08701       Multifamily
   61       Pasadena                       CA           91107       Retail
   62       Los Angeles                    CA           91345       Retail
   63       Los Angeles                    CA           90007       Retail
   64       Phoenix                        AZ           85012       Retail
   65       West Covina                    CA           91791       Retail
   66       Phoenix                        AZ           85032       Retail
   67       Glendale                       CA           91205       Retail
   68       Maywood                        CA           90270       Retail
   69       Tucson                         AZ           85712       Retail
   70       Camarillo                      CA           93010       Office
   71       Boyton Beach                   FL           33435       Multifamily
   72       Montville                      NJ           07045       Industrial
   73       Compton                        CA           90220       Retail
   74       Rockville Centre               NY           11570       Office
   75       Mentor                         OH           44060       Retail
   76       Washington                     DC           20004       Office
   77       Tulsa                          OK           74119       Office
   78       San Luis Obispo                CA           93405       Retail
   79       Apopka                         FL           32712       Manufactured Housing Community
   80       Bedford Township               MI           48182       Manufactured Housing Community
   81       Bloomington                    MN           55435       Office
   82       Bloomington                    IN           47403       Multifamily
   83       Hoffman Estates                IL           60195       Retail
   84       Calabasas                      CA           91301       Office
   85       Brisbane                       CA           94005       Office
   86       Seattle                        WA           98109       Office
   87       Alexandria                     VA           22304       Office
   88       Saugus                         MA           01906       Retail
   89       Nashville                      TN           37215       Office
   90       Paramount                      CA           90723       Industrial
   91       Cedar Rapids                   IA           52402       Retail
   92       San Diego                      CA           92128       Retail
   93       Hayward                        CA           94545       Industrial
   94       Buford                         GA           30518       Manufactured Housing Community
   95       Houston                        TX           77040       Industrial
   96       Boynton Beach                  FL           33426       Industrial
   97       Tacoma                         WA           98402       Office
   98       Wilmington                     CA           90744       Industrial
   99       Las Vegas                      NV           89117       Office
  100       Newnan                         GA           30263       Retail
  101       Simi Valley                    CA           93065       Industrial
  102       Anaheim                        CA           92801       Industrial
  103       Stockton                       CA           95210       Office
  104       Duarte                         CA           91010       Industrial
  105       Sacramento                     CA           95818       Office
  106       Garner                         NC           27603       Retail
  107       Palm Beach                     FL           33480       Office
  108       Agoura Hills                   CA           91301       Industrial
  109       North Hollywood                CA           91605       Industrial
  110       San Francisco                  CA           94111       Office
  111       Alameda                        CA           94501       Retail
  112       Lynnwood                       WA           98037       Retail
  113       Santa Ana                      CA           92705       Industrial
  114       Van Nuys                       CA           91405       Retail
  115       Mountain View                  CA           94041       Office
  116       San Diego                      CA           92123       Self Storage
  117       Bowling Green                  KY           42102       Manufactured Housing Community
  118       Lawrence                       KS           66046       Retail
  119       Chicago                        IL           60634       Retail
  120       Dallas                         TX           75246       Office
  121       Ramsey                         MN           55303       Office
  122       Miami                          FL           33143       Retail
  123       Orange                         CA           92867       Manufactured Housing Community
  124       San Francisco                  CA           94110       Retail
  125       Van Nuys                       CA           91406       Industrial
  126       Seattle                        WA           98115       Multifamily
  127       Triangle                       VA           22172       Self Storage
  128       San Jose                       CA           95124       Office
  129       Goodyear                       AZ           85338       Industrial
  130       Encinitas                      CA           92023       Retail
  131       Mankato                        MN           56001       Multifamily
  132       Santa Ana Heights              CA           92707       Multifamily
  133       Stockbridge                    GA           30281       Retail
  134       La Mirada                      CA           90638       Office
  135       Prior Lake                     MN           55372       Industrial
  136       Signal Hill                    CA           90806       Industrial
  137       Coon Rapids                    MN           55448       Multifamily
  138       Santa Rosa                     CA           95401       Industrial
  139       Lenexa                         KS           66219       Industrial
  140       Troy                           MI           48084       Industrial
  141       Milpitas                       CA           95035       Industrial
  142       Riverside                      CA           92507       Self Storage
  143       Cambridge                      MN           55008       Multifamily
  144       Los Angeles                    CA           90061       Industrial
  145       Victoria                       TX           77901       Retail
  146       Bethany                        OK           73008       Retail
  147       Sunnyvale                      CA           94089       Industrial
  148       Houston                        TX           77081       Self Storage
  149       Arcadia                        CA           91007       Self Storage
  150       Campbell                       CA           95008       Industrial
  151       Phoenix                        AZ           85008       Multifamily
  152       Cloverdale                     VA           24077       Multifamily
  153       Dacula                         GA           30519       Retail
  154       Irving                         TX           75061       Industrial
  155       Sacramento                     CA           95841       Industrial
  156       Tempe                          AZ           85281       Industrial
  157       Carrollton                     TX           75006       Office
  158       San Jose                       CA           95117       Office
  159       Santa Ana                      CA           92707       Retail
  160       Carlsbad                       CA           92008       Industrial
  161       Lansing                        MI           48917       Manufactured Housing Community
  162       San Jose                       CA           95112       Industrial
  163       San Francisco                  CA           94127       Office
  164       Virginia Beach                 VA           23451       Retail
  165       Annapolis                      MD           21401       Office
  166       Oregon City                    OR           97045       Retail
  167       Bell Gardens                   CA           90201       Industrial
  168       Rancho Dominguez               CA           90221       Industrial
  169       Oxnard                         CA           93033       Industrial

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                                                PERCENT
LOAN NO.    PROPERTY SUB-TYPE                                 UNITS/SF         YEAR BUILT           YEAR RENOVATED      LEASED(3)
---------------------------------------------------------------------------------------------------------------------------------
   1        Urban                                                 508,294         1992                   NAP               88.3%
   2        Regional Mall                                         603,165         1969                   1992              98.4%
   3        Manufactured Housing Community                            434         1969                   1994              98.4%
   4        Manufactured Housing Community                            263         1980                   1998              98.5%
   5        Manufactured Housing Community                            432         1975                   NAP               96.3%
   6        Manufactured Housing Community                            238         1982                   NAP               94.5%
   7        Manufactured Housing Community                            292         1965                   NAP               95.5%
   8        Manufactured Housing Community                            235         1968                   NAP               90.7%
   9        Manufactured Housing Community                            211         1986                   NAP               94.8%
   10       Suburban                                              236,980         1983                   2001             100.0%
   11       Suburban                                              199,077      1999 - 2000               NAP              100.0%
   12       Suburban                                              152,542       1969-1970                2001              97.4%
   13       Suburban                                              387,184    1962-1967/1977           1989-1999            89.0%
   14       Anchored                                              339,211         1987                   2001              95.8%
   15       Garden                                                    230         1996                   NAP              100.0%
   16       Anchored                                              161,379         2000                   NAP              100.0%
   17       Suburban                                              186,493         1985                   NAP              100.0%
   18       Light Industrial                                      292,317         1981                   1993             100.0%
   19       Light Industrial                                      179,655         1995                   1998             100.0%
   20       Light Industrial                                      134,244         1998                   NAP              100.0%
   21       Light Industrial                                       64,500         1999                   NAP              100.0%
   22       Light Industrial                                      145,436         1973                   1995             100.0%
   23       Light Industrial                                      527,717         1955                   1999             100.0%
   24       Light Industrial                                      576,809         1963                   1999             100.0%
   25       Light Industrial                                      113,488         1970                   NAP              100.0%
   26       Light Industrial                                      132,342         1964                   1994             100.0%
   27       Light Industrial                                      429,746         1966                   1985             100.0%
   28       Light Industrial                                      144,072         1987                   1995             100.0%
   29       Anchored                                              149,519    1969/1970/1973              2000              95.6%
   30       Warehouse                                             179,460       1994-1996                NAP               89.3%
   31       Warehouse                                             377,200       1995-2000                NAP               97.9%
   32       Medical                                                75,799         1978                   NAP              100.0%
   33       Suburban                                              203,306    1987/1988/1991              NAP              100.0%
   34       Anchored                                              121,523         2001                   NAP               92.6%
   35       Anchored                                               78,456         2001                   NAP               98.5%
   36       Anchored                                              202,355         1989                1999-2000            94.7%
   37       Anchored                                              198,127         2000                   NAP               96.5%
   38       Suburban                                               68,788         1984                   2000             100.0%
   39       Warehouse                                             274,750         1996                   NAP              100.0%
   40       Warehouse                                             239,850         1996                   NAP              100.0%
   41       Warehouse                                             210,000         1996                   NAP              100.0%
   42       Warehouse                                             313,168         1987                   2000             100.0%
   43       Anchored                                               99,466         1985                   2001             100.0%
   44       Garden                                                    144         1988                   NAP               95.1%
   45       Warehouse                                             221,171         2000                   NAP               96.2%
   46       Anchored                                              104,315       1983/1990                NAP              100.0%
   47       Warehouse/Distribution                                440,931       1996/1998                NAP              100.0%
   48       Suburban                                              108,129         1998                   NAP              100.0%
   49       Anchored                                              107,102         1993                   NAP              100.0%
   50       Low-rise                                                   78         2000                   NAP               97.4%
   51       Anchored                                              112,601         1980                   NAP               96.3%
   52       Urban                                                  39,514         1922                   2000             100.0%
   53       Manufactured Housing Community                            548         1970                   1983              97.3%
   54       Urban                                                 185,676       1983/1984                2001              98.0%
   55       Suburban                                               58,394         1968                   1999              92.9%
   56       Flex Industrial                                       180,490      1975 - 2001               NAP               92.4%
   57       Suburban                                               49,300         2001                   NAP              100.0%
   58       Anchored                                              206,000         1979                   1997             100.0%
   59       Suburban                                               71,703         1984                   2001             100.0%
   60       Garden                                                    132         2000                   NAP              100.0%
   61       Big Box                                                15,682         1975                   1985             100.0%
   62       Big Box                                                19,645         1978                   NAP              100.0%
   63       Big Box                                                12,932         1990                   NAP              100.0%
   64       Big Box                                                11,550         1964                   1997             100.0%
   65       Big Box                                                 7,940         1964                   NAP              100.0%
   66       Big Box                                                11,280         1983                   NAP              100.0%
   67       Big Box                                                 5,206         1945                   NAP              100.0%
   68       Big Box                                                12,624         1968                   NAP              100.0%
   69       Big Box                                                12,534         1967                   NAP              100.0%
   70       Suburban                                               73,399         1989                   NAP               95.7%
   71       Mid-Rise                                                  160         1975                   NAP               94.4%
   72       Light Industrial                                      157,312         1970                   1989             100.0%
   73       Anchored                                              189,807         1992                   NAP               98.7%
   74       Medical                                                61,520         1978                   NAP               96.3%
   75       Shadow Anchored                                        98,250         1994                   NAP               97.1%
   76       Urban                                                  47,385         1963                   1994             100.0%
   77       Urban                                                 292,000         1917                   1978             100.0%
   78       Anchored                                               68,531         1966                   NAP               93.5%
   79       Manufactured Housing Community                            675       1981-1987                NAP               84.1%
   80       Manufactured Housing Community                            518         1975                   2001              85.3%
   81       Suburban                                              199,276         1983                   2001              96.3%
   82       Low-Rise                                                  161       1997-1999                NAP              100.0%
   83       Shadow Anchored                                        38,979         2000                   NAP               83.7%
   84       Suburban                                               83,085         2001                   NAP              100.0%
   85       Suburban                                               67,860         1983                   NAP              100.0%
   86       Urban                                                  62,643         1981                   2000              94.8%
   87       Medical                                                60,432         1969                   1994              95.2%
   88       Shadow Anchored                                        67,952         1987                   1996             100.0%
   89       Suburban                                               83,199         1973                   1995              96.2%
   90       Light Industrial                                      191,359       1961/1971                NAP               96.0%
   91       Anchored                                               43,551         2000                   NAP               93.5%
   92       Unanchored                                             62,133         1987                   NAP               86.4%
   93       Warehouse                                             141,975         1988                   1996             100.0%
   94       Manufactured Housing Community                            331         1972                   NAP               97.0%
   95       Warehouse                                             148,689         1997                   NAP              100.0%
   96       Flex Industrial                                        80,303         2000                   NAP              100.0%
   97       Urban                                                  97,527         1975                   2000             100.0%
   98       Warehouse                                             148,186         1954                   1997             100.0%
   99       Suburban                                               36,080         1998                   NAP               86.9%
  100       Anchored                                               68,489         1994                   NAP              100.0%
  101       Light Industrial                                       85,356         1999                   NAP              100.0%
  102       Warehouse                                             123,413         1972                   1998              85.2%
  103       Suburban                                               51,427         1995                   2000             100.0%
  104       Light Industrial                                      128,187         1966                   1998             100.0%
  105       Urban                                                  46,941         1910                   2000             100.0%
  106       Anchored                                               56,670         1997                   NAP              100.0%
  107       Suburban                                               12,856         1946                   1998             100.0%
  108       Light Industrial                                      256,019         1984                   NAP               95.5%
  109       Warehouse                                              62,613       1975/1979                2000             100.0%
  110       Urban                                                  11,633         1902                   2000             100.0%
  111       Big Box                                                26,962         1988                   NAP              100.0%
  112       Shadow Anchored                                        41,276       1987-1988                NAP               93.4%
  113       Light Industrial                                       63,255         1969                   1999             100.0%
  114       Big Box                                                15,120         2000                   NAP              100.0%
  115       Retail/Office                                          18,595         1986                   NAP              100.0%
  116       Self Storage                                          113,525       1985/1990                NAP               97.2%
  117       Manufactured Housing Community                            213         1973                   1999              92.5%
  118       Shadow Anchored                                       123,692         1962                   NAP               92.0%
  119       Big Box                                                13,001         1999                   NAP              100.0%
  120       Medical                                                25,828         1973                   2000             100.0%
  121       Retail/Office                                          42,000         2000                   NAP              100.0%
  122       Unanchored                                             32,710         1980                   NAP              100.0%
  123       Manufactured Housing Community                            149         1962                   1999             100.0%
  124       Shadow Anchored                                        23,000         1959                   1998             100.0%
  125       Light Industrial                                       30,640         1979                   NAP              100.0%
  126       Mid-Rise                                                   50         1987                   NAP              100.0%
  127       Self Storage                                           47,219         1995                   NAP               95.0%
  128       Suburban                                               10,895         2001                   NAP              100.0%
  129       Warehouse                                              52,800         1990                   NAP              100.0%
  130       Shadow Anchored                                        12,000         2000                   NAP              100.0%
  131       Low-Rise                                                   24       1998-1999                NAP              100.0%
  132       Garden                                                     52         1971                   NAP              100.0%
  133       Unanchored                                             20,019         2001                   NAP              100.0%
  134       Medical                                                26,894         1973                   1998              87.0%
  135       Flex Industrial                                        31,361         2000                   NAP              100.0%
  136       Light Industrial                                       58,318         1970                   2000              90.1%
  137       Low-Rise                                                   41         1986                   NAP               95.1%
  138       Flex Industrial                                        34,302         1979                   1999             100.0%
  139       Flex Industrial                                        26,935         1987                   2000              91.6%
  140       Flex Industrial                                        32,901         1984                   1994             100.0%
  141       Flex Industrial                                        29,227         1982                   2000             100.0%
  142       Self Storage                                           64,451         1973                   2000              92.1%
  143       Low-Rise                                                   54         1979                   NAP               95.2%
  144       Warehouse                                              60,474         1968                   NAP              100.0%
  145       Anchored                                               53,820         1977                   NAP              100.0%
  146       Anchored                                               54,330         1977                   NAP              100.0%
  147       Flex Industrial                                        26,660         1979                   2000              83.8%
  148       Self Storage                                           57,695         1968                   1998              84.4%
  149       Self Storage                                           24,603         1949                   1986              97.9%
  150       Light Industrial                                       34,565         1980                   NAP               82.5%
  151       Garden                                                     88         1984                   1998              96.6%
  152       Garden                                                     61         1972                   NAP               96.7%
  153       Shadow Anchored                                        10,342         2001                   NAP              100.0%
  154       Light Industrial                                       82,259         1975                   NAP               88.5%
  155       Office/Industrial                                      60,020       1965-1970                NAP               98.9%
  156       Warehouse                                              29,304         1983                   2000             100.0%
  157       Medical                                                18,237         1988                   NAP               96.0%
  158       Urban                                                  11,877         1978                   NAP              100.0%
  159       Unanchored                                             16,500         1965                   NAP              100.0%
  160       Flex Industrial                                        16,524         1985                   NAP              100.0%
  161       Manufactured Housing Community                            159         1970                   NAP               97.5%
  162       Light Industrial                                       26,730         1976                   1999             100.0%
  163       Urban                                                   7,705         1960                   1999             100.0%
  164       Unanchored                                             17,450         1988                   NAP              100.0%
  165       Urban                                                   5,000         1880                   2001             100.0%
  166       Shadow Anchored                                        20,400         1961                   1990             100.0%
  167       Warehouse                                              28,083         1972                   NAP              100.0%
  168       Light Industrial                                       25,768         1971                   NAP              100.0%
  169       Warehouse                                              20,735         1986                   NAP              100.0%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE          PERCENT LEASED                                                                     RELATED
LOAN NO.          AS OF DATE(3)        SECURITY TYPE(4)   LIEN POSITION                           BORROWER LIST
------------------------------------------------------------------------------------------------------------------------------------
   1                09/30/2001         Fee                    First                                    NAP
   2                08/31/2001         Fee                    First                                    NAP
   3                09/28/2001         Fee                    First                                    NAP
   4                09/28/2001         Fee                    First                                    NAP
   5                09/28/2001         Fee                    First                                    NAP
   6                09/28/2001         Fee                    First                                    NAP
   7                09/28/2001         Fee                    First                                    NAP
   8                09/28/2001         Fee                    First                                    NAP
   9                09/28/2001         Fee                    First                                    NAP
   10               09/27/2001         Fee                    First                                    NAP
   11               09/07/2001         Fee                    First                                    NAP
   12               09/01/2001         Fee/Leasehold          First                                    NAP
   13               10/10/2001         Fee                    First                                    NAP
   14               07/01/2001         Fee                    First                                    NAP
   15               09/14/2001         Fee                    First                                    NAP
   16               09/11/2001         Fee                    First                                    NAP
   17               09/19/2001         Fee                    First                                    NAP
   18               08/17/2001         Fee                    First            19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 39, 40, 41
   19               08/17/2001         Fee                    First            18, 20, 21, 22, 23, 24, 25, 26, 27, 28, 39, 40, 41
   20               08/17/2001         Fee                    First            18, 19, 21, 22, 23, 24, 25, 26, 27, 28, 39, 40, 41
   21               08/17/2001         Fee                    First            18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 39, 40, 41
   22               08/17/2001         Fee                    First            18, 19, 20, 21, 23, 24, 25, 26, 27, 28, 39, 40, 41
   23               07/27/2001         Fee                    First            18, 19, 20, 21, 22, 24, 25, 26, 27, 28, 39, 40, 41
   24               07/27/2001         Fee                    First            18, 19, 20, 21, 22, 23, 25, 26, 27, 28, 39, 40, 41
   25               08/01/2001         Fee                    First            18, 19, 20, 21, 22, 23, 24, 26, 27, 28, 39, 40, 41
   26               08/01/2001         Fee                    First            18, 19, 20, 21, 22, 23, 24, 25, 27, 28, 39, 40, 41
   27               08/01/2001         Fee                    First            18, 19, 20, 21, 22, 23, 24, 25, 26, 28, 39, 40, 41
   28               08/01/2001         Fee                    First            18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 39, 40, 41
   29               04/01/2001         Fee/Leasehold          First                                    NAP
   30               10/01/2001         Fee                    First                                    NAP
   31               10/01/2001         Fee                    First                                    NAP
   32               09/01/2001         Leasehold              First                                    NAP
   33               10/10/2001         Fee                    First                                    NAP
   34               10/03/2001         Fee                    First                                  35, 48
   35               10/03/2001         Fee                    First                                  34, 48
   36               08/01/2001         Fee                    First                                  54, 81
   37               09/19/2001         Fee                    First                                    NAP
   38               07/23/2001         Fee                    First                                    NAP
   39               07/01/2001         Fee                    First            18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 40, 41
   40               07/01/2001         Fee                    First            18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 39, 41
   41               07/01/2001         Fee                    First            18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 39, 40
   42               08/16/2001         Fee                    First                                    NAP
   43               07/23/2001         Fee                    First                                    NAP
   44               06/01/2001         Fee                    First                                    NAP
   45               09/26/2001         Fee                    First                                    NAP
   46               09/01/2001         Fee                    First                                    NAP
   47               09/01/2001         Fee                    First                                    NAP
   48               05/01/2001         Leasehold              First                                  34, 35
   49               11/15/2001         Fee                    First                                    NAP
   50               09/07/2001         Fee                    First                                    NAP
   51               08/27/2001         Fee                    First                                    NAP
   52               08/20/2001         Fee                    First                                    NAP
   53               07/31/2001         Fee                    First                                  94, 117
   54               09/07/2001         Fee/Leasehold          First                                  36, 81
   55               09/17/2001         Fee                    First                                    NAP
   56               08/24/2001         Fee                    First                                    NAP
   57               08/13/2001         Fee                    First                                    NAP
   58               03/01/2001         Fee                    First                               77, 145, 146
   59               08/27/2001         Fee                    First                                    NAP
   60               09/26/2001         Fee                    First                                    NAP
   61               04/19/2001         Fee                    First                                    NAP
   62               04/19/2001         Fee                    First                                    NAP
   63               04/19/2001         Fee                    First                                    NAP
   64               04/19/2001         Fee                    First                                    NAP
   65               04/19/2001         Fee                    First                                    NAP
   66               04/19/2001         Fee                    First                                    NAP
   67               04/19/2001         Fee                    First                                    NAP
   68               04/19/2001         Fee                    First                                    NAP
   69               04/19/2001         Fee                    First                                    NAP
   70               07/01/2001         Fee                    First                                    NAP
   71               08/21/2001         Fee                    First                                    NAP
   72               10/03/2001         Fee                    First                                    NAP
   73               10/25/2001         Fee                    First                                    NAP
   74               08/23/2001         Fee                    First                                    NAP
   75               09/25/2001         Fee                    First                                    NAP
   76               10/05/2001         Fee                    First                                    NAP
   77               03/01/2001         Fee                    First                               58, 145, 146
   78               05/24/2001         Fee                    First                                    NAP
   79               10/11/2001         Fee                    First                                    NAP
   80               08/14/2001         Fee                    First                                    NAP
   81               08/15/2001         Fee                    First                                  36, 54
   82               07/23/2001         Fee                    First                                    NAP
   83               10/12/2001         Fee                    First                                    NAP
   84               10/10/2001         Fee                    First                                    NAP
   85               08/31/2001         Fee                    First                                    NAP
   86               08/29/2001         Fee                    First                                    NAP
   87               09/01/2001         Fee                    First                                    NAP
   88               07/11/2001         Fee                    First                                    NAP
   89               09/13/2001         Fee                    First                                    NAP
   90               08/28/2001         Fee                    First                                    NAP
   91               06/01/2001         Fee                    First                                    NAP
   92               09/04/2001         Fee                    First                                    NAP
   93               07/16/2001         Fee                    First                                    NAP
   94               07/31/2001         Fee                    First                                  53, 117
   95               08/25/2001         Fee                    First                                    NAP
   96               08/01/2001         Fee                    First                                    NAP
   97               08/22/2001         Fee                    First                                    NAP
   98               08/16/2001         Fee                    First                                    NAP
   99               08/01/2001         Fee                    First                                    NAP
  100               09/30/2001         Fee                    First                                    NAP
  101               07/23/2001         Fee                    First                                    NAP
  102               10/16/2001         Fee                    First                                    NAP
  103               08/21/2001         Fee                    First                                    NAP
  104               08/06/2001         Fee                    First                                    NAP
  105               09/07/2001         Fee                    First                                    NAP
  106               08/28/2001         Fee                    First                                    NAP
  107               03/28/2001         Fee                    First                                    NAP
  108               09/06/2001         Fee                    First                                    NAP
  109               06/19/2001         Fee                    First                                    NAP
  110               09/17/2001         Fee                    First                                    NAP
  111               07/11/2001         Fee                    First                                    NAP
  112               07/02/2001         Fee                    First                                    NAP
  113               09/17/2001         Fee                    First                                    NAP
  114               08/29/2001         Fee                    First                                    NAP
  115               09/07/2001         Fee                    First                                    NAP
  116               10/01/2001         Fee                    First                                    NAP
  117               09/12/2001         Fee                    First                                  53, 94
  118               08/01/2001         Fee                    First                                    NAP
  119               07/11/2001         Fee                    First                                    NAP
  120               09/14/2001         Fee                    First                                    157
  121               08/06/2001         Fee                    First                                    NAP
  122               09/01/2001         Fee                    First                                    NAP
  123               08/03/2001         Fee                    First                                    NAP
  124               08/29/2001         Fee                    First                                    NAP
  125               11/20/2001         Fee                    First                                    NAP
  126               08/29/2001         Fee                    First                                    NAP
  127               08/31/2001         Fee                    First                                    NAP
  128               07/23/2001         Fee                    First                                    NAP
  129               08/24/2001         Fee                    First                                    NAP
  130               06/05/2001         Fee                    First                                    NAP
  131               09/01/2001         Fee                    First                                    NAP
  132               08/01/2001         Fee                    First                                 136, 159
  133               09/24/2001         Fee                    First                                    NAP
  134               06/18/2001         Fee                    First                                    NAP
  135               09/28/2001         Fee                    First                                    NAP
  136               07/31/2001         Fee                    First                                 132, 159
  137               08/30/2001         Fee                    First                                    143
  138               12/06/2001         Fee                    First                                    NAP
  139               07/13/2001         Fee                    First                                    NAP
  140               06/21/2001         Fee                    First                                    NAP
  141               07/11/2001         Fee                    First                                    147
  142               07/17/2001         Fee                    First                                    NAP
  143               08/01/2001         Fee                    First                                    137
  144               07/16/2001         Fee                    First                                    168
  145               06/05/2001         Fee                    First                                58, 77, 146
  146               03/01/2001         Fee                    First                                58, 77, 145
  147               09/20/2001         Fee                    First                                    141
  148               07/11/2001         Fee                    First                                    149
  149               07/27/2001         Fee                    First                                    148
  150               07/11/2001         Fee                    First                                    162
  151               06/15/2001         Fee                    First                                    NAP
  152               06/20/2001         Fee                    First                                    NAP
  153               08/16/2001         Fee                    First                                    NAP
  154               07/31/2001         Fee                    First                                    NAP
  155               08/14/2001         Fee                    First                                    NAP
  156               07/30/2001         Fee                    First                                    NAP
  157               08/23/2001         Fee                    First                                    120
  158               06/15/2001         Fee                    First                                    NAP
  159               07/31/2001         Fee                    First                                 132, 136
  160               06/18/2001         Fee                    First                                    NAP
  161               05/10/2001         Fee                    First                                    NAP
  162               07/11/2001         Fee                    First                                    150
  163               06/06/2001         Fee                    First                                    NAP
  164               07/31/2001         Fee                    First                                    NAP
  165               08/05/2001         Fee                    First                                    NAP
  166               09/04/2001         Fee                    First                                    NAP
  167               06/27/2001         Fee                    First                                    NAP
  168               07/16/2001         Fee                    First                                 144, 169
  169               07/16/2001         Fee                    First                                    168

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                  ORIGINAL            CUT-OFF DATE           CUT-OFF DATE BALANCE                      FIRST PAYMENT
LOAN NO.                   BALANCE               BALANCE(5)                PER UNIT OR SF     NOTE DATE          DATE (P&I)
---------------------------------------------------------------------------------------------------------------------------------
   1                   $72,000,000             $71,902,542                           $141    11/19/1997          12/01/2001
   2                   $57,000,000             $55,583,346                            $92    07/01/1999          09/01/1999
   3                   $11,800,000             $11,772,998                        $23,699    07/31/2001          10/01/2001
   4                    $8,475,000              $8,455,606                        $23,699    07/31/2001          10/01/2001
   5                    $8,400,000              $8,380,778                        $23,699    07/31/2001          10/01/2001
   6                    $6,640,000              $6,624,805                        $23,699    07/31/2001          10/01/2001
   7                    $6,275,000              $6,260,641                        $23,699    07/31/2001          10/01/2001
   8                    $5,310,000              $5,297,849                        $23,699    07/31/2001          10/01/2001
   9                    $3,100,000              $3,092,906                        $23,699    07/31/2001          10/01/2001
   10                  $37,800,000             $37,756,773                           $159    10/02/2001          12/01/2001
   11                  $29,000,000             $29,000,000                           $146    09/07/2001          05/01/2003
   12                  $27,500,000             $27,500,000                           $180    09/13/2001          11/01/2003
   13                  $27,500,000             $27,318,613                            $71    12/22/2000          02/01/2001
   14                  $25,000,000             $24,980,498                            $74    10/24/2001          12/01/2001
   15                  $23,000,000             $22,963,688                        $99,842    09/19/2001          11/01/2001
   16                  $22,000,000             $21,939,839                           $136    08/01/2001          09/05/2001
   17                  $19,200,000             $19,176,303                           $103    09/19/2001          11/01/2001
   18                   $6,429,477              $6,421,665                            $21    10/31/2001          12/01/2001
   19                   $4,555,335              $4,549,800                            $21    10/31/2001          12/01/2001
   20                   $3,760,800              $3,756,230                            $21    10/31/2001          12/01/2001
   21                   $1,483,132              $1,481,330                            $21    10/31/2001          12/01/2001
   22                   $1,271,257              $1,269,712                            $21    10/31/2001          12/01/2001
   23                   $4,615,120              $4,609,731                             $9    10/05/2001          12/01/2001
   24                   $5,082,474              $5,076,540                             $9    10/05/2001          12/01/2001
   25                     $817,869                $816,914                             $9    10/05/2001          12/01/2001
   26                   $1,226,804              $1,225,372                             $9    10/05/2001          12/01/2001
   27                   $3,797,252              $3,792,818                             $9    10/05/2001          12/01/2001
   28                   $1,460,481              $1,458,776                             $9    10/05/2001          12/01/2001
   29                  $16,575,000             $16,521,505                           $111    06/21/2001          08/01/2001
   30                   $4,229,430              $4,229,430                            $30    10/01/2001             NAP
   31                  $12,270,570             $12,270,570                            $30    10/01/2001             NAP
   32                  $16,000,000             $15,952,276                           $210    06/20/2001          08/01/2001
   33                  $16,000,000             $15,950,695                            $78    10/09/2001          12/01/2001
   34                  $11,670,000             $11,661,200                            $75    10/03/2001          12/01/2001
   35                   $3,330,000              $3,327,489                            $75    10/03/2001          12/01/2001
   36                  $14,196,000             $14,196,000                            $70    11/30/2001             NAP
   37                  $13,410,000             $13,410,000                            $68    11/14/2001             NAP
   38                  $12,300,000             $12,275,942                           $178    08/03/2001          10/01/2001
   39                   $4,625,000              $4,619,599                            $17    10/24/2001          12/01/2001
   40                   $4,000,000              $3,995,329                            $17    10/24/2001          12/01/2001
   41                   $3,500,000              $3,495,913                            $17    10/24/2001          12/01/2001
   42                  $11,750,000             $11,723,814                            $37    09/17/2001          11/01/2001
   43                  $11,000,000             $10,952,270                           $110    04/20/2001          06/01/2001
   44                  $11,000,000             $10,897,538                        $75,677    06/12/2001          08/01/2001
   45                  $10,500,000             $10,491,711                            $47    09/20/2001          12/01/2001
   46                  $10,125,000             $10,111,782                            $97    08/24/2001          11/01/2001
   47                  $10,000,000              $9,986,713                            $23    09/07/2001          11/01/2001
   48                   $9,800,000              $9,778,765                            $90    08/15/2001          10/01/2001
   49                   $9,500,000              $9,477,732                            $88    09/06/2001          11/01/2001
   50                   $9,400,000              $9,228,337                       $118,312    09/07/2001          11/01/2001
   51                   $9,200,000              $9,186,994                            $82    09/05/2001          11/01/2001
   52                   $9,000,000              $8,952,191                           $227    07/12/2001          10/01/2001
   53                   $8,500,000              $8,491,293                        $15,495    10/18/2001          12/01/2001
   54                   $8,250,000              $8,250,000                            $44    11/15/2001             NAP
   55                   $8,200,000              $8,181,162                           $140    09/06/2001          11/01/2001
   56                   $8,000,000              $7,983,677                            $44    08/29/2001          10/01/2001
   57                   $8,000,000              $7,971,812                           $162    08/10/2001          10/01/2001
   58                   $7,810,000              $7,761,219                            $38    08/01/2001          09/10/2001
   59                   $7,500,000              $7,484,482                           $104    08/28/2001          10/01/2001
   60                   $7,500,000              $7,482,565                        $56,686    08/22/2001          10/01/2001
   61                   $1,430,000              $1,425,762                            $68    08/22/2001          11/01/2001
   62                   $1,350,000              $1,346,000                            $68    08/22/2001          11/01/2001
   63                     $945,000                $942,200                            $68    08/22/2001          11/01/2001
   64                     $777,000                $774,698                            $68    08/22/2001          11/01/2001
   65                     $714,000                $711,884                            $68    08/22/2001          11/01/2001
   66                     $684,000                $681,973                            $68    08/22/2001          11/01/2001
   67                     $570,000                $568,311                            $68    08/22/2001          11/01/2001
   68                     $523,250                $521,699                            $68    08/22/2001          11/01/2001
   69                     $468,750                $467,361                            $68    08/22/2001          11/01/2001
   70                   $7,400,000              $7,390,044                           $101    09/25/2001          11/01/2001
   71                   $7,300,000              $7,300,000                        $45,625    08/27/2001             NAP
   72                   $7,300,000              $7,284,888                            $46    10/03/2001          11/05/2001
   73                   $8,800,000              $6,999,070                            $37    06/20/1994          08/01/1994
   74                   $7,000,000              $6,936,312                           $113    08/23/2001          10/01/2001
   75                   $6,750,000              $6,694,976                            $68    04/02/2001          06/01/2001
   76                   $6,600,000              $6,600,000                           $139    07/30/2001          09/01/2003
   77                   $6,678,000              $6,581,459                            $23    08/01/2001          09/10/2001
   78                   $6,400,000              $6,378,080                            $93    05/25/2001          07/01/2001
   79                   $6,300,000              $6,287,610                         $9,315    10/11/2001          12/01/2001
   80                   $6,200,000              $6,185,064                        $11,940    08/07/2001          10/01/2001
   81                   $6,150,000              $6,150,000                            $31    11/06/2001             NAP
   82                   $6,150,000              $6,134,124                        $38,100    07/16/2001          09/01/2001
   83                   $6,075,000              $6,062,165                           $156    08/15/2001          10/01/2001
   84                   $6,000,000              $5,980,722                            $72    10/15/2001          12/01/2001
   85                   $5,750,000              $5,736,872                            $85    08/23/2001          10/01/2001
   86                   $5,500,000              $5,487,973                            $88    07/26/2001          10/01/2001
   87                   $5,500,000              $5,487,912                            $91    09/28/2001          11/01/2001
   88                   $5,500,000              $5,459,502                            $80    07/10/2001          09/01/2001
   89                   $5,450,000              $5,436,038                            $65    06/28/2001          09/01/2001
   90                   $5,300,000              $5,292,397                            $28    08/21/2001          11/01/2001
   91                   $5,300,000              $5,289,560                           $121    08/02/2001          10/01/2001
   92                   $5,250,000              $5,242,669                            $84    09/05/2001          11/01/2001
   93                   $5,100,000              $5,086,226                            $36    07/06/2001          09/01/2001
   94                   $5,000,000              $4,994,878                        $15,090    10/15/2001          12/01/2001
   95                   $4,975,000              $4,965,037                            $33    08/28/2001          10/01/2001
   96                   $5,000,000              $4,957,441                            $62    02/12/2001          04/01/2001
   97                   $4,850,000              $4,774,727                            $49    10/01/2001          11/01/2001
   98                   $4,600,000              $4,584,211                            $31    08/13/2001          10/01/2001
   99                   $4,500,000              $4,483,671                           $124    05/27/2001          07/01/2001
  100                   $4,200,000              $4,190,149                            $61    08/07/2001          10/01/2001
  101                   $4,200,000              $4,189,458                            $49    07/23/2001          09/05/2001
  102                   $4,000,000              $3,991,323                            $32    09/14/2001          11/01/2001
  103                   $4,000,000              $3,978,751                            $77    08/10/2001          10/01/2001
  104                   $3,945,000              $3,902,093                            $30    12/06/2000          02/01/2001
  105                   $3,390,000              $3,385,089                            $72    09/04/2001          11/01/2001
  106                   $3,200,000              $3,193,224                            $56    08/02/2001          10/01/2001
  107                   $3,180,000              $3,165,197                           $246    04/02/2001          06/01/2001
  108                   $3,000,000              $2,991,086                            $12    06/15/2001          09/01/2001
  109                   $3,000,000              $2,974,257                            $48    06/19/2001          08/01/2001
  110                   $2,900,000              $2,887,551                           $248    07/09/2001          09/01/2001
  111                   $2,700,000              $2,689,007                           $100    06/21/2001          09/01/2001
  112                   $2,710,000              $2,678,841                            $65    06/22/2001          09/01/2001
  113                   $2,650,000              $2,637,235                            $42    06/01/2001          08/01/2001
  114                   $2,575,000              $2,561,301                           $169    08/08/2001          10/01/2001
  115                   $2,500,000              $2,489,547                           $134    07/11/2001          09/01/2001
  116                   $2,475,000              $2,437,672                            $21    04/26/2001          08/01/2001
  117                   $2,400,000              $2,397,541                        $11,256    10/24/2001          12/01/2001
  118                   $2,300,000              $2,293,522                            $19    06/20/2001          09/01/2001
  119                   $2,200,000              $2,185,194                           $168    07/10/2001          09/01/2001
  120                   $2,160,000              $2,152,994                            $83    08/14/2001          10/01/2001
  121                   $2,150,000              $2,143,548                            $51    07/20/2001          10/01/2001
  122                   $2,100,000              $2,098,174                            $64    10/02/2001          12/01/2001
  123                   $2,000,000              $1,995,566                        $13,393    07/16/2001          10/01/2001
  124                   $2,000,000              $1,993,243                            $87    07/19/2001          10/01/2001
  125                   $1,890,000              $1,883,683                            $61    06/27/2001          09/01/2001
  126                   $1,850,000              $1,843,639                        $36,873    08/13/2001          10/01/2001
  127                   $1,800,000              $1,793,919                            $38    08/07/2001          10/01/2001
  128                   $1,785,000              $1,704,834                           $156    06/12/2001          08/01/2001
  129                   $1,680,000              $1,674,324                            $32    08/07/2001          10/01/2001
  130                   $1,650,000              $1,641,122                           $137    05/24/2001          08/01/2001
  131                   $1,650,000              $1,639,681                        $68,320    05/30/2001          07/01/2001
  132                   $1,610,000              $1,604,317                        $30,852    07/26/2001          10/01/2001
  133                   $1,600,000              $1,597,911                            $80    09/24/2001          11/01/2001
  134                   $1,600,000              $1,593,841                            $59    06/05/2001          08/01/2001
  135                   $1,575,000              $1,567,661                            $50    06/11/2001          08/01/2001
  136                   $1,515,000              $1,509,800                            $26    07/26/2001          10/01/2001
  137                   $1,500,000              $1,494,471                        $36,451    08/06/2001          10/01/2001
  138                   $1,500,000              $1,493,597                            $44    06/28/2001          09/01/2001
  139                   $1,500,000              $1,492,738                            $55    05/24/2001          08/01/2001
  140                   $1,500,000              $1,477,993                            $45    06/14/2001          08/01/2001
  141                   $1,450,000              $1,445,165                            $49    05/17/2001          08/01/2001
  142                   $1,450,000              $1,444,471                            $22    07/03/2001          09/01/2001
  143                   $1,400,000              $1,394,840                        $25,830    08/24/2001          10/01/2001
  144                   $1,400,000              $1,393,658                            $23    07/13/2001          09/01/2001
  145                     $750,000                $715,242                            $13    07/02/2001          08/10/2001
  146                     $700,000                $667,194                            $13    07/02/2001          08/10/2001
  147                   $1,325,000              $1,320,582                            $50    05/24/2001          08/01/2001
  148                   $1,300,000              $1,294,807                            $22    07/03/2001          09/01/2001
  149                   $1,300,000              $1,294,667                            $53    07/17/2001          09/01/2001
  150                   $1,300,000              $1,291,669                            $37    05/04/2001          07/01/2001
  151                   $1,300,000              $1,288,530                        $14,642    05/14/2001          08/01/2001
  152                   $1,260,000              $1,255,885                        $20,588    06/11/2001          08/01/2001
  153                   $1,250,000              $1,246,255                           $121    08/16/2001          10/01/2001
  154                   $1,250,000              $1,243,261                            $15    05/18/2001          08/01/2001
  155                   $1,240,000              $1,236,306                            $21    08/10/2001          10/01/2001
  156                   $1,200,000              $1,192,134                            $41    06/27/2001          09/01/2001
  157                   $1,195,000              $1,191,124                            $65    08/14/2001          10/01/2001
  158                   $1,100,000              $1,094,194                            $92    06/11/2001          08/01/2001
  159                   $1,095,000              $1,091,530                            $66    07/26/2001          10/01/2001
  160                   $1,000,000                $994,883                            $60    05/16/2001          08/01/2001
  161                   $1,000,000                $993,591                         $6,249    05/04/2001          07/01/2001
  162                   $1,000,000                $993,555                            $37    05/08/2001          07/01/2001
  163                     $965,000                $960,328                           $125    05/15/2001          08/01/2001
  164                     $900,000                $896,531                            $51    07/25/2001          09/01/2001
  165                     $877,500                $874,734                           $175    07/26/2001          10/01/2001
  166                     $875,000                $871,237                            $43    07/11/2001          09/01/2001
  167                     $800,000                $796,817                            $28    06/13/2001          09/01/2001
  168                     $800,000                $796,636                            $31    07/16/2001          09/01/2001
  169                     $650,000                $647,394                            $31    07/16/2001          09/01/2001

                    $1,048,053,501          $1,041,991,908

------------------------------------------------------------------------------------------------------------------------
MORTGAGE       FIRST PAYMENT                             GRACE                            LOCKBOX          LOCKBOX
LOAN NO.         DATE (IO)         MATURITY DATE         PERIOD         ARD LOAN           STATUS            TYPE
------------------------------------------------------------------------------------------------------------------------
   1                NAP              12/01/2007            5               No               None             NAP
   2                NAP              08/01/2009            5               No               None             NAP
   3                NAP              09/01/2011            5               No               None             NAP
   4                NAP              09/01/2011            5               No               None             NAP
   5                NAP              09/01/2011            5               No               None             NAP
   6                NAP              09/01/2011            5               No               None             NAP
   7                NAP              09/01/2011            5               No               None             NAP
   8                NAP              09/01/2011            5               No               None             NAP
   9                NAP              09/01/2011            5               No               None             NAP
   10               NAP              11/01/2011            5               No               None             NAP
   11           11/01/2001           11/01/2006            0               Yes            In Place           Soft
   12           11/01/2001           10/01/2011            5               No               None             NAP
   13               NAP              01/01/2011            0               No             In Place           Soft
   14               NAP              11/01/2011            0               No               None             NAP
   15               NAP              10/01/2011            0               No               None             NAP
   16               NAP              08/05/2011            0               No            Springing           Soft
   17               NAP              10/01/2011            0               No             In Place           Soft
   18               NAP              11/01/2011            5               No               None             NAP
   19               NAP              11/01/2011            5               No               None             NAP
   20               NAP              11/01/2011            5               No               None             NAP
   21               NAP              11/01/2011            5               No               None             NAP
   22               NAP              11/01/2011            5               No               None             NAP
   23               NAP              11/01/2011            5               No               None             NAP
   24               NAP              11/01/2011            5               No               None             NAP
   25               NAP              11/01/2011            5               No               None             NAP
   26               NAP              11/01/2011            5               No               None             NAP
   27               NAP              11/01/2011            5               No               None             NAP
   28               NAP              11/01/2011            5               No               None             NAP
   29               NAP              07/01/2011            5               No             In Place           Soft
   30           12/01/2001           11/01/2011            0               No               None             NAP
   31           12/01/2001           11/01/2011            0               No               None             NAP
   32               NAP              07/01/2011            5               Yes            In Place           Soft
   33               NAP              11/01/2016            0               No               None             NAP
   34               NAP              11/01/2011            5               Yes           Springing           Hard
   35               NAP              11/01/2011            5               Yes           Springing           Hard
   36           01/01/2002           12/01/2009            5               No               None             NAP
   37           01/01/2002           12/01/2008            5               No               None             NAP
   38               NAP              10/01/2011            0               Yes            In Place           Soft
   39               NAP              11/01/2011            5               No               None             NAP
   40               NAP              11/01/2011            5               No               None             NAP
   41               NAP              11/01/2011            5               No               None             NAP
   42               NAP              10/01/2011            5               No               None             NAP
   43               NAP              05/01/2011            0               No               None             NAP
   44               NAP              07/01/2011            5               No               None             NAP
   45               NAP              11/01/2011            5               No               None             NAP
   46               NAP              10/01/2008            5               No               None             NAP
   47               NAP              10/01/2011            5               No             In Place           Hard
   48               NAP              09/01/2011            5               No               None             NAP
   49               NAP              10/01/2011            5               No               None             NAP
   50               NAP              10/01/2011            0               No               None             NAP
   51               NAP              10/01/2016            5               No               None             NAP
   52               NAP              09/01/2011            5               No               None             NAP
   53               NAP              11/01/2006            5               No               None             NAP
   54           01/01/2002           12/01/2006            5               No            Springing           Hard
   55               NAP              10/01/2011            5               No               None             NAP
   56               NAP              09/01/2011            0               No               None             NAP
   57               NAP              09/01/2011            5               No               None             NAP
   58               NAP              08/10/2010            0               No             In Place           Hard
   59               NAP              09/01/2011            0               No               None             NAP
   60               NAP              09/01/2011            0               No               None             NAP
   61               NAP              10/01/2011            5               No               None             NAP
   62               NAP              10/01/2011            5               No               None             NAP
   63               NAP              10/01/2011            5               No               None             NAP
   64               NAP              10/01/2011            5               No               None             NAP
   65               NAP              10/01/2011            5               No               None             NAP
   66               NAP              10/01/2011            5               No               None             NAP
   67               NAP              10/01/2011            5               No               None             NAP
   68               NAP              10/01/2011            5               No               None             NAP
   69               NAP              10/01/2011            5               No               None             NAP
   70               NAP              10/01/2011            5               No            Springing           Hard
   71           10/01/2001           09/01/2011            5               No               None             NAP
   72               NAP              10/05/2011            0               No               None             NAP
   73               NAP              07/01/2004            0               No               None             NAP
   74               NAP              09/01/2011            0               No               None             NAP
   75               NAP              05/01/2011            0               No               None             NAP
   76           09/01/2001           08/01/2008            5               No               None             NAP
   77               NAP              04/10/2009            0               No             In Place           Hard
   78               NAP              06/01/2006            5               No            Springing           Hard
   79               NAP              11/01/2011            0               No               None             NAP
   80               NAP              09/01/2011            5               No               None             NAP
   81           01/01/2002           12/01/2006            5               No               None             NAP
   82               NAP              08/01/2011            5               No               None             NAP
   83               NAP              09/01/2011            5               No               None             NAP
   84               NAP              11/01/2011            0               No               None             NAP
   85               NAP              09/01/2011            0               No               None             NAP
   86               NAP              09/01/2011            5               No               None             NAP
   87               NAP              10/01/2011            5               No               None             NAP
   88               NAP              08/01/2013            0               No               None             NAP
   89               NAP              08/01/2011            0               No               None             NAP
   90               NAP              10/01/2011            5               No               None             NAP
   91               NAP              09/01/2011            5               No            Springing           Hard
   92               NAP              10/01/2011            0               No               None             NAP
   93               NAP              08/01/2011            5               No               None             NAP
   94               NAP              11/01/2006            5               No               None             NAP
   95               NAP              09/01/2011            0               No               None             NAP
   96               NAP              03/01/2011            0               No               None             NAP
   97               NAP              10/01/2009            5               No             In Place           Hard
   98               NAP              09/01/2011            5               No               None             NAP
   99               NAP              06/01/2011            5               No               None             NAP
  100               NAP              09/01/2011            0               No               None             NAP
  101               NAP              08/05/2011            0               No               None             NAP
  102               NAP              10/01/2011            0               No               None             NAP
  103               NAP              09/01/2011            5               No               None             NAP
  104               NAP              01/01/2011            5               No               None             NAP
  105               NAP              10/01/2011            5               No               None             NAP
  106               NAP              09/01/2011            10              No               None             NAP
  107               NAP              05/01/2011            5               No               None             NAP
  108               NAP              08/01/2011            5               No               None             NAP
  109               NAP              07/01/2011            5               No               None             NAP
  110               NAP              08/01/2011            5               No               None             NAP
  111               NAP              08/01/2011            5               No               None             NAP
  112               NAP              08/01/2016            5               No               None             NAP
  113               NAP              07/01/2011            5               No               None             NAP
  114               NAP              09/01/2021            5               No             In Place           Hard
  115               NAP              08/01/2011            5               No               None             NAP
  116               NAP              07/01/2016            5               No               None             NAP
  117               NAP              11/01/2006            5               No               None             NAP
  118               NAP              08/01/2011            5               No               None             NAP
  119               NAP              08/01/2021            5               No             In Place           Hard
  120               NAP              09/01/2011            5               No               None             NAP
  121               NAP              09/01/2011            5               No               None             NAP
  122               NAP              11/01/2011            5               No               None             NAP
  123               NAP              09/01/2011            5               No               None             NAP
  124               NAP              09/01/2011            5               No               None             NAP
  125               NAP              08/01/2011            5               No               None             NAP
  126               NAP              09/01/2011            5               No               None             NAP
  127               NAP              09/01/2011            5               No               None             NAP
  128               NAP              07/01/2008            5               No               None             NAP
  129               NAP              09/01/2011            5               No             In Place           Hard
  130               NAP              01/01/2008            5               No               None             NAP
  131               NAP              06/01/2011            5               No               None             NAP
  132               NAP              09/01/2011            5               No               None             NAP
  133               NAP              10/01/2011            0               No               None             NAP
  134               NAP              07/01/2011            5               No               None             NAP
  135               NAP              07/01/2011            5               No               None             NAP
  136               NAP              09/01/2011            5               No               None             NAP
  137               NAP              09/01/2011            5               No               None             NAP
  138               NAP              08/01/2011            5               No               None             NAP
  139               NAP              07/01/2011            5               No               None             NAP
  140               NAP              07/01/2011            5               No             In Place           Hard
  141               NAP              07/01/2011            5               No               None             NAP
  142               NAP              08/01/2011            5               No               None             NAP
  143               NAP              09/01/2011            5               No               None             NAP
  144               NAP              08/01/2011            5               No               None             NAP
  145               NAP              07/10/2010            0               No             In Place           Hard
  146               NAP              07/10/2010            0               No             In Place           Hard
  147               NAP              07/01/2011            5               No               None             NAP
  148               NAP              08/01/2011            5               No               None             NAP
  149               NAP              08/01/2011            5               No               None             NAP
  150               NAP              06/01/2011            5               No               None             NAP
  151               NAP              07/01/2011            5               No               None             NAP
  152               NAP              07/01/2011            5               No               None             NAP
  153               NAP              09/01/2011            0               No               None             NAP
  154               NAP              07/01/2011            5               No               None             NAP
  155               NAP              09/01/2011            5               No               None             NAP
  156               NAP              08/01/2011            5               No               None             NAP
  157               NAP              09/01/2011            5               No               None             NAP
  158               NAP              07/01/2011            5               No               None             NAP
  159               NAP              09/01/2011            5               No               None             NAP
  160               NAP              07/01/2011            5               No               None             NAP
  161               NAP              06/01/2011            5               No               None             NAP
  162               NAP              06/01/2011            5               No               None             NAP
  163               NAP              07/01/2011            5               No               None             NAP
  164               NAP              08/01/2011            5               No               None             NAP
  165               NAP              09/01/2011            5               No               None             NAP
  166               NAP              08/01/2011            5               No               None             NAP
  167               NAP              08/01/2006            5               No               None             NAP
  168               NAP              08/01/2011            5               No               None             NAP
  169               NAP              08/01/2011            5               No               None             NAP

---------------------------------------------------------------------------------------------------------------------------
MORTGAGE        ORIGINAL TERM           REMAINING TERM             ORIGINAL               REMAINING               MORTGAGE
LOAN NO.          TO MATURITY            TO MATURITY            AMORT. TERM(6)           AMORT. TERM                  RATE
---------------------------------------------------------------------------------------------------------------------------
   1                  73                      72                      277                    276                    7.500%
   2                 120                      92                      360                    332                    7.000%
   3                 120                     117                      360                    357                    6.980%
   4                 120                     117                      360                    357                    6.980%
   5                 120                     117                      360                    357                    6.980%
   6                 120                     117                      360                    357                    6.980%
   7                 120                     117                      360                    357                    6.980%
   8                 120                     117                      360                    357                    6.980%
   9                 120                     117                      360                    357                    6.980%
   10                120                     119                      300                    299                    7.480%
   11                 61                      59                      324                    324                    7.300%
   12                120                     118                      360                    360                    7.000%
   13                120                     109                      360                    349                    8.080%
   14                120                     119                      360                    359                    7.250%
   15                120                     118                      360                    358                    6.640%
   16                120                     116                      360                    356                    7.260%
   17                120                     118                      360                    358                    7.640%
   18                120                     119                      300                    299                    7.100%
   19                120                     119                      300                    299                    7.100%
   20                120                     119                      300                    299                    7.100%
   21                120                     119                      300                    299                    7.100%
   22                120                     119                      300                    299                    7.100%
   23                120                     119                      300                    299                    7.350%
   24                120                     119                      300                    299                    7.350%
   25                120                     119                      300                    299                    7.350%
   26                120                     119                      300                    299                    7.350%
   27                120                     119                      300                    299                    7.350%
   28                120                     119                      300                    299                    7.350%
   29                120                     115                      360                    355                    7.375%
   30                120                     119                      IO                     IO                     6.870%
   31                120                     119                      IO                     IO                     6.870%
   32                120                     115                      360                    355                    7.670%
   33                180                     179                      180                    179                    7.270%
   34                120                     119                      360                    359                    7.420%
   35                120                     119                      360                    359                    7.420%
   36                 96                      96                      IO                     IO                     6.510%
   37                 84                      84                      IO                     IO                     6.170%
   38                121                     118                      360                    357                    7.660%
   39                120                     119                      300                    299                    7.350%
   40                120                     119                      300                    299                    7.350%
   41                120                     119                      300                    299                    7.350%
   42                120                     118                      300                    298                    7.125%
   43                120                     113                      360                    353                    7.590%
   44                120                     115                      240                    235                    6.845%
   45                120                     119                      360                    359                    7.190%
   46                 84                      82                      360                    358                    7.420%
   47                120                     118                      360                    358                    7.350%
   48                120                     117                      360                    357                    7.220%
   49                120                     118                      300                    298                    6.850%
   50                120                     118                      360                    358                    7.370%
   51                180                     178                      360                    358                    7.100%
   52                120                     117                      240                    237                    7.400%
   53                 60                      59                      360                    359                    5.850%
   54                 60                      60                      IO                     IO                     5.950%
   55                120                     118                      300                    298                    6.960%
   56                120                     117                      360                    357                    7.480%
   57                120                     117                      300                    297                    7.010%
   58                108                     104                      252                    248                    7.450%
   59                120                     117                      360                    357                    7.420%
   60                120                     117                      360                    357                    6.910%
   61                120                     118                      240                    238                    8.500%
   62                120                     118                      240                    238                    8.500%
   63                120                     118                      240                    238                    8.500%
   64                120                     118                      240                    238                    8.500%
   65                120                     118                      240                    238                    8.500%
   66                120                     118                      240                    238                    8.500%
   67                120                     118                      240                    238                    8.500%
   68                120                     118                      240                    238                    8.500%
   69                120                     118                      240                    238                    8.500%
   70                120                     118                      360                    358                    7.300%
   71                120                     117                      IO                     IO                     7.000%
   72                120                     118                      312                    310                    7.570%
   73                120                      31                      239                    150                    8.125%
   74                120                     117                      180                    177                    7.270%
   75                120                     113                      300                    293                    6.900%
   76                 84                      80                      360                    360                    7.280%
   77                 92                      88                      160                    156                    7.450%
   78                 60                      54                      360                    354                    7.990%
   79                120                     119                      240                    239                    6.800%
   80                120                     117                      360                    357                    6.750%
   81                 60                      60                      IO                     IO                     5.950%
   82                120                     116                      360                    356                    7.490%
   83                120                     117                      360                    357                    7.330%
   84                120                     119                      180                    179                    6.790%
   85                120                     117                      360                    357                    6.990%
   86                120                     117                      360                    357                    7.180%
   87                120                     118                      300                    298                    7.200%
   88                144                     140                      240                    236                    6.990%
   89                120                     116                      360                    356                    7.520%
   90                120                     118                      360                    358                    7.040%
   91                120                     117                      360                    357                    7.630%
   92                120                     118                      360                    358                    7.150%
   93                120                     116                      360                    356                    7.310%
   94                 60                      59                      360                    359                    5.850%
   95                120                     117                      360                    357                    7.560%
   96                120                     111                      300                    291                    8.040%
   97                 96                      94                      96                     94                     6.900%
   98                120                     117                      300                    297                    7.160%
   99                120                     114                      360                    354                    7.770%
  100                120                     117                      360                    357                    6.870%
  101                120                     116                      360                    356                    7.600%
  102                120                     118                      300                    298                    7.270%
  103                120                     117                      240                    237                    7.400%
  104                120                     109                      300                    289                    8.090%
  105                120                     118                      360                    358                    7.000%
  106                120                     117                      360                    357                    7.320%
  107                120                     113                      360                    353                    7.320%
  108                120                     116                      360                    356                    6.920%
  109                120                     115                      240                    235                    7.440%
  110                120                     116                      300                    296                    7.360%
  111                120                     116                      300                    296                    7.640%
  112                180                     176                      180                    176                    7.750%
  113                120                     115                      300                    295                    7.825%
  114                240                     237                      240                    237                    7.700%
  115                120                     116                      300                    296                    7.500%
  116                180                     175                      180                    175                    7.200%
  117                 60                      59                      360                    359                    5.850%
  118                120                     116                      360                    356                    7.140%
  119                240                     236                      240                    236                    7.650%
  120                120                     117                      300                    297                    7.480%
  121                120                     117                      300                    297                    7.910%
  122                120                     119                      360                    359                    6.700%
  123                120                     117                      360                    357                    7.120%
  124                120                     117                      300                    297                    7.250%
  125                120                     116                      324                    320                    7.640%
  126                120                     117                      300                    297                    7.150%
  127                120                     117                      300                    297                    7.250%
  128                 84                      79                      84                     79                     7.775%
  129                120                     117                      300                    297                    7.250%
  130                 78                      73                      300                    295                    7.260%
  131                120                     114                      300                    294                    7.550%
  132                120                     117                      300                    297                    7.000%
  133                120                     118                      360                    358                    7.420%
  134                120                     115                      324                    319                    7.900%
  135                120                     115                      300                    295                    7.990%
  136                120                     117                      300                    297                    7.160%
  137                120                     117                      300                    297                    6.750%
  138                120                     116                      300                    296                    7.390%
  139                120                     115                      300                    295                    7.800%
  140                120                     115                      180                    175                    7.490%
  141                120                     115                      360                    355                    7.250%
  142                120                     116                      300                    296                    7.980%
  143                120                     117                      300                    297                    6.750%
  144                120                     116                      300                    296                    7.070%
  145                108                     103                      83                     78                     7.540%
  146                108                     103                      82                     77                     7.540%
  147                120                     115                      360                    355                    7.250%
  148                120                     116                      300                    296                    7.740%
  149                120                     116                      300                    296                    7.600%
  150                120                     114                      300                    294                    7.420%
  151                120                     115                      240                    235                    7.240%
  152                120                     115                      360                    355                    7.330%
  153                120                     117                      300                    297                    7.920%
  154                120                     115                      300                    295                    7.250%
  155                120                     117                      300                    297                    7.950%
  156                120                     116                      240                    236                    7.840%
  157                120                     117                      300                    297                    7.480%
  158                120                     115                      300                    295                    7.360%
  159                120                     117                      300                    297                    7.610%
  160                120                     115                      300                    295                    7.520%
  161                120                     114                      300                    294                    7.420%
  162                120                     114                      300                    294                    7.390%
  163                120                     115                      300                    295                    7.800%
  164                120                     116                      300                    296                    7.925%
  165                120                     117                      300                    297                    7.640%
  166                120                     116                      300                    296                    7.350%
  167                 60                      56                      300                    296                    7.760%
  168                120                     116                      300                    296                    7.470%
  169                120                     116                      300                    296                    7.720%

                     113                     109                      321                    316                    7.241%

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                       MONTHLY                  MONTHLY          UNDERWRITABLE          UNDERWRITABLE                NOI
LOAN NO.                  PAYMENT (P&I)             PAYMENT (IO)                   NOI              CASH FLOW              DSCR(7)
----------------------------------------------------------------------------------------------------------------------------------
   1                          $547,458                      NAP            $12,107,238            $10,932,214                1.84
   2                          $379,222                      NAP             $7,880,284             $7,240,929                1.73
   3                           $78,347                      NAP             $1,500,448             $1,478,748                1.64
   4                           $56,271                      NAP             $1,085,968             $1,072,818                1.64
   5                           $55,773                      NAP             $1,138,026             $1,116,426                1.64
   6                           $44,087                      NAP               $897,994               $886,094                1.64
   7                           $41,663                      NAP               $792,794               $778,194                1.64
   8                           $35,256                      NAP               $712,527               $700,777                1.64
   9                           $20,583                      NAP               $402,769               $392,219                1.64
   10                         $278,847                      NAP             $6,351,451             $5,936,451                1.90
   11                         $205,172                 $178,867             $3,497,683             $3,239,259                1.63
   12                         $182,958                 $162,645             $3,882,959             $3,546,150                1.99
   13                         $203,321                      NAP             $4,495,522             $3,838,251                1.84
   14                         $170,544                      NAP             $3,109,338             $2,821,008                1.52
   15                         $147,500                      NAP             $2,402,320             $2,336,540                1.36
   16                         $150,228                      NAP             $2,569,876             $2,502,210                1.43
   17                         $136,095                      NAP             $2,419,772             $2,168,979                1.48
   18                          $45,853                      NAP               $717,068               $649,981                1.64
   19                          $32,487                      NAP               $695,846               $639,076                1.64
   20                          $26,821                      NAP               $571,955               $520,996                1.64
   21                          $10,577                      NAP               $249,824               $232,880                1.64
   22                           $9,066                      NAP               $225,323               $195,552                1.64
   23                          $33,656                      NAP               $771,305               $647,978                1.90
   24                          $37,065                      NAP               $843,057               $716,793                1.90
   25                           $5,964                      NAP               $135,013               $110,341                1.90
   26                           $8,947                      NAP               $202,426               $170,637                1.90
   27                          $27,692                      NAP               $628,111               $537,091                1.90
   28                          $10,651                      NAP               $244,854               $210,392                1.90
   29                         $114,479                      NAP             $1,940,752             $1,855,766                1.41
   30                              NAP                  $24,213               $712,205               $625,702                2.34
   31                              NAP                  $70,249             $1,934,907             $1,707,588                2.34
   32                         $113,743                      NAP             $1,930,850             $1,778,494                1.41
   33                         $146,239                      NAP             $2,080,651             $2,039,990                1.19
   34                          $80,960                      NAP             $1,260,929             $1,262,977                1.30
   35                          $23,102                      NAP               $366,994               $360,386                1.30
   36                              NAP                  $77,013             $2,225,622             $2,066,410                2.41
   37                              NAP                  $68,950             $2,410,646             $2,287,144                2.91
   38                          $87,355                      NAP             $1,464,992             $1,378,310                1.40
   39                          $33,729                      NAP               $735,561               $684,567                1.83
   40                          $29,171                      NAP               $642,126               $596,675                1.83
   41                          $25,525                      NAP               $562,212               $522,984                1.83
   42                          $83,986                      NAP             $1,375,160             $1,273,721                1.36
   43                          $77,593                      NAP             $1,238,967             $1,208,998                1.33
   44                          $84,262                      NAP             $1,715,693             $1,679,693                1.70
   45                          $71,202                      NAP             $1,246,341             $1,156,824                1.46
   46                          $70,242                      NAP             $1,288,674             $1,210,168                1.53
   47                          $68,897                      NAP             $1,437,388             $1,306,480                1.74
   48                          $66,654                      NAP             $1,382,358             $1,229,896                1.73
   49                          $66,238                      NAP             $1,286,944             $1,250,526                1.62
   50                          $63,799                      NAP               $935,828               $914,768                1.22
   51                          $61,827                      NAP             $1,330,622             $1,256,220                1.79
   52                          $71,954                      NAP             $1,264,038             $1,204,360                1.46
   53                          $50,145                      NAP             $1,247,835             $1,220,435                2.07
   54                              NAP                  $40,906             $1,903,896             $1,697,293                3.88
   55                          $57,747                      NAP             $1,441,214             $1,318,766                2.08
   56                          $55,828                      NAP             $1,031,375               $920,241                1.54
   57                          $56,593                      NAP             $1,539,433             $1,444,473                2.27
   58                          $61,379                      NAP               $966,310               $935,410                1.31
   59                          $52,031                      NAP               $962,335               $864,862                1.54
   60                          $49,445                      NAP               $912,785               $886,385                1.54
   61                          $12,410                      NAP               $198,307               $194,229                1.38
   62                          $11,716                      NAP               $201,367               $197,438                1.38
   63                           $8,201                      NAP               $135,171               $132,843                1.38
   64                           $6,743                      NAP               $101,445                $99,019                1.38
   65                           $6,196                      NAP                $93,107                $91,916                1.38
   66                           $5,936                      NAP                $88,636                $86,831                1.38
   67                           $4,947                      NAP                $83,278                $81,820                1.38
   68                           $4,541                      NAP               $105,779               $103,128                1.38
   69                           $4,068                      NAP                $61,975                $60,095                1.38
   70                          $50,732                      NAP               $912,771               $827,211                1.50
   71                              NAP                  $43,175               $974,156               $934,156                1.88
   72                          $53,583                      NAP               $874,663               $821,177                1.36
   73                          $74,397                      NAP             $1,345,997             $1,254,662                1.51
   74                          $63,979                      NAP             $1,039,478               $955,713                1.35
   75                          $47,278                      NAP               $992,001               $935,145                1.75
   76                          $45,158                  $40,596             $1,068,572               $969,053                2.19
   77                          $66,062                      NAP             $1,050,578             $1,006,778                1.33
   78                          $46,916                      NAP               $778,846               $745,952                1.38
   79                          $48,090                      NAP               $984,579               $950,829                1.71
   80                          $40,213                      NAP             $1,049,723             $1,023,823                2.18
   81                              NAP                  $30,494             $1,828,397             $1,448,504                5.00
   82                          $42,960                      NAP               $703,563               $663,313                1.36
   83                          $41,772                      NAP               $597,353               $626,585                1.19
   84                          $53,228                      NAP             $1,086,438             $1,014,414                1.70
   85                          $38,216                      NAP             $1,297,681             $1,139,639                2.83
   86                          $37,259                      NAP               $791,241               $685,413                1.77
   87                          $39,577                      NAP               $756,125               $667,987                1.59
   88                          $42,608                      NAP             $1,013,459               $965,392                1.98
   89                          $38,182                      NAP               $755,033               $649,204                1.65
   90                          $35,404                      NAP               $922,726               $787,959                2.17
   91                          $37,531                      NAP               $614,488               $580,088                1.36
   92                          $35,459                      NAP               $820,717               $766,889                1.93
   93                          $34,999                      NAP               $656,230               $585,575                1.56
   94                          $29,497                      NAP               $893,896               $877,346                2.53
   95                          $34,991                      NAP               $561,825               $525,149                1.34
   96                          $38,723                      NAP               $671,676               $624,979                1.45
   97                          $65,882                      NAP               $878,240               $863,611                1.11
   98                          $32,983                      NAP               $664,616               $631,297                1.68
   99                          $32,301                      NAP               $583,325               $527,052                1.50
  100                          $27,577                      NAP               $573,285               $545,891                1.73
  101                          $29,655                      NAP               $545,281               $511,138                1.53
  102                          $28,964                      NAP               $530,549               $450,801                1.53
  103                          $31,980                      NAP               $559,855               $502,771                1.46
  104                          $30,684                      NAP               $559,268               $514,951                1.52
  105                          $22,554                      NAP               $493,935               $425,647                1.83
  106                          $21,982                      NAP               $423,434               $399,696                1.61
  107                          $21,844                      NAP               $353,209               $334,482                1.35
  108                          $19,798                      NAP             $1,653,602             $1,426,638                6.96
  109                          $24,058                      NAP               $393,333               $378,572                1.36
  110                          $21,167                      NAP               $418,606               $404,646                1.65
  111                          $20,199                      NAP               $329,659               $317,614                1.36
  112                          $25,509                      NAP               $435,140               $388,983                1.42
  113                          $20,147                      NAP               $368,339               $327,891                1.52
  114                          $21,060                      NAP               $385,934               $383,364                1.53
  115                          $18,475                      NAP               $403,632               $373,754                1.82
  116                          $22,524                      NAP               $813,828               $796,799                3.01
  117                          $14,159                      NAP               $360,200               $349,550                2.12
  118                          $15,519                      NAP               $606,719               $524,843                3.26
  119                          $17,925                      NAP               $388,266               $385,016                1.81
  120                          $15,934                      NAP               $294,289               $262,723                1.54
  121                          $16,466                      NAP               $279,269               $261,169                1.41
  122                          $13,551                      NAP               $691,560               $646,608                4.25
  123                          $13,468                      NAP               $549,739               $542,289                3.40
  124                          $14,456                      NAP               $311,040               $285,440                1.79
  125                          $13,798                      NAP               $235,401               $216,205                1.42
  126                          $13,253                      NAP               $295,990               $277,740                1.86
  127                          $13,011                      NAP               $376,637               $369,555                2.41
  128                          $27,622                      NAP               $417,390               $411,411                1.26
  129                          $12,143                      NAP               $238,876               $220,916                1.64
  130                          $11,937                      NAP               $259,704               $250,604                1.81
  131                          $12,247                      NAP               $246,806               $237,206                1.68
  132                          $11,379                      NAP               $405,775               $390,175                2.97
  133                          $11,100                      NAP               $301,508               $278,542                2.26
  134                          $11,960                      NAP               $248,017               $204,742                1.73
  135                          $12,146                      NAP               $209,404               $191,300                1.44
  136                          $10,863                      NAP               $274,644               $243,597                2.11
  137                          $10,364                      NAP               $251,570               $238,482                2.02
  138                          $10,978                      NAP               $267,256               $226,795                2.03
  139                          $11,379                      NAP               $208,599               $188,126                1.53
  140                          $13,897                      NAP               $253,457               $222,408                1.52
  141                           $9,892                      NAP               $432,135               $394,144                3.64
  142                          $11,172                      NAP               $216,145               $206,478                1.61
  143                           $9,673                      NAP               $224,297               $209,844                1.93
  144                           $9,958                      NAP               $281,806               $253,411                2.36
  145                          $11,671                      NAP               $185,936               $177,863                1.33
  146                          $10,965                      NAP               $175,253               $167,103                1.33
  147                           $9,039                      NAP               $479,134               $433,135                4.42
  148                           $9,811                      NAP               $198,443               $189,789                1.69
  149                           $9,692                      NAP               $189,059               $185,368                1.63
  150                           $9,539                      NAP               $481,395               $445,800                4.21
  151                          $10,267                      NAP               $232,693               $206,293                1.89
  152                           $8,664                      NAP               $175,113               $156,346                1.68
  153                           $9,582                      NAP               $177,835               $170,434                1.55
  154                           $9,035                      NAP               $277,679               $224,691                2.56
  155                           $9,529                      NAP               $206,157               $170,811                1.80
  156                           $9,918                      NAP               $156,533               $149,903                1.32
  157                           $8,815                      NAP               $165,328               $145,816                1.56
  158                           $8,029                      NAP               $193,626               $163,350                2.01
  159                           $8,170                      NAP               $239,979               $217,414                2.45
  160                           $7,403                      NAP               $185,033               $164,118                2.08
  161                           $7,338                      NAP               $278,292               $270,342                3.16
  162                           $7,319                      NAP               $344,454               $306,708                3.92
  163                           $7,321                      NAP               $125,508               $111,467                1.43
  164                           $6,902                      NAP               $142,445               $129,008                1.72
  165                           $6,565                      NAP               $108,466               $103,166                1.38
  166                           $6,381                      NAP               $136,185               $120,509                1.78
  167                           $6,048                      NAP               $126,407               $122,195                1.74
  168                           $5,896                      NAP               $124,132               $110,878                1.75
  169                           $4,897                      NAP                $87,217                $78,340                1.48

                                                                                                                             1.78

----------------------------------------------------------------------------------------------------------------------------
MORTGAGE              NCF                CUT-OFF DATE     BALLOON            BALLOON         APPRAISED      VALUATION
LOAN NO.             DSCR(7)                LTV(8)         LTV(8)            BALANCE           VALUE         DATE(9)
----------------------------------------------------------------------------------------------------------------------------
   1                   1.66                 52.5%          46.1%         $63,172,352       $137,000,000     10/01/2001
   2                   1.59                 61.8%          54.5%         $49,006,407        $90,000,000     11/02/2001
   3                   1.61                 64.3%          56.2%         $10,299,546        $18,900,000     07/02/2001
   4                   1.61                 64.3%          56.2%          $7,397,343        $13,000,000     06/28/2001
   5                   1.61                 64.3%          56.2%          $7,331,880        $13,100,000     06/22/2001
   6                   1.61                 64.3%          56.2%          $5,795,676        $10,600,000     06/26/2001
   7                   1.61                 64.3%          56.2%          $5,477,087         $9,300,000     06/23/2001
   8                   1.61                 64.3%          56.2%          $4,634,795         $7,900,000     06/26/2001
   9                   1.61                 64.3%          56.2%          $2,705,812         $4,800,000     06/22/2001
   10                  1.77                 44.9%          36.0%         $30,207,658        $84,000,000     08/10/2001
   11                  1.51                 73.6%          70.4%         $27,753,950        $39,400,000     07/02/2001
   12                  1.82                 57.3%          52.0%         $24,937,886        $48,000,000     08/22/2001
   13                  1.57                 59.4%          53.6%         $24,661,220        $46,000,000     11/17/2000
   14                  1.38                 68.3%          60.0%         $21,973,036        $36,600,000     11/01/2002
   15                  1.32                 78.0%          67.6%         $19,899,628        $29,430,000     07/27/2001
   16                  1.39                 75.1%          66.2%         $19,344,919        $29,200,000     06/15/2001
   17                  1.33                 69.7%          62.0%         $17,046,732        $27,500,000     02/06/2001
   18                  1.49                 59.0%          47.6%          $5,171,733         $8,700,000     07/29/2001
   19                  1.49                 59.0%          47.6%          $3,664,213         $8,600,000     07/30/2001
   20                  1.49                 59.0%          47.6%          $3,025,106         $7,100,000     07/30/2001
   21                  1.49                 59.0%          47.6%          $1,193,000         $2,800,000     07/30/2001
   22                  1.49                 59.0%          47.6%          $1,022,571         $2,400,000     07/23/2001
   23                  1.61                 58.4%          47.3%          $3,740,456         $7,900,000     07/25/2001
   24                  1.61                 58.4%          47.3%          $4,119,237         $8,700,000     07/25/2001
   25                  1.61                 58.4%          47.3%            $662,865         $1,400,000     07/25/2001
   26                  1.61                 58.4%          47.3%            $994,298         $2,100,000     07/25/2001
   27                  1.61                 58.4%          47.3%          $3,077,593         $6,500,000     07/25/2001
   28                  1.61                 58.4%          47.3%          $1,183,689         $2,500,000     07/26/2001
   29                  1.35                 77.6%          68.5%         $14,597,844        $21,300,000     04/02/2001
   30                  2.06                 52.2%          52.2%          $4,229,430         $8,100,000     08/21/2001
   31                  2.06                 52.2%          52.2%         $12,270,570        $23,500,000     08/20/2001
   32                  1.30                 74.2%          66.1%         $14,219,064        $21,500,000     06/01/2001
   33                  1.16                 62.8%           1.8%            $450,439        $25,400,000     08/01/2001
   34                  1.30                 73.0%          64.5%         $10,301,100        $16,035,000     10/15/2001
   35                  1.30                 73.0%          64.5%          $2,939,388         $4,500,000     03/01/2002
   36                  2.24                 49.6%          49.6%         $14,196,000        $28,600,000     10/01/2001
   37                  2.76                 46.4%          46.4%         $13,410,000        $28,900,000     09/18/2001
   38                  1.31                 75.3%          66.9%         $10,906,849        $16,300,000     03/27/2001
   39                  1.70                 61.8%          50.1%          $3,748,332         $7,400,000     06/25/2001
   40                  1.70                 61.8%          50.1%          $3,241,799         $6,500,000     06/26/2001
   41                  1.70                 61.8%          50.1%          $2,836,576         $5,700,000     06/27/2001
   42                  1.26                 73.3%          59.1%          $9,462,157        $16,000,000     08/15/2001
   43                  1.30                 79.4%          70.7%          $9,756,777        $13,800,000     04/01/2001
   44                  1.66                 50.2%          34.3%          $7,445,737        $21,700,000     04/27/2001
   45                  1.35                 77.7%          68.3%          $9,214,542        $13,500,000     07/19/2001
   46                  1.44                 71.2%          66.2%          $9,396,884        $14,200,000     06/26/2001
   47                  1.58                 65.5%          57.7%          $8,799,787        $15,250,000     06/07/2001
   48                  1.54                 69.8%          61.5%          $8,607,160        $14,000,000     05/11/2001
   49                  1.57                 63.8%          50.9%          $7,562,641        $14,850,000     02/05/2001
   50                  1.19                 71.0%          62.7%          $8,147,897        $13,000,000     05/01/2001
   51                  1.69                 61.7%          47.6%          $7,090,303        $14,900,000     07/01/2001
   52                  1.39                 68.3%          47.7%          $6,245,057        $13,100,000     03/14/2001
   53                  2.03                 59.0%          54.8%          $7,894,815        $14,400,000     09/06/2001
   54                  3.46                 41.0%          41.0%          $8,250,000        $20,100,000     09/26/2001
   55                  1.90                 52.8%          42.4%          $6,569,972        $15,500,000     07/26/2001
   56                  1.37                 74.6%          66.1%          $7,072,438        $10,700,000     07/05/2001
   57                  2.13                 54.0%          43.5%          $6,417,567        $14,750,000     07/06/2001
   58                  1.27                 57.9%          44.5%          $5,971,139        $13,410,000     03/01/2001
   59                  1.39                 62.4%          55.2%          $6,620,502        $12,000,000     10/01/2001
   60                  1.49                 69.9%          61.1%          $6,534,274        $10,700,000     07/18/2001
   61                  1.35                 64.8%          46.9%          $1,030,792         $2,200,000     02/09/2001
   62                  1.35                 64.8%          46.9%            $973,125         $2,250,000     02/14/2001
   63                  1.35                 64.8%          46.9%            $681,187         $1,350,000     02/13/2001
   64                  1.35                 64.8%          46.9%            $560,087         $1,050,000     02/07/2001
   65                  1.35                 64.8%          46.9%            $514,674         $1,020,000     02/23/2001
   66                  1.35                 64.8%          46.9%            $493,050           $925,000     02/07/2001
   67                  1.35                 64.8%          46.9%            $410,875           $950,000     02/09/2001
   68                  1.35                 64.8%          46.9%            $377,175         $1,110,000     02/13/2001
   69                  1.35                 64.8%          46.9%            $337,891           $625,000     02/19/2001
   70                  1.36                 73.9%          65.0%          $6,503,517        $10,000,000     08/01/2001
   71                  1.80                 63.5%          63.5%          $7,300,000        $11,500,000     08/09/2001
   72                  1.28                 74.9%          61.4%          $5,970,460         $9,725,000     08/02/2001
   73                  1.41                 46.4%          40.4%          $6,104,046        $15,100,000     10/11/2001
   74                  1.24                 64.2%          30.9%          $3,338,787        $10,800,000     06/20/2001
   75                  1.65                 65.6%          52.9%          $5,399,437        $10,200,000     03/01/2001
   76                  1.99                 58.4%          55.5%          $6,273,395        $11,300,000     06/19/2001
   77                  1.27                 35.3%          20.3%          $3,777,291        $18,630,000     03/01/2001
   78                  1.32                 68.6%          65.9%          $6,133,202         $9,300,000     04/03/2001
   79                  1.65                 45.6%          31.0%          $4,278,372        $13,800,000     08/09/2001
   80                  2.12                 45.8%          39.8%          $5,378,693        $13,500,000     06/19/2001
   81                  3.96                 28.6%          28.6%          $6,150,000        $21,500,000     10/01/2001
   82                  1.29                 77.6%          68.9%          $5,439,187         $7,900,000     06/08/2001
   83                  1.25                 74.8%          66.1%          $5,350,490         $8,100,000     08/01/2001
   84                  1.59                 49.2%          22.5%          $2,739,331        $12,150,000     09/01/2001
   85                  2.49                 44.5%          38.9%          $5,020,162        $12,900,000     07/13/2001
   86                  1.53                 50.8%          44.7%          $4,825,605        $10,800,000     06/22/2001
   87                  1.41                 74.7%          60.2%          $4,426,277         $7,350,000     07/09/2001
   88                  1.89                 49.6%          29.4%          $3,238,688        $11,000,000     05/17/2001
   89                  1.42                 68.0%          60.3%          $4,823,684         $8,000,000     05/15/2001
   90                  1.85                 55.7%          48.8%          $4,634,744         $9,500,000     07/10/2001
   91                  1.29                 77.8%          69.2%          $4,702,851         $6,800,000     05/24/2001
   92                  1.80                 49.9%          43.8%          $4,604,147        $10,500,000     07/20/2001
   93                  1.39                 65.8%          58.1%          $4,490,205         $7,725,000     06/01/2001
   94                  2.48                 50.5%          46.9%          $4,644,009         $9,900,000     09/06/2001
   95                  1.25                 78.2%          69.4%          $4,406,889         $6,350,000     07/02/2001
   96                  1.34                 71.8%          60.0%          $4,139,752         $6,900,000     12/18/2000
   97                  1.09                 48.8%           0.3%             $30,871         $9,790,000     08/08/2001
   98                  1.60                 63.7%          51.5%          $3,707,062         $7,200,000     06/28/2001
   99                  1.36                 69.0%          61.6%          $4,007,450         $6,501,000     08/01/2001
  100                  1.65                 63.5%          55.4%          $3,655,322         $6,600,000     05/01/2001
  101                  1.44                 64.9%          57.7%          $3,724,682         $6,460,000     06/15/2001
  102                  1.30                 60.5%          49.0%          $3,235,370         $6,600,000     07/25/2001
  103                  1.31                 49.7%          34.7%          $2,775,581         $8,000,000     05/25/2001
  104                  1.40                 64.0%          53.5%          $3,266,380         $6,100,000     10/25/2000
  105                  1.57                 53.0%          46.3%          $2,961,388         $6,390,000     08/06/2001
  106                  1.52                 67.5%          59.6%          $2,817,653         $4,730,000     06/28/2001
  107                  1.28                 70.3%          62.3%          $2,801,590         $4,500,000     02/01/2001
  108                  6.00                 16.0%          14.0%          $2,614,771        $18,700,000     04/23/2001
  109                  1.31                 69.2%          48.5%          $2,086,041         $4,300,000     05/10/2001
  110                  1.59                 44.4%          36.2%          $2,351,626         $6,500,000     05/17/2001
  111                  1.31                 62.5%          51.3%          $2,207,680         $4,300,000     05/24/2001
  112                  1.27                 49.4%           1.6%             $84,981         $5,425,000     05/15/2001
  113                  1.36                 69.4%          57.4%          $2,179,400         $3,800,000     04/27/2001
  114                  1.52                 49.7%           0.4%             $20,928         $5,150,000     07/05/2001
  115                  1.69                 52.4%          42.9%          $2,035,736         $4,750,000     12/14/2000
  116                  2.95                 31.5%           0.9%             $70,569         $7,750,000     03/08/2001
  117                  2.06                 61.0%          56.7%          $2,229,124         $3,930,000     09/10/2001
  118                  2.82                 38.9%          34.2%          $2,016,208         $5,900,000     04/27/2001
  119                  1.79                 46.6%           2.2%            $103,660         $4,690,000     05/27/2001
  120                  1.37                 74.2%          60.6%          $1,757,501         $2,900,000     07/19/2001
  121                  1.32                 73.4%          60.7%          $1,771,403         $2,920,000     07/01/2001
  122                  3.98                 29.3%          25.4%          $1,816,250         $7,150,000     07/29/2001
  123                  3.36                 29.8%          26.2%          $1,752,057         $6,700,000     05/12/2001
  124                  1.65                 55.2%          44.8%          $1,616,164         $3,610,000     06/07/2001
  125                  1.31                 73.6%          62.7%          $1,606,203         $2,560,000     06/01/2001
  126                  1.75                 46.1%          37.3%          $1,490,431         $4,000,000     07/12/2001
  127                  2.37                 49.8%          40.4%          $1,454,549         $3,600,000     07/05/2001
  128                  1.24                 34.1%           0.8%             $38,935         $5,000,000     05/07/2001
  129                  1.52                 68.3%          55.4%          $1,357,578         $2,450,000     06/28/2001
  130                  1.75                 54.7%          49.1%          $1,472,834         $3,000,000     04/09/2001
  131                  1.61                 66.1%          54.3%          $1,345,631         $2,480,000     01/26/2001
  132                  2.86                 26.3%          21.2%          $1,291,137         $6,100,000     05/07/2001
  133                  2.09                 56.1%          49.6%          $1,412,837         $2,850,000     08/21/2001
  134                  1.43                 58.8%          50.5%          $1,369,883         $2,710,000     05/08/2001
  135                  1.31                 74.7%          62.0%          $1,301,463         $2,100,000     04/23/2001
  136                  1.87                 45.8%          37.0%          $1,220,914         $3,300,000     05/22/2001
  137                  1.92                 52.9%          42.3%          $1,193,610         $2,825,000     07/13/2001
  138                  1.72                 44.6%          36.3%          $1,217,450         $3,350,000     05/21/2001
  139                  1.38                 67.9%          56.0%          $1,232,728         $2,200,000     04/05/2001
  140                  1.33                 54.7%          26.8%            $722,797         $2,700,000     05/10/2001
  141                  3.32                 29.9%          26.4%          $1,275,132         $4,830,000     04/28/2001
  142                  1.54                 60.2%          49.9%          $1,197,312         $2,400,000     05/11/2001
  143                  1.81                 67.2%          53.7%          $1,114,036         $2,075,000     07/16/2001
  144                  2.12                 53.6%          43.3%          $1,125,336         $2,600,000     06/11/2001
  145                  1.27                 28.6%          20.9%            $521,969         $2,490,000     03/01/2001
  146                  1.27                 28.6%          20.9%            $486,062         $2,340,000     03/01/2001
  147                  3.99                 23.6%          20.9%          $1,165,207         $5,585,000     04/25/2001
  148                  1.61                 68.9%          56.7%          $1,066,063         $1,880,000     06/04/2001
  149                  1.59                 53.1%          43.5%          $1,061,711         $2,440,000     06/08/2001
  150                  3.89                 22.2%          18.2%          $1,056,113         $5,810,000     04/05/2001
  151                  1.67                 56.0%          39.0%            $897,558         $2,300,000     04/02/2001
  152                  1.50                 74.5%          65.9%          $1,110,306         $1,685,000     05/03/2001
  153                  1.48                 69.2%          57.2%          $1,030,180         $1,800,000     06/24/2001
  154                  2.07                 42.1%          34.3%          $1,010,664         $2,950,000     04/04/2001
  155                  1.49                 50.5%          41.7%          $1,022,814         $2,450,000     06/28/2001
  156                  1.26                 66.2%          47.0%            $845,750         $1,800,000     05/16/2001
  157                  1.38                 73.3%          59.8%            $972,322         $1,625,000     07/18/2001
  158                  1.70                 34.2%          27.9%            $892,340         $3,200,000     04/25/2001
  159                  2.22                 46.9%          38.5%            $894,375         $2,325,000     05/17/2001
  160                  1.85                 52.1%          42.7%            $815,100         $1,910,000     04/05/2001
  161                  3.07                 32.8%          26.9%            $812,396         $3,025,000     03/30/2001
  162                  3.49                 23.7%          19.3%            $811,668         $4,200,000     04/09/2001
  163                  1.27                 56.5%          46.7%            $793,056         $1,700,000     04/09/2001
  164                  1.56                 69.0%          57.1%            $741,992         $1,300,000     06/26/2001
  165                  1.31                 74.8%          61.3%            $717,354         $1,170,000     06/19/2001
  166                  1.57                 58.9%          47.9%            $709,330         $1,480,000     06/01/2001
  167                  1.68                 53.1%          49.5%            $742,523         $1,500,000     05/01/2001
  168                  1.57                 68.4%          55.9%            $650,856         $1,165,000     06/11/2001
  169                  1.33                 57.5%          47.4%            $532,722         $1,125,000     06/06/2001

                       1.64                 61.1%          51.3%

----------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                 LEASE
LOAN NO.    LARGEST TENANT(10)                                                      EXPIRATION DATE                   % NSF
----------------------------------------------------------------------------------------------------------------------------
   1        GSA #5/HUD                                                                11/22/2003                      21.2%
   2        JC Penney                                                                 10/31/2004                      21.3%
   3        NAP                                                                           NAP                           NAP
   4        NAP                                                                           NAP                           NAP
   5        NAP                                                                           NAP                           NAP
   6        NAP                                                                           NAP                           NAP
   7        NAP                                                                           NAP                           NAP
   8        NAP                                                                           NAP                           NAP
   9        NAP                                                                           NAP                           NAP
   10       Broadcom                                                                  06/30/2009                      57.7%
   11       New Era of Networks                                                       05/01/2010                     100.0%
   12       Power Bar Inc. (Nestle)                                                   05/13/2004                      17.3%
   13       Orange Co. Transit Authority                                              04/30/2008                      28.1%
   14       Kmart                                                                     08/31/2013                      25.5%
   15       NAP                                                                           NAP                           NAP
   16       American Stores Properties Inc (Albertson's)                              03/05/2021                      34.1%
   17       Sprint Telecommunications Comp                                            06/30/2006                      98.4%
   18       APW North America Inc.                                                    05/31/2017                     100.0%
   19       APW North America Inc.                                                    05/31/2017                     100.0%
   20       APW North America Inc.                                                    05/31/2017                     100.0%
   21       APW North America Inc.                                                    05/31/2017                     100.0%
   22       APW North America Inc.                                                    05/31/2017                     100.0%
   23       Collins & Aikman Corporation                                              09/30/2021                     100.0%
   24       Collins & Aikman Corporation                                              09/30/2021                     100.0%
   25       Collins & Aikman Corporation                                              09/30/2021                     100.0%
   26       Collins & Aikman Corporation                                              09/30/2021                     100.0%
   27       Collins & Aikman Corp.                                                    09/30/2021                     100.0%
   28       Collins & Aikman Corporation                                              09/30/2021                     100.0%
   29       Safeway                                                                   11/07/2025                      37.1%
   30       Pike Nurseries, Inc.                                                      02/29/2012                      24.7%
   31       Derse, Inc.                                                               04/14/2003                      20.4%
   32       City of Hope                                                              12/31/2008                      15.2%
   33       Ford Motor Land Development Co                                            12/31/2016                     100.0%
   34       Harmons                                                                   02/28/2026                      56.0%
   35       Smith's Food King                                                         08/31/2030                      84.9%
   36       Dominick's Finer Foods                                                    12/31/2008                      38.1%
   37       Kroger                                                                    11/30/2020                      32.0%
   38       IMPATH, Inc.                                                              07/31/2010                     100.0%
   39       Del Monte Corporation                                                     06/30/2016                     100.0%
   40       Del Monte Corporation                                                     06/30/2016                     100.0%
   41       Del Monte Corporation                                                     06/30/2016                     100.0%
   42       CCL Plastic Packaging, Inc.                                               09/30/2011                     100.0%
   43       Shaw's Supermarket                                                        02/28/2021                      51.8%
   44       NAP                                                                           NAP                           NAP
   45       Pac Bell                                                                  04/15/2006                       7.1%
   46       Stein Mart                                                                08/03/2007                      33.6%
   47       New Creative Enterprises                                                  08/31/2021                     100.0%
   48       Allied Interstate, Inc.                                                   10/31/2006                      46.0%
   49       Stop & Shop                                                               09/30/2012                      60.5%
   50       NAP                                                                           NAP                           NAP
   51       Ralph's Grocery                                                           10/31/2010                      38.6%
   52       Turner Construction                                                       12/31/2010                      49.0%
   53       NAP                                                                           NAP                           NAP
   54       McCleod USA                                                               12/31/2003                      14.5%
   55       Pacific Research/ICON                                                     02/05/2004                      17.2%
   56       Rochester Life Fitness                                                    04/30/2002                       7.6%
   57       ZettaCom                                                                  04/30/2006                     100.0%
   58       Macy's                                                                    06/30/2010                     100.0%
   59       Fairfax County                                                            09/30/2007                      74.0%
   60       NAP                                                                           NAP                           NAP
   61       DE - Pasadena                                                             03/31/2021                     100.0%
   62       DE - Mission Hills                                                        03/31/2021                     100.0%
   63        DE - Hoover                                                              03/31/2021                     100.0%
   64       DE - Phoenix: Camelback                                                   03/31/2021                     100.0%
   65       DE - West Covina                                                          03/31/2021                     100.0%
   66       DE - Phoenix/Bell Road                                                    03/31/2021                     100.0%
   67       DE - Glendale                                                             03/31/2021                     100.0%
   68       DE - Maywood                                                              03/31/2021                     100.0%
   69       DE - Tucson                                                               03/31/2021                     100.0%
   70       Minerals Management Service                                               11/01/2008                      50.6%
   71       NAP                                                                           NAP                           NAP
   72       Westport Corporation                                                      02/28/2010                      96.6%
   73       Kmart Corp                                                                11/30/2015                      45.6%
   74       Opthalmic Consultants                                                     10/31/2013                      16.7%
   75       Sears Roebuck & Co                                                        12/12/2005                      21.7%
   76       GSA / DC Pretrial Services                                                09/30/2011                      20.8%
   77       Public Service Company of Oklahoma                                        02/28/2009                     100.0%
   78       Albertsons                                                                08/31/2015                      27.7%
   79       NAP                                                                           NAP                           NAP
   80       NAP                                                                           NAP                           NAP
   81       Wells Fargo                                                               02/28/2003                      47.1%
   82       NAP                                                                           NAP                           NAP
   83       Hallmark                                                                  02/28/2006                      12.8%
   84       Spirent Communications, Inc.                                              01/31/2012                     100.0%
   85       Imagine Media, Inc.                                                       02/28/2006                      55.7%
   86       Zegrahm Expeditions, Inc. (Bldg. 2)                                       03/31/2007                      15.0%
   87       INOVA Medical Group                                                       08/31/2009                      13.2%
   88       Barnes & Noble Booksellers, Inc.                                          03/31/2011                      39.6%
   89       St. Thomas Hospital                                                       10/31/2003                      15.1%
   90       Woodland Bedrooms - 12                                                    09/30/2002                      14.8%
   91       Bed Bath & Beyond                                                         12/31/2011                      57.5%
   92       Baron's Marketplace                                                       07/31/2014                      16.7%
   93       Golden West Sales                                                         03/30/2003                      19.5%
   94       NAP                                                                           NAP                           NAP
   95       Bosworth Paper                                                            12/31/2007                      61.3%
   96       Ericsson Wireless                                                         07/31/2003                      61.5%
   97       Frank Russell Company                                                     03/31/2014                     100.0%
   98       Harbor Division, Inc.                                                     01/31/2012                     100.0%
   99       Aspen Financial Services                                                  01/31/2006                      25.6%
  100       Publix Super Markets, Inc.                                                04/28/2014                      81.9%
  101       L3 Communications Corporation                                             09/30/2009                     100.0%
  102       Lester Lithograph Inc                                                     06/30/2003                      20.4%
  103       TeleTech Customer Care Management, Inc.                                   09/20/2012                     100.0%
  104       Imperial Range                                                            11/30/2004                      27.0%
  105       State of California                                                       02/28/2005                     100.0%
  106       Food Lion                                                                 12/31/2017                      58.2%
  107       Cypress Trust Company                                                     01/31/2009                      44.6%
  108       (G) M&M Trading Company                                                   08/31/2003                       4.4%
  109       Westco Chemical, Inc.                                                     12/31/2015                     100.0%
  110       ICF Consulting Group, Inc.                                                07/31/2010                     100.0%
  111       Longs Drug Stores California, Inc.                                        02/01/2023                     100.0%
  112       La Petite Academy                                                         12/20/2002                      18.7%
  113       American Ring & Tool                                                      08/31/2003                      12.4%
  114       Walgreen Co.                                                              11/30/2020                     100.0%
  115       Xymo.com dba Aceva Technology                                             10/31/2003                      53.5%
  116       NAP                                                                           NAP                           NAP
  117       NAP                                                                           NAP                           NAP
  118       Westlake Hardware, Inc.                                                   03/31/2011                      24.3%
  119       Walgreen's                                                                06/30/2060                     100.0%
  120       Radford / Bornstein                                                       08/30/2007                      17.5%
  121       B&B Carpet One                                                            08/31/2010                      67.3%
  122       Blockbuster                                                               02/28/2003                      24.3%
  123       NAP                                                                           NAP                           NAP
  124       Cala Foods, Inc.                                                          05/31/2003                     100.0%
  125       Carlisle Research                                                         10/31/2004                      20.2%
  126       NAP                                                                           NAP                           NAP
  127       NAP                                                                           NAP                           NAP
  128       Secure Computing                                                          05/31/2008                     100.0%
  129       The Toro Company                                                          05/31/2006                     100.0%
  130       Hallmark Creations                                                        02/28/2006                      50.0%
  131       NAP                                                                           NAP                           NAP
  132       NAP                                                                           NAP                           NAP
  133       Honey Creek Furniture                                                     12/31/2005                      32.0%
  134       Caremore Medical                                                          05/31/2003                      25.3%
  135       Creative Floor Gallery, Inc.                                              12/30/2005                      47.4%
  136       The Fabric Barn                                                           01/31/2002                      18.3%
  137       NAP                                                                           NAP                           NAP
  138       Lasesys Corporation                                                       10/31/2002                       7.8%
  139       American Tower Corp                                                       01/31/2006                      59.0%
  140       Fichtel & Sachs Industries, Inc.                                          03/31/2005                     100.0%
  141       Silicon Communication Lab                                                 01/31/2006                      28.9%
  142       NAP                                                                           NAP                           NAP
  143       NAP                                                                           NAP                           NAP
  144       Kellwood Company                                                          03/31/2004                     100.0%
  145       Albertson's                                                               12/31/2002                     100.0%
  146       Albertson's                                                               12/31/2002                     100.0%
  147       Sash Communication                                                        04/14/2002                      36.0%
  148       NAP                                                                           NAP                           NAP
  149       NAP                                                                           NAP                           NAP
  150       Summit Assembly Inc.                                                      03/31/2004                      12.6%
  151       NAP                                                                           NAP                           NAP
  152       NAP                                                                           NAP                           NAP
  153       Mattress Zone                                                             06/30/2008                      23.0%
  154       Innovative Lighting                                                           MTM                         12.0%
  155       Oak Furniture-Retail WH                                                   08/31/2006                      25.0%
  156       21st Century Nutritional Products                                         12/31/2007                     100.0%
  157       Medical Clinic of North Texas                                             10/30/2008                      40.2%
  158       Saratoga Investment Company                                               10/31/2002                      27.0%
  159       Frank's Market                                                            11/30/2003                      27.3%
  160       IPITEK                                                                    03/01/2009                     100.0%
  161       NAP                                                                           NAP                           NAP
  162       Trace Digital, LLC                                                        03/31/2004                      34.4%
  163       Rosalie                                                                   01/31/2005                      16.1%
  164       South Beach Grill                                                         07/31/2004                      19.8%
  165       University of Maryland                                                    05/31/2011                     100.0%
  166       Canned Foods, Inc.                                                        03/31/2013                     100.0%
  167       Wei-Chuan, U.S.A., Inc.                                                   06/30/2005                     100.0%
  168       Transglobal Steel, Inc.                                                   02/28/2004                     100.0%
  169       Catalytic Solutions                                                       04/30/2004                     100.0%

----------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                              LEASE
LOAN NO.    SECOND LARGEST TENANT(10)                                            EXPIRATION DATE                      % NSF
----------------------------------------------------------------------------------------------------------------------------
   1        Group Hospitalization & Medical Services                               04/30/2011                         18.9%
   2        Sears                                                                  11/01/2011                         18.9%
   3        NAP                                                                        NAP                              NAP
   4        NAP                                                                        NAP                              NAP
   5        NAP                                                                        NAP                              NAP
   6        NAP                                                                        NAP                              NAP
   7        NAP                                                                        NAP                              NAP
   8        NAP                                                                        NAP                              NAP
   9        NAP                                                                        NAP                              NAP
   10       Nortel                                                                 11/30/2004                         23.1%
   11       NAP                                                                        NAP                              NAP
   12       MPR Associates, Inc.                                                   05/13/2004                         11.9%
   13       Union Bank                                                             09/30/2007                         13.4%
   14       Albertson's                                                            06/30/2012                         18.6%
   15       NAP                                                                        NAP                              NAP
   16       Staples                                                                07/31/2015                         14.9%
   17       Syntellect                                                                 MTM                             0.9%
   18       NAP                                                                        NAP                              NAP
   19       NAP                                                                        NAP                              NAP
   20       NAP                                                                        NAP                              NAP
   21       NAP                                                                        NAP                              NAP
   22       NAP                                                                        NAP                              NAP
   23       NAP                                                                        NAP                              NAP
   24       NAP                                                                        NAP                              NAP
   25       NAP                                                                        NAP                              NAP
   26       NAP                                                                        NAP                              NAP
   27       NAP                                                                        NAP                              NAP
   28       NAP                                                                        NAP                              NAP
   29       Jo-Ann Fabrics                                                         01/31/2005                         10.2%
   30       Terry World Textiles, LL                                               05/31/2005                         17.8%
   31       Barco, Inc                                                             08/14/2003                         19.1%
   32       David Fett                                                             05/31/2006                          6.2%
   33       NAP                                                                        NAP                              NAP
   34       Greenbacks                                                             04/30/2006                          8.5%
   35       Smith's Gas                                                            12/31/2030                          4.8%
   36       MC Sporting Goods                                                      01/31/2005                          9.3%
   37       Linens N' Things                                                       01/31/2011                         17.7%
   38       NAP                                                                        NAP                              NAP
   39       NAP                                                                        NAP                              NAP
   40       NAP                                                                        NAP                              NAP
   41       NAP                                                                        NAP                              NAP
   42       NAP                                                                        NAP                              NAP
   43       Osco Drug                                                              09/30/2008                         17.4%
   44       NAP                                                                        NAP                              NAP
   45       Skoronski Corp. (Assoc. Medical)                                       10/31/2004                          4.1%
   46       Trader Joe's                                                           10/31/2007                          9.4%
   47       NAP                                                                        NAP                              NAP
   48       City of Chandler                                                       12/31/2010                         31.4%
   49       Blockbuster                                                            09/30/2013                          5.6%
   50       NAP                                                                        NAP                              NAP
   51       Sav-On Drugs                                                           04/30/2011                         13.3%
   52       Ketchum, Inc.                                                          11/30/2012                         26.6%
   53       NAP                                                                        NAP                              NAP
   54       Fabian & Clendenn                                                      12/31/2003                         13.3%
   55       Leibert Whitmore Cassidy                                               05/31/2002                         13.6%
   56       Quest Communications                                                   03/31/2015                          6.6%
   57       NAP                                                                        NAP                              NAP
   58       NAP                                                                        NAP                              NAP
   59       Charles Kirksey DDS                                                    09/30/2006                          7.5%
   60       NAP                                                                        NAP                              NAP
   61       NAP                                                                        NAP                              NAP
   62       NAP                                                                        NAP                              NAP
   63       NAP                                                                        NAP                              NAP
   64       NAP                                                                        NAP                              NAP
   65       NAP                                                                        NAP                              NAP
   66       NAP                                                                        NAP                              NAP
   67       NAP                                                                        NAP                              NAP
   68       NAP                                                                        NAP                              NAP
   69       NAP                                                                        NAP                              NAP
   70       Drug Enforcement Agency                                                11/01/2008                         13.3%
   71       NAP                                                                        NAP                              NAP
   72       Bell-Mark Corporation                                                  10/31/2003                          3.4%
   73       The Vons Companies, Inc.                                               01/11/2014                         22.8%
   74       Island Obstetric & Gyn. Assoc.                                         01/31/2009                          4.7%
   75       PetsMart Inc                                                           09/30/2004                         20.4%
   76       USO (Architectural Services)                                           03/31/2008                          9.0%
   77       NAP                                                                        NAP                              NAP
   78       Rite Aid                                                               05/31/2005                         26.3%
   79       NAP                                                                        NAP                              NAP
   80       NAP                                                                        NAP                              NAP
   81       Conseco                                                                09/30/2002                         11.4%
   82       NAP                                                                        NAP                              NAP
   83       Blockbusters Video                                                     12/31/2010                          8.5%
   84       NAP                                                                        NAP                              NAP
   85       O'Rourke, Sacher & Moulton                                             03/13/2004                         13.1%
   86       Marine Resources (Bldg. 2)                                             01/31/2003                         13.4%
   87       Charles Weber                                                          03/31/2005                          8.4%
   88       Staples the Office Superstore East, Inc.                               08/31/2011                         38.0%
   89       Vanderbilt Medical Center                                              11/30/2004                         13.4%
   90       Molded Devices-Bldg. 7                                                 02/28/2005                         10.5%
   91       Gateway Country                                                        11/30/2005                         10.3%
   92       Kinko's                                                                10/31/2010                         13.6%
   93       West Coast Laminating                                                  01/14/2006                         14.2%
   94       NAP                                                                        NAP                              NAP
   95       Diamond Gear Co. Ltd.                                                  09/30/2004                         21.5%
   96       Engineered Environments, Inc.                                          12/31/2005                         20.5%
   97       NAP                                                                        NAP                              NAP
   98       NAP                                                                        NAP                              NAP
   99       Stewart Title                                                          04/30/2006                         17.2%
  100       Hong Kong Super Buffet                                                 02/28/2010                          4.4%
  101       NAP                                                                        NAP                              NAP
  102       Static Protection Inc.                                                 06/30/2006                         14.6%
  103       NAP                                                                        NAP                              NAP
  104       Gibson Enterprises                                                     07/31/2002                         16.2%
  105       NAP                                                                        NAP                              NAP
  106       Dolgen Corp, Inc.                                                      12/31/2007                         16.9%
  107       Applied Digital Solutions                                              01/31/2003                         32.0%
  108       (K) JS Greene and Associates                                           04/30/2002                          3.6%
  109       NAP                                                                        NAP                              NAP
  110       NAP                                                                        NAP                              NAP
  111       NAP                                                                        NAP                              NAP
  112       99 Cents Only                                                          01/30/2007                          6.4%
  113       Alltech Electronics                                                    03/31/2008                         12.3%
  114       NAP                                                                        NAP                              NAP
  115       Ananda BookBuyers                                                      02/28/2004                         46.5%
  116       NAP                                                                        NAP                              NAP
  117       NAP                                                                        NAP                              NAP
  118       Pet World                                                              03/31/2005                          8.5%
  119       NAP                                                                        NAP                              NAP
  120       Nicholas C. Bellos, MD                                                 08/30/2005                         17.0%
  121       Simpson Lighting & Glass                                               08/31/2005                         19.6%
  122       Marco Drug                                                             09/30/2005                         12.2%
  123       NAP                                                                        NAP                              NAP
  124       NAP                                                                        NAP                              NAP
  125       Reflections in Video                                                   08/31/2003                          9.2%
  126       NAP                                                                        NAP                              NAP
  127       NAP                                                                        NAP                              NAP
  128       NAP                                                                        NAP                              NAP
  129       NAP                                                                        NAP                              NAP
  130       Carefree Vacations                                                     11/30/2005                         16.7%
  131       NAP                                                                        NAP                              NAP
  132       NAP                                                                        NAP                              NAP
  133       Baci Italian Cuisine                                                   03/31/2008                         15.0%
  134       Greater Orange County                                                  12/31/2001                         10.9%
  135       American Lighting Company, LLC                                         12/30/2005                         38.7%
  136       Lewis Wheelchair                                                       11/30/2005                         13.9%
  137       NAP                                                                        NAP                              NAP
  138       JB & Associates                                                        02/28/2002                          7.4%
  139       Railservices, Inc.                                                     03/06/2004                         32.6%
  140       NAP                                                                        NAP                              NAP
  141       Custom Micro Machining                                                 07/31/2002                         26.2%
  142       NAP                                                                        NAP                              NAP
  143       NAP                                                                        NAP                              NAP
  144       NAP                                                                        NAP                              NAP
  145       NAP                                                                        NAP                              NAP
  146       NAP                                                                        NAP                              NAP
  147       Volkswagen of America                                                  04/30/2003                         16.2%
  148       NAP                                                                        NAP                              NAP
  149       NAP                                                                        NAP                              NAP
  150       eCongo.com, Inc.                                                       12/31/2001                          8.7%
  151       NAP                                                                        NAP                              NAP
  152       NAP                                                                        NAP                              NAP
  153       Blimpie/Pizza Ventures, Inc.                                           07/31/2011                         21.2%
  154       IDM Controls                                                           12/31/2001                          9.8%
  155       D and H Vending-WH                                                     02/28/2003                          8.3%
  156       NAP                                                                        NAP                              NAP
  157       Volt Information Sciences, Inc.                                        03/30/2004                         11.0%
  158       Jerry Paraiso (d/b/a Jway Group)                                       03/15/2002                         23.2%
  159       Little Onion Ent.                                                      09/30/2005                         14.5%
  160       NAP                                                                        NAP                              NAP
  161       NAP                                                                        NAP                              NAP
  162       Ocular Labs, Inc.                                                      05/02/2005                         24.3%
  163       State Farm                                                             05/31/2005                         11.0%
  164       Quick Mart-Tooba                                                       05/31/2004                         17.2%
  165       NAP                                                                        NAP                              NAP
  166       NAP                                                                        NAP                              NAP
  167       NAP                                                                        NAP                              NAP
  168       NAP                                                                        NAP                              NAP
  169       NAP                                                                        NAP                              NAP

-------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                 LEASE
LOAN NO.    THIRD LARGEST TENANT(10)                                                EXPIRATION DATE                % NSF
-------------------------------------------------------------------------------------------------------------------------
   1        GSA #1/FAA                                                                07/26/2002                   16.4%
   2        Saks Incorporated                                                         09/16/2004                   15.2%
   3        NAP                                                                           NAP                        NAP
   4        NAP                                                                           NAP                        NAP
   5        NAP                                                                           NAP                        NAP
   6        NAP                                                                           NAP                        NAP
   7        NAP                                                                           NAP                        NAP
   8        NAP                                                                           NAP                        NAP
   9        NAP                                                                           NAP                        NAP
   10       8X8                                                                       05/31/2003                   19.3%
   11       NAP                                                                           NAP                        NAP
   12       Pacific Bell                                                              04/28/2006                    7.6%
   13       Western Dental                                                            09/30/2004                   10.4%
   14       Sun Star Theatres, LLC                                                    02/28/2006                   10.5%
   15       NAP                                                                           NAP                        NAP
   16       The Wiz                                                                   01/31/2011                   12.4%
   17       Friendly Flavors                                                          06/30/2005                    0.6%
   18       NAP                                                                           NAP                        NAP
   19       NAP                                                                           NAP                        NAP
   20       NAP                                                                           NAP                        NAP
   21       NAP                                                                           NAP                        NAP
   22       NAP                                                                           NAP                        NAP
   23       NAP                                                                           NAP                        NAP
   24       NAP                                                                           NAP                        NAP
   25       NAP                                                                           NAP                        NAP
   26       NAP                                                                           NAP                        NAP
   27       NAP                                                                           NAP                        NAP
   28       NAP                                                                           NAP                        NAP
   29       American Radiology                                                        04/30/2005                    9.7%
   30       ICM Corporation                                                           01/05/2002                   16.0%
   31       Magellan Health Services                                                  06/30/2003                   18.1%
   32       Cal Orthopedic & Sports Medicine                                          01/31/2003                    5.5%
   33       NAP                                                                           NAP                        NAP
   34       Division of Motor Vehicles                                                02/28/2008                    6.0%
   35       Dis N' Dat                                                                10/31/2004                    1.8%
   36       Petco                                                                     01/31/2009                    7.1%
   37       Barnes & Noble                                                            01/31/2011                   11.4%
   38       NAP                                                                           NAP                        NAP
   39       NAP                                                                           NAP                        NAP
   40       NAP                                                                           NAP                        NAP
   41       NAP                                                                           NAP                        NAP
   42       NAP                                                                           NAP                        NAP
   43       Dollar Tree                                                               05/31/2006                    8.1%
   44       NAP                                                                           NAP                        NAP
   45       Burke Engineering Company                                                 05/14/2005                    3.8%
   46       Pier 1 Imports                                                            08/31/2010                    7.6%
   47       NAP                                                                           NAP                        NAP
   48       Western International Univ                                                03/31/2009                   17.1%
   49       Empire Wine & Spirits                                                     05/31/2004                    3.9%
   50       NAP                                                                           NAP                        NAP
   51       Crown Hardware                                                            09/30/2004                    6.2%
   52       Tom Sawyer Software                                                       12/31/2008                   24.2%
   53       NAP                                                                           NAP                        NAP
   54       FJC&N                                                                     10/31/2002                    8.5%
   55       Health Hero Networks                                                      04/05/2003                   10.2%
   56       Apria Healthcare, Inc.                                                    01/31/2005                    5.7%
   57       NAP                                                                           NAP                        NAP
   58       NAP                                                                           NAP                        NAP
   59       Frontier Technologies                                                     04/30/2003                    5.1%
   60       NAP                                                                           NAP                        NAP
   61       NAP                                                                           NAP                        NAP
   62       NAP                                                                           NAP                        NAP
   63       NAP                                                                           NAP                        NAP
   64       NAP                                                                           NAP                        NAP
   65       NAP                                                                           NAP                        NAP
   66       NAP                                                                           NAP                        NAP
   67       NAP                                                                           NAP                        NAP
   68       NAP                                                                           NAP                        NAP
   69       NAP                                                                           NAP                        NAP
   70       Immigration & Naturalization                                              11/01/2008                   12.4%
   71       NAP                                                                           NAP                        NAP
   72       NAP                                                                           NAP                        NAP
   73       Founders National Bank                                                    08/15/2004                    5.1%
   74       Garden City Surgical Assoc.                                               01/31/2009                    3.7%
   75       Hometown Buffet Inc                                                       12/31/2008                   12.4%
   76       DC Pretrial Services                                                      07/31/2007                    6.9%
   77       NAP                                                                           NAP                        NAP
   78       Global Photon                                                             12/31/2009                    5.3%
   79       NAP                                                                           NAP                        NAP
   80       NAP                                                                           NAP                        NAP
   81       US Administrative Services                                                07/31/2006                    6.8%
   82       NAP                                                                           NAP                        NAP
   83       Oberweis Dairy                                                            12/31/2005                    7.2%
   84       NAP                                                                           NAP                        NAP
   85       Imagine Media, Inc.                                                       12/31/2002                    7.2%
   86       Purple Solutions Inc. (Bldg. 2)                                           03/15/2005                    9.0%
   87       Miller & Gvleinhoff                                                       01/31/2008                    6.0%
   88       New England Audio Co., Inc.                                               06/30/2016                   22.4%
   89       Steltemeier & Westbrook                                                   12/31/2010                    8.6%
   90       W & B Tools-Bldg. 1                                                       09/30/2003                    8.0%
   91       John Wilson Sports                                                        01/30/2006                    6.4%
   92       Home Saving/Hollywood Video                                               07/31/2018                    9.8%
   93       Deep Foods, Inc.                                                          04/30/2006                   12.4%
   94       NAP                                                                           NAP                        NAP
   95       JA Webster, Inc                                                           02/28/2004                   17.2%
   96       Wholesale Forest, Inc.                                                    09/30/2006                   18.0%
   97       NAP                                                                           NAP                        NAP
   98       NAP                                                                           NAP                        NAP
   99       Liberty Realty                                                            02/28/2006                   15.2%
  100       Mail Boxes Etc                                                            03/31/2003                    2.9%
  101       NAP                                                                           NAP                        NAP
  102       School Ten Inc/Safety Consultant                                          10/31/2003                    8.1%
  103       NAP                                                                           NAP                        NAP
  104       Imperial Range                                                            11/30/2002                   14.3%
  105       NAP                                                                           NAP                        NAP
  106       Backwoods Designs, Inc.                                                   10/31/2002                    9.0%
  107       KMK Associates                                                            09/30/2003                   17.1%
  108       (H) Smart Planet                                                          08/31/2003                    3.6%
  109       NAP                                                                           NAP                        NAP
  110       NAP                                                                           NAP                        NAP
  111       NAP                                                                           NAP                        NAP
  112       Nina's Natural Foods                                                      01/31/2002                    6.3%
  113       Duyen T. Bui                                                              08/31/2002                    7.2%
  114       NAP                                                                           NAP                        NAP
  115       NAP                                                                           NAP                        NAP
  116       NAP                                                                           NAP                        NAP
  117       NAP                                                                           NAP                        NAP
  118       Douglas County Bank                                                       05/30/2007                    7.8%
  119       NAP                                                                           NAP                        NAP
  120       Chakmakjian, MD                                                           10/31/2002                   11.7%
  121       EZ Liquor Store                                                           08/31/2010                   13.1%
  122       Canton Restuarant                                                         03/31/2012                    7.3%
  123       NAP                                                                           NAP                        NAP
  124       NAP                                                                           NAP                        NAP
  125       Lutz Printing                                                             03/31/2004                    9.2%
  126       NAP                                                                           NAP                        NAP
  127       NAP                                                                           NAP                        NAP
  128       NAP                                                                           NAP                        NAP
  129       NAP                                                                           NAP                        NAP
  130       Panda Express                                                             12/31/2010                   15.0%
  131       NAP                                                                           NAP                        NAP
  132       NAP                                                                           NAP                        NAP
  133       H & R Block                                                               04/30/2006                   12.4%
  134       Joseph Brueckmann, DO                                                     12/31/2004                    7.8%
  135       All, Inc.                                                                 12/30/2005                   13.9%
  136       California Office Systems                                                 01/31/2003                   13.8%
  137       NAP                                                                           NAP                        NAP
  138       Future Rehab                                                              03/31/2003                    7.3%
  139       NAP                                                                           NAP                        NAP
  140       NAP                                                                           NAP                        NAP
  141       MegaForce Electronics                                                     07/31/2003                   24.0%
  142       NAP                                                                           NAP                        NAP
  143       NAP                                                                           NAP                        NAP
  144       NAP                                                                           NAP                        NAP
  145       NAP                                                                           NAP                        NAP
  146       NAP                                                                           NAP                        NAP
  147       Government Micro Resources                                                06/14/2003                   16.2%
  148       NAP                                                                           NAP                        NAP
  149       NAP                                                                           NAP                        NAP
  150       Woodside Scientific                                                       01/31/2002                    8.7%
  151       NAP                                                                           NAP                        NAP
  152       NAP                                                                           NAP                        NAP
  153       Pleasant Pointe Animal Clinic                                             07/31/2008                   21.2%
  154       Frazieri-Parish                                                           11/30/2002                    4.5%
  155       Quality Appliance Inst-WH                                                     MTM                       7.1%
  156       NAP                                                                           NAP                        NAP
  157       Texas Vocational Commission                                               09/30/2003                   10.6%
  158       Pan-Cal/Greater Bay                                                       12/31/2006                   16.6%
  159       Video and Mail, Etc.                                                      03/31/2002                    7.3%
  160       NAP                                                                           NAP                        NAP
  161       NAP                                                                           NAP                        NAP
  162       Corporate Express Office Products, Inc.                                   02/14/2005                   24.0%
  163       Maberley - Dentist                                                        10/31/2010                    9.5%
  164       VB Health Dept.                                                           09/30/2002                   11.5%
  165       NAP                                                                           NAP                        NAP
  166       NAP                                                                           NAP                        NAP
  167       NAP                                                                           NAP                        NAP
  168       NAP                                                                           NAP                        NAP
  169       NAP                                                                           NAP                        NAP

------------------------------------------------------------------------------------------------------------------------
MORTGAGE           INSURANCE                   TAX                 CAPITAL EXPENDITURE                 TI/LC
LOAN NO.        ESCROW IN PLACE          ESCROW IN PLACE           ESCROW IN PLACE(11)          ESCROW IN PLACE(12)
------------------------------------------------------------------------------------------------------------------------
   1                   No                      Yes                          No                          Yes
   2                   No                      Yes                          No                           No
   3                  Yes                      Yes                         Yes                           No
   4                  Yes                      Yes                         Yes                           No
   5                  Yes                      Yes                         Yes                           No
   6                  Yes                      Yes                         Yes                           No
   7                  Yes                      Yes                         Yes                           No
   8                  Yes                      Yes                         Yes                           No
   9                  Yes                      Yes                         Yes                           No
   10                  No                       No                          No                           No
   11                 Yes                      Yes                          No                          Yes
   12                 Yes                      Yes                         Yes                          Yes
   13                 Yes                      Yes                         Yes                          Yes
   14                 Yes                      Yes                         Yes                           No
   15                 Yes                      Yes                         Yes                           No
   16                 Yes                      Yes                          No                           No
   17                  No                      Yes                          No                          Yes
   18                  No                       No                          No                           No
   19                  No                       No                          No                           No
   20                  No                       No                          No                           No
   21                  No                       No                          No                           No
   22                  No                       No                          No                           No
   23                  No                       No                          No                           No
   24                  No                       No                          No                           No
   25                  No                       No                          No                           No
   26                  No                       No                          No                           No
   27                  No                       No                          No                           No
   28                  No                       No                          No                           No
   29                 Yes                      Yes                         Yes                          Yes
   30                  No                       No                          No                           No
   31                  No                       No                          No                           No
   32                 Yes                      Yes                         Yes                          Yes
   33                  No                       No                          No                           No
   34                 Yes                      Yes                         Yes                          Yes
   35                 Yes                      Yes                         Yes                          Yes
   36                  No                       No                          No                           No
   37                  No                       No                          No                          Yes
   38                 Yes                      Yes                         Yes                          Yes
   39                  No                       No                          No                           No
   40                  No                       No                          No                           No
   41                  No                       No                          No                           No
   42                 Yes                      Yes                         Yes                           No
   43                 Yes                      Yes                         Yes                           No
   44                 Yes                      Yes                          No                           No
   45                 Yes                      Yes                         Yes                           No
   46                  No                      Yes                         Yes                           No
   47                  No                       No                          No                          Yes
   48                  No                      Yes                         Yes                          Yes
   49                 Yes                      Yes                          No                           No
   50                 Yes                      Yes                         Yes                           No
   51                  No                       No                         Yes                           No
   52                  No                      Yes                         Yes                          Yes
   53                 Yes                      Yes                          No                           No
   54                  No                       No                          No                           No
   55                 Yes                      Yes                         Yes                          Yes
   56                 Yes                      Yes                         Yes                          Yes
   57                 Yes                      Yes                         Yes                          Yes
   58                  No                       No                          No                           No
   59                 Yes                      Yes                         Yes                          Yes
   60                 Yes                      Yes                          No                           No
   61                  No                      Yes                         Yes                          Yes
   62                  No                      Yes                         Yes                          Yes
   63                  No                      Yes                         Yes                          Yes
   64                  No                      Yes                         Yes                          Yes
   65                  No                      Yes                         Yes                          Yes
   66                  No                      Yes                         Yes                          Yes
   67                  No                      Yes                         Yes                          Yes
   68                  No                      Yes                         Yes                          Yes
   69                  No                      Yes                         Yes                          Yes
   70                 Yes                      Yes                         Yes                          Yes
   71                 Yes                      Yes                         Yes                           No
   72                  No                      Yes                          No                           No
   73                 Yes                      Yes                          No                           No
   74                 Yes                      Yes                          No                           No
   75                  No                      Yes                         Yes                          Yes
   76                  No                      Yes                         Yes                          Yes
   77                  No                       No                          No                           No
   78                 Yes                      Yes                         Yes                          Yes
   79                  No                      Yes                          No                           No
   80                 Yes                      Yes                         Yes                           No
   81                  No                       No                          No                           No
   82                 Yes                      Yes                         Yes                           No
   83                 Yes                      Yes                         Yes                          Yes
   84                  No                       No                          No                           No
   85                  No                      Yes                          No                           No
   86                 Yes                      Yes                         Yes                           No
   87                 Yes                      Yes                         Yes                          Yes
   88                  No                       No                          No                           No
   89                 Yes                      Yes                         Yes                          Yes
   90                  No                       No                          No                           No
   91                 Yes                      Yes                         Yes                          Yes
   92                 Yes                      Yes                          No                           No
   93                 Yes                      Yes                         Yes                           No
   94                 Yes                      Yes                          No                           No
   95                  No                      Yes                          No                          Yes
   96                 Yes                      Yes                          No                          Yes
   97                  No                       No                         Yes                           No
   98                  No                       No                          No                           No
   99                 Yes                      Yes                         Yes                          Yes
  100                 Yes                      Yes                          No                           No
  101                  No                      Yes                          No                           No
  102                  No                      Yes                         Yes                          Yes
  103                  No                       No                         Yes                           No
  104                 Yes                      Yes                         Yes                           No
  105                 Yes                      Yes                         Yes                           No
  106                 Yes                      Yes                          No                           No
  107                 Yes                      Yes                         Yes                           No
  108                  No                       No                          No                           No
  109                 Yes                      Yes                         Yes                           No
  110                  No                       No                         Yes                          Yes
  111                  No                       No                          No                           No
  112                  No                       No                          No                           No
  113                 Yes                      Yes                         Yes                           No
  114                  No                       No                         Yes                           No
  115                 Yes                      Yes                         Yes                          Yes
  116                  No                       No                          No                           No
  117                 Yes                      Yes                          No                           No
  118                 Yes                      Yes                          No                           No
  119                  No                       No                          No                           No
  120                 Yes                      Yes                          No                           No
  121                 Yes                      Yes                          No                          Yes
  122                 Yes                      Yes                          No                           No
  123                  No                       No                          No                           No
  124                  No                       No                          No                           No
  125                 Yes                      Yes                          No                          Yes
  126                 Yes                      Yes                          No                           No
  127                 Yes                      Yes                          No                           No
  128                 Yes                      Yes                          No                          Yes
  129                  No                       No                          No                          Yes
  130                  No                      Yes                          No                           No
  131                 Yes                      Yes                         Yes                           No
  132                  No                       No                          No                           No
  133                 Yes                      Yes                          No                          Yes
  134                 Yes                      Yes                         Yes                           No
  135                 Yes                      Yes                         Yes                          Yes
  136                  No                       No                          No                           No
  137                 Yes                      Yes                          No                           No
  138                 Yes                      Yes                          No                          Yes
  139                 Yes                      Yes                         Yes                           No
  140                 Yes                      Yes                         Yes                           No
  141                 Yes                      Yes                          No                           No
  142                 Yes                      Yes                          No                           No
  143                 Yes                      Yes                          No                           No
  144                 Yes                      Yes                         Yes                           No
  145                  No                       No                          No                           No
  146                  No                       No                          No                           No
  147                 Yes                      Yes                          No                           No
  148                 Yes                      Yes                         Yes                           No
  149                 Yes                      Yes                         Yes                           No
  150                 Yes                      Yes                          No                           No
  151                  No                       No                         Yes                           No
  152                 Yes                      Yes                         Yes                           No
  153                 Yes                      Yes                         Yes                          Yes
  154                 Yes                      Yes                          No                           No
  155                 Yes                      Yes                         Yes                          Yes
  156                  No                      Yes                         Yes                           No
  157                 Yes                      Yes                          No                           No
  158                 Yes                      Yes                          No                          Yes
  159                  No                       No                          No                           No
  160                  No                       No                          No                           No
  161                 Yes                      Yes                         Yes                           No
  162                 Yes                      Yes                          No                          Yes
  163                 Yes                      Yes                          No                           No
  164                 Yes                      Yes                         Yes                          Yes
  165                 Yes                      Yes                         Yes                          Yes
  166                  No                       No                          No                           No
  167                  No                       No                          No                          Yes
  168                 Yes                      Yes                         Yes                           No
  169                 Yes                      Yes                         Yes                           No

                     53.21%                   75.43%                      45.57%                       39.17%


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     INITIAL CAPITAL
MORTGAGE                              OTHER                                            SPRINGING                         EXPENDITURE
LOAN NO.                      ESCROW DESCRIPTION(13)                             ESCROW DESCRIPTION(14)       ESCROW REQUIREMENT(15)
------------------------------------------------------------------------------------------------------------------------------------
   1                                   NAP                                                NAP                                    $0
   2                                   NAP                                                NAP                                    $0
   3                                   NAP                                                NAP                               $72,450
   4                                   NAP                                                NAP                               $52,035
   5                                   NAP                                                NAP                               $51,575
   6                                   NAP                                                NAP                               $40,768
   7                                   NAP                                                NAP                               $38,527
   8                                   NAP                                                NAP                               $32,602
   9                                   NAP                                                NAP                               $19,033
   10                                  NAP                                                NAP                                    $0
   11                             Title Matters                                           NAP                                    $0
   12                                  NAP                                                NAP                                    $0
   13                                  NAP                                                NAP                                $6,500
   14                                  NAP                                                NAP                                    $0
   15                                  NAP                                                NAP                            $1,000,000
   16                          Tenant Reimbursement                                       NAP                                    $0
   17                                  NAP                                               TI/LC                                   $0
   18                                  NAP                                         RE Tax, Insurance                             $0
   19                                  NAP                                         RE Tax, Insurance                             $0
   20                                  NAP                                         RE Tax, Insurance                             $0
   21                                  NAP                                         RE Tax, Insurance                             $0
   22                                  NAP                                         RE Tax, Insurance                             $0
   23                                  NAP                                         RE Tax, Insurance                             $0
   24                                  NAP                                         RE Tax, Insurance                             $0
   25                                  NAP                                         RE Tax, Insurance                             $0
   26                                  NAP                                         RE Tax, Insurance                             $0
   27                                  NAP                                         RE Tax, Insurance                             $0
   28                                  NAP                                         RE Tax, Insurance                             $0
   29                 Tenant Holdback & Ground Rent Escrows                               NAP                                $1,867
   30                                  NAP                                                NAP                                    $0
   31                                  NAP                                                NAP                                    $0
   32                           Occupancy Reserve                                         NAP                                    $0
   33                                  NAP                                                NAP                                    $0
   34                                  NAP                                                NAP                                    $0
   35                                  NAP                                                NAP                                    $0
   36                            Parking Reserves                              RE Tax, Insurance, Cap Ex                         $0
   37                                  NAP                                     RE Tax, Insurance, Cap Ex                         $0
   38                                  NAP                                        TI/LC, Debt Service                            $0
   39                         Debt Service Holdback                         RE Tax, Insurance, Debt Service                      $0
   40                         Debt Service Holdback                         RE Tax, Insurance, Debt Service                      $0
   41                         Debt Service Holdback                         RE Tax, Insurance, Debt Service                      $0
   42                                  NAP                                               TI/LC                                   $0
   43                           Occupancy Reserve                                         NAP                                    $0
   44                                  NAP                                               Cap Ex                                  $0
   45                                  NAP                                                NAP                                    $0
   46                                  NAP                                             Insurance                                 $0
   47                                  NAP                                     RE Tax, Insurance, Cap Ex                         $0
   48                                  NAP                                             Insurance                                 $0
   49                                  NAP                                               Cap Ex                                  $0
   50                         Net Cash Flow Security                                      NAP                                    $0
   51                                  NAP                                                NAP                                    $0
   52                                  NAP                                             Insurance                                 $0
   53                                  NAP                                               Cap Ex                                  $0
   54                                  NAP                                     RE Tax, Insurance, Cap Ex                         $0
   55                                SPE Fee                                             TI/LC                                   $0
   56                                  NAP                                                NAP                                    $0
   57                           Tenant Performance                                        NAP                                    $0
   58                                  NAP                                         RE Tax, Insurance                             $0
   59                           Occupancy Reserve                                        TI/LC                              $81,395
   60                                  NAP                                                NAP                                    $0
   61                                  NAP                                             Insurance                                 $0
   62                                  NAP                                             Insurance                                 $0
   63                                  NAP                                             Insurance                                 $0
   64                                  NAP                                             Insurance                                 $0
   65                                  NAP                                             Insurance                                 $0
   66                                  NAP                                             Insurance                                 $0
   67                                  NAP                                             Insurance                                 $0
   68                                  NAP                                             Insurance                                 $0
   69                                  NAP                                             Insurance                                 $0
   70                                  NAP                                               TI/LC                               $1,040
   71                                  NAP                                                NAP                                $3,333
   72                                  NAP                                               TI/LC                                   $0
   73                                  NAP                                                NAP                                    $0
   74                                  NAP                                                NAP                                    $0
   75                                  NAP                                                NAP                                    $0
   76                                  NAP                                             Insurance                             $1,180
   77                                  NAP                                         RE Tax, Insurance                             $0
   78                                  NAP                                                NAP                                    $0
   79                                  NAP                                                NAP                                    $0
   80                                  NAP                                                NAP                                    $0
   81                                  NAP                                     RE Tax, Insurance, Cap Ex                         $0
   82                                  NAP                                                NAP                                    $0
   83                                  NAP                                                NAP                                    $0
   84                              Tenant Rent                                            NAP                                    $0
   85                                  NAP                                                NAP                                    $0
   86                                  NAP                                                NAP                                    $0
   87                                  NAP                                                NAP                                $1,008
   88                                  NAP                                                NAP                                    $0
   89                         Net Cash Flow Security                                      NAP                                    $0
   90                                  NAP                                     RE Tax, Insurance, Cap Ex                         $0
   91                                  NAP                                                NAP                                    $0
   92                                  NAP                                               TI/LC                                   $0
   93                                  NAP                                                NAP                                    $0
   94                                  NAP                                               Cap Ex                                  $0
   95                                  NAP                                               TI/LC                                   $0
   96              Easement Termination & Debt Service Reserve                           TI/LC                                   $0
   97                                  NAP                                      RE Tax, Insurance, TI/LC                     $1,219
   98                                  NAP                                                NAP                                    $0
   99                                  NAP                                                NAP                                    $0
  100                                  NAP                                                NAP                                    $0
  101                                  NAP                                               TI/LC                                   $0
  102                                  NAP                                               TI/LC                                   $0
  103                                  NAP                                      RE Tax, Insurance, TI/LC                         $0
  104                                  NAP                                                NAP                                    $0
  105                           Tenant Performance                                       TI/LC                                   $0
  106                                  NAP                                                NAP                                    $0
  107                                  NAP                                                NAP                                    $0
  108                                  NAP                                                NAP                                    $0
  109                                  NAP                                                NAP                                    $0
  110                           Tenant Performance                                        NAP                                    $0
  111                                  NAP                                         RE Tax, Insurance                             $0
  112                                  NAP                                                NAP                                    $0
  113                                  NAP                                               TI/LC                                   $0
  114                                  NAP                                         RE Tax, Insurance                             $0
  115                                  NAP                                                NAP                               $14,365
  116                                  NAP                                                NAP                                    $0
  117                                  NAP                                               Cap Ex                                  $0
  118                                  NAP                                                NAP                                    $0
  119                                  NAP                                                NAP                                    $0
  120                                  NAP                                           Cap Ex, TI/LC                               $0
  121                                  NAP                                                NAP                                    $0
  122                                  NAP                                               Cap Ex                                  $0
  123                                  NAP                                                NAP                                    $0
  124                                  NAP                                  RE Tax, Insurance, Cap Ex, TI/LC                     $0
  125                                  NAP                                                NAP                                    $0
  126                                  NAP                                                NAP                                    $0
  127                                  NAP                                                NAP                                    $0
  128                                  NAP                                                NAP                                    $0
  129                                  NAP                                                NAP                                    $0
  130                                  NAP                                               TI/LC                                   $0
  131                                  NAP                                                NAP                                    $0
  132                                  NAP                                                NAP                                    $0
  133                                  NAP                                                NAP                                    $0
  134                                  NAP                                               TI/LC                                   $0
  135                                  NAP                                                NAP                                    $0
  136                                  NAP                                                NAP                                    $0
  137                                  NAP                                                NAP                                    $0
  138                                  NAP                                                NAP                                    $0
  139                                  NAP                                               TI/LC                                   $0
  140                                  NAP                                               TI/LC                                   $0
  141                                  NAP                                                NAP                                    $0
  142                                  NAP                                                NAP                                    $0
  143                                  NAP                                                NAP                                    $0
  144                                  NAP                                               TI/LC                                   $0
  145                                  NAP                                         RE Tax, Insurance                             $0
  146                                  NAP                                         RE Tax, Insurance                             $0
  147                                  NAP                                                NAP                                    $0
  148                                  NAP                                                NAP                                    $0
  149                                  NAP                                                NAP                                    $0
  150                                  NAP                                                NAP                                    $0
  151                                  NAP                                                NAP                                    $0
  152                                  NAP                                                NAP                                    $0
  153                                  NAP                                                NAP                                    $0
  154                                  NAP                                                NAP                                    $0
  155                                  NAP                                                NAP                                    $0
  156                                  NAP                                          Insurance, TI/LC                             $0
  157                                  NAP                                           Cap Ex, TI/LC                               $0
  158                                  NAP                                                NAP                                    $0
  159                                  NAP                                                NAP                                    $0
  160                                  NAP                                                NAP                                    $0
  161                                  NAP                                                NAP                                    $0
  162                                  NAP                                                NAP                                    $0
  163                                  NAP                                                NAP                                    $0
  164                                  NAP                                                NAP                                    $0
  165                                  NAP                                                NAP                                    $0
  166                                  NAP                                                NAP                                    $0
  167                                  NAP                                         RE Tax, Insurance                             $0
  168                                  NAP                                               TI/LC                                   $0
  169                                  NAP                                               TI/LC                                   $0

                                                                                                                         $1,418,897

--------------------------------------------------------------------------------------------------------------------------
MORTGAGE             MONTHLY CAPITAL EXPENDITURE            CURRENT CAPITAL EXPENDITURE                     INITIAL TI/LC
LOAN NO.                   ESCROW REQUIREMENT(16)                     ESCROW BALANCE(17)            ESCROW REQUIREMENT(18)
--------------------------------------------------------------------------------------------------------------------------
   1                                          $0                                     $0                                $0
   2                                          $0                                     $0                                $0
   3                                          $0                                $72,450                                $0
   4                                          $0                                $52,035                                $0
   5                                          $0                                $51,575                                $0
   6                                          $0                                $40,768                                $0
   7                                          $0                                $38,527                                $0
   8                                          $0                                $32,602                                $0
   9                                          $0                                $19,033                                $0
   10                                         $0                                     $0                                $0
   11                                         $0                                     $0                        $1,000,000
   12                                     $1,587                                     $0                                $0
   13                                     $6,500                                $71,500                          $548,500
   14                                     $5,936                                     $0                                $0
   15                                     $3,833                             $1,003,866                                $0
   16                                         $0                                     $0                                $0
   17                                         $0                                     $0                           $42,000
   18                                         $0                                     $0                                $0
   19                                         $0                                     $0                                $0
   20                                         $0                                     $0                                $0
   21                                         $0                                     $0                                $0
   22                                         $0                                     $0                                $0
   23                                         $0                                     $0                                $0
   24                                         $0                                     $0                                $0
   25                                         $0                                     $0                                $0
   26                                         $0                                     $0                                $0
   27                                         $0                                     $0                                $0
   28                                         $0                                     $0                                $0
   29                                     $1,867                                $11,201                            $4,500
   30                                         $0                                     $0                                $0
   31                                         $0                                     $0                                $0
   32                                     $1,266                                 $5,071                                $0
   33                                         $0                                     $0                                $0
   34                                     $1,519                                     $0                                $0
   35                                       $984                                     $0                                $0
   36                                         $0                                     $0                                $0
   37                                         $0                                     $0                          $242,750
   38                                     $1,146                                 $2,292                          $300,000
   39                                         $0                                     $0                                $0
   40                                         $0                                     $0                                $0
   41                                         $0                                     $0                                $0
   42                                     $4,437                                     $0                                $0
   43                                     $1,243                                 $7,479                                $0
   44                                         $0                                     $0                                $0
   45                                     $1,843                                     $0                                $0
   46                                     $1,634                                     $0                                $0
   47                                         $0                                     $0                        $1,576,000
   48                                     $1,802                                 $1,802                                $0
   49                                         $0                                     $0                                $0
   50                                     $1,983                                 $1,983                                $0
   51                                     $1,408                                     $0                                $0
   52                                       $823                                     $0                                $0
   53                                         $0                                     $0                                $0
   54                                         $0                                     $0                                $0
   55                                     $1,146                                     $0                          $200,000
   56                                     $2,257                                 $4,513                                $0
   57                                       $189                                     $0                          $600,000
   58                                         $0                                     $0                                $0
   59                                     $1,195                                $83,796                          $253,475
   60                                         $0                                     $0                                $0
   61                                       $347                                     $0                           $60,941
   62                                       $327                                     $0                           $57,531
   63                                       $229                                     $0                           $40,272
   64                                       $188                                     $0                           $33,113
   65                                       $173                                     $0                           $30,428
   66                                       $166                                     $0                           $29,149
   67                                       $138                                     $0                           $24,291
   68                                       $127                                     $0                           $22,299
   69                                       $114                                     $0                           $19,976
   70                                     $1,040                                 $2,537                          $206,060
   71                                     $3,333                                $10,000                                $0
   72                                         $0                                     $0                                $0
   73                                         $0                                     $0                                $0
   74                                         $0                                     $0                                $0
   75                                       $819                                 $4,928                          $200,000
   76                                     $1,180                                 $4,718                          $210,000
   77                                         $0                                     $0                                $0
   78                                       $857                                 $4,285                           $26,500
   79                                         $0                                     $0                                $0
   80                                     $2,159                                     $0                                $0
   81                                         $0                                     $0                                $0
   82                                     $3,354                                 $3,354                                $0
   83                                       $488                                   $976                                $0
   84                                         $0                                     $0                                $0
   85                                         $0                                     $0                                $0
   86                                     $1,044                                     $0                                $0
   87                                     $1,008                                 $2,015                            $1,250
   88                                         $0                                     $0                                $0
   89                                     $1,041                                 $3,123                           $50,000
   90                                         $0                                     $0                                $0
   91                                       $544                                 $1,088                                $0
   92                                         $0                                     $0                                $0
   93                                     $1,775                                 $1,775                                $0
   94                                         $0                                     $0                                $0
   95                                         $0                                     $0                                $0
   96                                         $0                                     $0                          $448,142
   97                                     $1,219                                 $2,438                                $0
   98                                         $0                                     $0                                $0
   99                                       $601                                 $3,006                                $0
  100                                         $0                                     $0                                $0
  101                                         $0                                     $0                                $0
  102                                     $2,085                                 $2,085                           $50,000
  103                                       $857                                     $0                                $0
  104                                     $1,055                                 $8,441                                $0
  105                                       $123                                     $0                                $0
  106                                         $0                                     $0                                $0
  107                                       $201                                 $1,206                                $0
  108                                         $0                                     $0                                $0
  109                                       $522                                 $1,044                                $0
  110                                       $194                                   $194                          $150,000
  111                                         $0                                     $0                                $0
  112                                         $0                                     $0                                $0
  113                                     $1,209                                 $3,627                                $0
  114                                       $208                                     $0                                $0
  115                                         $0                                $14,378                                $0
  116                                         $0                                     $0                                $0
  117                                         $0                                     $0                                $0
  118                                         $0                                     $0                                $0
  119                                         $0                                     $0                                $0
  120                                         $0                                     $0                                $0
  121                                         $0                                     $0                                $0
  122                                         $0                                     $0                                $0
  123                                         $0                                     $0                                $0
  124                                         $0                                     $0                                $0
  125                                         $0                                     $0                                $0
  126                                         $0                                     $0                                $0
  127                                         $0                                     $0                                $0
  128                                         $0                                     $0                          $105,000
  129                                         $0                                     $0                           $75,000
  130                                         $0                                     $0                                $0
  131                                       $800                                 $2,400                                $0
  132                                         $0                                     $0                                $0
  133                                         $0                                     $0                           $35,000
  134                                       $729                                 $1,458                                $0
  135                                       $392                                   $392                                $0
  136                                         $0                                     $0                                $0
  137                                         $0                                     $0                                $0
  138                                         $0                                     $0                                $0
  139                                       $608                                 $1,216                                $0
  140                                       $720                                   $720                                $0
  141                                         $0                                     $0                                $0
  142                                         $0                                     $0                                $0
  143                                         $0                                     $0                                $0
  144                                     $1,008                                 $1,008                                $0
  145                                         $0                                     $0                                $0
  146                                         $0                                     $0                                $0
  147                                         $0                                     $0                                $0
  148                                       $721                                   $721                                $0
  149                                       $308                                     $0                                $0
  150                                         $0                                     $0                                $0
  151                                     $2,200                                 $4,387                                $0
  152                                     $1,525                                     $0                                $0
  153                                       $172                                   $345                                $0
  154                                         $0                                     $0                                $0
  155                                       $787                                     $0                           $30,000
  156                                       $375                                   $375                                $0
  157                                         $0                                     $0                                $0
  158                                         $0                                     $0                           $96,074
  159                                         $0                                     $0                                $0
  160                                         $0                                     $0                                $0
  161                                       $663                                 $1,989                                $0
  162                                         $0                                     $0                          $103,443
  163                                         $0                                     $0                                $0
  164                                       $400                                     $0                                $0
  165                                        $92                                    $92                                $0
  166                                         $0                                     $0                                $0
  167                                         $0                                     $0                           $75,000
  168                                       $429                                   $429                                $0
  169                                       $415                                   $415                                $0

                                         $85,667                             $1,591,660                        $6,946,694

-------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                MONTHLY TI/LC              CURRENT TI/LC       ENVIRONMENTAL              INTEREST
LOAN NO.        ESCROW REQUIREMENT(19)         ESCROW BALANCE(20)        INSURANCE             ACCRUAL METHOD     SEASONING(21)
-------------------------------------------------------------------------------------------------------------------------------
   1                          $41,667                     $1,568            No                     30/360                    1
   2                               $0                         $0            No                     30/360                   28
   3                               $0                         $0            No                   Actual/360                  3
   4                               $0                         $0            No                   Actual/360                  3
   5                               $0                         $0            No                   Actual/360                  3
   6                               $0                         $0            No                   Actual/360                  3
   7                               $0                         $0            No                   Actual/360                  3
   8                               $0                         $0            No                   Actual/360                  3
   9                               $0                         $0            No                   Actual/360                  3
   10                              $0                         $0            No                     30/360                    1
   11                              $0                 $1,000,000            No                   Actual/360                  2
   12                         $25,600                         $0            No                   Actual/360                  2
   13                         $48,500                 $1,037,516     Yes - Individual            Actual/360                 11
   14                              $0                         $0            No                   Actual/360                  1
   15                              $0                         $0            No                   Actual/360                  2
   16                              $0                         $0            No                   Actual/360                  4
   17                         $42,000                    $84,015     Yes - Individual            Actual/360                  2
   18                              $0                         $0            No                   Actual/360                  1
   19                              $0                         $0            No                   Actual/360                  1
   20                              $0                         $0            No                   Actual/360                  1
   21                              $0                         $0            No                   Actual/360                  1
   22                              $0                         $0            No                   Actual/360                  1
   23                              $0                         $0            No                   Actual/360                  1
   24                              $0                         $0            No                   Actual/360                  1
   25                              $0                         $0            No                   Actual/360                  1
   26                              $0                         $0            No                   Actual/360                  1
   27                              $0                         $0            No                   Actual/360                  1
   28                              $0                         $0            No                   Actual/360                  1
   29                          $4,500                    $27,000     Yes - Individual            Actual/360                  5
   30                              $0                         $0            No                     30/360                    1
   31                              $0                         $0            No                     30/360                    1
   32                         $11,392                    $45,630        Yes - Group              Actual/360                  5
   33                              $0                         $0            No                   Actual/360                  1
   34                          $2,633                         $0            No                   Actual/360                  1
   35                          $1,706                         $0            No                   Actual/360                  1
   36                              $0                         $0            No                     30/360                    0
   37                              $0                         $0            No                     30/360                    0
   38                              $0                   $300,000            No                   Actual/360                  3
   39                              $0                         $0            No                   Actual/360                  1
   40                              $0                         $0            No                   Actual/360                  1
   41                              $0                         $0            No                   Actual/360                  1
   42                              $0                         $0            No                   Actual/360                  2
   43                              $0                         $0     Yes - Individual            Actual/360                  7
   44                              $0                         $0            No                   Actual/360                  5
   45                              $0                         $0            No                   Actual/360                  1
   46                              $0                         $0            No                   Actual/360                  2
   47                              $0                         $0            No                   Actual/360                  2
   48                          $8,333                     $8,333            No                   Actual/360                  3
   49                              $0                         $0            No                   Actual/360                  2
   50                              $0                         $0            No                   Actual/360                  2
   51                              $0                         $0            No                   Actual/360                  2
   52                          $3,292                         $0            No                   Actual/360                  3
   53                              $0                         $0            No                     30/360                    1
   54                              $0                         $0            No                     30/360                    0
   55                              $0                   $200,000            No                   Actual/360                  2
   56                          $7,539                    $15,077            No                   Actual/360                  3
   57                          $8,217                   $600,175            No                   Actual/360                  3
   58                              $0                         $0        Yes - Group              Actual/360                  4
   59                          $3,475                   $260,458            No                   Actual/360                  3
   60                              $0                         $0            No                   Actual/360                  3
   61                              $0                    $60,941     Yes - Individual            Actual/360                  2
   62                              $0                    $57,531     Yes - Individual            Actual/360                  2
   63                              $0                    $40,272     Yes - Individual            Actual/360                  2
   64                              $0                    $33,113     Yes - Individual            Actual/360                  2
   65                              $0                    $30,428     Yes - Individual            Actual/360                  2
   66                              $0                    $29,149     Yes - Individual            Actual/360                  2
   67                              $0                    $24,291     Yes - Individual            Actual/360                  2
   68                              $0                    $22,299     Yes - Individual            Actual/360                  2
   69                              $0                    $19,976     Yes - Individual            Actual/360                  2
   70                         $10,417                   $212,119            No                   Actual/360                  2
   71                              $0                         $0            No                   Actual/360                  3
   72                              $0                     $3,500            No                     30/360                    2
   73                              $0                         $0        Yes - Group                30/360                   89
   74                              $0                         $0            No                   Actual/360                  3
   75                              $0                   $200,000            No                   Actual/360                  7
   76                              $0                         $0            No                   Actual/360                  4
   77                              $0                         $0        Yes - Group              Actual/360                  4
   78                          $1,917                    $36,083        Yes - Group              Actual/360                  6
   79                              $0                         $0            No                   Actual/360                  1
   80                              $0                         $0            No                   Actual/360                  3
   81                              $0                         $0            No                     30/360                    0
   82                              $0                         $0            No                   Actual/360                  4
   83                          $1,625                     $3,250            No                   Actual/360                  3
   84                              $0                         $0            No                     30/360                    1
   85                              $0                         $0            No                   Actual/360                  3
   86                              $0                         $0            No                   Actual/360                  3
   87                          $1,250                     $2,500     Yes - Individual            Actual/360                  2
   88                              $0                         $0            No                   Actual/360                  4
   89                          $5,000                    $65,000     Yes - Individual            Actual/360                  4
   90                              $0                         $0            No                   Actual/360                  2
   91                          $3,083                     $6,166        Yes - Group              Actual/360                  3
   92                              $0                         $0     Yes - Individual            Actual/360                  2
   93                              $0                         $0            No                   Actual/360                  4
   94                              $0                         $0            No                     30/360                    1
   95                          $2,500                     $5,000            No                   Actual/360                  3
   96                              $0                   $304,779            No                   Actual/360                  9
   97                              $0                         $0            No                   Actual/360                  2
   98                              $0                         $0            No                   Actual/360                  3
   99                          $2,265                    $11,323            No                   Actual/360                  6
  100                              $0                         $0            No                   Actual/360                  3
  101                              $0                         $0            No                   Actual/360                  4
  102                              $0                    $50,019            No                   Actual/360                  2
  103                              $0                         $0            No                   Actual/360                  3
  104                              $0                         $0            No                   Actual/360                 11
  105                              $0                         $0            No                   Actual/360                  2
  106                              $0                         $0     Yes - Individual            Actual/360                  3
  107                              $0                         $0            No                   Actual/360                  7
  108                              $0                         $0            No                   Actual/360                  4
  109                              $0                         $0        Yes - Group              Actual/360                  5
  110                          $1,784                   $152,127        Yes - Group              Actual/360                  4
  111                              $0                         $0        Yes - Group              Actual/360                  4
  112                              $0                         $0        Yes - Group              Actual/360                  4
  113                              $0                         $0        Yes - Group              Actual/360                  5
  114                              $0                         $0        Yes - Group                30/360                    3
  115                          $2,117                     $2,117            No                   Actual/360                  4
  116                              $0                         $0        Yes - Group              Actual/360                  5
  117                              $0                         $0            No                     30/360                    1
  118                              $0                         $0        Yes - Group              Actual/360                  4
  119                              $0                         $0        Yes - Group              Actual/360                  4
  120                              $0                         $0        Yes - Group              Actual/360                  3
  121                            $983                         $0        Yes - Group              Actual/360                  3
  122                              $0                         $0     Yes - Individual            Actual/360                  1
  123                              $0                         $0        Yes - Group              Actual/360                  3
  124                              $0                         $0        Yes - Group              Actual/360                  3
  125                          $1,000                     $1,000        Yes - Group              Actual/360                  4
  126                              $0                         $0        Yes - Group              Actual/360                  3
  127                              $0                         $0        Yes - Group              Actual/360                  3
  128                              $0                   $105,596        Yes - Group              Actual/360                  5
  129                              $0                    $75,000        Yes - Group              Actual/360                  3
  130                              $0                         $0        Yes - Group              Actual/360                  5
  131                              $0                         $0        Yes - Group              Actual/360                  6
  132                              $0                         $0        Yes - Group              Actual/360                  3
  133                              $0                    $35,000            No                   Actual/360                  2
  134                              $0                         $0        Yes - Group              Actual/360                  5
  135                          $1,117                     $1,117        Yes - Group              Actual/360                  5
  136                              $0                         $0        Yes - Group              Actual/360                  3
  137                              $0                         $0        Yes - Group              Actual/360                  3
  138                          $2,750                     $2,750        Yes - Group              Actual/360                  4
  139                              $0                         $0        Yes - Group              Actual/360                  5
  140                              $0                         $0        Yes - Group              Actual/360                  5
  141                              $0                         $0        Yes - Group              Actual/360                  5
  142                              $0                         $0        Yes - Group              Actual/360                  4
  143                              $0                         $0        Yes - Group              Actual/360                  3
  144                              $0                         $0        Yes - Group              Actual/360                  4
  145                              $0                         $0        Yes - Group              Actual/360                  5
  146                              $0                         $0        Yes - Group              Actual/360                  5
  147                              $0                         $0        Yes - Group              Actual/360                  5
  148                              $0                         $0        Yes - Group              Actual/360                  4
  149                              $0                       $308        Yes - Group              Actual/360                  4
  150                              $0                         $0        Yes - Group              Actual/360                  6
  151                              $0                         $0        Yes - Group              Actual/360                  5
  152                              $0                         $0        Yes - Group              Actual/360                  5
  153                            $350                       $700            No                   Actual/360                  3
  154                              $0                         $0        Yes - Group              Actual/360                  5
  155                          $1,350                    $30,021        Yes - Group              Actual/360                  3
  156                              $0                         $0        Yes - Group              Actual/360                  4
  157                              $0                         $0        Yes - Group              Actual/360                  3
  158                              $0                         $0        Yes - Group              Actual/360                  5
  159                              $0                         $0        Yes - Group              Actual/360                  3
  160                              $0                         $0        Yes - Group              Actual/360                  5
  161                              $0                         $0        Yes - Group              Actual/360                  6
  162                              $0                         $0        Yes - Group              Actual/360                  6
  163                              $0                         $0        Yes - Group              Actual/360                  5
  164                          $1,000                         $0        Yes - Group              Actual/360                  4
  165                            $350                       $350        Yes - Group              Actual/360                  3
  166                              $0                         $0        Yes - Group              Actual/360                  4
  167                              $0                    $75,168        Yes - Group              Actual/360                  4
  168                              $0                         $0        Yes - Group              Actual/360                  4
  169                              $0                         $0        Yes - Group              Actual/360                  4

                             $249,711                 $5,278,767

------------------------------------------------------------------------------------------------------------------------
                                                        PREPAYMENT CODE(22)
MORTGAGE    ------------------------------------------------------------------------------------------------------------
LOAN NO.               LO            DEF               DEF/YM1.00              YM2.00          YM1.75            YM1.50
------------------------------------------------------------------------------------------------------------------------
   1                   12
   2                   36
   3                   27             89
   4                   27             89
   5                   27             89
   6                   27             89
   7                   27             89
   8                   27             89
   9                   27             89
   10                  25             91
   11                  24                                      33
   12                  35             81
   13                  35             81
   14                  25             91
   15                  26             90
   16                  28             88
   17                  26             90
   18                  25             91
   19                  25             91
   20                  25             91
   21                  25             91
   22                  25             91
   23                  25             91
   24                  25             91
   25                  25             91
   26                  25             91
   27                  25             91
   28                  25             91
   29                  47             72
   30                  25             91
   31                  25             91
   32                  29             87
   33                  25            151
   34                  25             91
   35                  25             91
   36                  35
   37                  35
   38                  27             90
   39                  25             91
   40                  25             91
   41                  25             91
   42                  35             81
   43                  31                                      85
   44                  47             72
   45                  34             82
   46                  26             54
   47                  26             92
   48                  27             89
   49                  47             72
   50                  26             90
   51                  35            141
   52                  34             82
   53                  47              9
   54                  35
   55                  35             81
   56                  27             89
   57                  35             81
   58                  28             73
   59                  27             89
   60                  27             89
   61                  34             82
   62                  34             82
   63                  34             82
   64                  34             82
   65                  34             82
   66                  34             82
   67                  34             82
   68                  34             82
   69                  34             82
   70                  35             84
   71                  47             72
   72                  26             90
   73                  60                                                           8              12                12
   74                  27             89
   75                  31             85
   76                  35             48
   77                  28             57
   78                  30             26
   79                  25             91
   80                  35             81
   81                  35
   82                  35             81
   83                  27             89
   84                  25
   85                  27             89
   86                  34             82
   87                  47             72
   88                  28            112
   89                  28             88
   90                  34             82
   91                  27             89
   92                  26             90
   93                  35             81
   94                  47              9
   95                  27             89
   96                  33             83
   97                  48             47
   98                  35             81
   99                  30             86
  100                  27             89
  101                  28             88
  102                  26             90
  103                  35             81
  104                  35             81
  105                  35             81
  106                  27             89
  107                  31             85
  108                  34             82
  109                  35             81
  110                  35             72
  111                  34             82
  112                  34            142
  113                  35             81
  114                  35            201
  115                  35             81
  116                  33            143
  117                  47              9
  118                  28             88
  119                  35            201
  120                  35
  121                  34             82
  122                  47             69
  123                  34             82
  124                  34             82
  125                  34             82
  126                  35             81
  127                  35             81
  128                  35             45
  129                  35             81
  130                  34             40
  131                  35             81
  132                  34             82
  133                  26             90
  134                  35             81
  135                  35             81
  136                  34             82
  137                  35             81
  138                  34             82
  139                  34             82
  140                  35             81
  141                  34             82
  142                  35             81
  143                  35             81
  144                  35             81
  145                  29             72
  146                  29             72
  147                  34             82
  148                  35             81
  149                  35             81
  150                  35             81
  151                  34             82
  152                  35             81
  153                  27             89
  154                  34             82
  155                  35             81
  156                  34             82
  157                  35
  158                  35             81
  159                  34             82
  160                  34             82
  161                  35             81
  162                  35             81
  163                  34             82
  164                  35             81
  165                  34             82
  166                  35             81
  167                  34             22
  168                  35             81
  169                  35             81

--------------------------------------------------------------------------------------------------------

                                PREPAYMENT CODE(22)
MORTGAGE     -----------------------------------------------------       YM              ADMINISTRATIVE
LOAN NO.             YM1.25       YM1.00         YM         OPEN    FORMULA(23)            COST RATE(24)
--------------------------------------------------------------------------------------------------------
   1                                  58                       3         A                        3.250
   2                                             74           10         B                        3.250
   3                                                           4                                  3.250
   4                                                           4                                  3.250
   5                                                           4                                  3.250
   6                                                           4                                  3.250
   7                                                           4                                  3.250
   8                                                           4                                  3.250
   9                                                           4                                  3.250
   10                                                          4                                  5.250
   11                                                          4         C                        5.250
   12                                                          4                                  3.250
   13                                                          4                                  5.250
   14                                                          4                                  3.250
   15                                                          4                                  5.250
   16                                                          4                                  5.250
   17                                                          4                                  5.250
   18                                                          4                                  3.250
   19                                                          4                                  3.250
   20                                                          4                                  3.250
   21                                                          4                                  3.250
   22                                                          4                                  3.250
   23                                                          4                                  3.250
   24                                                          4                                  3.250
   25                                                          4                                  3.250
   26                                                          4                                  3.250
   27                                                          4                                  3.250
   28                                                          4                                  3.250
   29                                                          1                                  3.250
   30                                                          4                                  5.250
   31                                                          4                                  5.250
   32                                                          4                                 13.250
   33                                                          4                                  5.250
   34                                                          4                                  3.250
   35                                                          4                                  3.250
   36                                 58                       3         D                        6.250
   37                                 46                       3         E                        3.250
   38                                                          4                                  5.250
   39                                                          4                                  3.250
   40                                                          4                                  3.250
   41                                                          4                                  3.250
   42                                                          4                                  3.250
   43                                                          4         C                        5.250
   44                                                          1                                  3.250
   45                                                          4                                  3.250
   46                                                          4                                  3.250
   47                                                          2                                  3.250
   48                                                          4                                  3.250
   49                                                          1                                  3.250
   50                                                          4                                  5.250
   51                                                          4                                  3.250
   52                                                          4                                  3.250
   53                                                          4                                  3.250
   54                                 22                       3         D                        6.250
   55                                                          4                                  3.250
   56                                                          4                                  5.250
   57                                                          4                                  3.250
   58                                                          7                                  3.250
   59                                                          4                                  5.250
   60                                                          4                                  5.250
   61                                                          4                                  3.250
   62                                                          4                                  3.250
   63                                                          4                                  3.250
   64                                                          4                                  3.250
   65                                                          4                                  3.250
   66                                                          4                                  3.250
   67                                                          4                                  3.250
   68                                                          4                                  3.250
   69                                                          4                                  3.250
   70                                                          1                                  3.250
   71                                                          1                                  3.250
   72                                                          4                                  5.250
   73                    12           13                       3         F                        3.250
   74                                                          4                                  5.250
   75                                                          4                                  5.250
   76                                                          1                                  3.250
   77                                                          7                                  3.250
   78                                                          4                                 13.250
   79                                                          4                                  5.250
   80                                                          4                                  3.250
   81                                 22                       3         D                        6.250
   82                                                          4                                  3.250
   83                                                          4                                  3.250
   84                                 91                       4         C                        5.250
   85                                                          4                                  5.250
   86                                                          4                                  3.250
   87                                                          1                                  3.250
   88                                                          4                                  5.250
   89                                                          4                                  5.250
   90                                                          4                                  3.250
   91                                                          4                                 13.250
   92                                                          4                                  5.250
   93                                                          4                                  3.250
   94                                                          4                                  3.250
   95                                                          4                                  5.250
   96                                                          4                                  5.250
   97                                                          1                                  3.250
   98                                                          4                                  5.250
   99                                                          4                                  3.250
  100                                                          4                                  5.250
  101                                                          4                                  5.250
  102                                                          4                                  5.250
  103                                                          4                                  5.250
  104                                                          4                                  5.250
  105                                                          4                                  5.250
  106                                                          4                                  5.250
  107                                                          4                                  3.250
  108                                                          4                                  5.250
  109                                                          4                                  5.250
  110                                                         13                                  5.250
  111                                                          4                                  5.250
  112                                                          4                                  5.250
  113                                                          4                                  5.250
  114                                                          4                                  5.250
  115                                                          4                                  5.250
  116                                                          4                                  5.250
  117                                                          4                                  3.250
  118                                                          4                                  5.250
  119                                                          4                                  5.250
  120                                 81                       4         G                        5.250
  121                                                          4                                  7.750
  122                                                          4                                  6.250
  123                                                          4                                  7.750
  124                                                          4                                  7.750
  125                                                          4                                  7.750
  126                                                          4                                  7.750
  127                                                          4                                  7.750
  128                                                          4                                  7.750
  129                                                          4                                  7.750
  130                                                          4                                  7.750
  131                                                          4                                  7.750
  132                                                          4                                  7.750
  133                                                          4                                  5.250
  134                                                          4                                  7.750
  135                                                          4                                  7.750
  136                                                          4                                  7.750
  137                                                          4                                  7.750
  138                                                          4                                  7.750
  139                                                          4                                  7.750
  140                                                          4                                  7.750
  141                                                          4                                  7.750
  142                                                          4                                  7.750
  143                                                          4                                  7.750
  144                                                          4                                  7.750
  145                                                          7                                  3.250
  146                                                          7                                  3.250
  147                                                          4                                  7.750
  148                                                          4                                  7.750
  149                                                          4                                  7.750
  150                                                          4                                  7.750
  151                                                          4                                  7.750
  152                                                          4                                  7.750
  153                                                          4                                  5.250
  154                                                          4                                  7.750
  155                                                          4                                  7.750
  156                                                          4                                  7.750
  157                                 81                       4         G                        7.750
  158                                                          4                                  7.750
  159                                                          4                                  7.750
  160                                                          4                                 15.250
  161                                                          4                                 15.250
  162                                                          4                                 15.250
  163                                                          4                                 15.250
  164                                                          4                                 15.250
  165                                                          4                                 15.250
  166                                                          4                                 15.250
  167                                                          4                                 15.250
  168                                                          4                                 15.250
  169                                                          4                                 15.250

                                                                                                  4.648

FOOTNOTES TO APPENDIX II

1 "PCF", "MSDWMC", "WFB" and "BSFI" denote Principal Commercial Funding, LLC, Morgan Stanley Dean Witter Mortgage Capital Inc., Wells Fargo Bank, National Association and Bear, Stearns Funding, Inc., respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos. 3-9, 19-22, 23-28, 30-31, 34-35, 39-41 and 61-69. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 18-22 and 145-146. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3 In general for each mortgaged property, ."Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

     With respect to Mortgage Loan No. 50, Rianna Apartments, there is a 14,081 square foot retail and office component that contributes approximately 15.9% of the income but has not been reflected in the property type, units, etc.

4 With respect to Mortgage Loan Nos. 16, Ryders Crossing Shopping Center, 74, Ryan Medical Arts Building, 77, PSC of Oklahoma Building, and 145-146, the Dolphin Portfolio, the property is subject to a ground lease on a portion of the related property. However, the fee-owner has subjected its interest to the mortgage such that upon foreclosure, the ground lease is extinguished. As such, the loans are disclosed as a fee loans.

     With respect to Mortgage Loan No. 2, Apache Mall, a small portion of the mortgaged property, comprising approximately 140 parking spaces, is subject to an unsubordinated ground lease. The loan sponsor indemnifies the lender for any losses associated with the termination of this unsubordinated ground lease. The loan is therefore disclosed as a fee loan.

     With respect to Mortgage Loan No. 54, Parkside Tower, a small portion of the mortgaged property consists of mortgagor's interest in a leasehold estate. The ground-leased land encompasses only an underground portion of the footings along one edge of the building on the mortgaged property. The ground lease allows the ground lessor (Salt Lake City) to terminate the ground lease without consent of the lender if the ground lessor determines that it needs the leased property for certain other purposes. The mortgagor's title insurance policy insures against forced removal of the improvements if the ground lease is terminated.

5 The Cut-off Date is December 1, 2001 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this prospectus supplement, we present the loans as if scheduled payments due in December, 2001 were due on December 1, 2001, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan Nos. 16, Ryders Crossing Shopping Center, 72, Raia Properties, and 101, Hillside III, which are due on the 5th of the month, and Mortgage Loan Nos. 58, Macy's - Mesa, AZ, 77, PSC of Oklahoma Building, and 145-146, the Dolphin Portfolio, which are due on the 10th of the month.

     With respect to Mortgage Loan No. 1, Portals Office Building, the loan is the "A Note" portion of a $91,009,568 (current balance) financing originated on November 19, 1997 by TIAA and subsequently purchased by MSDWMC. All loan balance, coverage ratios, value ratios, remaining term, and seasoning information are based on the subject "A Note" only. The
     "B Note" is not included in this offering.

     With respect to Mortgage Loan No. 58, Macy's-Mesa, AZ, the borrower currently holds approximately $1,523,717 in unsecured borrower/partnership debt.

     With respect to Mortgage Loan No. 73, Compton Renaissance Plaza, the Borrower currently has a $2 million (original principal balance) soft second mortgage in place from the Community Redevelopment Agency of the City of Compton.

     With respect to Mortgage Loan No. 97, Frank Russell Building, the mortgagor has a wraparound note and mortgage in place in the total amount of $7,960,920 ($4,850,000 of which represents the mortgage loan). The junior piece of the wraparound mortgage (the "Subordinate Loan") is fully subordinated to the mortgage loan pursuant to a subordination and standstill agreement. The maturity date of the Subordinate Loan is 2 years after the maturity date of the mortgage loan (which is self-amortizing). There are no payments due under the Subordinate Loan while the mortgage loan is outstanding. All of the subordinate lender's rights in bankruptcy have been assigned to the mortgagee.

     With respect to Mortgage Loan No. 108, Agoura Business Center, the Borrower currently has secondary financing in the amount of $310,161 secured by a subordinate deed of trust on the subject property. The beneficiary is the City of Agoura Hills. Principal-only payments of $62,032 are due on July 12th of 2000, 2001, 2002, 2003, and 2004. Underwritten cash flow reflects the payment of $62,032 as an "other" operating expense.

     With respect to Mortgage Loan No. 1, Portals Office Building, and Mortgage Loan No. 10, Great America Technical Center, the borrower has the right in the future to obtain additional financing not secured by the mortgaged property, as the related loan documents evidencing and securing the related mortgage loans do not explicitly prohibit it.

     With respect to Mortgage Loan No. 30, Gwinnett Pavilion, the note permits mezzanine financing and is to be secured by a pledge of ownership interest in Weeks Holdings LLC, and together with the indebtedness, shall not exceed 58% of the appraised value with a minimum DSCR of 1.92x. The lender must approve mezzanine lender as well as the documents. The ability to obtain mezzanine debt is personal to certain members of Weeks Holdings LLC and may not be exercised by any successor or assign without lender's prior approval.

     With respect to Mortgage Loan No. 31, Town Point Business Park , a second mortgage may be placed on the 3330 West Town Point Drive property in connection with an expansion to the 3330 West Town Point Drive property of not more than $1,500,000, but will not exceed 50% of the cost. This financing shall not exceed 58% of the appraised value and have a minimum DSCR of 1.92x. The lender must approve the terms and conditions of the loan documents. The lender will receive a subordination and standstill agreement acceptable to the lender. Mezzanine financing is also permitted and is to be secured by a pledge of ownership interest in Weeks Holdings LLC, and together with the Indebtedness, shall not exceed 58% of the appraised value with a minimum DSCR of 1.92x. The lender must approve mezzanine lender as well as the documents. The ability to obtain mezzanine debt is personal to certain members of Weeks Holdings LLC and may not be exercised by any successor or assign without lender's prior approval.

     With respect to Mortgage Loan No. 44, Cinnabar Apartments, the mortgagor can obtain up to $1,500,000 of subordinate debt under terms and conditions acceptable to lender which shall include the following: (a) the subordinate debt is evidenced by loan documents acceptable to lender; (b) the subordinate lender enters into a subordination and standstill agreement acceptable to lender; (c) the mortgage loan shall not then be in default;
     (d) the LTV with the subordinate financing in place shall not exceed 55%; and (e) the minimum debt service coverage ration shall not be less than 1.55x.

     With respect to Mortgage Loan Nos. 58, Macy's - Mesa, AZ, 77, PSC of Oklahoma Building, and 145-146, the Dolphin Portfolio, the borrower will be permitted to obtain mezzanine financing from an affiliated entity in an amount equal to the budgeted operating costs, approved by the lender, should the tenant default or terminate its lease. Such mezzanine debt is to be fully subordinated and collaterally assigned to the lender.

     With respect to Mortgage Loan No. 85, 150 North Hill Drive, the note permits mezzanine financing and together with the Indebtedness shall not exceed 70% of the appraised value with a minimum DSCR of 1.35x. The lender must approve mezzanine lender as well as the documents. The ability to obtain mezzanine debt is personal to the sponsor, Peter Sullivan, and may not be exercised by any successor or assign without lender's prior approval.

     With respect to Mortgage Loan No. 102, The Park, the note permits mezzanine financing to reimburse the Borrower for certain costs associated with the repair and/or improvement of the property, and together with the indebtedness, shall not exceed 65% of the appraised value with a minimum DSCR of 1.35x. The lender must approve mezzanine lender as well as the documents. The ability to obtain mezzanine debt is personal to Gilbert - La Palma Properties and may not be exercised by any successor or assign.


     With respect to Mortgage Loan Nos. 18-22, the APW Portfolio and 39-41, the DelMonte Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance structure, subject to rating agency confirmation. 125% of the allocated loan amount for each property being released is required to be defeased, and the DSCR, with respect to the remaining properties, is required to be the greater (i) of the DSCR of all individual properties (prior to the release) and (ii) 1.53x.

     With respect to Mortgage Loan Nos. 23-28, the Collins & Aikman Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance structure, subject to rating agency confirmation. 125% of the allocated loan amount for each property being released is required to be defeased, and the DSCR, with respect to the remaining properties, is required to be the greater (i) of the DSCR of all individual properties (prior to the release) and (ii) 1.70x. Up to two of the properties may be substituted pursuant to certain conditions, including that the resulting portfolio maintains a minimum DSCR of 1.53x, along with rating agency approval.

     With respect to Mortgage Loan No. 30, Gwinnett Pavilion, the Borrower shall have the right to a release of 4020 Steve Reynolds Boulevard pursuant to certain conditions, including LTV and DSCR tests and rating agency approval. In that event, the Borrower will prepay the loan by $1,650,000 plus the make whole premium that would be due on this amount, or provide the lender with a substitute property pursuant to certain conditions, including value, escrow and NOI requirements.

     With respect to Mortgage Loan Nos. 61-69, the Dunn-Edwards Portfolio, each property may be released provided that the lender determines in a manner consistent with commercially reasonable lending practices that 1) the LTV and DSCR for the remaining properties are 65% and 1.37x to 1.0x, respectively; and 2) should the borrower choose to defease, it would be subject to owing 130% of the allocated loan amounts for each property set forth in Section 14 of the note, mitigating any risk to the investor.

     With respect to Mortgage Loan Nos. 145-146, the Dolphin Portfolio, each individual property may be released from the related crossed pool upon the satisfaction of certain conditions: a) 100% of the allocated loan amount for each property being released is prepaid subject to a yield maintenance premium, b) a minimum DSCR of 1.30x, and c) a maximum LTV of 55%.

     With respect to Mortgage Loan Nos. 3-9, the MHC Portfolio, substitution of collateral is permitted, limited to approximately 25% of the total loan amount, based on lender and rating agency approval and subject to DSCR and LTV tests which maintain the same DSCR and LTV that is in place at the initial loan closing. Partial releases of collateral is also permitted, subject to payment of a release price equivalent to 125% of allocated loan amount and defeasance parameters.

     With respect to Mortgage Loan No. 50, Rianna Apartments, the original balance of the loan was $9,400,000; however, on November 21, 2001 the loan was paid down by $160,000, and the monthly principal & interest was reduced from $64,891.43 to $63,799.35 to reflect the new loan balance.

6 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan Nos. 58 Macy's - Mesa AZ, 77, PSC of Oklahoma Building, and 145-146 the Dolphin Portfolio, all have amortization terms that change during the respective loan terms. The disclosed amortization terms and debt service amounts are based on the amortization schedules currently in place; however, as the leases encumbering most of the properties secured by these loans contain rental reductions at lease renewals during the respective loan terms, the amortization schedules are structured to maintain a constant DSCR throughout the respective loan terms. Therefore, the average amortization schedules for each of the subject loans will be longer than the origination amortization schedules disclosed above.

     The related payment changes and dates are shown below:


     --------------------------------------------------------------------------------------------------------------------------
     Mtg.                                                           First       First Monthly     Second        Second Monthly
     Loan No.  Loan Name                                         Change Date   Payment Change   Change Date     Payment Change
     --------------------------------------------------------------------------------------------------------------------------
     58        Macy's - Mesa, AZ                                  7/10/2010     $46,292.65          NAP           NAP
     77        PSC of Oklahoma Building                           3/10/2009     $29,727.69          NAP           NAP
     145       Dolphin Portfolio - Victoria, TX                   1/10/2003     $5,179.27        1/10/2008        $4,012.14
     146       Dolphin Portfolio - Bethany, OK                    1/10/2003     $4,826.25        1/10/2008        $3,729.72

7 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     With respect to Mortgage Loan Nos. 58 Macy's - Mesa AZ, 77, PSC of Oklahoma Building, and 145-146, the Dolphin Portfolio, all are loans secured by generally single-tenant properties at below market rents. The disclosed DSCRs are based on these actual below-market rents in place. If the subject properties were leased to tenants at the appraisers' estimated market rents, the respective estimated DSCRs (on a cross-collateralized basis, where applicable) would be as follows:

               --------------------------------------------------------
               Mtg.
               Loan
               No.         Property Name                      DSCR
               --------------------------------------------------------
               58          Macy's - Mesa, AZ                  1.86x
               77          PSC of Oklahoma Building           2.99x
               145         Dolphin Portfolio - Victoria, TX   2.05x
               146         Dolphin Portfolio - Bethany, OK    2.05x


8 With respect to Mortgage Loan Nos. 58, Macy's - Mesa, AZ, 77, PSC of Oklahoma Building, and 145-146, the Dolphin Portfolio, all are loans secured by generally single-tenant properties at below market rents. The disclosed LTVs are based on "go dark" values as determined by an appraisal. The "go dark" values are based on the appraiser's estimates of current market rents for the subject properties should the current tenants vacate.

9 "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

10 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

11 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

12 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one-time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgaged loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding multifamily, manufactured housing community and self storage mortgage properties.

     With respect to Mortgage Loan No. 1, Portals Office Building, the TI/LC escrow collection is equal to the greater of $125,000 per quarter year, or 50% of excess cash flow (defined as total revenue minus debt service, taxes, insurance and operating expenses), subject to a $2 million cap.

13 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

14 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

15 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

16 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

17 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2001 due dates for PCF-, MSDWMC-, and BSFI-originated mortgage loans, and as of September, 2001 for WFB-originated mortgage loans. With respect to Mortgage Loan No. 29, Garrison Forest Plaza, the balance is in place as of the December, 2001 due date. In certain cases, the balances include collections for deferred maintenance.

18 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

19 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2001 due dates for PCF-, MSDWMC-, and BSFI-originated mortgage loans, and as of September, 2001 for WFB-originated mortgage loans. With respect to Mortgage Loan No. 29, Garrison Forest Plaza, the balance is in place as of the December, 2001 due date.

21 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

22 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the choice of the borrower. "YM2.00" represents the greater of yield maintenance and 2.00%. "YM1.75" represents the greater of yield maintenance and 1.75%. "YM1.50" represents the greater of yield maintenance and 1.50%. "YM1.25" represents the greater of yield maintenance and 1.25%. "YM1.00" represents the greater of yield maintenance and 1.00%. "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 23 and 25 for additional prepayment information.

23 Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 7 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F" and "G". Exceptions to formulas are shown below formulas. Summaries for the 7 formulas are listed beginning on page II-8.

     With respect to Mortgage Loan No. 11, One & Two Greenwood Plaza, the loan is locked out to yield maintenance for the period indicated in Appendix II. However, the loan may also be defeased after a lockout period of 26.

24 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

25 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-9, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:


                                                        Escrow or LOC     Escrowed Holdback or
    Mtg.                                                   Release          Letter of Credit     Outside Date    Prepayment Premium
  Loan No.     Property Name                             Conditions          Initial Amount       for Release        Provisions
------------------------------------------------------------------------------------------------------------------------------------
     10        Great America Technical Center                  1                 $702,300            NAP         Yield Maintenance
     11        One & Two Greenwood Plaza                       2                $1,000,000        5/1/2010       Yield Maintenance
                                                               3                 $25,000          5/1/2002       Yield Maintenance
     14        Lake Mary Centre                                4               $1,000,000         1/1/2003       Yield Maintenance
     16        Ryders Crossing Shopping Center                 5                  $3,964          1/1/2002       Yield Maintenance
    34-35      South Jordan Marketplace and Legacy             6               $1,000,000         10/1/2002      Yield Maintenance
               Retail Center
     38        Impath Building                          None - Held for          $300,000            NAP         Yield Maintenance
                                                             term
     59        Kelly Square                                    1                 $250,000            NAP         Yield Maintenance
     75        Mentor Commons Shopping Center                  7                 $200,000            NAP         Yield Maintenance
     79        Rock Springs & Palm Isle                        8                 $164,069        03/31/2002      Yield Maintenance
                                                                                                (or such later
                                                                                                   date at
                                                                                                 lender's sole
                                                                                                  discretion)

     83        Village Square Shopping Center                  9               $1,175,000          8/15/2002     Yield Maintenance
     95        West By Northwest Business Park                 8                 $61,188           9/1/2002      Yield Maintenance
     96        Boynton Commerce Center II                     10                 $150,000             NAP        Yield Maintenance
     133       Stockbridge Village Shopping Center      None - Held for          $35,000              NAP        Yield Maintenance
                                                            term


     All yield maintenance premiums indicated above are to be paid by the Borrower.

RELEASE CONDITIONS

1. Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) acceptable to Lender, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

2. Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) acceptable to Lender, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions. In addition, for the final $250,000 to be released, the annual net operating income from approved leases with at least 3 years remaining must equal or exceed 1.50 times the annual debt service of the loan.

3. Borrower furnishes to Lender estoppel certificates and certificates of compliance relating to easements and subdivision/development plans.

4. A 1.30x minimum DSCR and underwritten cash flow of $2,978,065 must be maintained.

5. Borrower furnishes to Lender written disbursement request and a lessee estoppel certificate from American Stores Properties, Inc. Lender has inspected or waived right to inspection.

6. Four tenants with executed leases take occupancy and begin paying rent. In addition, a 1.30x minimum DSCR and 94% minimum occupancy must be maintained.

7. Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) acceptable to Lender, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions. The Premises must also be 90% occupied and provide a net cash flow (from all approved leases which have at least two years remaining in their terms) that equals or exceeds 1.30 times annual debt service coverage on the Note.

8. Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection.

9.   Property achieves a minimum 93% physical occupancy and maintains a 1.25x
     DSCR.

10. Letter of Credit shall be increased by $100,000 or monthly payments of $20,000 may be made for 5 months if the space occupied by the Ericsson lease is not occupied by an approved tenant pursuant to a lease with a maturity of at least July 31, 2006 and annual net rents of at least $8.50 per square foot. Not withstanding the above, funds may be released if Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) acceptable to Lender, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions. In addition, releases may be made to cover all or part of the monthly debt service payments provided that Lender has received notice five business days prior to the monthly due date. If the funds fall below $100,000, Borrower will deposit $4,500 monthly until the $150,000 balance is achieved.

YIELD MAINTENANCE FORMULAS

A    SECTION 2. PREPAYMENT PROVISIONS

     (a)  The following definitions apply:

     "DISCOUNT RATE" means the yield on a U.S. Treasury issue plus 25 basis points selected by Lender, as published by the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and a coupon rate corresponding (or most closely corresponding, if not identical), to the Fixed Interest Rate.

     "DEFAULT DISCOUNT RATE" means the Discount Rate less 300 basis points.

     "DISCOUNTED VALUE" means the Discounted Value of a Note Payment based on the following formula:


               NP
           ------------  = Discounted Value
                     n
           (1 + R/12)

               NP        = Amount of Note Payment

               R         = Discount Rate or Default Discount Rate, as the case
                           may be

               n         = The number of months between the date of prepayment
                           and the scheduled date of the Note Payment rounded to the nearest integer

     "NOTE PAYMENTS" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

     "PREPAYMENT DATE PRINCIPAL" means the Principal on the date of prepayment

     (b) This Note may not be prepaid in full or in part before December 1, 2002. Commencing on December 1, 2002, provided there is no Event of Default, Borrower may prepay this Note in full, but not in part, on the first day of any calendar month, upon 60 days prior notice to Lender and upon payment in full of the Debt which will include a payment (the "Prepayment Premium") equal to the greater of (i) an amount equal to the product of 1% times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 90 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents.

     (c) After an Event of Default or an Acceleration or upon any other prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy the Debt accelerated, any decree of foreclosure, any statement of the amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include a payment (the "Evasion Premium") equal to the greater of (i) an amount equal to the product of 1% plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Notes Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

     (d) Borrower acknowledges that:
          (i) a prepayment will cause damage to Lender;
          (ii) The Evasion Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;
          (iii) it will be extremely difficult and impractical to ascertain the extend of Lender's damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and
          (iv) the Evasion Premium represents Lender and Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

B    SECTION 2. PREPAYMENT PROVISIONS

     (a)  The following definitions apply:

     "DISCOUNT RATE" means the yield on a U.S. Treasury issue selected by Lender, as published in Bloomberg News Service (or its successor, or, if none, such other reputable publisher providing such information as selected by Lender), two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical), to the Fixed Interest Rate plus sixty (60) basis points.

     "DEFAULT DISCOUNT RATE" means the Discount Rate less 200 basis points.

     "DISCOUNTED VALUE" means the Discounted Value of a Note Payment based on the following formula:

               NP
           ----------- = Discounted Value
                     n
           (1 + R/12)

               NP      =  Amount of Note Payment

               R       =  Discount Rate or Default Discount Rate, as the case
                          may be

               n       =  The number of months between the date of prepayment
                          and the scheduled date of the Note Payment rounded to the nearest integer

     "NOTE PAYMENTS" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

     "PREPAYMENT DATE PRINCIPAL" means the Principal on the date of prepayment.

     (b) Except to the extent of (i) Insurance Proceeds and Condemnation Awards not remitted to Borrower for purposes of Restoration and applied in reduction of the outstanding principal hereunder, (ii) prepayments made in accordance with the terms of Section 5.1(d) of the Assignment; and (iii) prepayments made in accordance with the terms of Sections 6.3 or 12.2(c) of the Mortgage, (1) this Note may not be prepaid in full or in part before September 1, 2002; and (2) commencing on September 1, 2002, Borrower may prepay this Note in full, or, subject to the conditions hereinafter set forth, in part, on the first day of any calendar month, upon thirty (30) days prior notice to Lender which prepayment will include a payment (the "Prepayment Premium") equal to: (x) in the event of a prepayment in full, the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal; or
     (y) in the event of a partial prepayment, the amount by which the sum of the Discounted Values of all Note Payments that would have become due were it not for the partial prepayment, calculated at the Discount Rate, exceeds the sum of (A) the sum of the Discounted Values of all Note Payments that will become due following the partial prepayment, calculated at the Discount Rate, and (B) the amount of the partial prepayment. Partial prepayments may not be made more often than once in any 18 month period and may not be in an amount less than Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00). This note may be prepaid in full without payment of the Prepayment Premium during the last nine (9) months of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents.

     (c) After an Acceleration or upon any other prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy the Debt accelerated, any judgment of foreclosure, any statement of the amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include, to the extent not prohibited by law, a payment (the "Evasion Premium") equal to the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

     (d)  Borrower acknowledges that:
          (i) a prepayment will cause damage to Lender;
          (ii) The Evasion Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;
          (iii) it will be extremely difficult and impractical to ascertain the extend of Lender's damages caused by a prepayment after an Acceleration or any other prepayment not permitted by the Loan Documents; and
          (iv) the Evasion Premium represents Lender and Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

C    LOAN PREPAYMENT.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three
     (3) months prior to the Maturity Date. From and after such date, provided no Event of Default has occurred and is continuing, the principal balance of the Note may be prepaid, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender specifying the scheduled payment date on which prepayment is to be made, which prepayment must occur on any monthly payment due date under the Note; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to an including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note it is accompanied by all sums due in connection therewith.

     After the Lockout Date, Borrower may prepay upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to and including**the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium". The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (1) through (3) below:

     (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date)*** discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

-------------------------------------------------------------------------------

     * With respect to Mortgage Loan No. 12, One & Two Greenwood Plaza, all references above to the "Maturity Date" or "maturity date" shall be deleted and replaced with "Anticipated Repayment Date."

     ** With respect to Mortgage Loan No. 45, Shaw's Plaza Shopping Center, the reference to "and including" is deleted in its entirety.

     *** With respect to Mortgage Loan No. 12, One & Two Greenwood Plaza, the following language appears in the note: assuming solely for purposes of this calculation that the unamortized principal balance of the Note (after giving effect to amortization by all monthly payments due prior to the Anticipated Repayment Date) is paid in full on the Anticipated Repayment Date".

-------------------------------------------------------------------------------

D Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the third anniversary of the Month-End Date. Notwithstanding the foregoing, Borrower shall have no right to prepay the principal amount outstanding under this
     Note in part but may prepay the principal amount outstanding under this
     Note in full, within the last two (2) months of the Maturity Date without penalty or premium, provided, however, that in the event any such prepayment is not made on the first day of the month, then prepayment shall include a payment of all interest scheduled to accrue on the prepaid amount during the related month.

     After the third anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (I) one percent (1.0 %) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

E    ARTICLE 1: PREPAYMENT.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the third anniversary of the Month-End Date.

     After the third anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (I) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

     Notwithstanding anything to the contrary herein, upon not less than thirty, and not more than sixty days prior written notice, Borrower shall have the right to prepay during the two (2) calendar months immediately preceding the Maturity Date the principal balance of this Note, in whole but not in part, together with (i) any accrued interest or other sums due hereunder or under the Security Instrument or Other Security Documents, and (ii) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of such prepayment occurs had such prepayment not been made (which amount shall constitute additional consideration for such prepayment), but without any Prepayment Consideration.

F In addition to the payments on account of principal set forth in the Deed of Trust Note, the privilege is reserved for Maker to prepay the indebtedness only in full, upon thirty (30) days' prior written notice, commencing on August 1, 1999, upon payment of a premium equal to the greater of:

     (a) two (2%) percent of the principal amount prepaid during the period beginning with August 1, 1999 and continuing through and including March 31, 2000, reducing one-quarter (1/4) of one (1%) percent in each twelve-month period thereafter through and including April 1, 2003, provided that there shall be no prepayment premium in the period April 2, 2004 through July 1, 2004; and

     (b) the excess, if any, of (i) the present value on the date of prepayment of all interest payments that would have been payable from the date of prepayment through the Maturity Date (the period from the date of prepayment through the Maturity Date is hereinafter called the "Calculation Period") calculated by multiplying the original interest rate payable on this Note by the outstanding principal balance of this Note on the date of prepayment, dividing such product by twelve and discounting such monthly payments at the Discount Rate (as hereinafter defined) over (ii) the present value on the date of prepayment of all hypothetical interest payments that would have been payable during the Calculation Period had the interest rate on this Note been the Assumed Reinvestment Rate (as hereinafter defined) calculated by multiplying the Assumed Reinvestment Rate by the outstanding principal balance of this Note at the time of prepayment, dividing such product by twelve and discounting such monthly payments at the Discount Rate, with all present value calculations being made on a monthly basis.

     "DISCOUNT RATE" shall mean the then treasury discount rate charged on loans to depository institutions by the New York Federal Reserve Bank on the date of prepayment.

     "ASSUMED REINVESTMENT RATE" shall mean .50% plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term of this Note. If no maturity exactly corresponds to such remaining term of this Note, yields for the two published maturities most closely corresponding to such remaining term shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each such relevant periods to the nearest month. For the purposes of calculating the Assumed Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the prepayment premium hereunder shall be used.

     "STATISTICAL RELEASE" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the prepayment premium hereunder, then such other reasonably comparable index as may be designated by Holder. The above-described prepayment amounts are to be interpreted in the manner that will render them fully enforceable, and it is the intent of Maker and Holder that these prepayment provisions are to be interpreted so that they are fully enforceable. Any portion of any of the said prepayment provisions which are deemed to be unlawful or unenforceable by a court of competent jurisdiction shall be deemed stricken or otherwise changed, so as to cause the prepayment provisions, as revised, to be enforceable to the fullest extent permitted by law.

     In no event shall prepayment of the unpaid principal balance be made or permitted prior to August 1, 1999.

G    PREPAYMENT CHARGE.

     (a) BASIC CHARGE. Except as provided below, if this Note is prepaid prior to the last 3 months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (aa) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (bb) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

     (b) ADDITIONAL CHARGE. If this Note is prepaid on any day other than the first day of a month, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in Section 9.2a above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period commencing on the prepayment date and ending on the last day of the month in which the prepayment occurred.

     (c) EXCLUSION. Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from the application of any insurance or condemnation proceeds received by Lender and applied by Lender to the outstanding principal balance of the Loan.

APPENDIX III

SIGNIFICANT LOAN SUMMARIES

------------------------------------------------------------------------------------------------------------------------------------
                                   MORTGAGE LOAN NO. 1 - PORTALS OFFICE BUILDING
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------      ------------------------------------------------------------
                        LOAN INFORMATION                                                      PROPERTY INFORMATION
------------------------------------------------------------------      ------------------------------------------------------------
ORIGINAL BALANCE(1):            $72,000,000                             SINGLE ASSET/PORTFOLIO:  Single Asset
CUT-OFF DATE BALANCE:           $71,902,542                             PROPERTY TYPE:           Office
FIRST PAYMENT DATE(1):          12/01/2001                              PROPERTY SUB-TYPE:       Urban
INTEREST RATE:                  7.500%                                  LOCATION:                Washington, D.C.
AMORTIZATION:                   277 months                              YEAR BUILT/RENOVATED:    1992/NAP
ARD:                            NAP                                     OCCUPANCY(4):            88.3%
HYPERAMORTIZATION:              NAP                                     SQUARE FOOTAGE:          508,294
MATURITY DATE:                  12/01/2007                              THE COLLATERAL:          8-story office
EXPECTED MATURITY BALANCE:      $63,172,352                             OWNERSHIP INTEREST:      Fee Simple
SPONSOR(S):                     Republic Properties
                                                                                                                         LEASE
INTEREST CALCULATION:           30/360                                  MAJOR TENANTS             % NRSF     RENT PSF    EXPIRATION
                                                                        -------------             ------     --------    -----------
CALL PROTECTION(2):             Prepayable on or after 12/01/2002       GSA#5/HUD                  21.2%      $39.87     11/22/2003
LOAN PER SF:                    $141.46                                 Group Hospitalization      18.9%      $41.32     04/30/2011
                                                                        and Medical Services,
                                                                        Inc.
UP-FRONT RESERVES:               None                                   GSA#1/FAA                  16.4%      $35.46     07/26/2002

ONGOING RESERVES(3):            RE Tax:            $145,417/month       PROPERTY MANAGEMENT:     Portals Development Associates
                                                                                                 Limited Partnership

                                TI/LC:              See Footnote 3
                                                                        U/W NET OP. INCOME:      $12,107,238
LOCKBOX:                         None                                   U/W NET CASH FLOW:       $10,932,214
                                                                        APPRAISED VALUE:         $137,000,000
                                                                        CUT-OFF DATE LTV:        52.5%
                                                                        MATURITY DATE LTV:       46.1%
                                                                        DSCR:                    1.66x

------------------------------------------------------------------      ------------------------------------------------------------
------------------------------------------------------------------      ------------------------------------------------------------


     (1) The subject $72,000,000 loan is the investment grade rated portion of an approximately $91,000,000 outstanding principal balance mortgage loan that Morgan Stanley Dean Witter Mortgage Capital purchased in September, 2001. The loan was subsequently severed into an "A Note" in the amount of $72,000,000 and a "B Note" in the amount of the remainder. All loan balance and coverage ratio numbers in this table are based on the "A Note" portion of the loan at the time of purchase, only. The First Payment Date following the origination date was 1/1/1998; however, the First Payment Date following the creation of the "A Note" was 12/1/2001.

     (2) The loan may be prepaid from and after December 1, 2002 upon payment of a prepayment fee, equal to the greater of (x) 1% of the amount prepaid, or (y) a yield maintenance fee, based on discounting principal and interest payments at United States Treasuries plus 25 basis points. Partial prepayment is not allowed. No prepayment fee applies during the final ninety days of the loan term.

     (3) The actual amount in the real estate tax reserve depends on the actual real estate taxes to become due with respect to the Portals Office Building Property. The amount noted is the amount currently escrowed. The Portals Office Building Borrower must also contribute quarterly to a reserve for tenant improvements and leasing costs, in an amount equal to the greater of $125,000, per quarter, or 50% of excess cash flow (defined as total revenue minus debt service, taxes, insurance and operating expenses) for the previous quarter. The TI/LC escrow is subject to a cap of $2,000,000.

     (4)  Based on a rent roll dated September 30, 2001.




THE PORTALS OFFICE BUILDING LOAN

     THE LOAN. The largest loan (the "Portals Office Building Loan") is evidenced by a Promissory Note (the "Portals Office Building Note") in the original principal amount of $95,000,000 and is secured by a first priority Deed of Trust and Security Agreement (the "Portals Office Building Mortgage") encumbering the 508,294 square foot office building, located in southwest Washington, DC (the "Portals Office Building Property"). The Portals Office Building Loan encumbers the fee interest at the Portals Office Building Property. The Portals Office Building Loan was originated on November 19, 1997 by Teachers Insurance and Annuity Association of America, which subsequently transferred the lender's interest in the Portals Office Building Loan to Morgan Stanley Dean Witter Mortgage Capital Inc. The lender's interest in the Portals Office Building Loan was subsequently severed into and "A" piece in the principal face amount of $72,000,000 and a subordinate "B" piece in the amount of the remainder. Only the "A" piece is included in the securitization.

                                     III-1

     THE BORROWER. The borrower is Parcel 49B Limited Partnership, a District of Columbia partnership (the "Portals Office Building Borrower") that owns no material assets other than the Portals Office Building Property and related interests. The general partner of the borrower is Portals Development Associates Limited Partnership. The sponsor of the project is Republic Properties, Inc., a developer of mixed-use, office, regional malls and other retail developments nationally. The founders and owners of Republic Properties are Mr. Richard L. Kramer and Mr. Steven A. Grigg.

     THE PROPERTY. The Portals Office Building Property is located at 1250 Maryland Ave., in southwest Washington, D.C. The Portals Office Building Property consists of a 508,294 square foot, eight-story office tower that was constructed as an urban development project. The Portals Office Building Property is situated on approximately 2.5 acres and also includes 561 spaces of below-grade, in-building garage parking. The Portals Office Building Property was constructed in 1992. The Portals Office Building Property is 88.3% leased to various office tenants, the majority of which, by square feet, are agencies of the United States Government.

-------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                       % OF TOTAL                          % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES     AVERAGE BASE RENT      SQUARE FEET      CUMULATIVE % OF    RENTAL REVENUES      TOTAL RENTAL
       YEAR       ROLLING         PER SF ROLLING         ROLLING          SF ROLLING           ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
    Vacant(*)        27                $0.00               15.0%              15.0%              0.0%               0.0%
-------------------------------------------------------------------------------------------------------------------------------
       2001           1               $44.00                0.4%              15.4%              0.6%               0.6%
-------------------------------------------------------------------------------------------------------------------------------
       2002           6               $41.67               18.9%              34.3%             21.2%              21.8%
-------------------------------------------------------------------------------------------------------------------------------
       2003           2               $39.67               33.0%              67.4%             40.2%              62.0%
-------------------------------------------------------------------------------------------------------------------------------
       2004           2               $37.94               13.5%              80.8%             13.6%              75.6%
-------------------------------------------------------------------------------------------------------------------------------
       2005           0                $0.00                0.0%              80.8%              0.0%              75.6%
-------------------------------------------------------------------------------------------------------------------------------
       2006           0                $0.00                0.0%              80.8%              0.0%              75.6%
-------------------------------------------------------------------------------------------------------------------------------
       2007           0                $0.00                0.0%              80.8%              0.0%              75.6%
-------------------------------------------------------------------------------------------------------------------------------
       2008           0                $0.00                0.0%              80.8%              0.0%              75.6%
-------------------------------------------------------------------------------------------------------------------------------
       2009           1               $45.96                0.3%              81.1%              0.4%              76.0%
-------------------------------------------------------------------------------------------------------------------------------
  2010 & Beyond       1               $41.32               18.9%             100.0%             24.0%             100.0%
-------------------------------------------------------------------------------------------------------------------------------

(*) The currently vacant space is generally retail space that has historically been unoccupied. No underwritten gross potential rent is associated with this vacant retail space. In addition, some non-revenue occupancies totaling approximately 3.3% of total square feet are included in the vacancy section of this Lease Rollover schedule. No underwritten gross potential rent is associated with this non-revenue space.

     PROPERTY MANAGEMENT. The Portals Office Building Property is managed by Portals Development Associates Limited Partnership, which is the general partner of the borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not prohibited.

     ADDITIONAL INDEBTEDNESS. The Portals Office Building Borrower may not permit any other lien against the Portals Office Building Property other than the above described "B Note." However, because the Portals Office Building Property is not a special purpose entity, unsecured financing is not prohibited.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Portals Office Building Loan and the Portals Office Building Property is set forth on Appendix II hereto.

                                     III-2

------------------------------------------------------------------------------------------------------------------------------------
                                                 MORTGAGE LOAN NO. 2 - APACHE MALL
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-------------------------------------------------------------------     ------------------------------------------------------------
ORIGINAL BALANCE:            $57,000,000                                SINGLE
                                                                        ASSET/PORTFOLIO:        Single Asset

CUT-OFF DATE BALANCE:        $55,583,346                                PROPERTY TYPE:          Retail
FIRST PAYMENT DATE:          09/01/1999                                 PROPERTY SUB-TYPE:      Regional Mall
INTEREST RATE:               7.000%                                     LOCATION:               Rochester, MN
AMORTIZATION:                360 months                                 YEAR BUILT/RENOVATED:   1969/1992
ARD:                         NAP                                        OCCUPANCY(3):           98.4%
HYPERAMORTIZATION:           NAP                                        SQUARE FOOTAGE:         603,165
MATURITY DATE:               08/01/2009                                 THE COLLATERAL:         2-story masonry shopping mall
EXPECTED MATURITY BALANCE:   $49,006,407                                OWNERSHIP INTEREST:     Fee Simple
SPONSOR(S):                  General Growth Properties
                                                                                                                    LEASE
INTEREST CALCULATION:        30/360                                     MAJOR TENANTS           % NRSF   RENT PSF   EXPIRATION
                                                                        -------------           ------   --------   -----------
CALL PROTECTION(1):          Prepayable on or after 9/1/2002            JC Penney                21.3%    $1.25      10/31/2004
LOAN PER SF:                 $92.15                                     Sears                    18.9%    $3.50      11/01/2011
                                                                        Saks Incorporated        15.2%    $1.14      09/16/2004
UP-FRONT RESERVES:            RE Tax:              $578,402
                                                                        PROPERTY MANAGEMENT:    General Growth Management, Inc.
ONGOING RESERVES(2):         RE Tax:               $144,600/month       U/W NET OP. INCOME:     $7,880,284
                                                                        U/W NET CASH FLOW:      $7,240,929
LOCKBOX:                      None                                      APPRAISED VALUE:        $90,000,000
                                                                        CUT-OFF DATE LTV:       61.8%
                                                                        MATURITY DATE LTV:      54.5%
                                                                        DSCR:                   1.59x

-------------------------------------------------------------------     ------------------------------------------------------------
-------------------------------------------------------------------     ------------------------------------------------------------


     (1) The loan may be prepaid from and after September 1, 2002 upon payment of a yield maintenance fee, based on discounting principal and interest payments at United States Treasuries plus 60 bps. Partial prepayment is permitted, but not more than once every 18 months, in amounts of at least $8,500,000, plus the same yield maintenance fee. No yield maintenance fee applies during the final nine months of the loan term.

     (2) The actual amount in the real estate tax reserve depends on the actual real estate taxes to become due with respect to the Apache Mall Property. The amount noted is the amount currently escrowed.

     (3)  Based on a rent roll dated August 31, 2001.



THE APACHE MALL LOAN

     THE LOAN. The second largest loan (the "Apache Mall Loan") is evidenced by a Promissory Note (the "Apache Mall Note") in the original principal amount of $57,000,000 and is secured by a first priority Mortgage and Security Agreement (the "Apache Mall Mortgage") encumbering the 603,165 square foot regional shopping mall, located in Rochester, MN (the "Apache Mall Property"), which is approximately 75 miles from Minneapolis. The Apache Mall Loan encumbers the fee interest at the Apache Mall Property. The Apache Mall Loan was originated on July 1, 1999 by Teachers Insurance and Annuity Association of America, which subsequently transferred the lender's interest in the Apache Mall Loan to Morgan Stanley Dean Witter Mortgage Capital Inc.

     THE BORROWER. The borrower is Rochester Mall LLC, a Delaware limited liability company (the "Apache Mall Borrower") that owns no material assets other than the Apache Mall Property and related interests. The sole member of the borrower is GGP American Properties Inc. The sponsor of the project is General Growth Properties, Inc. a publicly traded real estate investment trust focused on regional shopping malls.

     THE PROPERTY. The Apache Mall Property is located at the intersection of US Highway 52 and US Highway 14 East, in South Central Rochester, Minnesota. The Apache Mall Property consists of a 603,165 square foot, two-level shopping mall anchored by Marshall Fields (formerly known as Dayton's), Sears and J.C. Penney. Marshall Fields owns the land and improvements for its store, which is not included in the Apache Mall Loan collateral. Saks Inc. purchased the rights under a previous Montgomery Wards lease and intends to locate either a Carson Pirie Scott or Herberger's store at the former Montgomery Wards location. A small portion of the Apache Mall Property, comprising approximately 140 parking spaces, is subject to an unsubordinated ground lease. The loan sponsor

                                     III-3
indemnifies the lender for any losses associated with the termination of said ground lease. The Apache Mall Property is situated on approximately 56.7 acres and also includes 3,666 spaces of surface parking. The Apache Mall Property was constructed in 1969 and renovated in 1992. The Apache Mall Property is 98.4% leased to various retail tenants.

-------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                    AVERAGE BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                  # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR         ROLLING          ROLLING(*)         FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------------
      Vacant            1              $23.61               1.6%               1.6%                3.6%              3.5%
-------------------------------------------------------------------------------------------------------------------------------
       2001             8              $34.13               4.3%               5.9%                5.1%              8.7%
-------------------------------------------------------------------------------------------------------------------------------
       2002            10              $23.01               4.0%               9.9%                5.5%             14.2%
-------------------------------------------------------------------------------------------------------------------------------
       2003             8              $73.28               1.6%              11.4%                5.0%             19.2%
-------------------------------------------------------------------------------------------------------------------------------
       2004            10              $22.00              42.2%              53.7%               14.8%             34.0%
-------------------------------------------------------------------------------------------------------------------------------
       2005             3              $24.67               1.6%              55.2%                3.1%             37.1%
-------------------------------------------------------------------------------------------------------------------------------
       2006             8              $27.21               3.9%              59.2%                9.8%             47.0%
-------------------------------------------------------------------------------------------------------------------------------
       2007             9              $16.83               3.9%              63.1%                7.3%             54.3%
-------------------------------------------------------------------------------------------------------------------------------
       2008             7              $20.79               3.9%              67.0%                7.0%             61.3%
-------------------------------------------------------------------------------------------------------------------------------
       2009             6              $29.19               2.9%              70.0%                6.1%             67.4%
-------------------------------------------------------------------------------------------------------------------------------
   2010 & Beyond       18              $36.29              30.0%             100.0%               32.6%            100.0%
-------------------------------------------------------------------------------------------------------------------------------

     (*) Average Base Rent per SF Rolling analysis for 2003 excludes 2 Americash leases totaling 32 square feet at $1,062.75/SF.

     PROPERTY MANAGEMENT. The Apache Mall Property is managed by General Growth Management, Inc., which is an affiliate of the borrower. The management agreement is terminable by the Apache Mall Borrower on 30 days' notice to the manager.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed, although the lender has agreed to consider partial releases of portions of the Apache Mall Property, to allow further development at the shopping center.

     Certain additional information regarding the Apache Mall Loan and the Apache Mall Property is set forth on Appendix II hereto.

                                     III-4

------------------------------------------------------------------------------------------------------------------------------------
                                        MORTGAGE LOAN NOS. 3 - 9 - MHC PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------  --------------------------------------------------------------------
                         LOAN INFORMATION                                                PROPERTY INFORMATION
--------------------------------------------------------------  --------------------------------------------------------------------
ORIGINAL BALANCE:          $50,000,000                          SINGLE
                                                                ASSET/PORTFOLIO:    Portfolio of 7 assets

CUT-OFF DATE BALANCE:      $49,885,584                          PROPERTY TYPE:      Mobile Home Park
FIRST PAYMENT DATE:        10/01/2001                           PROPERTY SUB-TYPE:  Mobile Home Park
INTEREST RATE:             6.980%                               LOCATION:           Thornton, CO             Bradenton, FL
AMORTIZATION:              360 months                                               Las Vegas, NV            Peoria, AZ
ARD:                       NAP                                                      Port Orange, FL          Rockledge, FL
HYPERAMORTIZATION:         NAP                                                      Peoria, AZ
MATURITY DATE:             09/01/2011                           YEAR                Thornton, CO: 1969/1994  Bradenton, FL: 1965/NAP
EXPECTED MATURITY BALANCE: $43,642,139                                              Las Vegas, NV: 1980/1998 Peoria, AZ: 1968/NAP
SPONSOR(S):                Manufactured Home Communities Inc.                       Port Orange, FL:         Rockledge, FL:
                                                                                    1975/NAP                 1986/NAP
INTEREST CALCULATION:      Actual/360                                               Peoria, AZ: 1982/NAP
CALL PROTECTION:           Lockout until the earlier of 3
                           years after loan origination or      OCCUPANCY(1) (3):   95.9%
                           2 years after the REMIC startup
                           date, with U.S. Treasury             TOTAL UNITS:        2,105
                           defeasance thereafter. No            THE COLLATERAL:     7 manufactured home communities
                           prepayment allowed until 3
                           months prior to maturity.            OWNERSHIP INTEREST: Fee Simple

LOAN PER UNIT(1):          $23,698.61                           PROPERTY            MHC Management Limited Partnership
                                                                MANAGEMENT:
                                                                U/W NET OP.         $6,530,527
UP-FRONT RESERVES(2):      RE Tax:        364,529               U/W NET CASH        $6,425,277
                           Insurance:     $35,144               FLOW(1):
                           Cap Ex:        $306,991 LOC
                                                                APPRAISED VALUE(1): $77,600,000
ONGOING RESERVES:          RE Tax:        $46,881/month         CUT-OFF DATE        64.3%
                           Insurance:     $4,393/month          LTV(1):
                                                                MATURITY DATE       56.2%
LOCKBOX:                   None                                 DSCR(1):            1.61x

--------------------------------------------------------------  --------------------------------------------------------------------
--------------------------------------------------------------  --------------------------------------------------------------------

     (1)  Calculated on an aggregate portfolio basis.

     (2) Replacement reserves for the 7-property collateral pool are covered by a letter of credit totaling $306,991 (representing 3 years of the consultant's average annual capital expenditure projection for $48/site for the portfolio). The L/C will remain in place for the term of the loan and can be drawn in the case of default or if the L/C is not renewed for any reason, the Borrower must begin monthly cash impounds. If drawn, the proceeds shall be retained by Lender as impounds.

     (3)  Based on rent rolls with varying dates for each property.


THE MANUFACTURED HOME COMMUNITIES PORTFOLIO LOAN

     THE LOAN. The third largest loan (the "Manufactured Home Communities Portfolio Loan") is evidenced by a Promissory Note (the "Manufactured Home Communities Note") in the original principal amount of $50,000,000 and is secured by four first-priority Deeds of Trusts and Security Agreements and three first-priority Mortgages and Security Agreements (such deeds of trust and mortgages together being the "Manufactured Home Communities Mortgages") encumbering 7 manufactured home communities, aggregating 2,105 units, and underlying land located in Thornton, CO; Las Vegas, NV; Port Orange, FL; Peoria, AZ (2); Bradenton, FL; and Rockledge, FL (collectively, the "Manufactured Home Communities Portfolio Properties"). The Manufactured Home Communities Mortgages encumber the fee interests in the Manufactured Home Communities Portfolio Properties. The Manufactured Home Communities Portfolio Loan was originated on July 31, 2001 by or on behalf of Wells Fargo.

     THE BORROWER. The borrower, a bankruptcy-remote entity with a non-consolidation opinion and independent director, is MHC Stagecoach, L.L.C., a Delaware limited liability company (the "MHC Stagecoach Borrower") that owns no material assets other than the Manufactured Home Communities Portfolio Properties and related interests. The managing member of the borrower is MHC-QRS Stagecoach, Inc. The sponsor of the project is Manufactured Home Communities, Inc. a public REIT ("MHC").

                                     III-5

     THE PROPERTY. The Manufactured Home Communities Portfolio Property located in Thornton, CO is 98.4% occupied and was constructed in 1969 and renovated in 1994. Thornton is a northern suburb of the Denver CBD. This property consists of 434 sites.

         The Manufactured Home Communities Portfolio Property located in Las Vegas, NV is 98.5% occupied and was constructed in 1980 and renovated in 1998. This property consists of 263 sites.

         The Manufactured Home Communities Portfolio Property located in Port Orange, FL is 96.3% occupied and was constructed in 1975. Port Orange is located within the Daytona Beach MSA. This property consists of 432 sites.

         The Manufactured Home Communities Portfolio Property located in Peoria, AZ is 94.5% occupied and was constructed in 1982. Peoria is located within the Phoenix MSA. This property consists of 238 sites.

         The Manufactured Home Communities Portfolio Property located in Bradenton, FL is 95.5% occupied and was constructed in 1965. Bradenton is located just north of Sarasota on the south side of the Manatee River. The Sarasota-Bradenton MSA is considered a part of the greater Tampa Bay metro area. This property consists of 292 sites.

         The Manufactured Home Communities Portfolio Property located in Peoria, AZ is 90.7% occupied and was constructed in 1968. Peoria is located within the Phoenix MSA. This property consists of 235 sites.

         The Manufactured Home Communities Portfolio Property located in Rockledge, FL is 94.8% occupied and was constructed in 1986. Rockledge is located in Brevard County and is centrally located in the state between Indian River County to the south and Volusia County to the north and is about 40 miles east of Orlando. Brevard County covers approximately 1,311 square miles and has about 72 miles of ocean frontage, more than any other county in Florida. This property consists of 211 sites.

     PROPERTY MANAGEMENT. The Manufactured Home Communities Portfolio Property is managed by MHC Management Limited Partnership, which is an affiliate of the MHC Stagecoach, L.L.C. Borrower. The management agreement is subordinate and subject to the Manufactured Home Communities Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     Certain additional information regarding the Manufactured Home Communities Portfolio Loan and the Manufactured Home Communities Portfolio Property is set forth on Appendix II hereto.

                                     III-6

------------------------------------------------------------------------------------------------------------------------------------
                                    MORTGAGE LOAN NO. 10 - GREAT AMERICA TECHNICAL CENTER
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-------------------------------------------------------------------     ------------------------------------------------------------
ORIGINAL BALANCE:            $37,800,000                                SINGLE
                                                                        ASSET/PORTFOLIO:        Single Asset

CUT-OFF DATE BALANCE:        $37,756,773                                PROPERTY TYPE:          Office
FIRST PAYMENT DATE:          12/01/2001                                 PROPERTY SUB-TYPE:      Suburban
INTEREST RATE:               7.480%                                     LOCATION:               Santa Clara, CA
AMORTIZATION:                300 months                                 YEAR BUILT/RENOVATED:   1983/2001
ARD:                         NAP                                        OCCUPANCY(1):           100%
HYPERAMORTIZATION:           NAP                                        SQUARE FOOTAGE:         236,980
MATURITY DATE:               11/01/2011                                 THE COLLATERAL:         Two multi-story office/R&D complex
EXPECTED MATURITY BALANCE:   $30,207,658                                OWNERSHIP INTEREST:     Fee Simple
SPONSOR(S):                  Sobrato Development Companies                                                              LEASE
INTEREST CALCULATION:        30/360                                     MAJOR TENANTS             % NRSF    RENT PSF    EXPIRATION
                                                                        -------------             ------    --------    ----------

CALL PROTECTION:             Lockout until the earlier of 24            Broadcom                   57.7%     $67.49     06/30/2009
                             months from the date of
                             securitization or 4 years after the        Nortel                     23.1%     $63.12     11/30/2004
                             first payment of principal and             8X8                        19.3%     $25.20     05/31/2003
                             interest with U.S. Treasury
                             defeasance thereafter.  No                 PROPERTY MANAGEMENT:    Sobrato Development Company
                             prepayment allowed until 3 months          U/W NET OP. INCOME:     $6,351,451
                             prior to maturity.                         U/W NET CASH FLOW:      $5,936,451

LOAN PER SF:                 $159.32                                    APPRAISED VALUE:        $84,000,000
                                                                        CUT-OFF DATE LTV:       44.9%
UP-FRONT RESERVES(2):        Deferred            $702,300 LOC           MATURITY DATE LTV:      36.0%
                             Maintenance:                               DSCR:                   1.77x

ONGOING RESERVES:            None

LOCKBOX:                     None

-------------------------------------------------------------------     ------------------------------------------------------------
-------------------------------------------------------------------     ------------------------------------------------------------


     (1)  Occupancy is based on the rent roll dated September 27, 2001.

     (2) Borrower will post a letter of credit in the amount of $702,300 to cover the tenant improvements for the portion of the ground floor in Building 2451, which has not yet been renovated. Approximately 92% of the first floor renovation remains for this building.

THE GREAT AMERICA TECH CENTER LOAN

     THE LOAN. The fourth largest loan (the "Great America Tech Center Loan") is evidenced by the Secured Promissory Note (the "Great America Tech Center Note") and is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "Great America Tech Center Mortgage") encumbering two multi-story, office/R&D buildings located in Santa Clara, California (the "Great America Tech Center Property"). The Great America Tech Center Loan was originated on October 2, 2001 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.

     THE BORROWER. The borrower is Sobrato Interests, a California limited partnership (the "Great America Tech Center Borrower"). The Great America Tech Center Borrower is not required to be a single purpose entity, except that after a transfer of the Great America Tech Center Property (as permitted in the Great America Tech Center Mortgage), such transferee is required to be a single purpose entity.

         THE PROPERTY. Great America Tech Center Property, located in Santa Clara, California was originally constructed in 1983 and renovated in 2001. The Great America Tech Center Property consists of two, multi-story, office/R&D buildings totaling 236,980 square feet of net rentable area. The Great America Tech Center Property is located in Marriott Business Park. The Great America Tech Center Property is situated on approximately 11.32 acres and contains 839 parking spaces (3.54/1,000 square feet).

                                     III-7

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                     AVERAGE BASE        % OF TOTAL                          % OF TOTAL BASE   CUMULATIVE % OF
                   # OF LEASES        RENT PER SF        SQUARE FEET      CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR          ROLLING            ROLLING            ROLLING          SF ROLLING           ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
      Vacant             0               $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2001              0               $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2002              0               $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2003              1              $25.20              19.3%              19.3%              8.3%              8.3%
------------------------------------------------------------------------------------------------------------------------------------
       2004              1              $63.12              23.1%              42.3%             24.9%             33.3%
------------------------------------------------------------------------------------------------------------------------------------
       2005              0               $0.00               0.0%              42.3%              0.0%             33.3%
------------------------------------------------------------------------------------------------------------------------------------
       2006              0               $0.00               0.0%              42.3%              0.0%             33.3%
------------------------------------------------------------------------------------------------------------------------------------
       2007              0               $0.00               0.0%              42.3%              0.0%             33.3%
------------------------------------------------------------------------------------------------------------------------------------
       2008              0               $0.00               0.0%              42.3%              0.0%             33.3%
------------------------------------------------------------------------------------------------------------------------------------
       2009              1              $67.49              57.7%             100.0%             66.7%            100.0%
------------------------------------------------------------------------------------------------------------------------------------
   2010 & Beyond         0               $0.00             100.0%             100.0%            100.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------------


     PROPERTY MANAGEMENT. The Great America Tech Center Property is managed by Sobrato Development Co., an affiliate of the Great America Tech Center Borrower. The management fees are not subordinate or subject to the Great America Tech Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.   Not allowed.

     ADDITIONAL INDEBTEDNESS. Secured financing on the Great American Tech Center Property is prohibited; however, because the Great American Tech Center Property is not a special purpose entity, unsecured financing is not prohibited.

     RELEASE OF PARCELS.  Not allowed.

     RESERVES. No reserves for insurance or taxes are required. Borrower posted a letter of credit in the amount of $702,300 to cover the costs of completing certain tenant improvements for the portion of the ground floor in Building 2451, which has not yet been renovated.

     Certain additional information regarding the Great America Tech Center Loan and the Great America Tech Center Property is set forth on Appendix II hereto.

                                     III-8

------------------------------------------------------------------------------------------------------------------------------------
                                   MORTGAGE LOAN NO. 11 - ONE & TWO GREENWOOD PLAZA
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-------------------------------------------------------------------     ------------------------------------------------------------
ORIGINAL BALANCE:            $29,000,000                                SINGLE
                                                                        ASSET/PORTFOLIO:       Single Asset

CUT-OFF DATE BALANCE:        $29,000,000                                PROPERTY TYPE:         Office
FIRST PAYMENT DATE:          11/01/2001 (Interest Only)                 PROPERTY SUB-TYPE:     Suburban
INTEREST RATE:               7.300% (prior to the ARD)                  LOCATION:              Englewood, CO
AMORTIZATION:                324 months                                 YEAR BUILT/RENOVATED:  1999-2000/NAP
ARD:                         11/01/2006                                 OCCUPANCY(2):          100%
HYPERAMORTIZATION:           After the anticipated repayment            SQUARE FOOTAGE:        199,077
                             date, the loan interest rate
                             increases to either (1) the greater        THE COLLATERAL:        2 multi-story suburban office
                             of (a) the Initial Interest Rate                                  building complex
                             (7.30%) + 500 basis points and
                             (b) the Treasury Index + 500 basis         OWNERSHIP INTEREST:    Fee Simple
                             points or (2) the Initial Interest
                             Rate (7.30%) + 200 basis points at                                                         LEASE
                             lender's discretion.                       MAJOR TENANTS           % NRSF     RENT PSF     EXPIRATION
                                                                        -------------           ------     --------     ----------
MATURITY DATE:               04/01/2030
EXPECTED MATURITY BALANCE:   $27,753,950 (as of the ARD)                New Era of Networks     100.0%      $18.50      05/01/2010

SPONSOR(S):                  RS Property Fund IV                        PROPERTY MANAGEMENT:   Transwestern Property Company
INTEREST CALCULATION:        Actual/360                                                        Southwest, L.P. d/b/a Transwestern
CALL PROTECTION:             Lockout until the earlier of 24                                   Commercial Services
                             months from the date of securitization
                             or 4 years after the first payment of      U/W NET OP. INCOME:    $3,497,683
                             interest with U.S. Treasury defeasance     U/W NET CASH FLOW:     $3,239,259
                             thereafter. Prepayment with make whole
                             premium allowed 2 years after the first    APPRAISED VALUE:       $39,400,000
                             payment. Loan is open at par 3 months      CUT-OFF DATE LTV:      73.6%
                             prior to the Anticipated Repayment Date.   MATURITY DATE LTV:     70.4%
                                                                        DSCR(3):               1.51x
LOAN PER SF:                 $145.67

UP-FRONT RESERVES:           RE Tax:                $310,167
                             Insurance:             $19,110
                             TI/LC:                 $1,000,000 LOC
                             Other (Title           $25,000

ONGOING RESERVES:            RE Tax:                $51,694/month
                             Insurance:             $2,730/month

LOCKBOX(1):                  Soft lockbox in place
-------------------------------------------------------------------     ------------------------------------------------------------
-------------------------------------------------------------------     ------------------------------------------------------------

     (1) The Greenwood Plaza Collection Account Bank is authorized to transfer funds from the collection account to the borrower's operating account until either (1) an event of default occurs under the loan documents or (2) the borrower fails to pay the loan in full on the Anticipated Repayment Date, upon which events the Lender will have the right to control the income derived from the Greenwood Plaza Property and apply same pursuant to the terms and conditions of the loan documents.

     (2)  Occupancy is based on the rent roll dated September 7, 2001.

     (3)  The Greenwood Plaza Loan is interest only for the first 18 months. The
          1.51 debt service coverage ratio is based on interest only payments. Based on principal and interest payments beginning on May 1, 2003, the estimated debt service coverage ratio is estimated to be 1.32x.

THE GREENWOOD PLAZA LOAN

     THE LOAN. The fifth largest loan (the "Greenwood Plaza Loan") is evidenced by the Secured Promissory Note (the "Greenwood Plaza Note") and is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "Greenwood Plaza Mortgage") encumbering two multi-story office buildings with a connecting four-story glass atrium totaling 199,077 net rentable square feet, known as One & Two Greenwood Plaza, located in Englewood, Colorado (the "Greenwood Plaza Property"). The Greenwood Plaza Loan is interest only for the first 18 months. The Greenwood Plaza Loan was originated on September 7, 2001 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.
                                     III-9

     THE BORROWER. The borrower is RS Greenwood Plaza, L.P., a Delaware limited partnership (the "Greenwood Plaza Borrower") that owns no material asset other than the Greenwood Plaza Property and related interests. The sole general partner of the Greenwood Plaza Borrower is RS Greenwood Plaza SPE Corp., a Delaware corporation (the "Greenwood Plaza Equity Owner"). The Greenwood Plaza Equity Owner owns no material asset other than its ownership interests in the Greenwood Plaza Borrower and related interests. The Greenwood Plaza Equity Owner is required to have an independent director.

     THE PROPERTY. The Greenwood Plaza Property, located in Englewood, Colorado was originally constructed in 1999-2000. The Greenwood Plaza Property consists of two multi-story office buildings with a connecting four-story atrium totaling 199,077 net rentable square feet, and is situated on approximately 8.02 acres. A four-story parking structure provides 717 parking spaces with an additional 44 surface spaces, for a total of 761 spaces (3.8/1,000 square feet). The Greenwood Plaza Property is 100% leased to New Era of Networks, Inc., and the lease is guaranteed by Sybase, Inc.

------------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                     AVERAGE BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                   # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR          ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
      Vacant            0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2001             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2002             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2003             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2004             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2005             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2006             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2007             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2008             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
       2009             0                 $0.00               0.0%               0.0%              0.0%              0.0%
------------------------------------------------------------------------------------------------------------------------------------
   2010 & Beyond        1                $18.50             100.0%             100.0%            100.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------------


     PROPERTY MANAGEMENT. The Greenwood Plaza Property is managed by Transwestern Property Company Southwest, L.P. d/b/a Transwestern Commercial Services, which is not affiliated with the Greenwood Plaza Borrower. The management fees are subordinate/subject to the Greenwood Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed

     RESERVES. Reserves are required for insurance and taxes. The seller of the Greenwood Plaza Property provided a $1 million letter of credit, which is to be used for potential tenant improvements and leasing commissions. Lender may draw upon the letter of credit in the event of a tenant default under the lease. Principal Commercial Funding, LLC is the beneficiary of the letter of credit. A $25,000 reserve is required pending the Greenwood Plaza Borrower's satisfaction of miscellaneous post-closing obligations.

     Certain additional information regarding the Greenwood Plaza Loan and the Greenwood Plaza Property is set forth on Appendix II hereto.

                                     III-10

------------------------------------------------------------------------------------------------------------------------------------
                                    MORTGAGE LOAN NO. 12 - GREAT WESTERN SAVINGS BUILDING
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------      -------------------------------------------------------------
                        LOAN INFORMATION                                                      PROPERTY INFORMATION
-----------------------------------------------------------------      -------------------------------------------------------------
ORIGINAL BALANCE:            $27,500,000                               SINGLE
                                                                       ASSET/PORTFOLIO:     Single Asset

CUT-OFF DATE BALANCE:        $27,500,000                               PROPERTY TYPE:       Office
FIRST PAYMENT DATE:          11/01/2001 (Interest Only)                PROPERTY SUB-TYPE:   Suburban
INTEREST RATE:               7.000%                                    LOCATION:            Berkeley, CA
AMORTIZATION(1):             360 months                                YEAR                 1969-1970/2001
                                                                       BUILT/RENOVATED:

ARD:                         NAP                                       OCCUPANCY(2):        97.4%
HYPERAMORTIZATION:           NAP                                       SQUARE FOOTAGE:      152,542
MATURITY DATE:               10/01/2011                                THE COLLATERAL:      13-story steel frame office tower/612
                                                                                            space parking structure
EXPECTED MATURITY BALANCE:   $24,937,886                               OWNERSHIP INTEREST:  Fee/Leasehold
SPONSOR(S):                  David Teece

                                                                                                                        LEASE
INTEREST CALCULATION:        Actual/360                                MAJOR TENANTS           % NRSF       RENT PSF     EXPIRATION
                                                                       -------------           ------       --------     ----------
CALL PROTECTION:             Lockout until the later of 3 years        Power Bar Inc. (Nestle) 17.3%         $22.17      05/13/2004
                             after loan origination or 2 years         MPR Associates,         11.9%         $34.68      05/13/2004
                             after the REMIC startup                   Inc.
                             date, with U.S. Treasury defeasance       Pacific Bell             7.6%         $51.00      04/28/2006
                             thereafter. No prepayment allowed
                             until 3 months prior to maturity.         PROPERTY
                                                                       MANAGEMENT:          Steven R. Meckfessel, Inc.

                                                                       U/W NET OP. INCOME:  $3,882,959
                                                                       U/W NET CASH FLOW:   $3,546,150
LOAN PER SF:                 $180.28                                   APPRAISED VALUE:     $48,000,000
                                                                       CUT-OFF DATE LTV:    57.3%
                                                                       MATURITY DATE LTV:   52.0%
                                                                       DSCR(3):             1.82x
UP-FRONT RESERVES:           RE Tax:         $183,890
                             Insurance:      $16,625

ONGOING RESERVES:            RE Tax:         $26,270/month
                             Insurance:      $3,325/month
                             Cap Ex:         $1,587/month
                             TI/LC:          $25,600/month

LOCKBOX:                      None

-----------------------------------------------------------------      -------------------------------------------------------------
-----------------------------------------------------------------      -------------------------------------------------------------

     (1) Interest-only payments are required during the initial 24 months of the loan term, and amortization based on 360 months thereafter.

     (2)  Based on a rent roll dated September 1, 2001.

     (3) DSCR is based on interest-only payments required for the initial 24 months of the loan term. Based on principal and interest payments beginning on November 1, 2003, the estimated DSCR will be 1.62x.

THE GREAT WESTERN SAVINGS LOAN

     THE LOAN. The sixth largest loan (the "Great Western Savings Loan") is evidenced by a Promissory Note in the original principal amount of $27,500,000 and is secured by a first priority Deed of Trust encumbering one office building, aggregating 152,542 square feet of net rentable area and the underlying land located in Berkeley, California (collectively the "Great Western Savings Property"). The Great Western Savings Loan also encumbers the fee and ground leased interests on the attached 612 space parking structure. The Great Western Savings Loan was originated on September 13, 2001 by Wells Fargo.

     THE BORROWER. The borrower is First Shattuck, LLC, a California limited liability company (the "Great Western Savings Borrower") that owns no material assets other than the Great Western Savings Property and related interests. The managing member of the borrower is NewMeck Shattuck, Inc. The sponsor of the project is David Teece, who is the majority owner of the LLC, but is not a managing member.

     THE PROPERTY. The Great Western Savings Property is located at 2150 Shattuck Avenue, on the corner of Center Street and Shattuck Avenue in the business district of Berkeley. The Great Western Savings Property was constructed in 1969 and 1970 and renovated in 2001, and consists of a 13-story steel framed office tower building containing 152,542 net square feet. The building also includes a six-level parking garage originally built in 1969-70. As of September 1, 2001, the Great Western Savings Property was 97.4% leased to various tenants.

                                     III-11

---------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                                      AVERAGE BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                    # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR           ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------
      Vacant            5                $24.12                2.6%             2.6%               2.2%              2.2%
---------------------------------------------------------------------------------------------------------------------------------
        MTM             3                 $3.17                4.0%             6.6%               0.4%              2.6%
---------------------------------------------------------------------------------------------------------------------------------
       2001             0                 $0.00                0.0%             6.6%               0.0%              2.6%
---------------------------------------------------------------------------------------------------------------------------------
       2002             5                $27.01               17.4%            24.0%              16.1%             18.7%
---------------------------------------------------------------------------------------------------------------------------------
       2003             2                $26.07               12.5%            36.5%              11.2%             30.0%
---------------------------------------------------------------------------------------------------------------------------------
       2004             6                $26.84               38.0%            74.5%              35.0%             65.0%
---------------------------------------------------------------------------------------------------------------------------------
       2005             0                 $0.00                0.0%            74.5%               0.0%             65.0%
---------------------------------------------------------------------------------------------------------------------------------
       2006             5                $41.15               22.5%            97.0%              31.7%             96.7%
---------------------------------------------------------------------------------------------------------------------------------
       2007             0                 $0.00                0.0%            97.0%               0.0%             96.7%
---------------------------------------------------------------------------------------------------------------------------------
       2008             0                 $0.00                0.0%            97.0%               0.0%             96.7%
---------------------------------------------------------------------------------------------------------------------------------
       2009             0                 $0.00                0.0%            97.0%               0.0%             96.7%
---------------------------------------------------------------------------------------------------------------------------------
   2010 & Beyond        2                $31.47                3.0%           100.0%               3.3%            100.0%
---------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Great Western Savings Property is managed by Steven R. Meckfessel, Inc., which is an affiliate of the Great Western Savings Borrower. The management agreement is subordinate and subject to the Great Western Savings Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Great Western Savings Loan and the Great Western Savings Property is set forth on Appendix II hereto.

                                     III-12

------------------------------------------------------------------------------------------------------------------------------------
                                       MORTGAGE LOAN NO. 13 - UNION BANK SQUARE
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-------------------------------------------------------------------     ------------------------------------------------------------
ORIGINAL BALANCE:            $27,500,000                                SINGLE
                                                                        ASSET/PORTFOLIO:        Single Asset

CUT-OFF DATE BALANCE:        $27,318,613                                PROPERTY TYPE:          Office
FIRST PAYMENT DATE:          02/01/2001                                 PROPERTY SUB-TYPE:      Suburban
INTEREST RATE:               8.080%                                     LOCATION:               Orange, CA
AMORTIZATION:                360 months                                 YEAR BUILT/RENOVATED:   1962-1967, 1977 /
                                                                                                1989-1999
ARD:                         NAP                                        OCCUPANCY(1):           89%
HYPERAMORTIZATION:           NAP                                        SQUARE FOOTAGE:         387,184
MATURITY DATE:               01/01/2011                                 THE COLLATERAL:         5-building multi-story suburban
                                                                                                office complex

EXPECTED MATURITY BALANCE:   $24,661,220                                OWNERSHIP INTEREST:     Fee Simple
SPONSOR(S):                  Linda Colton
                                                                                                                        LEASE
INTEREST CALCULATION:        Actual/360                                 MAJOR TENANTS              % NRSF    RENT PSF   EXPIRATION
                                                                        -------------              ------    --------   ----------

CALL PROTECTION:             Lockout until the earlier of               Orange Co. Transit          28.1%     $23.27    04/30/2008
                             24 months from the date of                    Authority
                             securitization or 4 years after the
                             first payment of principal and             Union Bank                  13.4%     $15.25    09/30/2007
                             interest with U.S. Treasury                Western Dental              10.4%     $21.00    09/30/2004
                             defeasance thereafter.  No
                             prepayment allowed until 3 months
                             prior to maturity.



LOAN PER SF:                 $70.56                                     PROPERTY MANAGEMENT:    Colton Capital
                                                                                                Corporation

                                                                        U/W NET OP. INCOME:     $4,495,522
UP-FRONT RESERVES:           RE Tax:           $113,000                 U/W NET CASH FLOW:      $3,838,251
                             Insurance:        $30,000                  APPRAISED VALUE:        $46,000,000
                             Cap Ex:           $6,500                   CUT-OFF DATE LTV        59.4%
                             TI/LC:            $548,500                 MATURITY DATE LTV:      53.6%
                                                                        DSCR:                   1.57x

ONGOING RESERVES:            RE Tax:           $28,610/month
                             Insurance:        $8,314/month

                             Cap Ex:           $6,500/month

                             TI/LC:            $48,500/month

LOCKBOX(2):                  Soft lockbox in place

-------------------------------------------------------------------     ------------------------------------------------------------
-------------------------------------------------------------------     ------------------------------------------------------------

     (1)  Occupancy is based on the rent roll dated October 10, 2001.

     (2) Upon an event of default the collection account bank shall not remit funds derived from the Union Bank Square Property to the Union Square Bank Borrower.

THE UNION BANK SQUARE LOAN

     THE LOAN. The seventh largest loan (the "Union Bank Square Loan") is evidenced by the Secured Promissory Note (the "Union Bank Square Note") and is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "Union Bank Square Mortgage") encumbering 387,184 square feet of suburban office space located in Orange, California (the "Union Bank Square Property"). The Union Bank Square Loan was originated on December 22, 2000 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.

     THE BORROWER. The Union Bank Square Property is owned pursuant to a tenancy in common arrangement whereby UBS Partners, a California general partnership ("UBS Partners") is the largest tenant in common owning an undivided 45.8% interest in the Union Bank Square Property. The remaining tenants in common (comprised of numerous individuals and entities) own collectively an undivided 54.2% interest in the Union Bank Square Property. UBS Partners is controlled indirectly by Colton Properties, Inc. UBS Partners and the remaining tenants in common are collectively the borrower (the "Union Bank Square Borrower"). As such, the Union Bank Square Borrower is not a special purpose entity. UBS Partners has the right to convey additional undivided interests owned by

                                     III-13

UBS Partners in the Union Bank Square Property pursuant to the terms and conditions in the Union Bank Square Mortgage, provided that UBS Partners must retain an undivided 10% interest in the Union Bank Square Property.

         THE PROPERTY. The Union Bank Square Property is comprised of four office buildings and a parking structure/annex building located in Orange, California that were originally constructed between 1962 and 1967 and in 1977, and renovated between 1989 and 1999. The Union Bank Square Property consists of 387,184 square feet, situated on approximately 7.84 acres and contains 1,486 spaces of garage parking (3.8/1,000 square feet).

-----------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                      AVERAGE BASE                                             % OF TOTAL BASE    CUMULATIVE % OF
                    # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
        YEAR          ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
       Vacant            16               $19.85               13.5%              13.5%              13.0%              13.0%
-----------------------------------------------------------------------------------------------------------------------------------
        2001              1               $16.80                0.9%              14.4%               0.7%              13.8%
-----------------------------------------------------------------------------------------------------------------------------------
        2002              4               $18.72                4.7%              19.1%               4.3%              18.0%
-----------------------------------------------------------------------------------------------------------------------------------
        2003              7               $20.39                7.8%              26.9%               7.7%              25.8%
-----------------------------------------------------------------------------------------------------------------------------------
        2004              4               $21.04               11.4%              38.3%              11.7%              37.4%
-----------------------------------------------------------------------------------------------------------------------------------
        2005              3               $21.07                3.2%              41.5%               3.2%              40.7%
-----------------------------------------------------------------------------------------------------------------------------------
        2006              7               $21.15               13.0%              54.5%              13.4%              54.1%
-----------------------------------------------------------------------------------------------------------------------------------
        2007              6               $16.22               15.8%              70.3%              12.5%              66.5%
-----------------------------------------------------------------------------------------------------------------------------------
        2008             13               $23.22               29.7%             100.0%              33.5%             100.0%
-----------------------------------------------------------------------------------------------------------------------------------
        2009              0                $0.00                0.0%             100.0%               0.0%             100.0%
-----------------------------------------------------------------------------------------------------------------------------------
   2010 & Beyond          0                $0.00                0.0%             100.0%               0.0%             100.0%
-----------------------------------------------------------------------------------------------------------------------------------


     PROPERTY MANAGEMENT. The Union Bank Square Property is managed by Colton Capital Corporation (an affiliate of the managing general partner of UBS Partners). The management fees are subordinate/subject to the Union Bank Square Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.   Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     RESERVES. Reserves are required for taxes and insurance. Other reserves for capital expenditures and tenant improvements/leasing commissions are required. Once the balance of the tenant improvements/leasing commission reserves is $2,000,000, the Union Bank Square Borrower has no further obligation for same until said balance falls below $2,000,000.

     Certain additional information regarding the Union Bank Square Loan and the Union Bank Square Property is set forth on Appendix II hereto.

                                     III-14

------------------------------------------------------------------------------------------------------------------------------------
                                        MORTGAGE LOAN NO. 14 - LAKE MARY CENTRE
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------      -----------------------------------------------------------
                         LOAN INFORMATION                                                      PROPERTY INFORMATION
-------------------------------------------------------------------      -----------------------------------------------------------
ORIGINAL BALANCE:            $25,000,000                                 SINGLE
                                                                         ASSET/PORTFOLIO:        Single Asset

CUT-OFF DATE BALANCE:        $24,980,498                                 PROPERTY TYPE:          Retail
FIRST PAYMENT DATE:          12/01/2001                                  PROPERTY SUB-TYPE:      Anchored
INTEREST RATE:               7.250%                                      LOCATION:               Lake Mary, FL
AMORTIZATION:                360 months                                  YEAR BUILT/RENOVATED:   1987/2001
ARD:                         NAP                                         OCCUPANCY(4):           95.8%
HYPERAMORTIZATION:           NAP                                         SQUARE FOOTAGE:         339,211
MATURITY DATE:               11/01/2011                                  THE COLLATERAL:         1-story shopping mall
EXPECTED MATURITY BALANCE:   $21,973,036                                 OWNERSHIP INTEREST:     Fee Simple
SPONSOR(S):                  Equity One, Inc.
                                                                                                                           LEASE
INTEREST CALCULATION:        Actual/360                                  MAJOR TENANTS             % NRSF    RENT PSF    EXPIRATION
                                                                         -------------             ------    --------    ----------
CALL PROTECTION(1):          Prepayment prohibited until the Kmart       Kmart                      25.5%     $5.75      08/31/2013
                             earlier of (i) two years after the REMIC    Albertson's                18.6%     $9.00      06/30/2012
                             startup date, or (ii) the 5th anniversary   Sun Star Theaters, LLC     10.5%     $11.20     02/28/2006
                             of the closing date, with U.S. Treasury
                             defeasance thereafter.

LOAN PER SF:                 $73.64
                                                                         PROPERTY MANAGEMENT:    Equity One Realty and Management,
                                                                                                 Inc.
UP-FRONT RESERVES(2):        RE Tax:           $356,821                  U/W NET OP. INCOME:     $3,109,338
                                                                         U/W NET CASH FLOW:      $2,821,008
                                                                         APPRAISED VALUE:        $36,600,000
ONGOING RESERVES(3):         RE Tax:           $29,735/month             CUT-OFF DATE LTV:       68.3%
                             Insurance:        $952/month                MATURITY DATE LTV:      60.0%
                              Cap Ex:          $5,936/month              DSCR:                   1.38x

LOCKBOX:                      None

-------------------------------------------------------------------      -----------------------------------------------------------
-------------------------------------------------------------------      -----------------------------------------------------------


     (1) The loan may also be prepaid without premium during the three months prior to maturity.

     (2) The lender holds a $1,000,000 letter of credit as additional security, which it will release to the borrower if the debt service coverage ratio based on the preceding 12-month period exceeds 1.30x, the underwritable cash flow for the preceding 12-month period equals or exceeds $2,978,065, and there is no event of default. If these conditions are not satisfied on or before January 1, 2003, then the letter of credit will be used to partially prepay the loan, with a yield maintenance premium equal to the greater of (x) 1%, or (y) the present value of the payments of interest that would have accrued on the principal amount prepaid, calculated on the basis of a discount rate based on the treasury rate at the time of prepayment.

     (3) The actual amount in the real estate tax reserve depends on the actual real estate taxes to become due with respect to the Lake Mary Centre Property. The amount noted is the amount currently escrowed.

     (4)  Based on a rent roll dated July 1, 2001.


THE LAKE MARY CENTRE LOAN

     THE LOAN. The eighth largest loan (the "Lake Mary Centre Loan") is evidenced by a Promissory Note (the "Lake Mary Centre Note") in the original principal amount of $25,000,000 and is secured by a first priority Mortgage and Security Agreement (the "Lake Mary Centre Mortgage") encumbering the 339,211 (projected) square foot regional shopping center, located in Seminole County, FL, near the town of Lake Mary (the "Lake Mary Centre Property"), which is approximately 8 miles northeast of the Orlando central business district. The Lake Mary Centre Loan encumbers the fee interest at the Lake Mary Centre Property. The Lake Mary Centre Loan was originated on October 24, 2001 by Morgan Stanley Dean Witter Mortgage Capital Inc.

     THE BORROWER. The borrower is Equity One (Lake Mary), Inc., a Florida corporation (the "Lake Mary Centre Borrower") that owns no material assets other than the Lake Mary Centre Property and related interests. The sponsor and sole shareholder of the borrower is Equity One, Inc., a publicly traded real estate investment trust focused on community and neighborhood shopping centers.

     THE PROPERTY. The Lake Mary Centre Property is located at the intersection of Lake Mary Boulevard and Lake Emma Road, in an unincorporated portion of Seminole County, Florida near Lake Mary. The Lake Mary Centre Property consists of a substantially one-story shopping center, comprised of 9 buildings anchored by Albertson's and Kmart. The Lake Mary Centre shopping center also

                                     III-15
includes three outparcels that are not included in the Lake Mary Centre Loan collateral. Additionally, construction is now underway on another 10,656 square feet of local shop space, which is planned to open in May, 2002. The total gross leaseable area of the Lake Mary Center Property, which includes several outparcels and the areas currently being constructed, is 339,211 square feet. The Lake Mary Centre Property is situated on approximately 47 acres and also includes 1,335 spaces of surface parking. The Lake Mary Centre Property was constructed in 1987 and renovated in 2001. The Lake Mary Centre Property is 95.8% leased to various retail tenants.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                      AVERAGE BASE        % OF TOTAL                          % OF TOTAL BASE   CUMULATIVE % OF
                    # OF LEASES        RENT PER SF        SQUARE FEET      CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR           ROLLING            ROLLING            ROLLING          SF ROLLING           ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
      Vacant              2             $14.25               4.2%               4.2%               5.6%              5.6%
------------------------------------------------------------------------------------------------------------------------------------
       2001               5             $11.43               2.3%               6.5%               3.0%              8.6%
------------------------------------------------------------------------------------------------------------------------------------
       2002              15             $14.14               9.1%              15.6%              11.5%             20.1%
------------------------------------------------------------------------------------------------------------------------------------
       2003              13             $15.52               5.0%              20.6%               7.0%             27.1%
------------------------------------------------------------------------------------------------------------------------------------
       2004               7             $15.12               2.7%              23.4%               3.6%             30.7%
------------------------------------------------------------------------------------------------------------------------------------
       2005               6             $15.47               4.9%              28.3%               6.9%             37.6%
------------------------------------------------------------------------------------------------------------------------------------
       2006               6             $11.69              13.8%              42.0%              15.4%             52.9%
------------------------------------------------------------------------------------------------------------------------------------
       2007               2             $23.75               1.6%              43.6%               3.7%             56.7%
------------------------------------------------------------------------------------------------------------------------------------
       2008               1             $30.00               1.1%              44.7%               3.1%             59.7%
------------------------------------------------------------------------------------------------------------------------------------
       2009               0              $0.00               0.0%              44.7%               0.0%             59.7%
------------------------------------------------------------------------------------------------------------------------------------
   2010 & Beyond          7             $10.47              55.3%             100.0%              43.3%            100.0%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Lake Mary Centre Property is managed by Equity One Realty & Management, Inc., which is an affiliate of the Lake Mary Center Borrower. The management agreement has a term until January 31, 2003.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Lake Mary Centre Loan and the Lake Mary Centre Property is set forth on Appendix II hereto.

                                     III-16

------------------------------------------------------------------------------------------------------------------------------------
                                           MORTGAGE LOAN NO. 15 - JACOB WOODS
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------
                         LOAN INFORMATION                                                    PROPERTY INFORMATION
-------------------------------------------------------------------     ------------------------------------------------------------
ORIGINAL BALANCE:            $23,000,000                                SINGLE
                                                                        ASSET/PORTFOLIO:        Single Asset
CUT-OFF DATE BALANCE:        $22,963,688                                PROPERTY TYPE:          Multifamily
FIRST PAYMENT DATE:          11/01/2001                                 PROPERTY SUB-TYPE:      Garden Apartments
INTEREST RATE:               6.640%                                     LOCATION:               Towamencin, PA
AMORTIZATION:                360 months                                 YEAR BUILT/RENOVATED:   1996/NAP
ARD:                         NAP                                        OCCUPANCY(1):           100%
HYPERAMORTIZATION:           NAP                                        UNITS:                  230
MATURITY DATE:               10/01/2011                                 THE COLLATERAL:         33-building, garden-style apartment
                                                                                                complex

EXPECTED MATURITY BALANCE:   $19,899,628                                OWNERSHIP INTEREST:     Fee Simple
SPONSOR(S):                  Anthony DiLucia                            PROPERTY MANAGEMENT:    DiLucia Management Corporation
INTEREST CALCULATION:        Actual/360                                 U/W NET OP. INCOME:     $2,402,320
CALL PROTECTION:             Lockout until the earlier of 24            U/W NET CASH FLOW:      $2,336,540
                             months from the date of securitization
                             or 4 years after the first payment of
                             principal and interest with U.S. Treasury
                             defeasance thereafter. No prepayment
                             allowed until 3 months prior to maturity.

                                                                        APPRAISED VALUE:        $29,430,000
                                                                        CUT-OFF DATE LTV:       78.0%
                                                                        MATURITY DATE LTV:      67.6%
LOAN PER UNIT:               $99,842.12                                 DSCR:                   1.32x

UP-FRONT RESERVES:           RE Tax:             $73,401
                             Insurance:          $39,922
                             Cap Ex:             $1,000,000
                             Deferred            $230,000

ONGOING RESERVES:            RE Tax:             $27,672/month
                             Insurance:          $4,050/month
                             Cap Ex:             $3,833/month

LOCKBOX:                     None

-------------------------------------------------------------------     ------------------------------------------------------------
-------------------------------------------------------------------     ------------------------------------------------------------


     (1)  Occupancy is based on the rent roll dated September 14, 2001.


THE JACOBS WOODS LOAN

     THE LOAN. The ninth largest loan (the "Jacobs Woods Loan") is evidenced by the Secured Promissory Note (the "Jacobs Woods Note") and is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "Jacobs Woods Mortgage") encumbering a 230-unit apartment complex located in Towamencin, Pennsylvania (the "Jacobs Woods Property"). The Jacobs Woods Loan was originated on September 19, 2001 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.

     THE BORROWER. The borrower is Towamencin Apartment Joint Venture, a Pennsylvania general partnership (the "Jacobs Woods Borrower") that owns no material asset other than the Jacobs Woods Property and related interests. The general partners of the Jacobs Woods Borrower are Grist Mill Apartments, L.P., a Delaware limited partnership ("GMA") and TAJV, LLC, a Pennsylvania limited liability company ("TAJV LLC") (collectively the "Jacobs Woods Equity Owners"). Neither of the Jacobs Woods Equity Owners owns any other material asset other than its respective ownership interest in the Jacobs Woods Borrower and related interests. GMR, Inc., a Pennsylvania corporation and general partner of GMA and TAJV, Inc., a Pennsylvania corporation and manager of TAJV LLC, each have an independent director.

                                     III-17

     THE PROPERTY. The Jacobs Woods Property, located in Towamencin, Pennsylvania, in the Philadelphia MSA, was originally constructed in 1996. The Jacobs Woods Property consists of 33 buildings containing 230 garden style apartment units and is situated on approximately 37.18 acres and contains 3.52 parking spaces per unit.

     PROPERTY MANAGEMENT. The Jacobs Woods Property is managed by DiLucia Management Corporation, a Pennsylvania corporation, which is affiliated with the Jacobs Woods Borrower. The management fees are subordinate/subject to the Jacobs Woods Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed

     RESERVES. Reserves are required for insurance and taxes. Additionally, a sum of $230,000 was reserved for certain deferred maintenance relating to the replacement of sprinkler heads. Also, a $1,000,000 was reserved for replacement and upgrading of certain components to the sprinkler system. Finally, a monthly deposit for capital expenditure items is required in the amount of $3,833.33.

     Certain additional information regarding the Jacobs Woods Loan and the Jacobs Woods Property is set forth on Appendix II hereto.

                                     III-18

------------------------------------------------------------------------------------------------------------------------------------
                                      MORTGAGE LOAN NO. 16 - RYDERS CROSSING SHOPPING CENTER
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------
                         LOAN INFORMATION                                                    PROPERTY INFORMATION
-------------------------------------------------------------------     ------------------------------------------------------------
ORIGINAL BALANCE:            $22,000,000                                SINGLE
                                                                        ASSET/PORTFOLIO:        Single Asset
CUT-OFF DATE BALANCE:        $21,939,839                                PROPERTY TYPE:          Retail
FIRST PAYMENT DATE:          09/05/2001                                 PROPERTY SUB-TYPE:      Anchored
INTEREST RATE:               7.260%                                     LOCATION:               Milltown, NJ
AMORTIZATION:                360 months                                 YEAR BUILT/RENOVATED:   2000/NAP
ARD:                         NAP                                        OCCUPANCY(1):           100%
HYPERAMORTIZATION:           NAP                                        SQUARE FOOTAGE:         161,379
MATURITY DATE:               08/05/2011                                 THE COLLATERAL:         Neighborhood shopping center
EXPECTED MATURITY BALANCE:   $19,344,919                                OWNERSHIP INTEREST:     Fee Simple
SPONSOR(S):                  Mordechai Lipkis

                                                                                                                       LEASE
INTEREST CALCULATION:        Actual/360                                 MAJOR TENANTS             % NRSF    RENT PSF   EXPIRATION
                                                                        -------------             ------    --------   ----------
CALL PROTECTION:             Lockout until the earlier of 24            American Stores            34.1%    $8.45      03/05/2021
                             months from the date of securitization     Properties Inc
                             or 4 years after the first payment of      (Albertson's)
                             principal and interest with U.S.           Staples                    14.9%       $15.00  07/31/2015
                             Treasury defeasance thereafter. No         The Wiz                    12.4%       $17.00  01/31/2011
                             prepayment allowed until 3 months prior
                             to maturity.

LOAN PER SF:                 $135.95                                    PROPERTY MANAGEMENT:    Morel Management, LLC
                                                                        U/W NET OP. INCOME:     $2,569,876
UP-FRONT RESERVES:           RE Tax:                  $5,191            U/W NET CASH FLOW:      $2,502,210
                             Other (Tenant            $3,964            APPRAISED VALUE:        $29,200,000
                             Reimbursement):
                                                                        CUT-OFF DATE LTV:       75.1%
ONGOING RESERVES:            RE Tax:                  $5,194/month      MATURITY DATE LTV:      66.2%
                             Insurance:               $3,732/month      DSCR:                   1.39x

LOCKBOX(2):                  Springing to Soft

-------------------------------------------------------------------     ------------------------------------------------------------
-------------------------------------------------------------------     ------------------------------------------------------------


(1)  Occupancy is based on the rent roll dated September 11, 2001.

(2) Upon the occurrence of an event of default, the Ryders Crossing Shopping Center Borrower shall enter into a collection account agreement with lender and the collection account bank pursuant to which all cash flow from the Ryders Crossing Shopping Center Property will be swept to an account designated by lender.

THE RYDERS CROSSING SHOPPING CENTER LOAN

     THE LOAN. The tenth largest loan (the "Ryders Crossing Shopping Center Loan") is evidenced by the Secured Promissory Note (the "Ryders Crossing Shopping Center Note") and is secured by a first priority Mortgage and Security Agreement (the "Ryders Crossing Shopping Center Mortgage") encumbering a 161,379 square foot shopping center known as Ryders Crossing Shopping Center, located in Milltown, New Jersey (the "Ryders Crossing Shopping Center Property"). The Ryders Crossing Shopping Center Loan was originated on August 1, 2001 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.

     THE BORROWER. The borrower is Morel Operating Co., LLC, a New Jersey limited liability company and Arisa Urban Renewal Company, LLC, a New Jersey limited liability company ("Arisa") (Morel and Arisa to be collectively herein referred to as the "Ryders Crossing Shopping Center Borrower") each of which owns no material asset other than the Ryders Crossing Shopping Center Property and related interests. The sole managing member of Arisa is Del Arisa, LLC, a Delaware limited liability company which owns no material asset other than its interest in Arisa and related interests. The sole managing member of Morel is Del Morel, LLC, a Delaware limited liability company which owns no material asset other than its interest in Morel and related interests.

     THE PROPERTY. The Ryders Crossing Shopping Center Property, located in Milltown, New Jersey was originally constructed in 2000. The Ryders Crossing Shopping Center Property consists of 161,379 square feet and is situated on approximately 22.01 acres and contains a parking ratio of 5.1/1,000 square feet. Arisa is the fee simple owner of the land and has leased the land to Morel

                                     III-19
pursuant to a ground lease. Morel has subleased the Ryders Crossing Shopping Center to various tenants. Arisa and Morel are co-obligors under the Ryders Crossing Shopping Center Note and Arisa has joined in and subjected its interest in said ground lease to the lien of the Ryders Crossing Shopping Center Mortgage, pursuant to the terms of the Ryders Crossing Shopping Center Mortgage.

---------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                                      AVERAGE BASE        % OF TOTAL                         % OF TOTAL BASE    CUMULATIVE % OF
                    # OF LEASES        RENT PER SF        SQUARE FEET      CUMULATIVE % OF   RENTAL REVENUES     TOTAL RENTAL
       YEAR           ROLLING            ROLLING            ROLLING          SF ROLLING          ROLLING       REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------
       2001              0                 $0.00              0.0%               0.0%             0.0%               0.0%
---------------------------------------------------------------------------------------------------------------------------------
       2002              0                 $0.00              0.0%               0.0%             0.0%               0.0%
---------------------------------------------------------------------------------------------------------------------------------
       2003              0                 $0.00              0.0%               0.0%             0.0%               0.0%
---------------------------------------------------------------------------------------------------------------------------------
       2004              0                 $0.00              0.0%               0.0%             0.0%               0.0%
---------------------------------------------------------------------------------------------------------------------------------
       2005              2                $20.42              3.4%               3.4%             4.4%               4.4%
---------------------------------------------------------------------------------------------------------------------------------
       2006              6                $24.66              9.0%              12.5%            14.0%              18.3%
---------------------------------------------------------------------------------------------------------------------------------
       2007              1                $24.50              2.2%              14.6%             3.3%              21.7%
---------------------------------------------------------------------------------------------------------------------------------
       2008              0                 $0.00              0.0%              14.6%             0.0%              21.7%
---------------------------------------------------------------------------------------------------------------------------------
       2009              0                 $0.00              0.0%              14.6%             0.0%              21.7%
---------------------------------------------------------------------------------------------------------------------------------
   2010 & Beyond        11                $14.64             85.4%             100.0%            78.3%             100.0%
---------------------------------------------------------------------------------------------------------------------------------


     PROPERTY MANAGEMENT. The Ryders Crossing Shopping Center Property is managed by Morel Management, LLC, a New Jersey limited liability company, which is affiliated with the Ryders Crossing Shopping Center Borrower. The management fees are subordinate/subject to the Ryders Crossing Shopping Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     RESERVES. Reserves are required for insurance and taxes. "Other" reserves are required for tenant reimbursement. No other reserves are required.

     Certain additional information regarding the Ryders Crossing Shopping Center Loan and the Ryders Crossing Shopping Center Property is set forth on Appendix II to the Prospectus Supplement.

                                     III-20

--------------------------------------------------------------------------------

MORGAN STANLEY                                                    BEAR STEARNS
     LOGO                       December 19, 2001                     LOGO

--------------------------------------------------------------------------------


                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

      -------------------------------------------------------------------

                                  $945,607,000

                                  (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

                                  AS DEPOSITOR

                        PRINCIPAL COMMERCIAL FUNDING, LLC
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                           BEAR, STEARNS FUNDING, INC.

                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5

                   ------------------------------------------


MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

CO-MANAGER                                                            CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5


TRANSACTION FEATURES

>>       Sellers:
--------------------------------------------------------------------------------
                                                 NO. OF   CUT-OFF DATE    % OF
SELLERS                                           LOANS    BALANCE ($)    POOL
--------------------------------------------------------------------------------
 Principal Commercial Funding, LLC                  31     329,403,570    31.6
 Morgan Stanley Dean Witter Mortgage Capital Inc.   20     287,858,700    27.6
 Inc. Wells Fargo Bank, National Association        75     286,305,581    27.5
 Bear, Stearns Funding, Inc.                        17     138,424,057    13.3
--------------------------------------------------------------------------------
 TOTAL:                                            143   1,041,991,908   100.0
--------------------------------------------------------------------------------
>>  Loan Pool:
    o  Average Cut-off Date Balance:  $7,286,657
    o  Largest Mortgage Loan by Cut-off Date Balance:  $71,902,542
    o Five largest and ten largest loans: 23.4% and 35.4% of pool, respectively >> Credit Statistics:
    o  Weighted average debt service coverage ratio of 1.64x
    o Weighted average current loan-to-value ratio of 61.1%; weighted average balloon loan-to-value ratio of 51.3% >> Property Types:
    Property Types:

                  ---------------------------------------------
                                [GRAPHIC OMITTED]
                  ---------------------------------------------
>>  Call Protection:
    o 131 loans (78.3% of the pool) have a lockout period ranging from 25 to 48 payments from origination, then defeasance provisions.
    o 8 loans (11.8% of the pool) have a lockout period ranging from 12 to 35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.
    o 1 loan (1.1% of the pool) has a lockout period of 31 payments from origination with the greater of yield maintenance and a prepayment premium of 1.0% and also permits defeasance two years following securitization.
    o 1 loan (5.3% of the pool) has a lockout period of 36 payments from origination then a prepayment premium calculated on the basis of a yield maintenance formula; in addition, this loan allows for voluntary partial prepayments after the lockout period.
    o 1 loan (2.8% of the pool) has a lockout period of 26 payments from origination, then defeasance provisions; in addition, this loan has a lockout period for 24 payments, then the greater of yield maintenance and a prepayment premium of 1.0%.
 o 1 loan (0.7% of the pool) provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of (x) a yield maintenance formula and (y) 1.50% of the amount prepaid during the first 3 payments, 1.25% during the next 12 payments, and 1.00% during the next 13 payments.

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.lnbabs.com. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website at www.ctslink.com.
>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.
>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5

OFFERED CERTIFICATES
--------------------

                                                                                                              CERTIFICATE

           INITIAL                                                                     EXPECTED FINAL       INITIAL     PRINCIPAL
         CERTIFICATE      SUBORDINATION      RATINGS        AVERAGE      PRINCIPAL      DISTRIBUTION     PASS-THROUGH    TO VALUE
CLASS    BALANCE(1)           LEVELS      (MOODY'S/S&P)    LIFE(2)(3)   WINDOW(2)(4)       DATE(2)          RATE(5)      RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
1     $126,668,000           15.00%         Aaa / AAA         3.40          1-59          11/15/06           5.02%         51.9%
------------------------------------------------------------------------------------------------------------------------------------
A-2     $105,432,000         15.00%         Aaa / AAA         5.70         59-75           3/15/08           5.90%         51.9%
------------------------------------------------------------------------------------------------------------------------------------
A-3     $136,593,000         15.00%         Aaa / AAA         7.40         75-102          6/15/10           6.16%         51.9%
------------------------------------------------------------------------------------------------------------------------------------
A-4     $517,000,000         15.00%         Aaa / AAA         9.62        102-119         11/15/11           6.39%         51.9%
------------------------------------------------------------------------------------------------------------------------------------
B        $31,259,000         12.00%          Aa2 / AA         9.88        119-119         11/15/11           6.56%         53.8%
------------------------------------------------------------------------------------------------------------------------------------
C        $28,655,000          9.25%           A2 / A          9.88        119-119         11/15/11           6.72%         55.4%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)
------------------------
               INITIAL                                                                                                   CERTIFICATE
             CERTIFICATE                                                                  EXPECTED FINAL      INITIAL     PRINCIPAL
             BALANCE OR      SUBORDINATION       RATINGS        AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH   TO VALUE
CLASS    NOTIONAL AMOUNT(1)     LEVELS       (MOODY'S/S&P)    LIFE(2)(3)   WINDOW(2)(4)      DATE(2)         RATE(5)      RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
X-1(8)    $1,041,991,908         ----             ----           ----         ----           9/15/21           0.36%        ----
------------------------------------------------------------------------------------------------------------------------------------
X-2(8)      $821,189,000         ----             ----           ----         ----          12/15/08           0.85%        ----
------------------------------------------------------------------------------------------------------------------------------------
D            $10,420,000         8.25%          A3 / A-          9.88        119-119        11/15/11           6.82%        56.1%
------------------------------------------------------------------------------------------------------------------------------------
E            $20,840,000         6.25%         Baa2 / BBB        9.88        119-119        11/15/11        NWAC - 0.23     57.3%
------------------------------------------------------------------------------------------------------------------------------------
F            $13,025,000         5.00%        Baa3 / BBB-        9.88        119-119        11/15/11            NWAC        58.0%
------------------------------------------------------------------------------------------------------------------------------------
G - N        $52,099,908         ----             ----           ----         ----            ----             6.00%        ----
------------------------------------------------------------------------------------------------------------------------------------

Notes:      (1)  As of December 1, 2001.  In the case of each such Class, subject to a permitted variance of plus or minus 5%.
            (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
            (3)  Average life is expressed in terms of years.
            (4)  Principal window is the period (expressed in terms of months and commencing with the month of January 2002) during which distributions of principal are expected to be made to the holders of each designated Class.
            (5)  The Class A-1, A-2, A-3, A-4, B, C and D Certificates will accrue interest at a fixed rate. The Class E, F, X-1 and X-2
                 Certificates will accrue interest at a variable rate. The Class
                 X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."
            (6)  Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                 Class A-1, A-2, A-3 and A-4 Certificate Principal to Value
                 Ratio is calculated based upon the aggregate of the Class A-1, A-2, A-3 and A-4 Certificate Balances.
            (7)  Certificates to be offered privately pursuant to Rule 144A.
            (8)  The Class X-1 Notional Amount is equal to the sum of all
                 Certificate Balances outstanding from time to time. The Class
                 X-2 Notional Amount at any time on or before the Distribution
                 Date occurring in April 2005 is equal to the sum of the Certificate Balances of the Class A-3, Class A-4, Class B,
                 Class C, Class D and the deemed Certificate Balance of a component (the "Class A-2B Component") of the Class A-2
                 Certificates representing an initial Certificate Balance equal to $97,262,000, which component is assumed to be entitled to principal distributions only after the deemed Certificate
                 Balance of another component (the "Class A-2A Component"), representing an initial Certificate Balance equal to $8,170,000 has been reduced to zero. After the April 2005 Distribution
                 Date and on or before the Distribution Date occurring in December 2008 the Class X-2 Notional Amount is equal to the sum of the Certificate Balances of the Class B, Class C and the deemed Certificate Balance of a component (the "Class A-4B
                 Component") of the Class A-4 Certificates representing an initial Certificate Balance equal to $445,000,000, which component is assumed to be entitled to principal distributions only after the deemed Certificate Balance of another component
                 (the "Class A-4A Component"), representing an initial
                 Certificate Balance equal to $72,000,000 has been reduced to zero. After December 2008 the Notional Amount of the Class X-2
                 Certificates will be equal to zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5


I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                       Public:  Classes A-1, A-2, A-3, A-4, B and C (the "Offered Certificates")

                                  Private (Rule 144A):  Classes X-1, X-2, D, E, F, G, H, J, K, L, M and N

SECURITIES OFFERED:               $945,607,000  monthly pay,  multi-class,  sequential pay commercial mortgage REMIC
                                  Pass-Through  Certificates,   including  six  fixed-rate  principal  and  interest
                                  classes (Classes A-1, A-2, A-3, A-4, B and C)

SELLERS:                          Principal Commercial Funding, LLC, Morgan Stanley Dean Witter Mortgage Capital
                                  Inc., Wells Fargo Bank, National Association and Bear, Stearns Funding, Inc

CO-LEAD BOOKRUNNING MANAGERS:     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc.

CO-MANAGERS:                      Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC

MASTER SERVICER:                  Wells Fargo Bank, National Association

PRIMARY SERVICERS:                Principal  Capital  Management,  LLC (with respect to the individual loans sold by
                                  it); Wells Fargo Bank, National  Association (with respect to the individual loans sold by it, Bear,  Stearns  Funding,  Inc. and Morgan Stanley Dean Witter Mortgage
                                  Capital Inc.).

SPECIAL SERVICER:                 GMAC Commercial Mortgage Corporation

TRUSTEE:                          LaSalle Bank National Association

PAYING AGENT AND REGISTRAR:       Wells Fargo Bank Minnesota, National Association

CUT-OFF DATE:                     December 1, 2001.  For purposes of the  information  contained in this term sheet,

EXPECTED CLOSING DATE:            December 27, 2001

DISTRIBUTION DATES:               The  15th of each  month,  commencing  in  January  2002  (or if the 15th is not a business day, the next succeeding business day)

MINIMUM DENOMINATIONS:            $25,000  for  the  Class  A  Certificates  and  $100,000  for  all  other  Offered
                                  Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day funds, with accrued interest

LEGAL/REGULATORY STATUS:          Classes A-1,  A-2,  A-3,  A-4, B and C are  expected to be eligible for  exemptive relief under ERISA.  No Class of Certificates is SMMEA eligible.

RISK FACTORS:                     THE CERTIFICATES  INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                  SEE THE  "RISK  FACTORS"  SECTION  OF THE  PROSPECTUS  SUPPLEMENT  AND  THE  "RISK
                                  FACTORS" SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-4

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5


II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-4, B, C and D Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class E, F, X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                [OBJECT OMITTED]

Class X-1 and X-2 Pass-Through     The  pass-through  rate applicable to the
                                   Class X-1 Certificates for the initial Rates:
                                   distribution date will equal approximately
                                   0.36% per annum. The pass-through rate
                                   applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the weighted average of the Class X-1
                                   Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof, or in the case of the Class A-4 Certificates, the Class A-4A and Class A-4B Components thereof) for such distribution date (weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such distribution date).

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-5

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5

                                     The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component and Class A-2B Component or, in the case of the Class A-4 Certificates, the Class A-4A Component and Class A-4B Component) will, in general, equal:

                                     A) For any distribution date occurring on or before April 2005 (i) the weighted average net mortgage rate for such distribution date minus (ii) (x) in the case of the Class A-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-2A Component, the pass-through rate for such class of Certificates (or such Component) and (y) in the case of the Class A-2B Component, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates , and Class D Certificates, the rate per annum corresponding to such distribution date as set forth on Schedule A in the prospectus supplement.

                                     B) For any distribution date occurring
                                     after April 2005 and on or before December
                                     2008 (i) the weighted average net mortgage rate for such distribution date minus (ii)
                                     (x) in the case of the Class A-1, Class
                                     A-2, Class A-3, Class D, Class E, Class F,
                                     Class G, Class H, Class J, Class K, Class
                                     L, Class M and Class N Certificates and the
                                     Class A-4A Component, the pass-through rate for such class of Certificates (or such Component) and (y) in the case of the Class A-4B Component, Class B Certificates, Class C Certificates, the rate per annum corresponding to such distribution date as set forth on Schedule A in the prospectus supplement.

                                     C) For any distribution date occurring
                                     after December 2008 and any class of
                                     Principal Balance Certificates, (i) the
                                     weighted average net mortgage rate for such distribution date minus (ii) the pass-through rate for each such class of Certificates.

                                     In no event will any Class X-1 Strip Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-6

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5


                                     The pass-through rate applicable to the
                                     Class X-2 Certificates for the initial
                                     distribution date will equal approximately
                                     0.85% per annum. The pass-through rate
                                     applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal (A) on or before the Distribution Date in April 2005, the weighted average of the Class X-2 Strip Rates for the Class A-2B, Class A-4A and Class A-4B Components and the Class A-3, Class B, Class C , and Class D Certificates for such distribution date and (B) after the distribution date in April 2005, the weighted average of the Class X-2 Strip Rates of the Class A-4B Component, the Class B Certificates and the Class C Certificates (in each case, weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such distribution date).

                                     The "Class X-2 Strip Rate" in respect of the Class A-2B, Class A-4A and Class A-4B Components, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates for any distribution date (subject to the provision below) will, in general, equal the excess, if any, of (i) the lesser of
                                     (x) the rate per annum corresponding to
                                     such distribution date as set forth on
                                     Schedule A hereto and (y) the weighted
                                     average net mortgage rate for such
                                     distribution date, over (ii) the
                                     pass-through rate of the applicable classes of Certificates or Components referred to above.

                                     For any distribution occurring after
                                     December 2008, The Class X-2 Strip Rate for any Certificate or Component will be equal to zero. In no event will any Class X-2 Strip Rate be less than zero.

                                     For the purposes of calculating the
                                     pass-through rate applicable to the Class
                                     X-1 Certificates and Class X-2 Certificates for each distribution date and the notional amount of the Class X-2 Certificates, the aggregate certificate balance of the Class A-2 Certificates and the Class A-4 Certificates will each be deemed to consist of two components (each a "Component"), each having the same "pass-through rate" as the Class A-2 Certificates and the Class A-4 Certificates, respectively.

                                     The Class A-2A and Class A-4A Component
                                     Balances will be deemed reduced by the
                                     amount of all distributions of principal made to the Class A-2 Certificates and A-4 Certificates, respectively, until such Component Balance is reduced to zero. Following such reduction to zero, the Class A-2B and Class A-4B Component Balances will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the aggregate certificate balance of the Class A-2 Certificates and A-4 Certificates, respectively, until such Component Balance (and such aggregate certificate balance) has been reduced to zero

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5


Prepayment Premium Allocation        Any Prepayment Premiums/Yield Maintenance
                                     Charges collected with respect to a
                                     Mortgage Loan during any particular
                                     Collection Period will be distributed to the holders of each Class of Principal
                                     Balance Certificates (other than an
                                     excluded class as defined below) then
                                     entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i) such Prepayment
                                     Premium/Yield Maintenance Charge and (ii) the Prepayment Premium/Yield Maintenance
                                     Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that distribution date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. The portion, if any, of the Prepayment Premium/Yield
                                     Maintenance Charge remaining after such
                                     payments to the holders of the Principal
                                     Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an 87/13 ratio through the Distribution Date in April 2005. After the Distribution Date in April 2005 all Prepayment Premium/Yield
                                     Maintenance charges remaining after such payments to the holders of the Principal
                                     Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class G
                                     Certificates and below are the excluded
                                     classes.

                                     The following is an example of the
                                     Prepayment Premium Allocation under (b)
                                     above based on the information contained herein and the following assumptions:

                                     Two Classes of Certificates: Class A-1
                                     and X

                                     The characteristics of the Mortgage Loan being prepaid are as follows:

                                        - Loan Balance: $10,000,000
                                        - Mortgage Rate: 8.00%
                                        - Maturity Date: 5 years (December 1,
                                          2006)

                                     The Discount Rate is equal to 4.39% The
                                     Class A-1 Pass-Through Rate is equal to
                                     5.02%


                              CLASS A CERTIFICATES
--------------------------------------------------------------------------------
                                                                       YIELD
                                                                    MAINTENANCE
                   METHOD                          FRACTION          ALLOCATION
-------------------------------------------- ---------------------- ------------
                                                   CLASS A-1         CLASS A-1
                                             ---------------------- ------------
          (Class A-1 Pass Through Rate -            (5.02%-4.39%)      17.45%
                  Discount Rate)
      --------------------------------------        ---------------
         (Mortgage Rate - Discount Rate)            (8.00%-4.39%)

                              CLASS X CERTIFICATES
--------------------------------------------------------------------------------
                                                                       YIELD
                                                                    MAINTENANCE
                   METHOD                          FRACTION          ALLOCATION
-------------------------------------------- ---------------------- ------------
       (1 -Class A-1 YM Allocation)               (1-17.45% )          82.55%


THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5


III.   Sellers             Principal Commercial Funding, LLC ("PCF")

                           The Mortgage Pool includes 31 Mortgage Loans, representing 31.6% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                           PCF is a wholly owned subsidiary of Principal Capital Management, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                           Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC")

                           The Mortgage Pool includes 20 Mortgage Loans, representing 27.6% of the Initial Pool Balance, that were originated by or on behalf of MSDWMC or purchased from a third party.

                           MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                           Wells Fargo Bank, National Association ("WF")

                           The Mortgage Pool includes 75 Mortgage Loans, representing 27.5% of the Initial Pool Balance, that were originated by WF.

                           WF is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by WF were originated through its Capital Markets Group.

                           Bear, Stearns Funding, Inc. ("Bear Stearns")

                           The Mortgage Pool includes 17 Mortgage Loans, representing 13.3% of the Initial Pool Balance that were originated by Bear Stearns and/or its affiliates.

                           Bear Stearns originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. Bear Stearns and its affiliates originate and underwrite loans through four offices located throughout the United States. Bear Stearns loan origination and underwriting professionals are all full-time Bear Stearns employees.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5

IV.  COLLATERAL DESCRIPTION

                                                   TEN LARGEST LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   LOAN
                                                                                                    PER             CUT-OFF
                                                                          CUT-OFF DATE    UNITS/   -------            DATE   BALLOON
  NO.          PROPERTY NAME             CITY      STATE   PROPERTY TYPE     BALANCE        SF     UNIT/SF   DSCR      LTV     LTV
   1.  Portals Office Building        Washington     DC    Office          $71,902,542   508,294    $141     1.66x    52.5%   46.1%
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
   2.  Apache Mall                    Rochester      MN    Retail          $55,583,346   603,165     $92     1.59x    61.8%    54.5%
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
   3.  Woodland Hills                 Thornton       CO    Manufactured    $11,772,998     434     $23,699   1.61x    64.3%    56.2%
                                     Housing

       Cabana                         Las Vegas      NV    Manufactured    $8,455,606      263     $23,699   1.61x    64.3%    56.2%
                                     Housing

       Pickwick Village               Port Orange    FL    Manufactured    $8,380,778      432     $23,699   1.61x    64.3%    56.2%
       Casa del Sol                   Peoria         AZ    Manufactured    $6,624,805      238     $23,699   1.61x    64.3%    56.2%
       Windmill Manor                 Bradenton      FL    Manufactured    $6,260,641      292     $23,699   1.61x    64.3%    56.2%
       Apollo Village                 Peoria         AZ    Manufactured    $5,297,849      235     $23,699   1.61x    64.3%    56.2%
       Indian Oaks                    Rockledge      FL    Manufactured    $3,092,906      211     $23,699   1.61x    64.3%    56.2%
                                                                           ----------      ---     -------   -----    -----    -----
                           SUBTOTAL:                                       $49,885,584    2,105    $23,699   1.61x    64.3%    56.2%
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
   4.  Great America Technical        Santa Clara    CA    Office          $37,756,773   236,980    $159     1.77x    44.9%    36.0%
       Center
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
   5.  One & Two Greenwood Plaza      Englewood      CO    Office          $29,000,000   199,077    $146     1.51x    73.6%    70.4%
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
   6.  Great Western Savings          Berkeley       CA    Office          $27,500,000   152,542    $180     1.82x    57.3%    52.0%
       Building
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
   7.  Union Bank Square              Orange         CA    Office          $27,318,613   387,184     $71     1.57x    59.4%    53.6%
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
   8.  Lake Mary Centre               Lake Mary      FL    Retail          $24,980,498   339,211     $74     1.38x    68.3%    60.0
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
   9.  Jacobs Woods                   Towamencin     PA    Multifamily     $22,963,688     230     $99,842   1.32x    78.0%    67.6%
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
  10.  Ryders Crossing Shopping       Milltown       NJ    Retail          $21,939,839   161,379    $136     1.39x    75.1%    66.2%
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------
       TOTALS/WEIGHTED AVERAGES                                           $368,830,881                       1.59X    61.2%    54.1%
------ ------------------------------ ------------ ------- -------------- -------------- --------- -------- -------- -------- ------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-10

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5


CUT-OFF DATE BALANCE ($)
----------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE  % OF
                              LOANS     BALANCE ($)  POOL
----------------------------------------------------------
1 - 1,000,000                   12      10,208,144    1.0
1,000,001 - 2,000,000           35      51,721,420    5.0
2,000,001 - 3,000,000           15      37,617,471    3.6
3,000,001 - 4,000,000            6      21,615,677    2.1
4,000,001 - 5,000,000            8      37,139,572    3.6
5,000,001 - 6,000,000           10      54,499,871    5.2
6,000,001 - 7,000,000           12      77,430,523    7.4
7,000,001 - 8,000,000            9      68,098,574    6.5
8,000,001 - 9,000,000            4      33,874,645    3.3
9,000,001 - 10,000,000           5      47,658,541    4.6
10,000,001 - 15,000,000         11     132,215,659   12.7
15,000,001 - 20,000,000          6     101,080,930    9.7
20,000,001 - 30,000,000          6     153,702,637   14.8
30,000,001 (greater than)=       4     215,128,244   20.6
----------------------------------------------------------
TOTAL:                         143   1,041,991,908  100.0
----------------------------------------------------------
Min: 647,394     Max: 71,902,542     Average: 7,286,657
----------------------------------------------------------


STATE
-------------------------------------------------
                    NO. OF    AGGREGATE
                   MORTGAGED CUT-OFF DATE  % OF
                  PROPERTIES  BALANCE ($)  POOL
-------------------------------------------------
California             64    319,751,202   30.7
District of
  Columbia              2     78,502,542    7.5
Minnesota               8     74,523,346    7.2
Florida                 9     66,523,244    6.4
Georgia                 8     56,196,789    5.4
Colorado                2     40,772,998    3.9
New Jersey              4     40,463,522    3.9
Arizona                10     35,541,659    3.4
Utah                    4     29,660,353    2.8
Washington              6     28,633,116    2.7
Illinois                4     26,438,688    2.5
Other                  48    244,984,450   23.5
-------------------------------------------------
TOTAL:                169  1,041,991,908  100.0
-------------------------------------------------


PROPERTY TYPE
-------------------------------------------------
                    NO. OF    AGGREGATE
                   MORTGAGED CUT-OFF DATE  % OF
                  PROPERTIES  BALANCE ($)  POOL
-------------------------------------------------
Office                 40     406,119,018  39.0
Retail                 46     291,285,460  28.0
Industrial             51     180,563,153  17.3
Manufactured
  Housing              14      81,231,126   7.8
Multifamily            13      74,527,615   7.2
Self Storage            5       8,265,535   0.8
-------------------------------------------------
TOTAL:                169   1,041,991,908 100.0
-------------------------------------------------


MORTGAGE RATE (%)
------------------------------------------------
                    NO. OF     AGGREGATE
                   MORTGAGE  CUT-OFF DATE  % OF
                    LOANS     BALANCE ($)  POOL
------------------------------------------------
 5.501 - 6.000         5       30,283,712   2.9
 6.001 - 6.500         1       13,410,000   1.3
 6.501 - 7.000        25      288,245,213  27.7
 7.001 - 7.500        69      522,921,497  50.2
 7.501 - 8.000        38      136,514,382  13.1
 8.001 - 8.500         5       50,617,105   4.9
------------------------------------------------
TOTAL:               143    1,041,991,908 100.0
------------------------------------------------
Min: 5.850     Max: 8.500     Wtd Avg: 7.241
------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
-------------------------------------------------
                    NO. OF     AGGREGATE
                   MORTGAGE  CUT-OFF DATE   % OF
                    LOANS     BALANCE ($)   POOL
-------------------------------------------------
1 - 60                 7       37,458,608    3.6
61 - 120             128      951,797,158   91.3
121 - 180              6       47,989,646    4.6
181 - 240              2        4,746,495    0.5
-------------------------------------------------
TOTAL:               143    1,041,991,908  100.0
-------------------------------------------------
Min: 60      Max: 240       Wtd Avg: 113
-------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------
                    NO. OF     AGGREGATE
                   MORTGAGE  CUT-OFF DATE   % OF
                    LOANS     BALANCE ($)   POOL
-------------------------------------------------
1 - 60                 9       73,457,678    7.0
61 - 120             127      928,074,031   89.1
121 - 180              5       35,713,704    3.4
181 - 240              2        4,746,495    0.5
-------------------------------------------------
TOTAL:               143    1,041,991,908  100.0
-------------------------------------------------
Min: 31      Max: 237       Wtd Avg:  109
-------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------
                    NO. OF     AGGREGATE
                   MORTGAGE  CUT-OFF DATE   % OF
                    LOANS     BALANCE ($)   POOL
-------------------------------------------------
Interest Only          6       65,806,000    6.3
(less than)= 120       4        7,861,997    0.8
121 - 180              8       49,042,763    4.7
181 - 240             11       53,216,896    5.1
241 - 360            114      866,064,253   83.1
-------------------------------------------------
TOTAL:               143    1,041,991,908  100.0
-------------------------------------------------
Non Zero Min: 77  Max: 360  Non Zero Wtd Avg: 316
-------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------
                    NO. OF     AGGREGATE
                   MORTGAGE  CUT-OFF DATE   % OF
                    LOANS     BALANCE ($)   POOL
-------------------------------------------------
10.1 - 20.0            1        2,991,086    0.3
20.1 - 30.0           10       18,281,465    1.8
30.1 - 40.0            6       15,105,271    1.4
40.1 - 50.0           23      143,546,393   13.8
50.1 - 60.0           33      268,515,351   25.8
60.1 - 70.0           41      337,612,813   32.4
70.1 - 80.0           29      255,939,529   24.6
-------------------------------------------------
TOTAL:               143    1,041,991,908  100.0
-------------------------------------------------
 Min: 16.0     Max: 79.4     Wtd Avg: 61.1
-------------------------------------------------


 BALLOON LOAN-TO-VALUE RATIO (%)
-------------------------------------------------
                    NO. OF     AGGREGATE
                   MORTGAGE  CUT-OFF DATE   % OF
                    LOANS     BALANCE ($)   POOL
-------------------------------------------------
0.1 - 30.0            24       75,153,276    7.2
30.1 - 40.0           15       91,430,350    8.8
40.1 - 50.0           37      251,920,460   24.2
50.1 - 60.0           34      325,385,253   31.2
60.1 - 70.0           31      258,150,300   24.8
70.1 - 80.0            2       39,952,270    3.8
-------------------------------------------------
TOTAL:               143    1,041,991,908  100.0
-------------------------------------------------
Min: 0.3     Max: 70.7     Wtd Avg:  51.3
-------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------
                    NO. OF     AGGREGATE
                   MORTGAGE  CUT-OFF DATE   % OF
                    LOANS     BALANCE ($)   POOL
-------------------------------------------------
(less than)= 1.20      3       29,953,759    2.9
1.21 - 1.30           20      119,706,908   11.5
1.31 - 1.40           30      218,118,397   20.9
1.41 - 1.50           12       62,517,850    6.0
1.51 - 1.60           19      176,203,106   16.9
1.61 - 1.70           16      198,733,201   19.1
1.71 - 1.80            7       57,462,994    5.5
1.81 (greater than)=  36      179,295,694   17.2
-------------------------------------------------
TOTAL:               143    1,041,991,908  100.0
-------------------------------------------------
Min: 1.09     Max: 6.00     Wtd Avg:  1.64
-------------------------------------------------


All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $945,607,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                           Dec-01             Dec-02             Dec-03             Dec-04
----------------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance                          99.33%             87.15%             82.76%             78.77%
Greater of YM at T-Flat and 1.00%                  0.00%              0.00%              4.44%              9.01%
Greater of YM at T+0.25% and 1.00%                 0.00%              6.87%              6.84%              6.84%
Greater of YM at T+0.50% and 1.50%                 0.67%              0.00%              0.00%              0.00%
Greater of YM at T+0.50% and 1.25%                 0.00%              0.65%              0.00%              0.00%
Greater of YM at T+0.50% and 1.00%                 0.00%              0.00%              0.62%              0.00%
YM at T+0.60%                                      0.00%              5.34%              5.34%              5.38%
Yield Maintenance Total(2)(3)                      0.67%             12.85%             17.24%             21.23%
Open                                               0.00%              0.00%              0.00%              0.00%
----------------------------------------------------------------------------------------------------------------------
TOTALS                                           100.00%            100.00%            100.00%            100.00%
----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $1,041,991,908     $1,028,869,070     $1,014,632,495       $993,201,578
% Initial Pool Balance                           100.00%             98.74%             97.37%             95.32%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                           Dec-05             Dec-06             Dec-07             Dec-08
----------------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance                          78.74%             81.89%             88.05%             88.95%
Greater of YM at T-Flat and 1.00%                  9.08%              5.10%              5.55%              4.07%
Greater of YM at T+0.25% and 1.00%                 6.80%              7.24%              0.00%              0.00%
Greater of YM at T+0.50% and 1.50%                 0.00%              0.00%              0.00%              0.00%
Greater of YM at T+0.50% and 1.25%                 0.00%              0.00%              0.00%              0.00%
Greater of YM at T+0.50% and 1.00%                 0.00%              0.00%              0.00%              0.00%
YM at T+0.60%                                      5.38%              5.77%              6.23%              0.00%
Yield Maintenance Total(2)(3)                     21.26%             18.11%             11.77%              4.07%
Open                                               0.00%              0.00%              0.18%              6.98%
----------------------------------------------------------------------------------------------------------------------
TOTALS                                           100.00%            100.00%            100.00%            100.00%
----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                       $976,756,007       $895,393,821       $814,113,990       $766,209,413
% Initial Pool Balance                            93.74%             85.93%             78.13%             73.53%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                           Dec-09             Dec-10             Dec-11             Dec-12
----------------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance                          97.45%             92.37%            100.00%            100.00%
Greater of YM at T-Flat and 1.00%                  2.40%              2.39%              0.00%              0.00%
Greater of YM at T+0.25% and 1.00%                 0.00%              0.00%              0.00%              0.00%
Greater of YM at T+0.50% and 1.50%                 0.00%              0.00%              0.00%              0.00%
Greater of YM at T+0.50% and 1.25%                 0.00%              0.00%              0.00%              0.00%
Greater of YM at T+0.50% and 1.00%                 0.00%              0.00%              0.00%              0.00%
YM at T+0.60%                                      0.00%              0.00%              0.00%              0.00%
Yield Maintenance Total(2)(3)                      2.40%              2.39%              0.00%              0.00%
Open                                               0.15%              5.24%              0.00%              0.00%
----------------------------------------------------------------------------------------------------------------------
TOTALS                                           100.00%            100.00%            100.00%            100.00%
----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                       $681,793,236       $657,690,086        $24,656,088        $22,340,648
% Initial Pool Balance                            65.43%             63.12%              2.37%              2.14%
----------------------------------------------------------------------------------------------------------------------


Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.
(3) Mortgage Loan Nos. 11 and 43 have been modeled as Yield Maintenance after their lockout periods.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
-------------------------------------------------------------------------------
                                      T-12

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044



                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   01/15/2002
Record Date:    12/31/2001


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

================================================================================



                                    DEPOSITOR
================================================================================

     Morgan Stanley Dean Witter Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       Karen Repeckyj
     Phone Number:  (215) 328-1259

================================================================================



                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, National Association
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105

     Contact:       Jeannette Delagarza
     Phone Number:  (415) 222-4279

================================================================================






                                SPECIAL SERVICER
================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 19044-8015

     Contact:       Darri Cunningham
     Phone Number:  (215) 328-1784

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   01/15/2002
Record Date:    12/31/2001


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                         Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   01/15/2002
Record Date:    12/31/2001


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   01/15/2002
Record Date:    12/31/2001


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   01/15/2002
Record Date:    12/31/2001


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00



Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00



Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------






















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   01/15/2002
Record Date:    12/31/2001


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
 R-I
 R-II
 R-III
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   01/15/2002
Record Date:    12/31/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5

-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

























-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------























-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------






















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
                   Actual      Outstanding
  Foreclosure       Loan        Servicing    Bankruptcy    REO
     Date         Balance       Advances        Date       Date
-----------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved                 - Full Payoff
4 - Extension            9 - Pending Return           - Reps and Warranties
5 - Note Sale                to Master Servicer    11 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
                                            Remaining
  NOI                 Note     Maturity   Amortization
 Date      DSCR      Date       Date         Term
-------------------------------------------------------











------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park
--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


 -----------------------------------------
 For Additional Information please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
           @ www.ctslink.com/cmbs
 -----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

-------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP5


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:      01/15/2002
Record Date:       12/31/2001

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------
 Aggregate        Net        Net Proceeds              Repurchased
Liquidation   Liquidation     as a % of      Realized   by Seller
  Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A
                                   ----------

            Rates Used in Determination of Class X Pass-Through Rates

                      01/15/02                    7.16410%
                      02/15/02                    7.16405
                      03/15/02                    7.16448
                      04/15/02                    7.34484
                      05/15/02                    7.16383
                      06/15/02                    7.34472
                      07/15/02                    7.16370
                      08/15/02                    7.34459
                      09/15/02                    7.34453
                      10/15/02                    7.16350
                      11/15/02                    7.34440
                      12/15/02                    7.16336
                      01/15/03                    7.16329
                      02/15/03                    7.16323
                      03/15/03                    7.16369
                      04/15/03                    7.34403
                      05/15/03                    7.16300
                      06/15/03                    7.34389
                      07/15/03                    7.16285
                      08/15/03                    7.34375
                      09/15/03                    7.34369
                      10/15/03                    7.16264
                      11/15/03                    7.34354
                      12/15/03                    7.16249
                      01/15/04                    7.34339
                      02/15/04                    7.16234
                      03/15/04                    7.16248
                      04/15/04                    7.34316
                      05/15/04                    7.16211
                      06/15/04                    7.33860
                      07/15/04                    7.15646
                      08/15/04                    7.33848
                      09/15/04                    7.33843
                      10/15/04                    7.15629
                      11/15/04                    7.33830
                      12/15/04                    7.15617
                      01/15/05                    7.15611
                      02/15/05                    7.15605
                      03/15/05                    7.15668
                      04/15/05                    7.33794
                      05/15/05                    7.15584
                      06/15/05                    7.33780
                      07/15/05                    7.15572
                      08/15/05                    7.33766
                      09/15/05                    7.33760
                      10/15/05                    7.15553
                      11/15/05                    7.33746
                      12/15/05                    7.15539
                      01/15/06                    7.15531
                      02/15/06                    7.15525
                      03/15/06                    7.15594

                      04/15/06                    7.33226%
                      05/15/06                    7.15074
                      06/15/06                    7.33162
                      07/15/06                    7.15016
                      08/15/06                    7.33145
                      09/15/06                    7.33137
                      10/15/06                    7.14993
                      11/15/06                    7.33120
                      12/15/06                    7.16977
                      01/15/07                    7.19078
                      02/15/07                    7.19073
                      03/15/07                    7.19155
                      04/15/07                    7.37597
                      05/15/07                    7.19056
                      06/15/07                    7.37586
                      07/15/07                    7.19045
                      08/15/07                    7.37574
                      09/15/07                    7.37569
                      10/15/07                    7.19028
                      11/15/07                    7.37071
                      12/15/07                    7.17102
                      01/15/08                    7.37058
                      02/15/08                    7.17092
                      03/15/08                    7.17121
                      04/15/08                    7.37037
                      05/15/08                    7.17069
                      06/15/08                    7.37019
                      07/15/08                    7.17062
                      08/15/08                    7.36731
                      09/15/08                    7.36653
                      10/15/08                    7.16788
                      11/15/08                    7.36642
                      12/15/08                    7.16780

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

         Morgan Stanley Dean Witter Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1)   multifamily or commercial mortgage loans;

         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

         3) direct obligations of the United States or other governmental agencies; or

         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

         The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes in respect of distributions;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

         o   provide for sequential distributions of principal;

         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-25 OF THE RELATED PROSPECTUS SUPPLEMENT.

         This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                           MORGAN STANLEY DEAN WITTER
                 The date of this Prospectus is October 9, 2001

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o   the timing of interest and principal payments;

         o   applicable interest rates;

         o   information about the trust fund's assets;

         o   information about any credit support or cash flow agreement;

         o   the rating for each class of certificates;

         o   information regarding the nature of any subordination;

         o any circumstance in which the trust fund may be subject to early termination;

         o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

         o   the aggregate principal amount of each class of certificates;

         o information regarding any master servicer, sub-servicer or special servicer; and

         o whether the certificates will be initially issued in definitive or book entry form.

         IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different.

         Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

         This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

         Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is (212) 761-4700.

                    ----------------------------------------

         Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Important Notice About Information Presented In This Prospectus And The
  Accompanying Prospectus Supplement...........................................2
Summary Of Prospectus..........................................................1
Risk Factors...................................................................9
    Assets....................................................................23
    Mortgage Loans............................................................23
    Mortgage Backed Securities................................................28
    Government Securities.....................................................29
    Accounts..................................................................29
    Credit Support............................................................30
    Cash Flow Agreements......................................................30
Use Of Proceeds...............................................................30
Yield Considerations..........................................................30
    General...................................................................30
    Pass-Through Rate.........................................................30
    Timing of Payment of Interest.............................................31
    Payments of Principal; Prepayments........................................31
    Prepayments--Maturity and Weighted Average Life...........................32
    Other Factors Affecting Weighted Average Life.............................33
The Depositor.................................................................34
Description Of The Certificates...............................................34
    General...................................................................34
    Distributions.............................................................35
    Available Distribution Amount.............................................35
    Distributions of Interest on the Certificates.............................36
    Distributions of Principal of the Certificates............................36
    Components................................................................37
    Distributions on the Certificates of Prepayment Premiums or in Respect of
      Equity Participations...................................................37
    Allocation of Losses and Shortfalls.......................................37
    Advances in Respect of Delinquencies......................................37
    Reports to Certificateholders.............................................38
    Termination...............................................................41
    Book-Entry Registration and Definitive Certificates.......................41
Description Of The Agreements.................................................42
    Assignment of Assets; Repurchases.........................................43
    Representations and Warranties; Repurchases...............................44
    Certificate Account and Other Collection Accounts.........................46
    Collection and Other Servicing Procedures.................................49
    Subservicers..............................................................50
    Special Servicers.........................................................50
    Realization Upon Defaulted Whole Loans....................................50
    Hazard Insurance Policies.................................................53
    Rental Interruption Insurance Policy......................................54
    Fidelity Bonds and Errors and Omissions Insurance.........................54
    Due-on-Sale and Due-on-Encumbrance Provisions.............................55
    Retained Interest; Servicing Compensation and Payment of Expenses.........55
    Evidence as to Compliance.................................................55
    Matters Regarding a Master Servicer and the Depositor.....................56
    Events of Default.........................................................57
    Rights Upon Event of Default..............................................57
    Amendment.................................................................58
    The Trustee...............................................................59

    Duties of the Trustee.....................................................59
    Matters Regarding the Trustee.............................................59
    Resignation and Removal of the Trustee....................................60
Description Of Credit Support.................................................60
    General...................................................................60
    Subordinate Certificates..................................................61
    Cross-Support Provisions..................................................61
    Insurance or Guarantees for the Whole Loans...............................61
    Letter of Credit..........................................................61
    Insurance Policies and Surety Bonds.......................................62
    Reserve Funds.............................................................62
    Credit Support for MBS....................................................62
Legal Aspects Of The Mortgage Loans And The Leases............................63
    General...................................................................63
    Types of Mortgage Instruments.............................................63
    Interest in Real Property.................................................64
    Leases and Rents..........................................................64
    Personality...............................................................65
    Foreclosure...............................................................65
    Bankruptcy Laws...........................................................69
    Junior Mortgages; Rights of Senior Lenders or Beneficiaries...............72
    Environmental Legislation.................................................73
    Due-on-Sale and Due-on-Encumbrance........................................75
    Subordinate Financing.....................................................76
    Default Interest, Prepayment Premiums and Prepayments.....................76
    Acceleration on Default...................................................76
    Applicability of Usury Laws...............................................77
    Laws and Regulations; Types of Mortgaged Properties.......................77
    Americans With Disabilities Act...........................................77
    Soldiers' and Sailors' Civil Relief Act of 1940...........................78
    Forfeitures in Drug and RICO Proceedings..................................78
Federal Income Tax Consequences...............................................78
    General...................................................................79
    Grantor Trust Funds.......................................................79
    REMICs....................................................................87
    Prohibited Transactions and Other Taxes..................................101
    Liquidation and Termination..............................................102
    Administrative Matters...................................................102
    Tax-Exempt Investors.....................................................102
    Residual Certificate Payments--Non-U.S. Persons..........................102
    Tax Related Restrictions on Transfers of REMIC Residual Certificates.....103
State Tax Considerations.....................................................105
ERISA Considerations.........................................................105
    General..................................................................105
    Prohibited Transactions..................................................106
    Review by Plan Fiduciaries...............................................108
Legal Investment.............................................................108
Plan Of Distribution.........................................................110
Legal Matters................................................................111
Financial Information........................................................111
Rating.......................................................................111
Incorporation Of Information By Reference....................................112
Glossary Of Terms............................................................113

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.........  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL.................  Each trust fund will consist primarily of one or more segregated pools of:

                                multifamily or commercial mortgage loans;

                                mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                direct obligations of the United States or other governmental agencies; or

                                any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                Each trust fund for a series of certificates may also include:

                                    o     letters of credit, insurance policies,
                                          guarantees, reserve funds or other
                                          types of credit support; and

                                    o     currency or interest rate exchange
                                          agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER........................  Morgan Stanley Dean Witter Capital I 200__-__
                                Trust.

DEPOSITOR.....................  Morgan Stanley Dean Witter Capital I Inc., a
                                wholly-owned subsidiary of Morgan Stanley Group Inc.

MASTER SERVICER...............  The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc.

SPECIAL SERVICER..............  The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc.

TRUSTEE.......................  The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR....................  The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan

                                Stanley Dean Witter Capital I Inc. Morgan
                                Stanley Dean Witter Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

        (A) MORTGAGE ASSETS...  The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                       o    multifamily or commercial mortgage
                                            loans or both;

                                       o    mortgage participations, mortgage
                                            pass-through certificates or other
                                            mortgage-backed securities
                                            evidencing interests in or secured
                                            by mortgage loans; or

                                       o    a combination of mortgage loans and
                                            mortgage backed securities.

                                The mortgage loans will not be guaranteed or
                                insured by:

                                       o   Morgan Stanley Dean Witter Capital I
                                           Inc. or any of its affiliates; or

                                       o   unless the prospectus supplement so
                                           provides, any governmental agency or
                                           instrumentality or other person.

                                The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                       o   residential properties consisting of
                                           five or more rental or cooperatively-
                                           owned dwelling units; or

                                       o   office buildings, shopping centers,
                                           retail stores, hotels or motels,
                                           nursing homes, hospitals or other
                                           health-care related facilities,
                                           mobile home parks, warehouse
                                           facilities, mini-warehouse facilities
                                           or self-storage facilities,
                                           industrial plants, congregate care
                                           facilities, mixed use commercial
                                           properties or other types of
                                           commercial properties.

                                Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                       o   will be secured by properties located
                                           in any of the fifty states, the
                                           District of Columbia or the
                                           Commonwealth of Puerto Rico;

                                       o   will have individual  principal
                                           balances at origination of at least
                                           $25,000;

                                       o   will have original terms to maturity
                                           of not more than 40 years; and

                                       o   will be originated by persons other
                                           than Morgan Stanley Dean Witter
                                           Capital I Inc.

                                Each mortgage loan may provide for the following payment terms:

                                       o   Each mortgage loan may provide for
                                           no accrual of interest or for
                                           accrual of interest at a fixed or
                                           adjustable rate or at a rate that
                                           may be converted from adjustable to
                                           fixed, or vice versa, from time to
                                           time at the borrower's election.
                                           Adjustable mortgage rates may be
                                           based on one or more indices.

                                       o   Each mortgage loan may provide for
                                           scheduled payments to maturity or
                                           payments that adjust from time to
                                           time to accommodate changes in the
                                           interest rate or to reflect the
                                           occurrence of certain events.

                                       o   Each mortgage loan may provide for
                                           negative amortization or accelerated
                                           amortization.

                                       o   Each mortgage loan may be fully
                                           amortizing or require a balloon
                                           payment due on the loan's stated
                                           maturity date.

                                       o   Each mortgage loan may contain
                                           prohibitions on prepayment or
                                           require payment of a premium or a
                                           yield maintenance penalty in
                                           connection with a prepayment.

                                       o   Each mortgage loan may provide for
                                           payments of principal, interest or
                                           both, on due dates that occur
                                           monthly, quarterly, semi-annually or
                                           at another interval as specified in
                                           the related prospectus supplement.

    (B) GOVERNMENT SECURITIES.. If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

    (C) COLLECTION ACCOUNTS.... Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

    (D) CREDIT SUPPORT......... If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                This protection may be provided by one or more of the following means:

                                       o   subordination of one or more
                                           other classes of certificates,

                                       o   letter of credit,

                                       o   insurance policy,

                                       o   guarantee,

                                       o   reserve fund or

                                       o   another type of credit support, or a
                                           combination thereof.

                                The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

    (E) CASH FLOW AGREEMENTS... If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                Agreements of this sort may include:

                                       o   interest rate exchange agreements,

                                       o   interest rate cap or floor
                                           agreements,

                                       o   currency exchange agreements or
                                           similar agreements. Currency exchange
                                           agreements might be included in a
                                           trust fund if some or all Of the
                                           mortgage loans or mortgage backed
                                           securities, such as mortgage loans
                                           secured by mortgaged properties
                                           located outside the United States,
                                           are denominated in a non-United
                                           States currency.

                                The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES.. Each series of certificates will have the following characteristics:

                                       o   if the certificates evidence an
                                           interest in a trust fund that
                                           includes mortgage loans, the
                                           certificates will be issued pursuant
                                           to a pooling agreement;

                                       o   if the certificates evidence an
                                           interest in a trust fund that does
                                           not include mortgage loans, the
                                           certificates will be issued pursuant
                                           to a trust agreement;

                                       o   each series of certificates will
                                           include one or more classes of
                                           certificates;

                                       o   each series of certificates,
                                           including any class or classes not
                                           offered by this prospectus, will
                                           represent, in the aggregate, the
                                           entire beneficial ownership interest
                                           in the related trust fund;

                                       o   each class of certificates being
                                           offered to you, other than certain
                                           stripped interest certificates, will
                                           have a stated
                                           principal amount;

                                       o   each class of certificates being
                                           offered to you, other than certain
                                           stripped principal certificates,
                                           will accrue interest based on a
                                           fixed, variable or adjustable
                                           interest rate.

                                The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                                The certificates will not be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

   (A) INTEREST...............  Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                                Interest distributions:

                                       o   on stripped interest certificates
                                           may be made on the basis of the
                                           notional amount for that class, as
                                           described in the related prospectus
                                           supplement;

                                       o   may be reduced to the extent of
                                           certain delinquencies, losses,
                                           prepayment interest shortfalls, and
                                           other contingencies described in
                                           this prospectus and the related
                                           prospectus supplement.

   (B) PRINCIPAL..............  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                Unless the prospectus supplement provides otherwise, distributions of principal:

                                       o   will be made on each distribution
                                           date to the holders of the class or
                                           classes of certificates entitled to
                                           principal distributions, until the
                                           principal balances of those
                                           certificates have been reduced to
                                           zero; and

                                       o   will be made on a pro rata basis
                                           among all of the certificates of a
                                           given class or by random selection,
                                           as described in the prospectus
                                           supplement or otherwise established
                                           by the trustee.

                                Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES......................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Dean Witter Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

                                The master servicer:

                                       o   will be reimbursed for advances
                                           from subsequent recoveries from the
                                           delinquent mortgage loan or from
                                           other sources, as described in this
                                           prospectus and the related
                                           prospectus supplement; and

                                       o   will be entitled to interest on
                                           advances, if specified in the
                                           related prospectus supplement.

                                If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.................... The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                       o   optional early termination where a
                                           party identified in the prospectus
                                           supplement could repurchase the
                                           trust fund assets pursuant to
                                           circumstances specified in the
                                           prospectus supplement;

                                       o   termination through the
                                           solicitation of bids for the sale of
                                           all or a portion of the trust fund
                                           assets in the event the principal
                                           amount of a specified class or
                                           classes declines by a specified
                                           percentage amount on or after a
                                           specified date.

REGISTRATION OF CERTIFICATES... If the related prospectus supplement so provides, one or more classes of the
                                certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES. The certificates of each series will constitute either:

                                       o   regular interests and residual
                                           interests in a trust treated as a
                                           real estate mortgage investment
                                           conduit--known as a REMIC--under
                                           Sections 860A through 860G of the
                                           Internal Revenue Code; or

                                       o   interests in a trust treated as a
                                           grantor trust under applicable
                                           provisions of the Internal Revenue
                                           Code.

   (A) REMIC..................  The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                A portion or, in certain cases, all of the income from REMIC residual certificates:

                                       o   may not be offset by any losses
                                           from other activities of the holder
                                           of those certificates;

                                       o   may be treated as unrelated
                                           business taxable income for holders
                                           of the residual certificates of the
                                           REMIC that are subject to tax on
                                           unrelated business taxable income,
                                           as defined in Section 511 of the
                                           Internal Revenue Code; and

                                       o   may be subject to U.S. withholding
                                           tax.

                                To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                       o   assets described in section
                                           7701(a)(19)(C) of the Internal
                                           Revenue Code; and

                                       o   "real estate assets" within the
                                           meaning of section 856(c)(4)(A) of
                                           the Internal Revenue Code.

    (B) GRANTOR TRUST.........  If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS..........  If you are subject to Title I of the Employee
                                Retirement Income Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Dean Witter Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                       o   the transfer will not result in a
                                           violation of the prohibited
                                           transaction provisions of ERISA or
                                           the Internal Revenue Code;

                                       o   the transfer will not cause the
                                           assets of the trust fund to be
                                           deemed "plan assets" for purposes of
                                           ERISA or the Internal Revenue Code;
                                           and

                                       o   the transfer will not subject any
                                           of the trustee, Morgan Stanley Dean
                                           Witter Capital I Inc. or any
                                           servicer to additional obligations.

LEGAL INVESTMENT............... The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.

RATING......................... At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR
CERTIFICATES                    Secondary market considerations may make your
                                certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                o there may not be a secondary market for the certificates;

                                o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                o the market value of your certificates will fluctuate with changes in interest rates;

                                o the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                o   certificateholders have no redemption
                                    rights; and

                                o secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                    Unless the related prospectus supplement so
                                specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement.
                                You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Dean Witter Capital I
                                Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.
                                Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                Because some of the representations and
                                warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                    The yield on your certificates may be reduced by
                                prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                                Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                o   the terms of the mortgage loans;

                                o   the length of any prepayment lockout period;

                                o   the prevailing interest rates;

                                o   the availability of mortgage credit;

                                o the applicable yield maintenance charges or prepayment premiums;

                                o   the servicer's ability to enforce those
                                    yield maintenance charges or prepayment
                                    premiums;

                                o   the occurrence of casualties or natural
                                    disasters; and

                                o economic, demographic, tax, legal or other factors.

                                There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED       The yield on your certificates may be less than
                                anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                o   Some courts may consider the prepayment
                                    premium to be usurious.

                                o   Even if the prepayment premium is
                                    enforceable, we cannot assure you that
                                    foreclosure proceeds will be sufficient to pay the prepayment premium.

                                o   Although the collateral substitution
                                    provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                    As principal payments or prepayments are made on
                                a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers.
                                Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.


                                o The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                o The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                o The ratings do not assess the likelihood of early optional termination of the certificates.

                                Each rating agency rating classes of a
                                particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                o   We cannot assure you that the appraised
                                    value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                o We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE   If one or more rating agencies downgrade
                                certificates of a series, your certificate will decrease in value. Because none of Morgan
                                Stanley Dean Witter Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE
PROPERTIES MAY BE VOLATILE
AND INSUFFICIENT TO
ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES               Repayment of a commercial or multifamily
                                mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                o economic conditions causing plant closings or industry slowdowns;

                                o an oversupply of available retail space, office space or multifamily housing;

                                o   changes in consumer tastes and preferences;

                                o   decrease in consumer confidence;

                                o   retroactive changes in building codes;

                                o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                o the age, design, construction quality and proximity of competing properties;

                                o   increases in operating expenses due to
                                    external factors such as increases in
                                    heating or electricity costs;

                                o   increases in operating expenses due to
                                    maintenance or improvements required at the property;

                                o a decline in the financial condition of a major tenant;

                                o   a decline in rental rates as leases are
                                    renewed or entered into with new tenants;

                                o the concentration of a particular business type in a building;

                                o   the length of tenant leases;

                                o   the creditworthiness of tenants; and

                                o   the property's "operating leverage."

                                Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                o changes in governmental regulations, fiscal policy, zoning or tax laws;

                                o   potential environmental legislation or
                                    liabilities or other legal liabilities;

                                o   the availability of refinancing; and

                                o changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT           The successful operation of a real estate
                                project depends upon the property manager's performance and viability. The property manager is responsible for:

                                o   responding to changes in the local market;

                                o   planning and implementing the rental
                                    structure;

                                o   operating the property and providing
                                    building services;

                                o   managing operating expenses; and

                                o   assuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                                A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                Morgan Stanley Dean Witter Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
OF MORTGAGE LOANS IN THE POOL   Assuming pools of equal aggregate unpaid
                                principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED       Payments under the mortgage loans are generally
                                not insured or guaranteed by any person or entity.

                                In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES    Some of the mortgage loans may not be fully
                                amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity.
                                Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                o   interest rates;

                                o   the borrower's equity in the property;

                                o   the financial condition and operating
                                    history of the borrower and the property;

                                o   tax laws;

                                o   renewability of operating licenses;

                                o   prevailing economic conditions and the
                                    availability of credit for commercial and multifamily properties;

                                o   with respect to certain multifamily
                                    properties and mobile home parks, rent
                                    control laws; and

                                o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS
ARE AVAILABLE TO SATISFY ANY
JUNIOR MORTGAGE LOANS           If the prospectus supplement so specifies, some
                                of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss.
                                Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See
                                "--Risks Factors."

OBLIGOR DEFAULT MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES               If the related prospectus supplement so
                                specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                    The bankruptcy or insolvency of a major tenant,
                                or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES            Under the Bankruptcy Code, the filing of a
                                petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender.
                                As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                o reduce monthly payments due under a mortgage loan;

                                o   change the rate of interest due on a
                                    mortgage loan; or

                                o   otherwise alter the mortgage loan's
                                    repayment schedule.

                                Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES            In general, the mortgage loans will be made to
                                partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES               Although the prospectus supplement for a series
                                of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                Regardless of the form of any credit
                                enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE
CLASSES OF CERTIFICATES MAY
BE SUBJECT TO DELAYS IN
PAYMENT AND MAY NOT RECOVER
THEIR INITIAL INVESTMENTS       To the extent described in this prospectus, the
                                subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                    The mortgage loans may contain due-on-sale
                                clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                If the related prospectus supplement so
                                specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES               Real property pledged as security for a mortgage
                                loan may be subject to environmental risks.
                                Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property.
                                Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                o   if the mortgaged property is not in
                                    compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                See "Legal Aspects of the Mortgage Loans and
                                Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES           Generally, ERISA applies to investments made by
                                employee benefit plans and transactions
                                involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.


                                      -20

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                     Except as provided in the prospectus supplement,
                                REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related
                                REMIC--even if the REMIC residual certificates receive no distributions from the related
                                REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES   Under certain circumstances, the consent or
                                approval of the holders of a specified
                                percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See
                                "Description of the Agreements--Events of
                                Default," "--Rights Upon Event of Default," and
                                "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                    There may be pending or threatened legal
                                proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES            Under the Americans with Disabilities Act of
                                1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities
                                Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE
TRUSTEE If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                o your certificate will not be registered in
                                  your name or the name of your nominee;

                                o you will not be recognized by the trustee as a
                                  certificateholder; and

                                o you will be able to exercise your right as a
                                  certificateholder only through the Depository Trust Company and its participating organizations.

                                You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the
                                Certificates--Book-Entry Registration and
                                Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

         Capitalized terms are defined in the "Glossary of Terms" beginning on page 113.


ASSETS

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

         o        multifamily mortgage loans, commercial mortgage loans or both;

         o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

         o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

         o a combination of mortgage loans, mortgage backed securities and government securities.

         Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

         Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.


MORTGAGE LOANS

   GENERAL

         The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

         o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

         o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Dean Witter Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

         If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

         If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

         To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o        non-cash items such as depreciation and amortization;

         o        capital expenditures; and

         o        debt service on loans secured by the mortgaged property.

         The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

         As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

         The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

         The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

         Appraised values for income-producing properties may be based on:

         o the recent resale value of comparable properties at the date of the appraisal;

         o        the cost of replacing the property;

         o a projection of value based upon the property's projected net cash flow; or

         o a selection from or interpolation of the values derived from the methods listed here.

         Each of these appraisal methods presents analytical challenges for the following reasons:

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value;

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

         o more than one of the appraisal methods may be used and each may produce significantly different results; and

         o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

         While Morgan Stanley Dean Witter Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

         The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

         o        the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

         o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the mortgaged properties are located;

         o information with respect to the prepayment provisions, if any, of the mortgage loans;

         o        the weighted average Retained Interest, if any;

         o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

         o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

         o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Dean Witter Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o have individual principal balances at origination of not less than $25,000;

         o        have original terms to maturity of not more than 40 years; and

         o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

         Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

         In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.


MORTGAGE BACKED SECURITIES

         Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

         o the original and remaining term to stated maturity of the MBS, if applicable;

         o whether the MBS is entitled only to interest payments, only to principal payments or to both;

         o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

         o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

         o        the MBS issuer, MBS servicer and MBS trustee, as applicable;

         o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

         o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

         o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

         o        the servicing fees payable under the MBS Agreement;

         o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

         o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

         o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

         If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Dean Witter Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.


GOVERNMENT SECURITIES

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

         o the original and remaining terms to stated maturity of the government securities;

         o whether the government securities are entitled only to interest payments, only to principal payments or to both;

         o the interest rates of the government securities or the formula to determine the rates, if any;

         o the applicable payment provisions for the government securities; and

         o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.


ACCOUNTS

         Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."


CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS


GENERAL

         The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."


PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

         o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

         o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

         o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.


PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

         o will correspond to the rate of principal payments on the assets in the related trust fund;

         o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

         o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

         If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

         When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.


PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

         If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

         Morgan Stanley Dean Witter Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

         A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal

Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


                                  THE DEPOSITOR

         Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

         Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

         The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

         o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

         o        do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Dean Witter Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.


                                  DISTRIBUTIONS

         Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

         Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

         1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

                           o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

                           o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

                           o        all amounts in the Certificate Account
                                    that are due or reimbursable to Morgan
                                    Stanley Dean Witter Capital I Inc., the
                                    trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

         2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

         3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

         4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

         The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

         The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.


COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.


REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

         (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

         (3)      the amount of the distribution allocable to

                           (a)   prepayment premiums and

                           (b)   payments on account of Equity Participations;

         (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

         (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

         (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

         (7) the number and aggregate principal balance of Whole Loans in respect of which:

                      o      one scheduled payment is delinquent,

                      o      two scheduled payments are delinquent,

                      o      three or more scheduled payments are delinquent and

                      o      foreclosure proceedings have been commenced;

         (8) with respect to each Whole Loan that is delinquent two or more months:

                      o      the loan number thereof,

                      o      the unpaid balance thereof,

                      o whether the delinquency is in respect of any balloon payment,

                      o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                      o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

                      o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

                      o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                      o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

         (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

                      o      the loan number thereof,

                      o      the manner in which it was liquidated and

                      o the aggregate amount of liquidation proceeds received;

         (10) with respect to any Whole Loan liquidated during the related Due Period,

                      o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

                      o      the amount of any loss to certificateholders;

         (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

                      o      the loan number of the related mortgage loan and

                      o      the date of acquisition;

         (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

                       o     the book value,

                       o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

                       o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

                       o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (13)     with respect to any REO Property sold during the related Due
                  Period

                  o    the loan number of the related mortgage loan,

                  o    the aggregate amount of sale proceeds,

                  o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

                  o the amount of any loss to certificateholders in respect of the related mortgage loan;

         (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

         (15) the aggregate amount of principal prepayments made during the related Due Period;

         (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

         (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

         (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

         (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

         (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

         (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

         (22)     the aggregate amount of payments by the borrowers of:

                      o      default interest,

                      o      late charges and

                      o assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


TERMINATION

         The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

         o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

         Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         DTC has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

         o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor, or

         o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.


                         DESCRIPTION OF THE AGREEMENTS

         The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

         o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

         o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

         The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.


ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

         o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

         o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

         The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

         If so provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

         With respect to each Government Security or MBS in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related prospectus supplement Morgan Stanley Dean Witter Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the Whole Loan;

         o        the authority of the Warrantying Party to sell the Whole Loan;

         o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Any Warrantying Party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

         Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

         o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

         Neither Morgan Stanley Dean Witter Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

         Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

         o        the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

         A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Dean Witter Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

         The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

         o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

         (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

         (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

         (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

         (5)      any amounts representing prepayment premiums;

         (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

         (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

         (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

         (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

         (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

        (1) to make distributions to the certificateholders on each Distribution Date;

        (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

        (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

        (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

        (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

        (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

        (7) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

        (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

        (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

        (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

        (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

        (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

        (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

        (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

        (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

        (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

        (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

        (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

        (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

         o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

         o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

         o        supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances; and

         o        maintaining accounting records relating to the Whole Loans.
                  Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

         o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

         o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.


SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.


SPECIAL SERVICERS

         To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.


REALIZATION UPON DEFAULTED WHOLE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o        monitor any Whole Loan which is in default,

         o        contact the borrower concerning the default,

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

         o initiate corrective action in cooperation with the borrower if cure is likely,

         o        inspect the mortgaged property, and

         o        take any other actions as are consistent with the Servicing
                  Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

         o        institute foreclosure proceedings,

         o        exercise any power of sale contained in any mortgage,

         o        obtain a deed in lieu of foreclosure, or

         o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

         o the Internal Revenue Service grants an extension of time to sell the property or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

         o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."


HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

         o the replacement cost of the improvements less physical depreciation and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

         In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.


RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.


EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.


MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o incurred in connection with any violation of any state or federal securities law; or

         o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.


EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

       (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

       (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
              Rights;

       (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

       (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.


RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the

Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

         o        exercise any of the powers vested in it by any Agreement;

         o        make any investigation of matters arising under any Agreement;
                  or

         o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.


AMENDMENT

         Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

         (1)      to cure any ambiguity;

         (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

         (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         (4)      to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.


THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.


MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

         o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

         o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.


RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

         For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         (1)      the nature and amount of coverage under the Credit Support;

         (2) any conditions to payment thereunder not otherwise described in this prospectus;

         (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

         (4)      the material provisions relating to the Credit Support; and

         (5) information regarding the obligor under any instrument of Credit Support, including:

                  o a brief description of its principal business activities;

                  o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

                  o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

                  o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."


SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.


INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

         If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.

If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.


CREDIT SUPPORT FOR MBS

         If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

         o        purport to be complete;

         o        purport to reflect the laws of any particular state; or

         o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."


GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

         o a borrower--the borrower and usually the owner of the subject property, and

         o        a mortgagee--the lender.

         In contrast, a deed of trust is a three-party instrument, among

         o        a trustor--the equivalent of a mortgagor or borrower,

         o        a trustee to whom the mortgaged property is conveyed, and

         o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

         o a tenant's interest in a lease of land or improvements, or both, and

         o        the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.


LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

         o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

         o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.


PERSONALITY

         Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.


FORECLOSURE

   GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.


   REO PROPERTIES

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o        the Internal Revenue Service grants an REO Extension,  or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

         In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a


                                      -67
foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

         Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

         (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

         (2)      the right to cure those defaults, with adequate cure periods;

         (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

         (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

         (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

         (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

         (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
                  Section 365 of the Bankruptcy Code.

         Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

         o assume the lease and retain it or assign it to a third party or

         o        reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.


JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

         To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o        a diminution in value of property securing any mortgage loan;

         o        limitation on the ability to foreclose against the property;
                  or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

         Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

         Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

         o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

         o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.


APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o for the interest rate, discount points and charges as are permitted in that state, or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.


AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that:

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.


GRANTOR TRUST FUNDS

         If a REMIC election is not made, Sidley Austin Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.


A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount and

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

         Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

         o        the total remaining market discount and

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

         o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are first acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.


C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o        the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


D.   NON-U.S. PERSONS

         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

         o        an owner that is not a U.S. Person or

         o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

         Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.


E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30.5% (which will be reduced periodically to 28% for payments made in 2006) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

         o the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS

         The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley Austin Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(4)(A); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley Austin Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

         o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.


A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC

Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Dean Witter Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

         o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o        the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         (1)      the total remaining market discount and

         (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         (1)      the total remaining market discount and

         (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o        the amount actually includible in such holder's income.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30.5% (which will be reduced periodically to 28% for payments made in 2006) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

         A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
                  Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o        all bad loans will be deductible as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual

Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o        the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o        the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

         In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of

REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)      a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o        a partnership, trust or estate; and

         o        certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified

IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         o the transferor conducted a reasonable investigation of the transferee, and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

         Under Regulations proposed by the IRS on February 4, 2000, which, if finalized are effective as of that date, a transferor will be presumed not to have such knowledge only if the above two conditions are satisfied, and the present value of the anticipated tax liability of the transferee associated with holding the residual interest does not exceed the sum of the consideration paid to the transferee to acquire the interest, the present value of expected future distributions from the interest, and the present value of anticipated future tax losses from the interest (the "Minimum Transfer Price Test"). In making this determination, it will be assumed that the transferee is subject to tax at the highest corporate rate, and the discount rate to be used will be the applicable federal rate under Code Section 1274 (compounded semiannually) unless the transferee demonstrates a lower cost of funds.

         Additionally, the IRS has issued Revenue Procedure 2001-12 (the "Revenue Procedure"), which provides an alternative test (the "Eligible Transferee Test") to the Minimum Transfer Price Test. Under the Eligible Transferee Test, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or a real estate investment trust) that meets certain asset tests (generally, $100 million of gross assets and $10 million of net assets for the current fiscal year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure (using either the Minimum Transfer Price Test or the Eligible Transferee Test); and
(iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. Use of the Minimum Transfer Price Test or the Eligible Transferee Test to establish the presumption described in the second preceding paragraph is effective February 4, 2000, pending finalization of the proposed Regulations.

         If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

         Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

         The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

         Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Dean Witter Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         (3)      The trustee is not an affiliate of the Restricted Group;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

         Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.


REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts, or any other exemption, with respect to the certificates offered by the related prospectus supplement.


                                LEGAL INVESTMENT

         The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates.

Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

         Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any Class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.


                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Sidley Austin Brown & Wood LLP or such other counsel as may be specified in the related prospectus supplement.


                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                    INCORPORATION OF INFORMATION BY REFERENCE

         Morgan Stanley Dean Witter Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

         All documents and reports filed, or caused to be filed, by Morgan Stanley Dean Witter Capital I Inc. with respect to a trust fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Dean Witter Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield, or by telephone at (212) 761-4700. Morgan Stanley Dean Witter Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

         Morgan Stanley Dean Witter Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

         If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

         "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

         "Assets" means the primary assets included in a trust fund.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         "Book-Entry Certificates" means Certificates which are in book-entry form.

         "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

         "Cede" means Cede & Company.

         "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

         "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

         "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

         "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

         "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Dean Witter Capital I Inc.

         "Closing Date" means the date the REMIC Regular Certificates were initially issued.

         "Commercial Loans" means the loans relating to the Commercial
Properties.

         "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

         "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means the close of business on the date specified in the related prospectus supplement.

         "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

         "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

         "DOL" means the United States Department of Department of Labor.

         "DTC" means the Depository Trust Company.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

         "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

         "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

         (a) interest-bearing securities;

         (b) non-interest-bearing securities;

         (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

         (d) interest-bearing securities from which the right to payment of principal has been removed.

         "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

         "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

         "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

         "Lockout Date" means the expiration of the Lockout Period.

         "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

         "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Master Servicer" means an entity as named in the prospectus supplement.

         "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

         "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

         "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "Multifamily Loans" means the loans relating to the Multifamily Properties.

         "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

         "NCUA" means the National Credit Union Administration.

         "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o        non-cash items such as depreciation and amortization;

         o        capital expenditures; and

         o        debt service on loans secured by the mortgaged property.

         "New Regulations" means the withholding tax regulations issued by the Treasury Department on October 6, 1997.

         "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

         "OCC" means the Office of the Comptroller of the Currency.

         "OID" means original issue discount.

         "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

         "OTS" means the Office of Thrift Supervision.

         "Participants" means the participating organizations of DTC.

         "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

         "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

         "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

         "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

         "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Rating Agency" means any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "RCRA" means the Resource Conservation and Recovery Act.

         "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

         "Refinance Loans" means mortgage loans made to refinance existing loans.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

         "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

         "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

         "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

         "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

         "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

         "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.       applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

         "Special Servicer" means an entity as named in the prospectus supplement.

         "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

         "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Subservicer" means third-party servicers.

         "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

         "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

         "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o        Mortgage Loans

         o        MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o a combination of mortgage loans, MBS and government securities.

         "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

         "Value" means,

         (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o        the sales price for that property; and

         (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

         "Warranting Party" means the person making representations and warranties.

         "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.


                                     S-120